UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Skillsoft Corp.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2022
300 Innovative Way, Suite 201
Nashua, NH 03062
Dear Fellow Stockholders:
You are invited to join us at a special meeting of stockholders (the “Special Meeting”) of Skillsoft Corp. (“Skillsoft”), which will be held on [•], 2022 at 10 a.m. Eastern Time, in virtual format. If you owned shares of Class A common stock, par value $0.0001 per share, of Skillsoft (“Common Stock”), at the close of business on [•], 2022, the record date, you are entitled to vote at the Special Meeting.
On December 22, 2021, Skillsoft, Skillsoft Finance II, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Skillsoft (“Borrower”), Skillsoft Newco I, Inc., a Delaware corporation and direct wholly-owned subsidiary of Borrower (“Merger Sub I”), Skillsoft Newco II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Borrower (“Merger Sub II”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ryzac, Inc., a Delaware corporation (“Codecademy”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the Codecademy equity holders, pursuant to which Merger Sub I will merge with and into Codecademy (the “First Merger”), with Codecademy being the surviving corporation of the First Merger (the “Surviving Corporation”), and immediately following the First Merger and as part of the same overall transaction, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger and an indirect wholly-owned subsidiary of Skillsoft.
Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), all shares of common stock and preferred stock of Codecademy, options to acquire shares of common stock of Codecademy and restricted stock units of Codecademy issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive a portion of the aggregate consideration (such aggregate consideration, the “Merger Consideration”), consisting of $204,943,210 in cash and a number of shares of Common Stock (including shares of Common Stock underlying restricted stock units of Skillsoft (“Skillsoft RSUs”)) determined by dividing the aggregate share consideration value of $320,056,790 by the 15-trading day volume-weighted average price of the Common Stock at two (2) trading days prior to the date of closing of the Mergers (the “Closing Average Price”); provided, that if the Closing Average Price is (a) more than $11.43879 (the “Maximum Price”), then the number of shares shall be determined by dividing $320,056,790 by the Maximum Price and (b) less than $9.35901 (the “Minimum Price”), then the number of shares shall be determined by dividing $320,056,790 by the Minimum Price (such shares, the “Stock Consideration”). The Merger Consideration will be allocated among the holders of Codecademy common stock, preferred stock, options and restricted stock units as follows: (i) “non-accredited investors” will receive their pro rata portion of the Merger Consideration in cash; (ii) “share-only holders” will receive their pro rata portion of the Merger Consideration in Common Stock; and (iii) “pro rata holders” will receive their pro rata portion of the Merger Consideration in a mix of cash and Common Stock, in each case, the amount and composition of the Merger Consideration allocable to equity holders are subject to adjustment and holdbacks as set forth in the Merger Agreement.
The Merger Agreement provides that, at the Effective Time, each: (i) vested option to purchase common stock of Codecademy (other than vested options held by “non-accredited investors”) that is outstanding immediately prior to the Effective Time will be converted into the right to receive, with respect to each share of common stock of Codecademy covered by such vested option immediately prior to the Effective Time, cash and Common Stock on a pro rata basis (net of withholding taxes and the applicable per share exercise price), less holdback amounts as set forth in the Merger Agreement; (ii) unvested option to purchase common stock of Codecademy (other than unvested options held by “non-accredited investors” that are not continuing employees of Codecademy) will be assumed by Skillsoft and converted into a Skillsoft RSU to be granted as of the closing, representing the right to receive a number of shares of Common Stock determined with reference to the number of shares of common stock of Codecademy subject to such unvested option and the per share consideration exchange ratio (net of the exercise price), with each such Skillsoft RSU to be eligible to continue to vest on each date that the applicable unvested option would have otherwise vested in accordance with its terms, but only if such conditions to vesting are satisfied prior to each such vesting date; (iii) unvested restricted stock unit of Codecademy that is held by a “continuing employee” will be converted into the right to receive a Skillsoft RSU, representing the right to receive that number of shares of Common Stock equal to (x) the number of shares of common stock of Codecademy subject to such unvested restricted stock unit multiplied by (y) the per share consideration exchange ratio, provided that each such Skillsoft RSU will be subject to vesting on substantially similar terms and conditions as were applicable to each such unvested restricted stock unit prior to closing; (iv) vested option to purchase common stock of Codecademy that is held by “non-accredited investor” will be converted, into an amount in cash (net of withholding taxes), equal to (x) the excess of the Merger Consideration such “non-accredited investor” would have been entitled to receive in respect of a share of common stock of Codecademy over the per share exercise price of such option multiplied by (y) the number of shares of common stock of Codecademy covered by such option, less holdback amounts as described in the Merger Agreement; and (v) unvested option that is held by a “non-accredited investor” that is not a continuing employee will be converted into an amount in cash (net of withholding taxes) equal to (x) the excess of the Merger Consideration such “non-accredited investor” would have been entitled to receive in respect of a share of common stock of Codecademy over the per share exercise price of such option multiplied by (y) the number of shares of common stock of Codecademy covered by such option, provided that the right to receive cash in respect of such options shall be subject to vesting on the same terms and conditions as were applicable to such options prior to closing.
The Common Stock that will be issued pursuant to the Merger Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. Skillsoft will be required to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 to provide for the public resale of the Common Stock issued pursuant to the Merger Agreement, in accordance with the terms of that certain Registration Rights Agreement to be entered into at the closing of the Mergers by and between Skillsoft and certain Codecademy equity holders that will receive a portion of the Stock Consideration in connection with the Mergers.
The Common Stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “SKIL.” As a result, Skillsoft is subject to Section 312.03 of the NYSE Listed Company Manual (“NYSE Listing Rule 312.03”), pursuant to which stockholder approval is required in certain transactions (such as the Mergers) prior to the issuance of securities representing (a) 5% or more of the number of shares outstanding, or the voting power of, Skillsoft’s outstanding stock before such issuance if such securities are issued as consideration and a director, officer or substantial security holder of the issuer has a 5% or greater interest in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions or (b) 20% or more of the number of shares outstanding, or the voting power, of Skillsoft’s outstanding stock before such issuance. As of [•], 2022, MIH Learning B.V. (“Prosus”) holds approximately [37.6]% of Skillsoft’s outstanding Common Stock, and an affiliate of Prosus, MIH Edtech Investments B.V. (“Edtech”), or an affiliate thereof, holds approximately 23.8% of the outstanding equity of Codecademy. The shares of the Common Stock to be issued pursuant to the Merger Agreement represented approximately [•]% of the number of shares and voting power of Skillsoft’s outstanding common stock, based on the closing price of $[•] per share of Common Stock on [•], 2022, the most recent practicable date. Based on the same assumption, [•] shares of Common Stock would be issued to the Codecademy equity holders in the Mergers, [•] shares of which would be issued to Edtech, or an affiliate thereof, the “share-only holder.”
Accordingly, at the Special Meeting, Skillsoft’s stockholders will be asked to consider and vote upon:
(1)
a proposal to approve the issuance of shares of Common Stock pursuant to the Merger Agreement (the “Stock Issuance Proposal”), in accordance with the requirements of Sections 312.03 and 312.07 of the NYSE Listed Company Manual; and

(2)
a proposal to approve one or more adjournments of the Special Meeting (the “Adjournment Proposal”) only: (i) to ensure that any supplement or amendment to the accompanying proxy statement that the Board (as defined below) has reasonably determined in good faith after consultation with Skillsoft’s outside legal counsel is required by applicable law is disclosed to Skillsoft’s stockholders and for such supplement or amendment to be promptly disseminated to Skillsoft’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled, there are insufficient shares of Common Stock represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from stockholders if there are insufficient votes to approve the Stock Issuance Proposal.

The Stock Issuance Proposal and the Adjournment Proposal are more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully.
Skillsoft is providing the accompanying proxy statement and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the Special Meeting (including any adjournments or postponements of the Special Meeting). Information about the Special Meeting, the Mergers the Stock Issuance Proposal and the Adjournment Proposal is included in the accompanying proxy statement.
After careful consideration, Skillsoft’s Board of Directors (the “Board”) has approved the Merger Agreement and the transactions contemplated thereby, including the issuance of shares of Skillsoft’s Common Stock comprising a portion of the transaction consideration, and recommends that stockholders vote “FOR” the approval of the Stock Issuance Proposal and “FOR” the approval of the Adjournment Proposal.
We cannot complete the Mergers unless the requisite holders of Skillsoft’s Common Stock approve the Stock Issuance Proposal. Your vote on these matters is very important regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, please promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other holder of record how to vote, and do not vote by phone or on the Internet or by attending and voting at the Special Meeting, among other things, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you attend the Special Meeting and wish to vote at the Special Meeting, you may withdraw your proxy and vote at the Special Meeting. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the Special Meeting.
On behalf of the Board, I would like to thank you for your support of Skillsoft and look forward to the successful completion of the Mergers.
On behalf of the Board of Directors,
[IMAGE OF SIGNATURE]
Jeffrey R. Tarr
Chief Executive Officer
[•], 2022
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGERS OR RELATED TRANSACTIONS CONTEMPLATED THEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
The accompanying proxy statement is dated [•], 2022 and is expected to be first mailed to Skillsoft’s stockholders on or about [•], 2022.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF
SKILLSOFT CORP.
TO BE HELD ON [•], 2022
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Skillsoft Corp. (“Skillsoft”).
Time and Date:
[•], 2022 at 10 a.m. Eastern Time

Place:
Virtual meeting

Record Date:
If you owned shares of Common Stock (as defined below) at the close of business on [•], 2022, the record date, you are entitled to vote at the Special Meeting

At the Special Meeting, Skillsoft plans to ask you to:
1.
Consider and vote upon a proposal to approve, for purposes of complying with applicable sections of the New York Stock Exchange Listed Company Manual, the issuance of shares of Class A common stock, par value $0.0001 per share, of Skillsoft (“Common Stock”) (the “Stock Issuance Proposal”) pursuant to the Merger Agreement, dated as of December 22, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among Skillsoft, Skillsoft Finance II, Inc., an indirect wholly-owned subsidiary of Skillsoft (“Borrower”), Skillsoft Newco I, Inc., a direct wholly-owned subsidiary of Borrower, Skillsoft Newco II, LLC, a direct wholly-owned subsidiary of Borrower, Ryzac, Inc., and Fortis Advisors LLC; and

2.
Consider and vote upon a proposal to approve one or more adjournments of the Special Meeting (the “Adjournment Proposal”) only: (i) to ensure that any supplement or amendment to the accompanying proxy statement that the Board (as defined below) has reasonably determined in good faith after consultation with Skillsoft’s outside legal counsel is required by applicable law is disclosed to Skillsoft’s stockholders and for such supplement or amendment to be promptly disseminated to Skillsoft’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled, there are insufficient shares of Common Stock represented (either virtually at the Special Meeting or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from stockholders if there are insufficient votes to approve the Stock Issuance Proposal.

Skillsoft’s Board of Directors (the “Board”) recommends that you vote “FOR” the Stock Issuance Proposal and “FOR” the Adjournment Proposal.
The above proposals are more fully described in the accompanying proxy statement, which also includes, attached thereto as Annex I, a copy of the Merger Agreement. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes.
Please see the instructions in the “Questions and Answers About the Proposals for the Special Meeting” section in the accompanying proxy statement, which provides additional information on how to participate in the Special Meeting.
We urge each stockholder to promptly sign and return the enclosed proxy card or to vote by phone or Internet.

On behalf of the Board of Directors,
[IMAGE OF SIGNATURE]
Jeffrey R. Tarr
Chief Executive Officer
[•], 2022
PROXY STATEMENT
DATED [•], 2022

i

ii

iii

SUMMARY TERM SHEET
This summary term sheet, together with the section entitled “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but may not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting.
For definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”
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As of [•], 2022, the record date for the Special Meeting, there were [•] shares of Common Stock issued and outstanding, and there were no shares of preferred stock of Skillsoft issued and outstanding.

•
On December 22, 2021, the Skillsoft Parties entered into the Merger Agreement with the Codecademy Parties, pursuant to which Skillsoft will acquire all of the outstanding equity interests of Codecademy in exchange for the consideration described below. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Agreement and Plan of Merger.”

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For information about Codecademy, please see the sections entitled “Information About Codecademy” and “Codecademy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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Under the terms and conditions of the Merger Agreement, the aggregate consideration (such aggregate consideration, the “Merger Consideration”) to be paid in exchange for all shares of common stock and preferred stock of Codecademy, options to acquire shares of common stock of Codecademy and restricted stock units of Codecademy issued and outstanding immediately prior to the Effective Time will consist of $204,943,210 in cash and a number of shares of Common Stock determined by dividing the aggregate share consideration value of $320,056,790 by the 15-trading day volume-weighted average price of the Common Stock at two (2) trading days prior to the date of closing of the Mergers (the “Closing Average Price”); provided, that if the Closing Average Price is (a) more than $11.43879 (the “Maximum Price”), then the number of shares shall be determined by dividing $320,056,790 by the Maximum Price and (b) less than $9.35901 (the “Minimum Price”), then the number of shares shall be determined by dividing $320,056,790 by the Minimum Price. The Merger Consideration will be allocated among the holders of Codecademy common stock, preferred stock, options and restricted stock units as follows: (i) “non-accredited investors” will receive their pro rata portion of the Merger Consideration in cash; (ii) “share-only holders” will receive their pro rata portion of the Merger Consideration in Common Stock; and (iii) “pro rata holders” will receive their pro rata portion of the Merger Consideration in a mix of cash and Common Stock, in each case, the amount and composition of which are subject to adjustment and holdbacks as set forth in the Merger Agreement. The Common Stock that will be issued pursuant to the Merger Agreement will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. Skillsoft will be required to file with the SEC a registration statement on Form S-1 to provide for the public resale of the Common Stock issued pursuant to the Merger Agreement, in accordance with the terms of the Registration Rights Agreement. For more information about the Merger Consideration and the treatment of options and restricted stock units of Codecademy, please see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Agreement and Plan of Merger — Merger Consideration.”

•
It is currently anticipated that, upon completion of the Mergers, assuming no adjustments are made to the Stock Consideration pursuant to the Merger Agreement, Skillsoft’s current stockholders will own approximately [•]% of Skillsoft and the former Codecademy equity holders will own, in the aggregate, approximately [•]% of Skillsoft. Based on the closing price of $[•] per share of Common Stock on [•], 2022, the most recent practicable date, [•] shares of Common Stock will be issued to the Codecademy equity holders in the Mergers, [•] shares of which will be issued to MIH Edtech Investments B.V. (“Edtech”), the “share-only holder.”

•
The Board and Skillsoft’s management considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including the Mergers. For more information about the Board’s reasons for approving the Mergers, see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers —  Background and Reasons for the Mergers — The Board’s Reasons for the Approval of the Mergers and the Stock Issuance.”

•
At the Special Meeting, Skillsoft’s stockholders will be asked to consider and vote upon the Stock Issuance Proposal. In addition to voting on the Stock Issuance Proposal at the Special Meeting, Skillsoft’s stockholders will be asked to vote on the Adjournment Proposal. Please see the sections entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers” and “Proposal No. 2 — The Adjournment Proposal.”

•
Unless waived by the Skillsoft Parties and/or the Codecademy Parties, as applicable, and subject to applicable law, the closing of the Mergers is subject to a number of conditions set forth in the Merger Agreement, including (i) the approval of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement by written consent of holders of a majority of the voting power of each of the outstanding preferred stock, series C preferred stock and series D preferred stock of Codecademy entitled to vote thereon, which written consent has been obtained and delivered by Codecademy to Skillsoft; (ii) the approval by Skillsoft’s stockholders of the issuance of Common Stock as part of the Merger Consideration pursuant to the requirements of NYSE Listing Rule 312.03; (iii) the receipt of HSR clearance; (iv) clearance by the Committee on Foreign Investment in the United States (“CFIUS”); (v) the absence of any law or order prohibiting the consummation of the transactions contemplated by the Merger Agreement; (vi) the absence of a “material adverse effect” on Codecademy; (vii) the approval for listing on the NYSE of the Common Stock to be issued as part of the Merger Consideration; (viii) the representations and warranties of the Skillsoft Parties and Codecademy being true and correct, subject to the materiality standards contained in the Merger Agreement; and (ix) the Skillsoft Parties and Codecademy having complied in all material respects with their respective obligations under the Merger Agreement. For more information about the closing conditions to the Mergers pursuant to the Merger Agreement, please see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Agreement and Plan of Merger — Conditions to Closing of the Mergers.”

•
The Merger Agreement also provides for termination rights for both Codecademy and Skillsoft under certain circumstances, including if the Mergers are not consummated on or before June 22, 2022 (the “Outside Date”), subject to an automatic extension until July 22, 2022 if on the Outside Date all conditions are satisfied other than conditions relating to the receipt of regulatory approvals. Skillsoft will be required to pay Codecademy a termination fee of $6,000,000 in the event of a termination of the Merger Agreement : (i) by either Codecademy or Skillsoft if the Mergers have not been consummated by the Outside Date (only if Skillsoft does not otherwise have a termination right due to Codecademy’s uncured breach of any of its covenants or representations in the Merger Agreement that would result in the failure of a closing condition), (ii) by either Codecademy or Skillsoft if there is any final, non-appealable injunction prohibiting the Mergers, (iii) by Codecademy if there is an uncured breach by a Skillsoft Party of any of its respective covenants or representations in the Merger Agreement that would result in the failure of a closing condition (only if Codecademy is not then in material breach of the Merger Agreement), (iv) by Codecademy if Skillsoft’s stockholders do not approve the issuance of Common Stock as Merger Consideration pursuant to the requirements of NYSE Listing Rule 312.03 or (v) by Codecademy if there has been a “material adverse effect” on a Skillsoft Party. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Agreement and Plan of Merger — Termination.”

•
The proposed Mergers involve numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

FREQUENTLY USED TERMS
Throughout this proxy statement, references to “Skillsoft” or “SKIL” refer to Skillsoft Corp., a Delaware corporation, and not its subsidiaries, and references to “we,” “us,” “our” and the “Company” refer collectively to Skillsoft and its consolidated subsidiaries, except as otherwise indicated.
In addition, throughout this proxy statement, except as otherwise indicated:
“Board” or “Board of Directors” means the board of directors of Skillsoft.
“Borrower” means Skillsoft Finance II, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Skillsoft.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by applicable law to be closed in New York, New York.
“Cash Consideration” means $204,943,210.
“Code” means the Internal Revenue Code of 1986, as amended.
“Codecademy” means Ryzac, Inc., a Delaware corporation.
“Codecademy Parties” means Codecademy and the Securityholder Representative.
“Common Stock” means the shares of Skillsoft’s Class A common stock, par value $0.0001 per share.
“Company,” “we,” “us” or “our” means Skillsoft and its consolidated subsidiaries, except as otherwise indicated.
“Continental” means Continental Stock Transfer & Trust Company, Skillsoft’s transfer agent.
“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof.
“DGCL” means the General Corporation Law of the State of Delaware, as amended.
“Effective Time” means the effective time of the First Merger.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“First Merger” means the merger of Merger Sub I with and into Codecademy, with Codecademy being the surviving corporation of the merger.
“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.
“Georgeson” means Georgeson LLC, Skillsoft’s proxy solicitor.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 22, 2021, as it may be amended from time to time, by and among the Skillsoft Parties and the Codecademy Parties, a copy of which is included as Annex I attached hereto.
“Merger Consideration” means the aggregate consideration, consisting of Cash Consideration and Stock Consideration.
“Merger Sub I” means Skillsoft Newco I, Inc., a Delaware corporation and direct wholly-owned subsidiary of Borrower.
“Merger Sub II” means Skillsoft Newco II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Borrower.
“Mergers” means the First Merger and the Second Merger.

“NYSE” means the New York Stock Exchange.
“NYSE Listed Company Manual” means the NYSE Listed Company Manual, as amended from time to time, and any successor rule or regulation.
“NYSE Listing Rule 312.03” means Section 312.03 of the NYSE Listed Company Manual.
“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into at the closing of the Mergers by and between Skillsoft and the RRA Holders.
“RRA Holders” means certain Codecademy equity holders that will receive a portion of the Stock Consideration in connection with the Mergers.
“SEC” means the Securities and Exchange Commission.
“Second Merger” means the merger of the Surviving Corporation with and into Merger Sub II, with Merger Sub II being the surviving company of the merger and an indirect wholly-owned subsidiary of Skillsoft.
“Securities Act” means the Securities Act of 1933, as amended.
“Securityholder Representative” means Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the Codecademy equity holders under the Merger Agreement.
“Shelf Registration Statement” means a registration statement filed with the SEC registering for public resale the shares of Common Stock received by the RRA Holders as part of the Mergers on either (a) Form S-3 or Form F-3 (or any successor form or other appropriate form under the Securities Act) or (b) if Skillsoft is not permitted to file a registration statement on Form S-3 or Form F-3, an evergreen registration statement on Form S-1 or Form F-1 (or any successor form or other appropriate form under the Securities Act), in each case, for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC), as applicable.
“Skillsoft” means Skillsoft Corp., a Delaware corporation, and, for the period prior to and including June 10, 2021, Churchill Capital Corp II, a Delaware corporation, which changed its name to Skillsoft Corp. on June 11, 2021 in connection with its merger with Software Luxembourg.
“Skillsoft Parties” means Skillsoft, Borrower, Merger Sub I and Merger Sub II.
“Software Luxembourg” means Software Luxembourg Holding S.A., a public limited liability company (société anonyme), incorporated and organized under the laws of the Grand Duchy of Luxembourg, having its registered office at Bijou, 17 Boulevard Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B246188.
“Special Meeting” means the special meeting of Skillsoft’s stockholders that is the subject of this proxy statement.
“Stock Consideration” means a number of shares of Common Stock determined by dividing the aggregate share consideration value of $320,056,790 by the 15-trading day volume-weighted average price of the Common Stock at two (2) trading days prior to the date of closing of the Mergers (the “Closing Average Price”); provided, that if the Closing Average Price is (a) more than $11.43879 (the “Maximum Price”), then the number of shares shall be determined by dividing $320,056,790 by the Maximum Price and (b) less than $9.35901 (the “Minimum Price”), then the number of shares shall be determined by dividing $320,056,790 by the Minimum Price.
“Surviving Company” means the surviving company of the Second Merger.
“Surviving Corporation” means the surviving corporation of the First Merger.
“VIF” means a voting instruction form.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED
FEBRUARY 14, 2022
On behalf of the Board, Skillsoft is soliciting proxies to be voted at the Special Meeting to be held on [•], 2022 at 10 a.m. Eastern Time, for the purposes set forth herein. Giving Skillsoft your proxy means you authorize Skillsoft to vote your shares at the Special Meeting in the manner you direct or if you provide no direction, as described herein.
This proxy statement and the form of proxy were first mailed on or about [•], 2022 to all stockholders of Skillsoft as of [•], 2022, the record date for the Special Meeting. This proxy statement contains important information about the items you will vote on at the Special Meeting and about the voting process.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR THE SPECIAL MEETING
Q.
Why am I receiving this proxy statement?

A.
Skillsoft’s stockholders are being asked to consider and vote upon proposals to:

•
approve the issuance of shares of Common Stock pursuant to the Merger Agreement (the “Stock Issuance Proposal” or “Proposal No. 1”), in accordance with Sections 312.03 and 312.07 of the NYSE Listed Company Manual; and

•
approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Stock Issuance Proposal (the “Adjournment Proposal” or “Proposal No. 2”).

Skillsoft has entered into the Merger Agreement providing for the acquisition of all of the equity interests of Codecademy for the Merger Consideration. The Merger Consideration will be allocated among the holders of Codecademy common stock, preferred stock, options and restricted stock units as follows: (i) “non-accredited investors” will receive their pro rata portion of the Merger Consideration in cash; (ii) “share-only holders” will receive their pro rata portion of the Merger Consideration in Common Stock; and (iii) “pro rata holders” will receive their pro rata portion of the Merger Consideration in a mix of cash and Common Stock, in each case, the amount and composition of the portion of Merger Consideration are subject to adjustment and holdbacks as set forth in the Merger Agreement. For more information about the Merger Consideration and the treatment of options and restricted stock units of Codecademy, please see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Agreement and Plan of Merger — Merger Consideration”. A copy of the Merger Agreement is attached to this proxy statement as Annex I.
Skillsoft is subject to NYSE Listing Rule 312.03, pursuant to which stockholder approval is required in certain transactions (such as the Mergers) prior to the issuance of securities representing (a) 5% or more of the number of shares outstanding, or the voting power of, Skillsoft’s outstanding stock before such issuance if such securities are issued as consideration and a director, officer or substantial security holder of the issuer has a 5% or greater interest in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions or (b) 20% or more of the number of shares outstanding, or the voting power of, Skillsoft’s outstanding stock before such issuance. As of [•], 2022, MIH Learning B.V. (“Prosus”) holds approximately [37.6]% of Skillsoft’s outstanding Common Stock, and an affiliate of Prosus, Edtech, or an affiliate thereof, holds approximately 23.8% of the outstanding equity of Codecademy. The shares of the Common Stock to be issued pursuant to the Merger Agreement represented approximately [•]% of the number of shares and voting power of Skillsoft’s outstanding common stock, based on the closing price of $[•] per share of Common Stock on [•], 2022, the most recent practicable date. Based on the same assumption, [•] shares of Common Stock would be issued to the Codecademy equity holders in the Mergers, [•] shares of which would be issued to Edtech, or an affiliate thereof, the “share-only holder.”
This proxy statement and its Annexes contain important information about the proposed Mergers and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.
Q.
What are the Board’s voting recommendations on each proposal?

A.
The Board recommends that you vote “FOR” the Stock Issuance Proposal and “FOR” the Adjournment Proposal.

Q.
What will happen in the Mergers?

A.
Pursuant to the Merger Agreement and upon the terms and subject to the conditions set forth therein, Merger Sub I will merge with and into Codecademy, with Codecademy being the surviving corporation of the First Merger, and immediately following the First Merger and as part of the same overall transaction, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II being the surviving company of the Second Merger and an indirect wholly-owned subsidiary of Skillsoft.
Q.
How will the Mergers impact the shares of Common Stock outstanding after the Mergers?

A.
As a result of the Mergers, assuming no adjustments are made to the Merger Consideration pursuant to the Merger Agreement, the number of shares of Common Stock outstanding will increase by approximately [•]% to approximately [•] shares of Common Stock, based on the closing price of $[•] per share of Common Stock on [•], 2022, the most recent practicable date.

Q.
Will the management of Skillsoft or the Board change upon consummation of the Mergers?

A.
Upon consummation of the Mergers, Zachary Sims, the Chief Executive Officer and President of Codecademy, is expected to join Skillsoft as an executive officer.

Q.
What conditions must be satisfied to complete the Mergers?

A.
There are a number of closing conditions set forth in the Merger Agreement, including the expiration of the applicable waiting period under the HSR Act, CFIUS clearance and the required approval by the holders of Common Stock of the Stock Issuance Proposal. On February 9, 2022, the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act expired. For a summary of the conditions that must be satisfied or waived prior to completion of the Mergers, please see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Agreement and Plan of Merger — Conditions to Closing of the Mergers.”

Q.
What is a proxy?

A.
A proxy is a person you appoint to vote on your behalf. When you vote by completing and returning the enclosed proxy card, you will be designating Sarah K. Hilty, Chief Legal Officer, and Gary W. Ferrera, Chief Financial Officer, as your proxy, with power of substitution. Skillsoft solicits proxies so that as many shares as possible of Common Stock may be voted at the Special Meeting. You must complete and return the enclosed proxy card or vote by phone or Internet to have your shares voted by proxy as contemplated by this proxy statement.

Q.
How will my proxy vote my shares?

A.
Your proxies will be voted in accordance with your instructions. If you complete and return your proxy card but do not provide instructions on how to vote, your proxies will vote “FOR” the Stock Issuance Proposal and “FOR” the Adjournment Proposal. Also, your proxy card or your vote via phone or internet will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.

Q.
What is a proxy statement?

A.
It is a document that Skillsoft gives you when Skillsoft is soliciting your vote pursuant to SEC regulations.

Q.
When and where will the Special Meeting be held?

A.
The Special Meeting will be held on [•], 2022 at 10 a.m. Eastern Time, in virtual format.

Q.
When were the enclosed solicitation materials first given to the holders of shares of Common Stock?

A.
This proxy statement and the accompanying proxy card are first being mailed, given or made available to holders of shares of Common Stock, on or about [•], 2022.

Q.
Who is entitled to vote, and how many votes do I have?

A.
You may vote if you held shares of Common Stock at the close of business on [•], 2022, which is referred to as the record date for the Special Meeting. For each item presented for voting, you have one vote for each share you owned at the close of business on [•], 2022.

Q.
What constitutes a quorum, and what vote is required to approve each proposal at the Special Meeting?

A.
A quorum is the presence at the Special Meeting virtually or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast as of [•], 2022, the record date for the Special Meeting. Because there were [•] shares of Common Stock outstanding on [•], 2022, the record date for the Special Meeting, the quorum for the Special Meeting requires the presence at the Special Meeting virtually or by proxy of holders of Common Stock entitled to vote at least [•] shares.

Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereat. Accordingly, with respect to a holder of shares of Common Stock who is present virtually or represented by proxy at the Special Meeting, such stockholder’s abstention from voting or the failure of a holder of shares of Common Stock to vote will have the same effect as a vote “AGAINST” the Stock Issuance Proposal. Additionally, if a holder of shares of Common Stock instructs its bank, broker or other nominee regarding the Adjournment Proposal but not the Stock Issuance Proposal, such broker non-vote will have the same effect as voting “AGAINST” the Stock Issuance Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereat. Accordingly, with respect to a holder of shares of Common Stock who is present virtually or represented by proxy at the Special Meeting, such stockholder’s abstention from voting or the failure of a holder of shares of Common Stock to vote will have the same effect as a vote “AGAINST” the Adjournment Proposal. Additionally, if a holder of shares of Common Stock instructs its bank, broker or other nominee regarding the Stock Issuance Proposal but not the Adjournment Proposal, such broker non-vote will have the same effect as voting “AGAINST” the Adjournment Proposal. Unless there is a quorum, the presiding officer of the Special Meeting may also adjourn the Special Meeting.
Q.
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A.
Stockholders of Record.   If your shares are registered in your name with Continental, you are a stockholder of record with respect to those shares and the proxy materials were sent directly to you.

Street Name Holders.   If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in “street name.” The proxy materials were forwarded to you by your bank or broker, who is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account.
Q.
How can I vote my shares and participate at the Special Meeting?

A.
This proxy statement and the accompanying proxy card are first being mailed, given or made available to holders of shares of Common Stock, on or about [•], 2022. If you are the record holder of your shares, you may vote your shares using your proxy card (see the next question).

Q.
How do I vote by mail using my proxy card?

A.
Step 1:   To vote for a proposal, check the box marked “FOR.” If you are opposed to a proposal, check the box, “AGAINST.” If you do not wish to vote, mark the box “ABSTAIN.”

Step 2:   Sign and date your proxy card. IF YOU DO NOT SIGN AND DATE YOUR PROXY CARD, YOUR VOTES WILL NOT BE COUNTED. EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, EACH SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS AS SET FORTH IN THIS PROXY STATEMENT.
Step 3:   Mail your proxy card in the pre-addressed, postage-paid envelope.

Q:
May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the internet?

A:
Yes. You may revoke your proxy or change your vote at any time before the proxy is exercised at the Special Meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to Skillsoft’s Chief Legal Officer at Skillsoft Corp., 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the internet. You may also submit a later-dated proxy card relating to the same shares of Common Stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the internet. Alternatively, your proxy may be revoked or changed by attending the Special Meeting via the virtual meeting website and voting at the meeting by following the internet voting instructions on your proxy card. However, simply attending the Special Meeting without voting will not revoke or change your proxy. “Street name” holders of shares of Common Stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you have instructed a bank, broker, trust or other nominee to vote your shares of Common Stock, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.
All properly submitted proxies received by us before the Special Meeting that are not revoked or changed prior to being exercised at the Special Meeting will be voted at the Special Meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.
Q.
How do I vote if I am a beneficial holder of shares held in “street name”?

A.
If your shares are held by a bank, broker or other holder of record in “street name,” you should receive a VIF along with a copy of this proxy statement.

Your bank, broker or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned VIF. You may instruct the holder of record to vote your shares by completing the VIF as outlined in the instructions on the form and signing, dating and returning the VIF in the prepaid envelope provided. You may also submit your vote by phone or on the Internet if those options are made available to you by your bank, broker or other holder of record. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary. Please instruct your bank, broker or other holder of record how to vote your shares so that your vote can be counted. Please review your VIF for the date by which your instructions must be received in order for your shares to be voted.
Q.
If my shares of Common Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote those shares for me?

A.
Under the rules of the NYSE, your bank, broker or other nominee will only be permitted to vote your shares of Common Stock with respect to “routine” matters without instruction from you. However, your bank, broker or other nominee may vote your shares of Common Stock with respect to “non-routine” matters only if you instruct your bank, broker or other nominee how to vote. The Stock Issuance Proposal and the Adjournment Proposal are “non-routine” matters. As a result, if you fail to provide voting instructions to your bank, broker or other nominee, your shares will not be counted as present at the Special Meeting for purposes of determining a quorum and will not be voted on any of the proposals. If you provide voting instructions to your bank, broker or other nominee on one of the proposals but not on the other proposal, then your shares will be counted as present for purposes of determining a quorum but will not be voted on the proposal for which you fail to provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker or other nominee regarding the voting of your shares.

If you instruct your bank, broker or other nominee on how you wish to vote your shares on the Stock Issuance Proposal, but not on the Adjournment Proposal, such failure to so instruct will have the same effect as voting “AGAINST” the Adjournment Proposal.
If you instruct your bank, broker or other nominee on how you wish to vote your shares on the Adjournment Proposal, but not on the Stock Issuance Proposal, such failure to so instruct will have the same effect as voting “AGAINST” the Stock Issuance Proposal.
Q.
If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker or other nominee?

A.
If your shares are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.

Q.
What if I receive more than one proxy card, direction card or VIF?

A.
This means that you have multiple accounts holding shares of Common Stock. These may include accounts with Continental, accounts with a bank, broker or other holder of record shares. In order to vote all of the shares of Common Stock held by you in multiple accounts, you will need to vote separately the shares of Common Stock held in each account. Please follow the voting instructions provided on each proxy card, direction card or VIF to ensure that all of your shares are voted.

You are encouraged to have all accounts registered in the same name and address whenever possible. You can do this by contacting Continental at its toll-free number (800) 450-7155 or on its website at https://continentalstock.com. If you receive more than one VIF, please contact the bank, broker or other holder of record holding your shares to determine whether you can consolidate your accounts.
Q.
What is “householding”?

A:
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, prospectuses, and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please contact Skillsoft Corp., Attention: Chief Legal Officer, 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062. If you are a stockholder whose shares are held by a bank, broker, or other nominee, you can request information about householding from your bank, broker, or other nominee.

Q.
Is my vote important and how are the votes counted?

A.
Your vote is very important. Each share of Common Stock that you own at the close of business on [•], 2022, the record date for the Special Meeting, represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted on at the Special Meeting. If many of Skillsoft’s stockholders do not vote, the stockholders who do vote may influence the outcome of the proposals in greater proportion than their percentage ownership of Skillsoft.

Q.
What will happen to my shares of Common Stock?

A.
Nothing. You will continue to own the same shares of Common Stock that you own prior to the Effective Time. As a result of the Stock Issuance Proposal, however, the overall ownership percentage of the current holders of shares of Common Stock will be diluted.

Q.
What happens if the Special Meeting is postponed or adjourned?

A.
If the Special Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the internet?” above.
Q.
Who pays for the solicitation of proxies by Skillsoft?

A.
Skillsoft pays for the solicitation of proxies. Skillsoft is soliciting proxies primarily by use of mail. However, Skillsoft may also solicit proxies in person, by phone, by facsimile, by courier or by electronic means. To the extent that Skillsoft’s directors, officers or other employees participate in this solicitation, such persons will not receive any compensation for their participation, other than their normal compensation. Georgeson is assisting Skillsoft with the solicitation for a fee of approximately $20,000, plus reasonable out-of-pocket expenses. Skillsoft will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their proxies.

Q.
How may I revoke my proxy after I have delivered it?

A.
A proxy may be revoked at any time before it is voted by sending written notice of revocation to the Chief Legal Officer of Skillsoft, by delivering a later dated proxy (by one of the methods described above) or by voting virtually at the Special Meeting. The Chief Legal Officer may be contacted at the following address: Skillsoft Corp., Attention: Chief Legal Officer, 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062.

Q.
What happens if I transfer my shares of Common Stock after the record date for the Special Meeting but before the Special Meeting?

A.
The record date for the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the record date for the Special Meeting but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting.

Q.
As a holder of Common Stock, are there any risks that I should consider in deciding whether to vote for the approval of the Stock Issuance Proposal?

A.
Yes. You should read and carefully consider the risk factors set forth in “Risk Factors.” You should also read and carefully consider the risk factors of Skillsoft contained in Skillsoft’s filings with the SEC, which are incorporated by reference into this proxy statement.

Q.
Where can I find the voting results of the Special Meeting?

A.
Skillsoft will announce preliminary voting results at the Special Meeting. Voting results will also be disclosed on a current report on Form 8-K filed with the SEC within four Business Days after the Special Meeting. Once filed, such Form 8-K will be available on Skillsoft’s and the SEC’s websites.

Q.
What should I do now?

A.
You should read this proxy statement carefully and in its entirety, including the Annexes attached hereto, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope, or you may submit your voting instructions by phone or over the Internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q.
Who can help answer my questions?

A.
If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Skillsoft Corp.
Attention: Chief Legal Officer
300 Innovative Way, Suite 201
Nashua, New Hampshire 03062
(603) 324-3000

You may also contact Skillsoft’s proxy solicitor at:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Stockholders, banks and brokers, please call toll-free: (866) 482-4943
To obtain timely delivery, Skillsoft stockholders must request the materials no later than five Business Days prior to the Special Meeting.
You may also obtain additional information about Skillsoft from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
The SEC has an informational website that provides stockholders with general information about how to cast their vote and why voting should be an important consideration for stockholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes attached hereto and accompanying financial statements of Codecademy, to fully understand the proposed Mergers before voting on the proposals to be considered at the Special Meeting. Please see the section entitled “Where You Can Find More Information”.
The Parties to the Mergers
Skillsoft
Skillsoft is a global leader in corporate digital learning, focused on transforming today’s workforce for tomorrow’s economy. Skillsoft provides enterprise learning solutions designed to prepare organizations for the future of work, overcome critical skill gaps, drive demonstrable behavior-change, and unlock the potential in their people. Skillsoft offers a comprehensive suite of premium, original, and authorized partner content, including one of the broadest and deepest libraries of leadership & business skills, technology & developer, and compliance curricula. With access to a broad spectrum of learning options (including video, audio, books, bootcamps, live events, and practice labs), organizations can meaningfully increase learner engagement and retention. Skillsoft’s offerings are delivered through Percipio, its award-winning, AI-driven, immersive learning platform purpose built to make learning easier, more accessible, and more effective.
Skillsoft is a Delaware corporation. Our principal executive offices are located at 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062 and our telephone number at that address is 603-324-3000. Our website is located at https://www.skillsoft.com. Our website and the information contained on, or accessed through, our website are not part of this proxy statement, and you should not rely on such information when making an investment decision.
Our Business Strategy
Skillsoft is a global leader in corporate digital learning, serving approximately 75% of the Fortune 1000, customers in over 160 countries, and more than 45 million learners globally. Skillsoft provides enterprise learning solutions designed to prepare organizations for the future of work, enable them to overcome critical skill gaps, drive demonstrable behavior-change, and unlock the potential in one of their most important assets: their people. Skillsoft offers a comprehensive suite of premium, original, and authorized partner content, including one of the broadest and deepest libraries of leadership & business, technology & developer, and compliance curricula. With access to a broad spectrum of learning options (including video, audio, books, bootcamps, live events, and practice labs), organizations can meaningfully increase learner engagement and retention. Skillsoft’s offerings are delivered through Percipio, the Company’s award-winning, artificial intelligence-driven, immersive learning platform purpose built to make learning easier, more accessible, and more effective. Skillsoft’s primary learning solutions include: (i) Skillsoft Percipio, an intelligent and immersive digital learning platform; (ii) Skillport, a legacy learning content delivery platform; (iii) Global Knowledge, a global provider of authorized information technology & development training and professional skills; and (iv) SumTotal, a SaaS-based Human Capital Management solution with a leading Talent Development platform.
Codecademy
Codecademy is an innovative and popular learning platform providing high-demand technical skills to approximately 40 million registered learners in nearly every country worldwide. The platform offers interactive, self-paced courses and hands-on learning in 14 programming languages across multiple domains such as application development, data science, cloud and cybersecurity. In addition, the Codecademy platform can rapidly expand to deliver new skills at scale, making it highly adaptable to the evolving technical needs of learners and their employers. Codecademy, which was founded in 2011 and is headquartered in New York, is led by an experienced entrepreneurial team that has built one of the most admired technical skills learning platforms in the industry.

For more information about Codecademy, please see the sections entitled “Information About Codecademy” and “Codecademy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Merger Agreement and Related Agreements
On December 22, 2021, the Skillsoft Parties entered into the Merger Agreement with the Codecademy Parties, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub I will merge with and into Codecademy, with Codecademy being the surviving corporation of the First Merger, and immediately following the First Merger and as part of the same overall transaction, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II being the surviving company of the Second Merger and an indirect wholly-owned subsidiary of Skillsoft.
Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, all shares of common stock and preferred stock of Codecademy, options to acquire shares of common stock of Codecademy and restricted stock units of Codecademy issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive a portion of the Merger Consideration. The Merger Consideration will be allocated among the holders of Codecademy common stock, preferred stock, options and restricted stock units as follows: (i) “non-accredited investors” will receive their pro rata portion of the Merger Consideration in cash; (ii) “share-only holders” will receive their pro rata portion of the Merger Consideration in Common Stock; and (iii) “pro rata holders” will receive their pro rata portion of the Merger Consideration in a mix of cash and Common Stock, in each case, the amount and composition of the portion of the Merger Consideration are subject to adjustment and holdbacks as set forth in the Merger Agreement.
The Merger Agreement provides that, at the Effective Time, each: (i) vested option to purchase common stock of Codecademy (other than vested options held by “non-accredited investors”) that is outstanding immediately prior to the Effective Time will be converted into the right to receive, with respect to each share of common stock of Codecademy covered by such vested option immediately prior to the Effective Time, cash and Common Stock on a pro rata basis (net of withholding taxes and the applicable per share exercise price), less holdback amounts as set forth in the Merger Agreement; (ii) unvested option to purchase common stock of Codecademy (other than unvested options held by “non-accredited investors” that are not continuing employees of Codecademy) will be assumed by Skillsoft and converted into a Skillsoft RSU to be granted as of the closing, representing the right to receive a number of shares of Common Stock determined with reference to the number of shares of common stock of Codecademy subject to such unvested option and the per share consideration exchange ratio (net of the exercise price), with each such Skillsoft RSU to be eligible to continue to vest on each date that the applicable unvested option would have otherwise vested in accordance with its terms, but only if such conditions to vesting are satisfied prior to each such vesting date; (iii) unvested restricted stock unit of Codecademy that is held by a “continuing employee” will be converted into the right to receive a Skillsoft RSU, representing the right to receive that number of shares of Common Stock equal to (x) the number of shares of common stock of Codecademy subject to such unvested restricted stock unit multiplied by (y) the per share consideration exchange ratio, provided that each such Skillsoft RSU will be subject to vesting on substantially similar terms and conditions as were applicable to each such unvested restricted stock unit prior to closing; (iv) vested option to purchase common stock of Codecademy that is held by a “non-accredited investor” will be converted, into an amount in cash (net of withholding taxes), equal to (x) the excess of the Merger Consideration such “non-accredited investor” would have been entitled to receive in respect of a share of common stock of Codecademy over the per share exercise price of such option multiplied by (y) the number of shares of common stock of Codecademy covered by such option, less holdback amounts as described in the Merger Agreement; and (v) unvested option that is held by a “non-accredited investor” that is not a continuing employee will be converted into an amount in cash (net of withholding taxes) equal to (x) the excess of the Merger Consideration such “non-accredited investor” would have been entitled to receive in respect of a share of common stock of Codecademy over the per share exercise price of such option multiplied by (y) the number of shares of common stock of Codecademy covered by such option, provided that the right to receive cash in respect of such options shall be subject to vesting on the same terms and conditions as were applicable to such options prior to closing.

In connection with the entry into the Merger Agreement, Borrower entered into a debt financing commitment letter (the “Debt Commitment Letter”) with Barclays Bank PLC and Citigroup Global Markets Inc. (collectively, the “Commitment Parties”) on December 22, 2021, pursuant to which the Commitment Parties have committed to arrange and provide Borrower with a senior secured incremental term loan in an aggregate amount of up to $160.0 million on the terms and subject to the conditions set forth in the Debt Commitment Letter (the “Incremental Credit Facility”). The proceeds of the Incremental Credit Facility shall be used (i) to pay the Cash Consideration, (ii) to pay fees and expenses related to the Mergers and (iii) for general corporate purposes.
In connection with the entry into the Merger Agreement, Skillsoft entered into an offer letter with Zachary Sims, the Chief Executive Officer of Codecademy, on December 22, 2021, regarding his potential future employment with Skillsoft, which employment is contingent upon the closing of the transactions contemplated by the Merger Agreement.
In connection with the closing of the Mergers, Skillsoft will enter into the Registration Rights Agreement with the RRA Holders. Pursuant to the Registration Rights Agreement, among other things, Skillsoft (a) is required to file with the SEC the Shelf Registration Statement and (b) will grant certain RRA Holders certain demand and piggyback registration rights.
The foregoing descriptions of the Merger Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text thereof. The Merger Agreement is included as Annex I to this proxy statement and the form of Registration Rights Agreement is included as Annex II to this proxy statement. Stockholders and other interested parties are urged to read these agreements in their entirety prior to voting on the proposals presented at the Special Meeting.
Proposal No. 1: The Stock Issuance Proposal
Pursuant to the Merger Agreement, Skillsoft’s stockholders will be asked to approve, for purposes of complying with NYSE Listing Rule 312.03, the issuance of shares of Common Stock pursuant to the Merger Agreement. For more information about the issuance of shares of Common Stock contemplated by the Merger Agreement, please see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers.” The Mergers are conditioned upon, among other things, the approval of the Stock Issuance Proposal at the Special Meeting.
Proposal No. 2: The Adjournment Proposal
Skillsoft’s stockholders will be asked to vote on a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Stock Issuance Proposal. Please see the section entitled “Proposal No. 2 — The Adjournment Proposal” for more information.
Date, Time and Place of Special Meeting
The Special Meeting will be held on [•], 2022 at 10 a.m. Eastern Time, via live webcast at the following address: https://www.cstproxy.com/skillsoft/2022, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.
Voting Power; Record Date
Only holders of shares of Common Stock of record at the close of business on [•], 2022, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Common Stock that you owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your bank, broker or other holder of record to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [•] shares of Common Stock outstanding and entitled to vote.
Accounting Treatment
The Mergers are expected to be accounted for using the acquisition method of accounting for business combinations with Skillsoft as the accounting acquirer. In arriving at the conclusion that Skillsoft is the accounting acquirer, Skillsoft considered the structure of the Mergers, relative outstanding share ownership of Skillsoft and Codecademy, the composition of the Board following consummation of the Mergers, the relative size of Skillsoft and Codecademy, and the designation of certain senior management positions of Skillsoft following consummation of the Mergers. The acquisition method of accounting will require goodwill and other intangible assets to be recorded, in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. Accordingly, for accounting purposes, the net assets of Skillsoft are stated at historical cost, with the acquired assets and assumed liabilities of Codecademy stated at fair value, except for deferred revenue which, pursuant to Skillsoft’s adoption of Accounting Standards Update (“ASU”) 2021-08 — Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers effective June 11, 2021, will be recognized using the revenue recognition guidance in ASC Topic 606 rather than fair value.
Appraisal Rights
No dissenters’ or appraisal rights will be available to the holders of Common Stock with respect to the Mergers or the other transactions contemplated by the Merger Agreement.
Proxy Solicitation
Skillsoft is soliciting proxies on behalf of the Board. This proxy solicitation is being made by mail, but also may be made by phone or in person. Skillsoft has also engaged Georgeson to assist in the solicitation of proxies. Skillsoft and its directors, officers and employees may also solicit proxies in person. Skillsoft will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.
Skillsoft will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Skillsoft estimates it will pay Georgeson a fee of approximately $20,000, plus reimburse Georgeson for its reasonable out-of-pocket expenses. Skillsoft will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to Skillsoft’s stockholders. Directors, officers and employees of Skillsoft who solicit proxies will not be paid any additional compensation for soliciting proxies.
If a stockholder grants a proxy, it may still vote its shares virtually at the Special Meeting if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Questions and Answers About the Proposals for Stockholders Special Meeting — May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the internet?”
The Board’s Reasons for the Approval of the Mergers and the Stock Issuance
The Board considered the following positive factors, although not weighted or in any order of significance, in approving the Mergers and the issuance of the Stock Consideration in connection with the Mergers:
•
Creation of a Leading Technology & Developer Offering.    Adding Codecademy’s expertise in 14 programming languages as well as technical skills across multiple domains (e.g., data science, application development, web development and cybersecurity, among others) to Skillsoft’s existing technical skills offering is expected to enhance Skillsoft’s ability to become a leader in the high-demand, high-growth Technology & Developer sector of education technology. In addition, the capability of the Codecademy platform to rapidly add new programming languages and technical skills at scale is expected to further enhance Skillsoft’s ability to meet the evolving demands of learners worldwide as it helps organizations address the critical technical skills gap.

•
Expansion of Immersive Platform with New Ways of Learning.    Supplementing Skillsoft’s expansive set of learning options, including micro videos, virtual instructor-led training, coaching, audio, books, bootcamps, live events, assessments and badges with Codecademy’s interactive, self-paced courses and hands-on learning will enable Skillsoft to deliver even more immersive experiences through its AI-driven platform, Percipio.

•
Addition of Codecademy’s Talent.   Talented members of Codecademy’s management and employees are expected to join Skillsoft’s proven management team and employees.

•
Creation of Substantial Cross-Selling and Upselling Opportunities by Adding a Strong Brand and Powerful Digital Sales and Marketing Engine to Global Enterprise Sales Force.    The Mergers will bring together Codecademy’s sophisticated direct-to-learner digital sales and marketing engine and Skillsoft’s enterprise sales organization, creating new opportunities to upsell and cross-sell across each company’s customer base, which is expected to drive customer growth and revenue synergies.

•
Expectation of Significant Accretion to Bookings and Revenue Growth Immediately Upon Closing. Codecademy is expected to deliver approximately $47 million in bookings and approximately $42 million in revenue for the calendar year ended December 31, 2021, up 23% and 27%, respectively, over the prior year. Codecademy is entirely a SaaS business and is expected to deliver gross margins of more than 85% in 2021 and be accretive to Skillsoft’s gross margin immediately upon closing. Skillsoft expects it will accelerate Codecademy’s growth in its first year of ownership primarily by cross-selling Codecademy’s products to Skillsoft’s large enterprise customer base and that the acquisition will be accretive to EBITDA over the long term.

•
Reasonableness of Merger Consideration.   Following a review of the financial data provided to Skillsoft, including Codecademy’s historical financial statements and certain unaudited prospective financial information, as well as Skillsoft’s due diligence review of Codecademy’s business and views of Skillsoft’s consultants and financial and other advisors, the Board considered the Merger Consideration to be paid in connection with the Mergers and determined that the Merger Consideration was reasonable in light of such data and financial information.

•
Favorable Industry Trends.   The digital learning market, particularly with respect to information technology and technology-based skills, is large, growing, and fragmented. The market is experiencing a number of favorable trends, including an increased need for companies to provide additional training to employees in light of an ongoing digital transformation in the market and technical skills gaps as well as an increased need for technologists as employees prepare for the jobs of tomorrow.

•
Business and Financial Condition and Prospects.   After conducting due diligence, along with their familiarity with Codecademy’s business, the Board and Skillsoft’s management had knowledge of, and were familiar with, Codecademy’s business, financial condition, results of operations and future growth prospects. The Board considered the results of the due diligence review of Codecademy’s business, including its intellectual property assets and customer networks.

•
Fairness Opinion of Barclays and Related Analyses.   The financial analyses of Barclays Capital Inc. (“Barclays”), as reviewed and discussed with the Board, as well as the opinion of Barclays delivered to the Board, to the effect that, as of December 21, 2021, and based upon and subject to the qualifications, limitations and assumptions set forth in the Barclays written opinion, the aggregate consideration to be paid by Skillsoft pursuant to the Merger Agreement and the transactions contemplated thereby, including the Mergers, was fair, from a financial point of view, to Skillsoft, as further discussed below in the section entitled “— Opinion of Skillsoft’s Financial Advisor.” The full text of the written opinion of Barclays, dated as of December 21, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex III to this proxy statement.

•
Terms of the Merger Agreement.   The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Mergers, each party’s representations, warranties and covenants, including the commitment by each of Codecademy and Skillsoft to take certain actions in order to consummate the Mergers, the conditions to each party’s obligations and the termination provisions.

For more information about Skillsoft’s decision-making process, please see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Background and Reasons for the Mergers — The Board’s Reasons for the Approval of the Mergers and the Stock Issuance.”

Conditions to Closing of the Mergers
Conditions to Obligation of Codecademy
The obligation of Codecademy to consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver, at or prior to the closing date, of each of the following conditions:
•
the representations and warranties of the Skillsoft Parties being true and correct as of the date of the Merger Agreement and as of the closing date, subject to the materiality standards contained in the Merger Agreement;

•
each of the Skillsoft Parties having performed and complied with in all material respects each of the covenants and agreements required to be performed by it on or before the closing;

•
Skillsoft having delivered or caused to be delivered all documents, instruments and certificates required to be delivered at or prior to the closing by Skillsoft pursuant to the Merger Agreement;

•
the waiting period (including any extension thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act having expired or having been terminated;

•
there being no order or law of a court of competent jurisdiction or other governmental authority issued, promulgated or entered after the date of the Merger Agreement and remaining in effect that prohibits, enjoins or makes illegal the consummation of the transactions contemplated by the Merger Agreement;

•
the Stock Issuance Proposal having been approved by Skillsoft’s stockholders; and

•
the Common Stock to be issued in connection with the Mergers having been approved for listing on the NYSE, subject to official notice of issuance thereof.

Conditions to Obligation of Skillsoft Parties
The obligation of the Skillsoft Parties to consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver, at or prior to the closing date, of each of the following conditions:
•
the representations and warranties of Codecademy being true and correct as of the date of the Merger Agreement and as of the closing date, subject to the materiality standards contained in the Merger Agreement;

•
Codecademy having performed and complied with in all material respects each of the covenants and agreements required to be performed by it on or before the closing;

•
Codecademy having delivered or caused to be delivered all documents, instruments and certificates required to be delivered at or prior to the closing by Skillsoft pursuant to the Merger Agreement;

•
the waiting period (including any extension thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act having expired or having been terminated;

•
there being no order or law of a court of competent jurisdiction or other governmental authority issued, promulgated or entered after the date of the Merger Agreement and remaining in effect that prohibits, enjoins or makes illegal the consummation of the transactions contemplated by the Merger Agreement;

•
the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement having been approved by the written consent of holders of a majority of the voting power of each of the outstanding preferred stock, series C preferred stock and series D preferred stock of Codecademy entitled to vote thereon (the “Codecademy stockholder written consent”), which Codecademy stockholder written consent has been obtained and delivered by Codecademy to Skillsoft;

•
the Stock Issuance Proposal having been approved by Skillsoft’s stockholders;

•
the Common Stock to be issued in connection with the Mergers having been approved for listing on the NYSE, subject to official notice of issuance thereof;

•
no material adverse effect on Codecademy having occurred; and

•
clearance by CFIUS having been obtained.

Quorum and Required Vote for Proposals for the Special Meeting
A quorum of Skillsoft’s stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of a majority of the outstanding shares entitled to vote as of the close of business on the record date are present virtually or are represented by proxy at the Special Meeting. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will be counted for the purposes of determining the existence of a quorum at the Special Meeting if a stockholder instructs its bank, broker or other nominee to vote its shares on any proposal.
Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereat. Accordingly, with respect to a holder of shares of Common Stock who is present virtually or represented by proxy at the Special Meeting, such stockholder’s abstention from voting or the failure of a holder of shares of Common Stock to vote will have the same effect as a vote “AGAINST” the Stock Issuance Proposal. Additionally, if a holder of shares of Common Stock instructs its bank, broker or other nominee regarding the Adjournment Proposal but not the Stock Issuance Proposal, such broker non-vote will have the same effect as voting “AGAINST” the Stock Issuance Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereat. Accordingly, with respect to a holder of shares of Common Stock who is present virtually or represented by proxy at the Special Meeting, such stockholder’s abstention from voting or the failure of a holder of shares of Common Stock to vote will have the same effect as a vote “AGAINST” the Adjournment Proposal. Additionally, if a holder of shares of Common Stock instructs its bank, broker or other nominee regarding the Stock Issuance Proposal, but not the Adjournment Proposal, such broker non-vote will have the same effect as voting “AGAINST” the Adjournment Proposal. Unless there is a quorum, the presiding officer of the Special Meeting may also adjourn the Special Meeting.
The Mergers are conditioned on, among other things, the approval of the Stock Issuance Proposal at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of the Stock Issuance Proposal.
It is important for you to note that, in the event that the Stock Issuance Proposal does not receive the requisite vote for approval, Skillsoft cannot consummate the Mergers and will be required to pay a termination fee to Codecademy in connection with the termination of the Merger Agreement as a result of failure to receive the requisite vote for approval of the Stock Issuance Proposal.
Opinion of Skillsoft’s Financial Advisor
On December 21, 2021, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the total consideration to be paid by Skillsoft in the Mergers is fair, from a financial point of view, to Skillsoft.
The full text of Barclays’ written opinion, dated as of December 21, 2021, is attached as Annex III to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety.
For more information, please see “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Background and Reasons for the Mergers — Opinion of Skillsoft’s Financial Advisor” and Annex III to this proxy statement.

Recommendation to Skillsoft’s Stockholders
The Board believes that each of the Stock Issuance Proposal and the Adjournment Proposal is in the best interests of Skillsoft and its stockholders and recommends that the stockholders vote “FOR” the Stock Issuance Proposal and “FOR” the Adjournment Proposal.
When you consider the recommendation of the Board in favor of approval of each of these proposals, you should keep in mind that, aside from their interests as stockholders, certain of our directors may have interests in the Mergers that are different from, or in addition to, your interests as a stockholder. Please see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Interests of Certain Persons in the Mergers.”
Risk Factors
In evaluating the Mergers and the proposals to be considered and voted on at the Special Meeting, you should carefully read this proxy statement, including the annexes, and especially review and consider the risk factors set forth under the section entitled “Risk Factors”. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of Skillsoft and Codecademy to complete the Mergers and (ii) the business, cash flows, financial condition and results of operations of Skillsoft or Codecademy prior to or after the consummation of the Mergers.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) included herein presents the unaudited pro forma condensed combined balance sheet (“Pro Forma Balance Sheet”) based upon the historical financial statements of Skillsoft and Codecademy, after giving effect to the Mergers and the Incremental Credit Facility (collectively, the “Codecademy Transaction”), and the adjustments described in the accompanying notes.
The Pro Forma Balance Sheet as of October 31, 2021 gives effect to the Codecademy Transaction as if each of them had occurred on October 31, 2021. The Pro Forma Statements of Operations give effect to the Mergers and the Incremental Credit Facility as if each of them had occurred on February 1, 2020.
The Unaudited Pro Forma Financial Information set out below has been prepared in accordance with Article 11 of Regulation S-X, as amended by the SEC Final Rule Release No. 33 10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses (“Regulation S-X”), using accounting policies in accordance with GAAP.
The Unaudited Pro Forma Financial Information reflects Codecademy Transaction accounting adjustments that Skillsoft management believes are necessary to present fairly the Pro Forma Balance Sheet.
The Unaudited Pro Forma Financial Information has been prepared for illustrative purposes only. The hypothetical financial position included in the Unaudited Pro Forma Financial Information may differ from Skillsoft’s actual financial position following the Mergers. The Unaudited Pro Forma Financial Information has been prepared on the basis set out in the notes below and has been prepared in a manner consistent with the accounting policies applied by Skillsoft in its historical financial statements for the nine months ended October 31, 2021 and the year ended January 31, 2021. In preparing the Unaudited Pro Forma Financial Information, no adjustments have been made to reflect the potential operating synergies, dis-synergies, and administrative cost savings or the costs of integration activities that could result from the combination of Skillsoft and Codecademy.
Mergers
On December 22, 2021, the Skillsoft Parties entered into the Merger Agreement with the Codecademy Parties, pursuant to which Skillsoft will acquire all of the outstanding equity interests of Codecademy in exchange for $204,943,210 in cash and a number of shares of Common Stock determined by dividing the aggregate share consideration value of $320,056,790 by the Closing Average Price; provided, that if the Closing Average Price is (a) more than the Maximum Price, then the number of shares shall be determined by dividing $320,056,790 by the Maximum Price and (b) less than the Minimum Price, then the number of shares shall be determined by dividing $320,056,790 by the Minimum Price. Skillsoft will fund the Cash Consideration with a combination of available cash on hand and committed debt financing. The Mergers are expected to be accounted for using the acquisition method of accounting for business combinations with Skillsoft as the accounting acquirer in accordance with ASC 805. In arriving at the conclusion that Skillsoft is the accounting acquirer, Skillsoft considered the structure of the Mergers, relative outstanding share ownership of Skillsoft and Codecademy, the composition of the Board following consummation of the Mergers, the relative size of Skillsoft and Codecademy, and the designation of certain senior management positions of Skillsoft following consummation of the Mergers.
Incremental Credit Facility
As part of the financing of the Mergers, Skillsoft entered into the Debt Commitment Letter, which provides for the Incremental Credit Facility.
Skillsoft intends to use the proceeds of the Incremental Credit Facility and cash on hand (i) to pay the Cash Consideration, (ii) to pay fees and expenses related to the Mergers and (iii) for general corporate purposes.

Unaudited Condensed Proforma Combined Balance Sheet
As of October 31, 2021
(in thousands)
	Historical As of October 31, 2021		Codecademy Financing Transaction (Note 3)		Codecademy Transaction Accounting Adjustments (Note 4)		As of October 31, 2021
	Skillsoft Corp.	Codecademy (Note 2)					Pro Forma Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$80,671	$50,591	$150,800	3A	$(47,591)	4A	$81,247
			63,920	3B	(204,944)	4B
			—		(12,200)	4F
Restricted cash	2,680	—	—		—		2,680
Accounts receivable, net	136,890	272	—		—		137,162
Prepaid expenses and other current assets	42,066	2,170	—		—		44,236
Total Current Assets	262,307	53,033	214,720		(264,735)		265,325
Property and equipment, net	17,253	461	—		—		17,714
Goodwill	872,291	—	—		285,783	4E	1,158,074
Intangible assets, net	904,797	1,894	—		203,606	4E	1,110,297
Right of use assets	21,928	1,238	—		—		23,166
Deferred tax assets	—	—	—		—		—
Other assets	10,083	766	—		—		10,849
TOTAL ASSETS	$2,088,659	$57,392	$214,720		$224,654		$2,585,425
Current liabilities
Current maturities of long-term debt	$4,800	$—	$1,600	3A	$—		$6,400
Borrowings under accounts receivable facility	11,080	—	63,920	3B			75,000
Accounts payable	31,472	—	—		—		31,472
Accrued compensation	38,681	—	—		—		38,681
Accrued expenses and other current liabilities	55,772	3,310	—		—		59,082
Lease liability	7,687	1,238	—		—		8,925
Deferred revenue	246,188	14,737	—		—		260,925
Total Current Liabilities	395,680	19,285	65,520		—		480,485
Long-term Debt	462,996	—	149,200	3A	—		612,196
Warrant liabilities	65,363	—	—		—		65,363
Deferred tax liabilities	91,497	—	—		42,757	4G	134,254
Long-term lease liabilities	15,209	—	—		—		15,209
Deferred revenue – non-current	1,883	—	—		—		1,883
Other long-term liabilities	9,699	—	—		—		9,699
Total Liabilities	1,042,327	19,285	214,720		42,757		1,319,089
Stockholders’ Equity
Class A common stock	11	—	—		3	4C	14
Common stock, preferred stock and paid-in capital	—	90,680	—		(90,680)	4D	—
Additional paid-in capital	1,301,319	—	—		232,201	4C	1,533,520
Accumulated deficit	(255,132)	(52,573)	—		52,573	4D	(267,332)
					(12,200)	4F
Accum. other comprehensive income (loss)	134	—	—				134
							—
							—
Total Stockholders’ Equity	1,046,332	38,107	—		181,897		1,266,336
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,088,659	$57,392	$214,720		$224,654		$2,585,425

Unaudited Proforma Condensed Combined Statement of Operations
For the Year Ended January 31, 2021
(in thousands, except per share amounts)
	For the year ended January 31, 2021	For the year ended December 31, 2020	Codecademy Financing Transaction (Note 3)		Codecademy Transaction Accounting Adjustments (Note 4)		For the year ended January 31, 2021
	Skillsoft (Note 5)	Codecademy (Note 2)					Pro Forma Condensed Combined
Revenues:
Total revenues	$660,467	$32,841	$—		$—		$693,308
Operating expenses
Cost of revenues	196,826	3,574	—		—		200,400
Content and software development	71,498	17,180	—		—		88,678
Selling and marketing	152,806	8,724	—		—		161,530
General and administrative	91,292	9,121	—		—		100,413
Amortization of intangible assets	152,235	—			52,083	4H	204,318
Impairment of intangible assets	399,808	—	—				399,808
Recapitalization and transaction-related costs	115,871	—			12,200	4F	128,071
Restructuring	12,795	—	—		—		12,795
Operating and formation costs	2,907	—	—		—		2,907
Total operating expenses	1,196,037	38,599	—		64,283		1,298,920
Operating income (loss):	$(535,570)	$(5,758)	$—		$(64,283)		$(605,612)
Other income (expense), net	2,728	(255)			—		2,473
Gain on derivative liabilities	(73,161)	—	—		—		(73,161)
Reorganization items, net	3,329,245	—					3,329,245
Interest income	129	72	—		—		201
Interest expense	(30,402)	—	(12,490)	3C	—		(42,892)
Income (loss) before provision (benefit) for income taxes	2,692,969	(5,941)	(12,490)		(64,283)		2,610,254
Provision (benefit) for income taxes	93,822	64	(2,623)		(13,500)	4G	77,764
Net income (loss)	$2,599,146	$(6,005)	$(9,867)		$(50,784)		$2,532,490
Earnings per Share
Weighted average Class A shares outstanding	133,112				34,198		167,310
Earnings per share (basic and diluted) attributable to Class A common stockholders	$19.53						$15.14

Unaudited Proforma Condensed Combined Statement of Operations
For the Nine Months Ended October 31, 2021
(in thousands, except per share amounts)
	For the Nine Months ended October 31, 2021	For the Nine Months ended September 30, 2021	Codecademy Financing Transaction (Note 3)		Codecademy Transaction Accounting Adjustments (Note 4)		For the Nine Months ended October 31, 2021
	Skillsoft (Note 5)	Codecademy (Note 2)					Pro Forma Condensed Combined
Revenues:
Total revenues	$496,388	$30,676	$—		$—		$527,064
Operating expenses
Cost of revenues	147,329	3,947	—		—		151,276
Content and software development	50,892	18,884	—		—		69,776
Selling and marketing	120,608	12,914	—		—		133,522
General and administrative	82,176	8,392	—		—		90,568
Amortization of intangible assets	123,267	—	—		39,063	4H	162,330
Recapitalization and transaction-related costs	11,897	—					11,897
Restructuring	3,154	—	—		—		3,154
Operating and formation costs	2,952	—	—		—		2,952
Total operating expenses	542,275	44,137	—		39,063		625,475
Operating income (loss):	$(45,887)	$(13,461)	$—		$(39,063)		$(98,411)
Other income (expense), net	(1,177)	(226)	—		—		(1,403)
Gain on derivative liabilities	(41,324)	—	—		—		(41,324)
Interest income	94	2	—		—		96
Interest expense	(22,723)	—	(9,368)	3C	—		(32,091)
Income (loss) before provision (benefit) for income taxes	(111,018)	(13,685)	(9,368)		(39,063)		(173,133)
Provision for (benefit from) income taxes	1,119	48	(1,967)		(8,203)	4G	(9,003)
Net loss	$(112,137)	$(13,733)	$(7,401)		$(30,859)		$(164,130)
Earnings per Share
Weighted average Class A shares outstanding	133,112				34,198		167,310
Net loss per share (basic and diluted) attributable to Class A common stockholders	$(0.84)						$(0.98)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
($ in thousands)
1. Basis of Presentation
The Unaudited Pro Forma Financial Information has been prepared based on GAAP and pursuant to Regulation S-X and presents the Pro Forma Balance Sheet of Skillsoft based upon the historical financial information of Skillsoft and Codecademy, after giving effect to the Mergers.
The Unaudited Pro Forma Financial Information is not necessarily indicative of what Skillsoft’s consolidated balance sheet would have been had the Codecademy Transaction been completed as of the date indicated or will be for any future periods. The Unaudited Pro Forma Financial Information does not purport to project the future financial position of Skillsoft following the Codecademy Transaction. The Unaudited Pro Forma Financial Information reflects accounting adjustments related to the Codecademy Transaction management believes are necessary to present fairly the Skillsoft Pro Forma Balance Sheet assuming the Codecademy Transaction had been consummated as of October 31, 2021. The accounting related Codecademy Transaction adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Skillsoft financial condition as a result of the closing of the Codecademy Transaction.
The acquisition of Codecademy will be treated as a business combination and accounted for using the acquisition method of accounting, with goodwill and other intangible assets recorded, in accordance with ASC 805, Business Combinations. Accordingly, for accounting purposes, the net assets of Skillsoft are stated at historical cost, with the acquired assets and assumed liabilities of Codecademy stated at fair value in accordance with the acquisition method of accounting. As of the date of this filing, the calculations necessary to estimate the fair values of the assets acquired and liabilities assumed have been performed based on a hypothetical valuation allocation using comparable market transactions. Skillsoft will continue to refine its identification and valuation of assets acquired and the liabilities assumed as further information becomes available, including refinement of inputs and estimates inherent in (i) the valuation of intangible assets, (ii) deferred income taxes, (iii) realization of tangible assets and (iv) the accuracy and completeness of liabilities.
The unaudited pro forma condensed combined financial information and related notes have been prepared utilizing period ends that differ by fewer than one fiscal quarter, as permitted by Regulation S-X. The unaudited pro forma condensed combined balance sheet as of October 31, 2021 combines the historical balance sheet of Skillsoft as of October 31, 2021 and the historical balance sheet of Codecademy as of September 30, 2021, on a pro forma basis as if the Codecademy Transaction had been consummated on October 31, 2021.
The historical Codecademy condensed balance sheet as of September 30, 2021 has been prepared using the same basis of presentation as the historical financial statements and accompanying notes as of and for the year ended December 31, 2020 and the unaudited condensed historical financial statements and accompanying notes as of and for the nine months ended September 30, 2021, attached as Annex IV to this proxy statement.
The Unaudited Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by Skillsoft and reflects certain adjustments to the historical financial information of Codecademy to conform to the accounting policies of Skillsoft based on a preliminary review of the accounting policies of Codecademy.
The Unaudited Pro Forma Financial Information should be read in conjunction with the audited Consolidated Financial Statements of Skillsoft as of and for the year ended January 31, 2021 appearing in Skillsoft’s Current Report on Form 8-K filed with the SEC on June 17, 2021 and the Unaudited Condensed Consolidated Financial Statements of Skillsoft as of and for the nine months ended October 31, 2021 appearing in Skillsoft’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2021 filed with the SEC on December 14, 2021 as well as the audited financial statements of Codecademy as of and for the year ended December 31, 2020 and the unaudited condensed financial statements of Codecademy as of and for the nine months ended September 30, 2021 attached as Annex IV to this proxy statement.
The pro forma financial information does not reflect adjustments for any other consummated or probable acquisition by Skillsoft that is significant in accordance with Regulation S-X Rule 3-05, as amended by Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020 because no significant transactions were identified.
2. Codecademy Accounting Policies and Reclassifications
In the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align the financial statement presentations of Skillsoft following consummation of the Mergers. Skillsoft management will perform a comprehensive review of Codecademy’s accounting policies upon the completion of the Mergers. As a result of the review, Skillsoft management may identify differences between the accounting policies of these entities which, when conformed, could have a material impact on the financial statements of Skillsoft following consummation of the Mergers. Based on its initial analysis, Skillsoft has identified differences between Skillsoft and Codecademy that would have an impact on the unaudited pro forma condensed combined financial information.
A summary of the necessary pro forma adjustment in the unaudited pro forma condensed combined balance sheet as of October 31, 2021 is as follows:
	As of September 30, 2021			As of October 31, 2021
	Codecademy Historical Condensed	Accounting Policies and Reclassifications		Codecademy As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$50,591	$—		$50,591
Restricted cash	—	—		—
Accounts receivable, net	272	—		272
Prepaid expenses and other current assets	2,170	—		2,170
Total Current Assets	53,033	—		53,033
Property and equipment, net	461	—		461
Goodwill	—	—		—
Intangible assets, net	3,814	(1,920)	2A	1,894
Right of use assets	—	1,238	2B	1,238
Other assets	766	—		766
TOTAL ASSETS	$58,074	$(682)		$57,392
Current liabilities
Accrued expenses and other current liabilities	$3,310	$—		$3,310
Lease liability	—	1,238	2B	1,238
Deferred revenue	14,737	—		14,737
Total Current Liabilities	18,047	1,238		19,285
Deferred tax liabilities	—	—		—
Long-term lease liabilities	—	—		—
Total Liabilities	18,047	1,238		19,285
Stockholders’ Equity
Common stock, preferred stock and paid-in capital	90,680	—		90,680
Accumulated deficit	(50,653)	(1,920)	2A	(52,573)
Total Stockholders’ Equity	40,027	(1,920)		38,107
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,074	$(682)		$57,392

A summary of the necessary pro forma adjustment in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 and for the nine months ended October 31, 2021 is as follows:
	For the Year ended December 31, 2020	Accounting Policies, Reclassifications, and Eliminations		For the Year ended January 31, 2021	For the Nine Months ended September 30, 2021	Accounting Policies, Reclassifications, and Eliminations		For the Nine Months ended October 31, 2021
	Codecademy Historical Condensed			Pro Forma Condensed Combined	Codecademy Historical Condensed			Pro Forma Condensed Combined
Revenues:
Total revenues	$32,841	$—		$32,841	$30,676	$—		$30,676
Operating expenses
Cost of revenues	3,574	—		3,574	3,947	—		3,947
Content and software development	15,933	1,247	2A	17,180	17,777	1,107	2A	18,884
Selling and marketing	8,724	—		8,724	12,914	—		12,914
General and administrative	9,121	—		9,121	8,392	—		8,392
Amortization of intangible assets	—	—		—	—	—		—
Recapitalization and transaction-related costs	—			—	—			—
Restructuring	—	—		—	—	—		—
Operating and formation costs	—	—		—	—	—		—
Total operating expenses	37,352	1,247		38,599	43,030	1,107		44,137
Operating income (loss):	$(4,511)	$(1,247)		$(5,758)	$(12,354)	$(1,107)		$(13,461)
Other income (expense), net	(255)	—		(255)	(226)	—		(226)
Gain on derivative liabilities	—	—		—	—	—		—
Interest income	72	—		72	2	—		2
Interest expense	—			—	—	—		—
Loss before provision for income taxes	(4,694)	(1,247)		(5,941)	(12,578)	(1,107)		(13,685)
Provision for income taxes	64	—		64	(48)	—		(48)
Net loss	$(4,758)	$(1,247)		$(6,005)	$(12,626)	$(1,107)		$(13,733)

2A.
Skillsoft’s accounting policy with respect to content development costs is to expense such costs as incurred whereas Codecademy capitalized certain content development costs. This adjustment conforms Codecademy’s financial statements to Skillsoft’s policy.

2B.
Skillsoft adopted ASC 842, Leases (“ASC 842”) as of February 1, 2020 and it is reflected in its historical financial statements for all periods subsequent to date of adoption. Codecademy did not adopt ASC 842 and was not required to adopt the standard in Codecademy’s September 30, 2021 interim financial statements. To conform Codecademy, a pro forma adjustment was made to reflect the adoption impact of ASC 842 on its financial statements as if it had adopted this standard at the beginning of its fiscal year ended December 31, 2020.

3. Incremental Credit Facility
The adjustments included in the unaudited pro forma condensed combined balance sheet as of October 31, 2021 are as follows:
3A.
Reflects debt issuance necessary to fund a portion of the Cash Consideration, the components of which are as follows:

Debt issuance	$160,000
Less: Original issue discount and issuance costs	(9,200)
Net Proceeds	$150,800
The Incremental Credit Facility is assumed to bear interest at a rate of 5.5% per year, payable quarterly in arrears and has an effective interest rate of 6.4% when including the impact of debt issuance costs and original issue discount. The Incremental Credit Facility is assumed to amortize at 1% per year and mature in July 2028.
3B.
Reflects $63.9 million of incremental borrowing on Skillsoft’s accounts receivable facility that will be used, in part, to fund the Cash Consideration.

3C.
Reflects additional interest expense for the incremental term loan and additional account receivable facility borrowings necessary to fund the cash portion of consideration.

4. Codecademy Transaction Accounting Adjustments
The estimated consideration for the Mergers is as follows:
Cash consideration	$204,944
Equity consideration(1)	232,204
Total estimated consideration	$437,148

(1)
The Merger Agreement requires the number of shares of Common Stock issued be calculated based upon equity consideration of $320.1 million, divided by the volume-weighted average price of the Common Stock during the fifteen trading days ending two trading days prior to the Closing Date. The calculation of shares of Common Stock issued is subject to a collar provision, whereby the share price used in the calculation can be no lower than $9.36 per share and no greater than $11.44 per share. With a closing share price of $6.79 per share on February 4, 2022, issuance of 34,198,000 shares of Common Stock representing equity consideration of $232,204 is assumed based on the minimum collared share price of $9.36 per share. Because of the collared price, a hypothetical 10% increase or decrease in the price of Common Stock from current trading levels would not impact the number of shares issued under the Codecademy Transaction.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Codecademy are recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the Mergers.
For assets acquired and liabilities assumed, other than right of use assets and lease liabilities, identified intangible assets, goodwill, and deferred revenue, the carrying values were assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period subsequent to the closing of the Codecademy Transaction as required by ASC 805. The acquisition of Codecademy may necessitate the use of this measurement period to adequately analyze and assess a number of the factors used in establishing the asset and liability fair values as of the acquisition date, including the significant contractual and operational factors underlying the developed technology and customer relationship intangible assets and the assumptions underpinning the related tax impacts of any changes made. Any potential adjustments made could be material in relation to the preliminary values presented. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.
The following table sets forth a preliminary allocation of the estimated consideration for the Codecademy Transaction to the identifiable tangible and intangible assets acquired and liabilities assumed based on Codecademy’s September 30, 2021 balance sheet, with the excess recorded as goodwill:
Codecademy Estimated Goodwill
Cash and cash equivalents	$3,000
Accounts receivable, net	272
Prepaid expenses and other current assets	2,170
Property and equipment, net	461
Intangible assets	205,500
Right of use assets	1,238
Other assets	766
Total assets acquired	$213,407
Accrued expenses and other current liabilities	3,310
Lease liability – short-term portion	1,238
Deferred revenues	14,737
Deferred tax liabilities	42,757
Total liabilities acquired	$62,042
Net assets acquired (a)	$151,365
Estimated purchase consideration (b)	$437,148
Estimated goodwill (b) – (a)	$285,783
In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain impairment indicators are present. In the event Skillsoft management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill is primarily attributable to the assembled workforce of Codecademy and opportunity for Skillsoft to penetrate the enterprise market with Codecademy products. Goodwill recognized is not expected to be deductible for tax purposes. The table below indicates the estimated fair value of each of the identifiable intangible assets associated with the Mergers:
	Preliminary Estimated Asset Fair Value (in thousands)	Preliminary Weighted Average Useful Life (Years)
Trade name	$33,500	10 years
Developed Technology	50,000	3 years
Content	57,500	3 years
Customer Relationships	64,500	5 years
Total	$205,500
Less: net intangible assets reported on Codecademy’s historical financial statements as of September 30, 2021	1,894
Pro forma adjustment	$203,606
The preliminary fair values reflected above were determined in accordance with ASC 820, Fair Value Measurement. The Codecademy customer relationship fair value was determined using an income approach under a multi-period excess earnings approach whereby the cash flows in excess of those needed to operate contributory assets over a period of time are otherwise attributed to the fair value of the asset. The Codecademy trade name fair value was determined using an income approach with an estimate developed from the relief-from-royalty method and the projected cash savings over an estimated period of time that would otherwise be required to license this asset. Excess purchase price was allocated to goodwill.
The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated or management’s view based on historical experience with similar assets.
The pro forma adjustments included in the unaudited pro forma condensed combined financial statements for the purchase price allocation and other transaction adjustments are as follows:
4A.
Represents estimated cash that will be retained by the seller in accordance with the terms of the Merger Agreement whereby any cash in excess of $3 million at the closing date will not be transferred to the buyer.

4B.
Reflects payment of approximately $205 million (assuming no adjustment at Closing), representing the cash consideration component of the purchase price

4C.
Reflects issuance of 34,198,000 shares of Common Stock representing equity consideration of $232,204 based on the minimum collared share price of $9.36 per share and a closing price of Common Stock of $6.79 per share on February 4, 2022.

4D.
Reflects the elimination of previously issued and outstanding shares of common stock of Codecademy at the date of the Codecademy Transaction and accumulated deficit balance.

4E.
Reflects the increase in intangible assets and goodwill due to the step up in fair value adjustments recognized as part of the Codecademy Transaction based on the preliminary purchase price allocation.

4F.
Reflects the settlement and payment of expected transaction costs of $12.2 million related to the Mergers, including, among others, fees paid for financial advisors, legal services, and professional accounting services. These transaction costs are not reflected in the historical consolidated balance sheet of Skillsoft or in the historical balance sheet of Codecademy.

4G.
Reflects adjustments for the tax impact on the pro forma adjustments at the U.S. federal statutory tax rate of 21% as of September 30, 2021 resulting from the acquisition. The effective tax rate of Skillsoft following the Mergers could be significantly different than what is presented within the unaudited pro forma financial information based on several factors including geographic mix of our taxable income or legal entity structure, among others.

4H.
Reflects additional amortization expense if the Merger had occurred as of February 1, 2020. Amortization expense is based on the fair value of the amortizable assets and the estimated economic useful life of the identified intangible assets.

5. Predecessor Pro Forma Statement of Operations
On October 12, 2020, Software Luxembourg and Churchill Capital Corp II, a Delaware corporation (“Churchill”), entered into an Agreement and Plan of Merger (the “Skillsoft Merger Agreement”) by and between Churchill and Software Luxembourg. Pursuant to the terms of the Skillsoft Merger Agreement, a business combination between Churchill and Software Luxembourg was effected through the merger of Software Luxembourg with and into Churchill (the “Churchill Transaction”), with Churchill being the surviving company. On June 11, 2021, Churchill completed its acquisition of Software Luxembourg, and changed its corporate name from Churchill to Skillsoft Corp. In addition, Skillsoft changed its fiscal year end from December 31 to January 31. On June 11, 2021, Skillsoft completed the acquisition of Albert DE Holdings Inc. (“Global Knowledge” and such acquisition, the “Global Knowledge Merger”). The unaudited condensed consolidated statement of operations included herein have been calculated on a pro forma basis as if each of these transactions occurred on February 1, 2020.

A summary of the pro forma statement of operations for predecessor entities for the year ended January 31, 2021 is as follows:
	Predecessor Companies
	For the year ended December 31, 2020	For the year ended January 31, 2021	For the twelve months ended January 1, 2021	For the Twelve Months ended January 31, 2021
	Churchill Capital Corp II (Note 6)	Software Luxembourg (Note 7)	Global Knowledge (Note 9)	Skillsoft Corp. Pro Forma Condensed Combined
Revenues:
Total revenues	$—	$471,515	$188,952	$660,467
Operating expenses
Cost of revenues	—	93,058	103,768	196,826
Content and software development	—	69,014	2,484	71,498
Selling and marketing	—	111,295	41,511	152,806
General and administrative	(2,000)	59,091	34,201	91,292
Amortization of intangible assets	—	106,231	46,004	152,235
Impairment of intangible assets	—	332,276	67,432	399,808
Recapitalization and transaction-related costs	59,121	56,750	—	115,871
Restructuring	—	5,520	7,275	12,795
Operating and formation costs	2,907	—	—	2,907
Total operating expenses	60,028	833,335	302,675	1,196,037
Operating income (loss):	$(60,028)	$(361,820)	$(113,723)	$(535,570)
Other income (expense), net	—	4,725	(1,997)	2,728
(Loss) gain on derivative liabilities	(73,156)	(5)	—	(73,161)
Reorganization items, net	—	3,329,245	—	3,329,245
Interest income	—	129	—	129
Interest expense	—	(30,402)	—	(30,402)
Income (loss) before provision (benefit) for income taxes	(133,184)	2,941,872	(115,720)	2,692,969
Provision (benefit) for income taxes	487	93,784	(449)	93,822
Net income (loss)	$(133,671)	$2,848,089	$(115,271)	$2,599,146

A summary of the pro forma statement of operations for predecessor entities for the nine months ended October 31, 2021 is as follows:
	Predecessor Companies for the period from February 1, 2021 to June 11, 2021			Sucessor Company for the Period from June 12, 2021 to October 31, 2021	For the Nine Months ended October 31, 2021
	Churchill Capital Corp II (Note 6)	Software Luxembourgh (Note 7)	Global Knowledge (Note 9)	Skillsoft Corp. (Note 10)	Skillsoft Pro Forma Condensed Combined
Revenues:
Total revenues	$—	$163,031	$71,785	$261,572	$496,388
Operating expenses
Cost of revenues	—	35,881	34,551	76,897	147,329
Content and software development	—	24,084	492	26,316	50,892
Selling and marketing	—	36,198	16,404	68,007	120,608
General and administrative	—	17,217	19,765	45,194	82,176
Amortization of intangible assets	—	47,119	12,031	64,117	123,267
Recapitalization and transaction-related costs	—	6,938	—	4,959	11,897
Restructuring	—	(703)	2,764	1,093	3,154
Operating and formation costs	2,952	—	—	—	2,952
Total operating expenses	2,952	166,733	86,007	286,583	542,275
Operating income (loss):	$(2,952)	$(3,702)	$(14,222)	$(25,011)	$(45,887)
Other income (expense), net	—	(493)	624	(1,308)	(1,177)
Gain on derivative liabilities	(22,501)	900	—	(19,723)	(41,324)
Interest income	—	64	—	30	94
Interest expense	—	(10,904)	—	(11,820)	(22,723)
Income (loss) before provision (benefit) for income taxes	(25,453)	(14,135)	(13,598)	(57,831)	(111,018)
Provision (benefit) for income taxes	2	4,448	902	(4,232)	1,119
Net income (loss)	$(25,455)	$(18,583)	$(14,500)	$(53,599)	$(112,137)

6. Churchill Pro Forma Adjustments
A summary of the pro forma adjustments to the Churchill historical financial statements for the year ended January 31, 2021 is as follows:
	For the year ended December 31, 2020			For the year ended January 31, 2021
	Churchill Capital Corp II	Proforma Adjustments		Pro Forma
Revenues:
Total revenues	$—	$—		$—
Operating expenses
Cost of revenues	—	—		—
Content and software development	—	—		—
Selling and marketing	—	—		—
General and administrative	(2,000)	—		(2,000)
Amortization of intangible assets	—	—		—
Impairment of goodwill	—	—		—
Recapitalization and transaction-related costs	—	59,121	6A	59,121
Restructuring	—	—		—
Operating and formation costs	2,907	—		2,907
Total operating expenses	907	59,121		60,028
Operating income (loss):	$(907)	$(59,121)		$(60,028)
Other income (expense), net	2,518	(2,518)	6B	—
(Loss) gain on derivative liabilities	(73,583)	427	6C	(73,156)
Reorganization items, net	—	—		—
Interest income	—	—		—
Interest expense	—	—		—
(Loss) income before provision (benefit) for income taxes	(71,972)	(61,212)		(133,184)
Provision (benefit) for income taxes	487	—		487
Net (loss) income	$(72,459)	$(61,212)		$(133,671)

A summary of the pro forma adjustments to the Churchill Capital Corp II historical financial statements for the period from February 1, 2021 to June 11, 2021 is as follows:
	For the period from February 1, 2021 to June 11, 2021
	Churchill Capital Corp II	Proforma Adjustments		Pro Forma
Revenues:
Total revenues	$—	$—		$—
Operating expenses
Cost of revenues	—	—		—
Content and software development	—	—		—
Selling and marketing	—	—		—
General and administrative	—	—		—
Amortization of intangible assets	—	—		—
Impairment of goodwill	—	—		—
Recapitalization and transaction-related costs	59,121	(59,121)	6A	—
Restructuring	—	—		—
Operating and formation costs	2,952	—		2,952
Total operating expenses	62,073	(59,121)		2,952
Operating income (loss):	$(62,073)	$59,121		$(2,952)
Other income (expense), net	60	(60)	6B	—
(Loss) gain on derivative liabilities	(51,282)	28,781	6C	(22,501)
Reorganization items, net	—	—		—
Interest income	—	—		—
Interest expense	—	—		—
(Loss) income before provision (benefit) for income taxes	(113,295)	87,842		(25,453)
Provision (benefit) for income taxes	2	—		2
Net (loss) income	$(113,297)	$87,842		$(25,455)
The pro forma adjustments above consist of the following:
6A
Reflects transaction costs incurred by Churchill related to the acquisition of Software Luxembourg and Global Knowledge, including, among others, fees paid for financial advisors, legal services and professional accounting services. These transaction costs were incurred on June 11, 2021 but have been reclassified to the earliest period presented as if the acquisitions had occurred on February 1, 2020.

6B
Reflects the removal of interest income earned on Churchill’s marketable securities.

6C
Reflects (i) the recognition of a $0.2 million and $27.7 million loss related to a subscription agreement with a PIPE investor for the year ended January 31, 2021 and for the period from February 1, 2021 to June 11, 2021, respectively, and (ii) a $0.6 million gain and $1.0 million loss on a conversion feature of a note receivable used to fund working capital for the year ended January 31, 2021 and for the period from February 1, 2021 to June 11, 2021, respectively.

7. Software Luxembourg Pro Forma Adjustments
A summary of the pro forma adjustments to the Software Luxembourg historical financial statements for the year ended January 31, 2021 is as follows:
	For the year ended January 31, 2021			For the year ended January 31, 2021
	Pro Forma Software Luxembourg As Adjusted (Note 8)	Pro Forma Adjustments		Pro Forma Condensed Combined
Revenues:
Total revenues	$382,619	$88,896	7A	$471,515
Operating expenses
Cost of revenues	93,058	—		93,058
Content and software development	69,014	—		69,014
Selling and marketing	130,313	(19,018)	7B	111,295
General and administrative	59,091	—		59,091
Amortization of intangible assets	74,202	32,029	7C	106,231
Impairment of goodwill	332,376	—		332,376
Recapitalization and transaction-related costs	48,027	8,723	7D	56,750
Restructuring	5,520	—		5,520
Operating and formation costs	—	—		—
Total operating expenses	811,601	21,734		833,335
Operating income (loss):	$(428,982)	$67,162		$(361,820)
Other income (expense), net	4,725	—		4,725
(Loss) gain on derivative liabilities	(5)	—		(5)
Reorganization items, net	3,329,245	—		3,329,245
Interest income	129	—		129
Interest expense	(188,301)	157,899	7E	(30,402)
(Loss) income before provision (benefit) for income taxes	2,716,811	225,061		2,941,872
Provision (benefit) for income taxes	46,521	47,263	7F	93,784
Net (loss) income	$2,670,290	$177,799		$2,848,089

A summary of the pro forma adjustments to the Software Luxembourg historical financial statements for the period from February 1, 2021 to June 11, 2021 is as follows:
	For the period from February 1, 2021 through June 11, 2021
(amounts in thousands)	Software Luxembourg Basis	Pro Forma Adjustments		Pro Forma Software Luxembourg
Revenues:
Total revenues	$139,636	$23,395	7A	$163,031
Operating expenses
Cost of revenues	35,881	—		35,881
Content and software development	24,084	—		24,084
Selling and marketing	41,940	(5,742)	7B	36,198
General and administrative	17,217	—		17,217
Amortization of intangible assets	50,902	(3,783)	7C	47,119
Impairment of goodwill	—	—		—
Recapitalization and transaction-related costs	6,938	—		6,938
Restructuring	(703)	—		(703)
Total operating expenses	176,259	(9,526)		166,733
Operating loss:	$(36,623)	$32,921		$(3,702)
Other expense, net	(493)	—		(493)
Reorganization items, net	—	—		—
Loss on derivative instruments	900	—		900
Interest income	64	—		64
Interest expense, net	(16,820)	5,916	7E	(10,904)
Income (loss) before provision for income taxes	(52,972)	38,837		(14,135)
Provision for income taxes	(3,708)	8,156	7F	4,448
Net income (loss)	$(49,264)	$30,681		$(18,583)

7A.
Reflects the elimination of deferred revenue “fresh start reporting” and fair value adjustments recorded in Skillsoft’s historical periods based on the assumed adoption of ASU 2021-08 — Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) as of February 1, 2020, which requires deferred revenue to be recognized using the revenue recognition guidance in Accounting Standards Codification Topic 606 rather than fair value.

7B.
Reflects the reduction of commissions expense due to the assumed elimination of Skillsoft’s deferred contract acquisition costs as of February 1, 2020 which were replaced by the establishment of customer relationship assets and corresponding increases to amortization expense.

7C.
Reflects adjustments to amortization expense calculated as if the Churchill Transaction had occurred as of February 1, 2020. Amortization expense is based on the fair value of the amortizable assets and the estimated economic useful life of the identified intangible assets.

7D.
Reflects transaction costs incurred by Skillsoft related to the acquisition by Churchill including, among others, fees paid for financial advisors, legal services and professional accounting services. These transaction costs were incurred during the period from June 11, 2021 to October 31, 2021 but have been reclassified to the earliest period presented as if the acquisitions had occurred on February 1, 2020.

7E.
Reflects adjustment to interest expense based on the current capital structure in place after completion of the Churchill Transaction and Global Knowledge Merger.

7F.
Reflects adjustments for the tax impact on the pro forma adjustments at the U.S. federal statutory tax rate of 21%. The prospective effective tax rate of the combined company could be significantly different than what is presented within the unaudited pro forma financial information based on several factors including geographic mix of our taxable income or legal entity structure and tax planning strategies, among other things.
8. Software Luxembourg Reorganization Combined Income Statement
The following table shows the computation of combined results of Software Luxembourg for the fiscal year ended January 31, 2021 derived from the actual historical predecessor period from February 1, 2020 to August 27, 2020 and the successor period from August 28, 2020 to January 31, 2021:
	Predecessor	Successor
(amounts in thousands)	February 1, 2020 through August 27, 2020	For the period August 28, 2020 through January 31, 2021	Combined Software Luxembourgh
Revenues:
Total revenues	$273,851	$108,768	$382,619
Operating expenses
Cost of revenues	52,160	40,898	93,058
Content and software development	38,986	30,028	69,014
Selling and marketing	75,028	55,285	130,313
General and administrative	37,455	21,636	59,091
Amortization of intangible assets	34,378	39,824	74,202
Impairment of goodwill	332,376	—	332,376
Recapitalization and transaction-related costs	32,099	15,928	48,027
Restructuring	1,179	4,341	5,520
Total operating expenses	603,661	207,940	811,601
Operating loss:	$(329,810)	$(99,172)	$(428,982)
Other expense, net	1,273	3,452	4,725
Reorganization items, net	3,329,245	—	3,329,245
Loss on derivative instruments	(5)	—	(5)
Interest income	105	24	129
Interest expense, net	(168,341)	(19,960)	(188,301)
Income (loss) before provision for income taxes	2,832,467	(115,656)	2,716,811
Provision for income taxes	68,455	(21,934)	46,521
Net income (loss)	$2,764,012	$(93,722)	$2,670,290

9. Global Knowledge Pro Forma Adjustments
A summary of pro forma adjustments to the Global Knowledge historical financial statements for the year ended January 31, 2021 is as follows:
	For the twelve months ended January 1, 2021	Pro Forma Adjustments		For the year ended January 31, 2021
	Global Knowledge			Global Knowledge Pro Forma Condensed Combined
Revenues:
Total revenues	$189,649	$(697)	9A	$188,952
Operating expenses
Cost of revenues	104,465	(697)	9A	103,768
Content and software development	2,484	—		2,484
Selling and marketing	41,511	—		41,511
General and administrative	34,201	—		34,201
Amortization of intangible assets	7,279	38,725	9B	46,004
Impairment of intangible assets	7,879	—		7,879
Impairment of goodwill	59,553	—		59,553
Recapitalization and transaction-related costs	—	—		—
Restructuring	7,275	—		7,275
Operating and formation costs	—	—		—
Total operating expenses	264,647	38,028		302,675
Operating income (loss):	$(74,998)	$(38,725)		$(113,723)
Other income (expense), net	(1,997)	—		(1,997)
(Loss) gain on derivative liabilities	—	—		—
Reorganization items, net	—	—		—
Loss on derivative instruments	—	—		—
Interest income	—	—		—
Interest expense	(31,750)	31,750	9C	—
(Loss) income before provision (benefit) for income taxes	(108,745)	(6,975)		(115,720)
Provision (benefit) for income taxes	1,016	(1,465)	9D	(449)
Net (loss) income	$(109,761)	$(5,510)		$(115,271)

A summary of the pro forma adjustments to the Global Knowledge historical financial statements for the nine months ended October 31, 2021 is as follows:
	For the period from February 1, 2021 through June 11, 2021
(amounts in thousands)	Global Knowledge Predecessor Basis	Pro Forma Adjustments		Pro Forma Global Knowledge
Revenues:
Total revenues	$71,932	$(147)	9A	$71,785
Operating expenses
Cost of revenues	34,698	(147)	9A	34,551
Content and software development	492	—		492
Selling and marketing	16,404	—		16,404
General and administrative	19,765	—		19,765
Amortization of intangible assets	2,646	9,385	9B	12,031
Impairment of goodwill	—	—		—
Recapitalization and transaction-related costs	—	—		—
Restructuring	2,764	—		2,764
Total operating expenses	76,769	9,238		86,007
Operating loss:	$(4,837)	$(9,385)		$(14,222)
Other expense, net	624	—		624
Reorganization items, net	—	—		—
Loss on derivative instruments	—	—		—
Interest income	—	—		—
Interest expense, net	(11,970)	11,970	9C	—
Income (loss) before provision for income taxes	(16,183)	2,585		(13,598)
Provision for income taxes	359	543	9D	902
Net income (loss)	$(16,542)	$2,042		$(14,500)

9A.
Reflects the elimination of historical intercompany revenues and cost of revenues between Skillsoft and Global Knowledge.

9B.
Reflects adjustments to amortization expense calculated as if the Global Knowledge Merger had occurred as of February 1, 2020. Amortization expense is based on the fair value of the amortizable assets and the estimated economic useful life of the identified intangible assets.

9C.
Reflects the elimination of interest expense for historical periods. See Note 5 for pro forma interest of the combined company.

9D.
Reflects adjustments for the tax impact on the pro forma adjustments at the U.S. federal statutory tax rate of 21%. The prospective effective tax rate of the combined company could be significantly different than what is presented within the unaudited pro forma financial information based on several factors including geographic mix of our taxable income or legal entity structure and tax planning strategies, among other things.

10. Skillsoft Pro Forma Adjustments
A summary of the pro forma adjustments to the Skillsoft historical financial statements for the period from June 12, 2021 through October 31, 2021 is as follows:
	For the period from June 12, 2021 through October 31, 2021
(amounts in thousands)	Skillsoft Successor Basis	Pro Forma Adjustments		Pro Forma Skillsoft
Revenues:
Total revenues	$261,572	$—		$261,572
Operating expenses
Cost of revenues	76,897	—		76,897
Content and software development	26,316	—		26,316
Selling and marketing	62,171	5,836	10A	68,007
General and administrative	45,194	—		45,194
Amortization of intangible assets	57,087	7,030	10B	64,117
Impairment of goodwill	—	—		—
Recapitalization and transaction-related costs	13,682	(8,723)	10C	4,959
Restructuring	1,093	—		1,093
Total operating expenses	282,440	4,143		286,583
Operating loss:	$(20,868)	$(4,143)		$(25,011)
Other expense, net	(1,308)	—		(1,308)
Reorganization items, net	—	—		—
Loss on derivative instruments	(19,723)	—		(19,723)
Interest income	30	—		30
Interest expense, net	(17,366)	5,546	10D	(11,820)
Income (loss) before provision for income taxes	(59,235)	1,404		(57,831)
Provision for (benefit from) income taxes	(4,527)	295	10E	(4,232)
Net income (loss)	$(54,708)	$1,109		$(53,599)

10A.
Reflects an increase to commissions expense due to the assumed elimination of Skillsoft’s deferred contract acquisition costs as of February 1, 2020 rather than June 11, 2021, resulting in more amortization of the deferred commission asset in this period relating to contract acquisition costs that were deferred upon payment subsequent February 1, 2020.

10B.
Reflects adjustments to amortization expense calculated as if the Skillsoft Merger had occurred as of February 1, 2020. Amortization expense is based on the fair value of the amortizable assets and the estimated economic useful life of the identified intangible assets.

10C.
Reflects transaction costs incurred by Skillsoft related to the acquisition by Churchill Capital Corp II. including, among others, fees paid for financial advisors, legal services and professional accounting services. These transaction costs were incurred during the period from June 11, 2021 to October 31, 2021 but have been reclassified to the earliest period presented as if the acquisitions had occurred on February 1, 2020.

10D.
Reflects adjustment to interest expense based on the current capital structure in place after completion of the Skillsoft Merger and Global Knowledge Merger.

10E.
Reflects adjustments for the tax impact on the pro forma adjustments at the US federal statutory tax rate of 21%. The prospective effective tax rate of the combined company could be significantly different than what is presented within the unaudited pro forma financial information based on several factors including geographic mix of our taxable income or legal entity structure and tax planning strategies, among other things.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations, the timing and occurrence of the closing of the transaction, and the anticipated transaction benefits. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, our product development and planning, our pipeline, future capital expenditures, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projects,” “forecasts,” “seeks,” “outlook,” “target,” goals,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Except as otherwise required by applicable law, we will not update any forward-looking statements to reflect events or circumstances after the date of this proxy statement. All forward-looking disclosure is speculative by its nature and any forward-looking events discussed in this proxy statement may not occur. You are cautioned not to rely on such forward-looking statements.
There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this proxy statement, including:
•
the impact of changes in consumer and prosumer spending patterns, consumer and prosumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•
the impact of the ongoing COVID-19 pandemic (including any variant) on our business, operating results and financial condition;

•
fluctuations in our future operating results;

•
our ability to successfully identify, consummate and achieve strategic objectives in connection with our acquisition opportunities and realize the benefits expected from the acquisition;

•
the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;

•
our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;

•
our ability to market existing products and develop new products;

•
a failure of our information technology infrastructure or any significant breach of security, including in relation to the migration of our key platforms from our systems to cloud storage;

•
future regulatory, judicial and legislative changes in our industry;

•
our ability to comply with laws and regulations applicable to our business;

•
the impact of natural disasters, public health crises, political crises, or other catastrophic events;

•
our ability to attract and retain key employees and qualified technical and sales personnel;

•
fluctuations in foreign currency exchange rates;

•
our ability to protect or obtain intellectual property rights;

•
our ability to raise additional capital;

•
the impact of our indebtedness on our financial position and operating flexibility;

•
our ability to meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

•
our ability to successfully defend ourselves in legal proceedings; and

•
our ability to continue to meet applicable listing standards.

Additional factors that may cause actual results or performance to differ materially from any forward-looking statements regarding the transaction between Skillsoft and Codecademy include, but are not limited to:
•
our ability to timely satisfy the conditions to the closing of the transaction contemplated in the Merger Agreement;

•
occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•
the possibility that the consummation of the acquisition is delayed or does not occur, including the failure to obtain stockholder approval of the transaction;

•
Skillsoft’s identification of a material weakness in its internal control over financial reporting which, if not corrected, could affect the reliability of Skillsoft’s consolidated financial statements;

•
the possibility that COVID-19 may hinder our ability to consummate the Mergers;

•
our ability to realize the benefits from the acquisition;

•
our ability to effectively and timely incorporate the acquired business into our business operations;

•
risks that the acquisition and other transactions contemplated by the Merger Agreement disrupt current plans and operations that may harm the parties’ current businesses;

•
the amount of any costs, fees, expenses, impairments and charges related to the acquisition; and

•
uncertainty as to the effects of the announcement or pendency of the acquisition on the market price of the Common Stock and/or on the parties’ respective financial performance.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in this proxy statement below and those included in Skillsoft’s Amendment No. 1 to its Registration Statement on Form S-1 declared effective by the SEC on July 29, 2021, and subsequent filings with the SEC.
Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most currently available data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

RISK FACTORS
You should carefully review and consider the following risk factors, and the other information included in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Mergers and the proposals to be voted on at the Special Meeting. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the anticipated benefits of the Mergers, and may have an adverse effect on our business, cash flows, financial condition and results of operations. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Skillsoft and Codecademy may face additional risks and uncertainties that are not presently known to Skillsoft and Codecademy or that Skillsoft and Codecademy currently deem immaterial, which may also impair Skillsoft’s and Codecademy’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Risks Related to the Mergers
There can be no assurances when or if the Mergers will be completed.
Although Skillsoft expects to complete the Mergers by the end of the second quarter of 2022, there can be no assurances as to the exact timing of completion of the Mergers or that the Mergers will be completed at all. The completion of the Mergers is subject to numerous conditions, including, among others:
•
the approval of the Stock Issuance Proposal;

•
the receipt of HSR clearance;

•
clearance by the Committee on Foreign Investment in the United States;

•
the absence of any law or order prohibiting the consummation of the transactions contemplated by the Merger Agreement;

•
the absence of a “material adverse effect” on Codecademy;

•
the approval for listing on the NYSE of the Common Stock to be issued as part of the Merger Consideration;

•
the representations and warranties of the Skillsoft Parties and Codecademy being true and correct, subject to the materiality standards contained in the Merger Agreement; and

•
the Skillsoft Parties and Codecademy having complied in all material respects with their respective obligations under the Merger Agreement.

There can be no assurance that the conditions required to complete the Mergers, some of which are beyond the control of Skillsoft and Codecademy, will be satisfied or waived on the anticipated schedule, or at all. Furthermore, the governmental authorities from which the regulatory approvals are required may impose conditions on the completion of the Mergers or require changes to the terms thereof. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying or impeding consummation of the transactions or of imposing additional costs or limitations on Skillsoft or Codecademy.
The Merger Agreement also provides for certain termination rights for both Codecademy and Skillsoft, including if the Mergers are not consummated on or before the Outside Date, subject to an automatic extension until July 22, 2022 if on the Outside Date all conditions are satisfied other than conditions relating to the receipt of regulatory approvals. Skillsoft will be required to pay Codecademy a termination fee of $6,000,000 in the event of a termination of the Merger Agreement other than (i) by mutual agreement, (ii) by either Codecademy or Skillsoft if the transaction has not been consummated by the Outside Date (if at the time of such termination Skillsoft had the right to terminate due to a material breach of the Merger Agreement by Codecademy), (iii) by Skillsoft in the event of a material uncured breach of the Merger Agreement by Codecademy, (iv) by Skillsoft if Codecademy does not deliver the requisite approval by its stockholders or (v) by Skillsoft if there has been a “material adverse effect” on Codecademy.

Obtaining required approvals and satisfying closing conditions may prevent or delay completion of the Mergers.
The Mergers are subject to a number of conditions to closing as specified in the Merger Agreement. These closing conditions include, among others, obtaining stockholder approval of the Stock Issuance Proposal, approval for listing on the NYSE of the shares of Common Stock to be issued as part of the Merger Consideration, and the absence of any law or order prohibiting the consummation of the transactions contemplated by the Merger Agreement. The obligation of each of Skillsoft and Codecademy to consummate the Merger is also conditioned on, among other things, (i) the representations and warranties of the Skillsoft Parties and Codecademy being true and correct, subject to the materiality standards contained in the Merger Agreement, (ii) the other party having complied in all material respects with its obligations under the Merger Agreement and (iii) the delivery by the other party of a certificate of its chief executive officer certifying that the required conditions have been satisfied. The required approvals may not be obtained and the required conditions to closing may not be satisfied, and, if all required consents and approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the Mergers could cause Skillsoft and Codecademy not to realize, or to be delayed in realizing, some or all of the benefits that Skillsoft and Codecademy expect to achieve if the Mergers are successfully completed within its expected time frame. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Mergers, please see “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Agreement and Plan of Merger.”
The market price for shares of Common Stock following the completion of the Mergers may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of shares of Common Stock.
Skillsoft’s businesses differ in some regards from those of Codecademy and, accordingly, the results of operations of Skillsoft following completion of the Mergers will be affected by some factors that are different from those currently or historically affecting the results of operations of Skillsoft. The results of operations of Skillsoft following completion of the Mergers may also be affected by factors different from those that currently affect or have historically affected Skillsoft. In addition, following completion of the Mergers, Skillsoft may seek to raise additional equity financing through one or more underwritten offerings, private placements and/or rights offerings, or issue stock in connection with acquisitions, which may result in downward pressure on the share price of the Common Stock. For a discussion of the businesses of each of Skillsoft and Codecademy and some important factors to consider in connection with those businesses, please see “The Parties to the Mergers” and the documents and information included elsewhere in, or incorporated by reference into, this proxy statement.
Skillsoft may waive one or more of the closing conditions without re-soliciting stockholder approval.
Skillsoft may determine to waive, in whole or part, one or more of the conditions to closing the Mergers prior to Skillsoft being obligated to consummate the Mergers. Skillsoft currently expects to evaluate the materiality of any waiver and its effect on Skillsoft stockholders in light of the facts and circumstances at the time, to determine whether any amendment of this proxy statement or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to the Mergers or to re-solicit stockholder approval or amending or supplementing this proxy statement as a result of a waiver will be made by Skillsoft at the time of such waiver based on the facts and circumstances as they exist at that time.
Skillsoft and Codecademy will be subject to business uncertainties while the Mergers are pending, which could adversely affect Skillsoft’s business.
In connection with the pendency of the Mergers, it is possible that certain persons with whom Skillsoft or Codecademy have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with Skillsoft or Codecademy, as the case may be, as a result of the Mergers, which could negatively affect Skillsoft’s or Codecademy’s revenues, earnings and cash flows as well as the market price of the Common Stock, regardless of whether the Mergers are completed. Also, Skillsoft’s and Codecademy’s ability to attract, retain and motivate employees may be impaired until the Mergers are completed, and Skillsoft’s ability to do so may be impaired for a period of time thereafter, as current and prospective employees may experience uncertainty about their roles within Skillsoft following the Mergers.
Under the terms of the Merger Agreement, Skillsoft and Codecademy are subject to certain restrictions on the conduct of business prior to the consummation of the Mergers, which may adversely affect Skillsoft’s and Codecademy’s ability to execute certain of Skillsoft’s and Codecademy’s business strategies, including the ability in certain cases to modify or enter into certain contracts, acquire or dispose of certain assets, incur or prepay certain indebtedness, incur encumbrances, make capital expenditures or settle claims. Such limitations could negatively affect Skillsoft’s and Codecademy’s businesses and operations prior to the completion of the Mergers.
Skillsoft will incur significant transaction costs in connection with the Mergers.
Skillsoft has incurred and is expected to continue to incur a number of non-recurring costs associated with the Mergers, combining the operations of Codecademy with Skillsoft’s and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by Skillsoft whether or not the Mergers are completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors and employee retention, severance, and benefit costs. Skillsoft will also incur costs related to formulating and implementing integration plans. Although Skillsoft expects that the elimination of duplicative costs, as well as the realization of synergies and efficiencies related to the integration of the assets and operations of Codecademy, should allow Skillsoft to offset these transaction costs over time, this net benefit may not be achieved in the near term or at all.
Moreover, if the Mergers are not completed, Skillsoft will have incurred substantial expenses for which no ultimate benefit will have been received. Skillsoft has incurred out-of-pocket expenses in connection with the Mergers for investment banking, legal and accounting fees and financial printing and other costs and expenses, much of which will be incurred even if the Mergers are not completed.
Termination of the Merger Agreement or failure to otherwise complete the Mergers could negatively impact Skillsoft’s business and financial results.
•
Skillsoft’s business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Mergers, without realizing any of the anticipated benefits of completing the Mergers;

•
in certain instances, payment by Skillsoft of a termination fee or reimbursement of certain expenses to Codecademy; and

•
negative reactions from the financial markets and customers may occur if the anticipated benefits of the Mergers are not able to be realized.

If the Mergers are not consummated, Skillsoft cannot assure you that the risks described above will not negatively impact the business, financial results, and ability to repay its outstanding indebtedness.
Until the completion of the Mergers or the termination of the Merger Agreement in accordance with its terms, Skillsoft and Codecademy are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Skillsoft or Codecademy and their respective stockholders.
From and after the date of the Merger Agreement and prior to completion of the Mergers, the Merger Agreement restricts Skillsoft and Codecademy from taking specified actions without the consent of the other party and generally requires that the business of each company and its respective subsidiaries be conducted in all material respects in the ordinary course of business consistent with past practice. These restrictions may prevent Skillsoft or Codecademy from making appropriate changes to their respective businesses or organizational structures or from pursuing attractive business opportunities that may arise prior to the completion of the Mergers, and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the Mergers could be exacerbated by any delays in consummation of the Mergers or termination of the Merger Agreement.

The announcement and pendency of the Mergers could have an adverse effect on Skillsoft’s and/or Codecademy’s business, financial condition, results of operations or business prospects.
The announcement and pendency of the Mergers could disrupt Skillsoft’s and/or Codecademy’s businesses in the following ways, among others:
•
Skillsoft’s and/or Codecademy’s employees may experience uncertainty regarding their future roles in Skillsoft, which might adversely affect Skillsoft’s and/or Codecademy’s ability to retain, recruit and motivate key personnel;

•
the attention of Skillsoft’s and/or Codecademy’s management may be directed toward the completion of the Mergers and other transaction-related considerations and may be diverted from the day-to-day business operations of Skillsoft and/or Codecademy, as applicable, and matters related to the Mergers may require commitments of time and resources that could otherwise have been devoted to other opportunities that might have been beneficial to Skillsoft and/or Codecademy, as applicable; and

•
customers, suppliers and other third parties with business relationships with Skillsoft and/or Codecademy may decide not to renew or may decide to seek to terminate, change and/or renegotiate their relationships with Skillsoft and/or Codecademy as a result of the Mergers, whether pursuant to the terms of their existing agreements with Skillsoft and/or Codecademy or otherwise.

Any of these matters could adversely affect the businesses of, or harm the financial condition, results of operations or business prospects of, Skillsoft and/or Codecademy.
Securities class action and derivative lawsuits may be brought against Skillsoft in connection with the Mergers, which could result in substantial costs and may delay or prevent the Mergers from being completed.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements that could prevent or delay the completion of the Mergers and result in significant costs to Skillsoft, including any costs associated with the indemnification of directors and officers. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Skillsoft’s liquidity and financial condition.
Lawsuits that may be brought against Skillsoft, Codecademy or Skillsoft’s or Codecademy’s directors could also seek, among other things, injunctive relief or other equitable relief, including a request to enjoin Skillsoft from consummating the Mergers. One of the conditions to the closing of the Mergers is that no order, judgment, ruling, injunction, stipulation, monetary assessment, award, decree, decision, determination subpoena, verdict or writ in any suit, legal proceeding, enforcement proceeding, arbitration proceeding, hearing, litigation, investigation or other proceeding or law of a court of competent jurisdiction or other governmental authority has been issued, promulgated or entered after the date of the Merger Agreement and remains in effect that prohibits, enjoins or makes illegal the consummation of the transactions contemplated by the Merger Agreement. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Mergers, that injunction may delay or prevent the Merger from being completed within the expected timeframe or at all, which may adversely affect Skillsoft’s business, financial position and results of operation.
Completion of the Mergers may trigger change in control or other provisions in certain agreements to which Codecademy is a party, which may have an adverse impact on Skillsoft’s business and results of operations.
The completion of the Mergers may trigger change in control and other provisions in certain agreements to which Codecademy is a party. For those agreements for which Skillsoft and Codecademy are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. The foregoing or similar developments may have an adverse impact on Skillsoft’s business and results of operations.

Skillsoft may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of Skillsoft in the future.
Skillsoft will account for the Mergers as an acquisition of a business in accordance with GAAP. Under the acquisition method of accounting, the assets and liabilities of Codecademy will be recorded, as of completion, at their respective fair values (except for deferred revenue which, pursuant to Skillsoft’s adoption of ASU 2021-08 — Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers effective June 11, 2021, will be recognized using the revenue recognition guidance in Accounting Standards Codification Topic 606 rather than fair value) and added to Skillsoft’s. Skillsoft’s reported financial condition and results of operations for periods after completion of the Mergers will reflect Codecademy’s balances and results after completion of the Mergers but will not be restated retroactively to reflect the historical financial position or results of operations of Codecademy for periods prior to the Mergers.
Under the acquisition method of accounting, the total purchase price will be allocated to Codecademy’s tangible assets and liabilities and identifiable intangible assets based on their fair values as of the date of completion of the Mergers. The excess of the purchase price over those fair values, if any, will be recorded as goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, Skillsoft may be required to incur material non-cash charges relating to such impairment. Skillsoft’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.
The unaudited pro forma condensed combined financial information and the pro forma reserves information in this proxy statement is presented for illustrative purposes only and may not be reflective of Skillsoft’s operating results, financial condition or reserves following completion of the Mergers.
The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what Skillsoft’s actual financial position or results of operations would have been had the Mergers been completed on the dates indicated. Similarly, the pro forma reserves information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what Skillsoft’s reserves would have been had the Mergers been completed on the dates indicated. Further, Skillsoft’s actual results and financial position after the Mergers may differ materially and adversely from the pro forma information that is included in this proxy statement.
The unaudited pro forma condensed combined financial information has been prepared with the assumption that Skillsoft will be identified as the acquirer under GAAP and reflects adjustments based upon preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed.
Risks Related to Skillsoft Following the Mergers
If the Mergers are consummated, Skillsoft may be unable to successfully integrate Codecademy’s business into its business or achieve the anticipated benefits of the Mergers.
The success of the Mergers will depend, in part, Skillsoft’s ability to realize the anticipated benefits and cost savings from combining Skillsoft’s and Codecademy’s businesses, and there can be no assurance that Skillsoft will be able to successfully integrate or otherwise realize the anticipated benefits of the Mergers. Difficulties in integrating Codecademy into Skillsoft may result in Skillsoft performing differently than expected, in operational challenges, or in the failure to realize anticipated expense-related efficiencies. Potential difficulties that may be encountered in the integration process include, among others:
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the inability to successfully integrate Codecademy in a manner that permits the achievement of full revenue, expected cash flows and cost savings anticipated from the Mergers;

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not realizing anticipated operating synergies;

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integrating personnel from Codecademy and the loss of key leadership and employees;

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potential unknown liabilities and unforeseen expenses or delays associated with and following the completion of the Mergers;

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integrating relationships with customers, vendors and business partners;

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performance shortfalls as a result of the diversion of management’s attention caused by completing the Mergers and integrating Codecademy’s operations;

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the impact of Skillsoft’s recent acquisition of Global Knowledge and Pluma, Inc.; and

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the disruption of, or the loss of momentum in, Skillsoft’s ongoing business or inconsistencies in standards, controls, procedures and policies.

Skillsoft’s results may suffer if it does not effectively manage its expanded operations following the Mergers.
Following completion of the Mergers, the size of Skillsoft’s business will increase significantly beyond its current size. Skillsoft’s future success will depend, in part, on Skillsoft’s ability to manage this expanded business, which poses numerous risks and uncertainties, including the need to integrate the operations and business of Codecademy into Skillsoft’s existing business in an efficient and timely manner, to combine systems and management controls and to integrate relationships with customers, vendors and business partners.
Skillsoft’s current stockholders will have a reduced ownership and voting interest after the Mergers compared to their current ownership and will exercise less influence over management.
Based on the number of outstanding shares of Common Stock as of [•], 2022, immediately after the Mergers is completed, it is expected that, on a fully diluted basis, Skillsoft’s current stockholders will collectively own approximately [•]% and the former Codecademy stockholders will own, in the aggregate, approximately [•]% of the outstanding shares of Common Stock. As a result of the Mergers, Skillsoft’s current stockholders will own a smaller percentage of Skillsoft than they currently own, and as a result will have less influence on Skillsoft’s management and policies.
Sales of substantial amounts of the Common Stock in the open market by the Codecademy equity holders could depress the price of the Common Stock.
Shares of Common Stock that are issued to the Codecademy equity holders in the Mergers will become freely tradable once registered pursuant to the Registration Rights Agreement or sold in compliance with Rule 144 promulgated under the Securities Act. Pursuant to the Registration Rights Agreement, all of the shares of Common Stock issued as Stock Consideration to any Codecademy equity holder who is a party to the Registration Rights Agreement will be registered for resale. Once registered, the Common Stock held by such Codecademy equity holders will be unrestricted and will not require further registration under the Securities Act, although such shares may be subject to the lockup restrictions set forth in the Registration Rights Agreement.
The Codecademy equity holders may wish to dispose of some or all of their interests in Skillsoft, and as a result may seek to sell their shares of Common Stock. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of shares of Common Stock, may affect the market for, and the market price of, the Common Stock in an adverse manner.
If the Mergers are completed and Skillsoft’s stockholders, including the Codecademy equity holders, sell substantial amounts of Common Stock in the public market following the closing of the Mergers, the market price of the Common Stock may decrease. These sales might also make it more difficult for Skillsoft to raise capital by selling equity or equity-related securities at a time and price that it otherwise would deem appropriate.
The trading price and volume of the Common Stock may be volatile following the Mergers.
The trading price and volume of the Common Stock may be volatile following completion of the Mergers. The stock markets in general and in our industry have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the Common Stock. As a result, you may suffer a loss on your investment.
The market for the Common Stock will depend on a number of conditions, most of which Skillsoft cannot control, including:

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general economic conditions within the U.S. and internationally, including changes in interest rates;

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general market conditions;

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domestic and international economic, legal and regulatory factors unrelated to Skillsoft’s performance;

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volatility in the financial markets or other global economic factors, including the impact of COVID-19;

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actual or anticipated fluctuations in Skillsoft’s quarterly and annual results and those of its competitors;

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quarterly variations in the rate of growth of Skillsoft’s financial indicators, such as revenue, EBITDA, bookings, net income and net income per share;

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the businesses, operations, results and prospects of Skillsoft;

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the operating and financial performance of Skillsoft;

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future mergers and strategic alliances;

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changes in government regulation, taxes, legal proceedings or other developments;

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shortfalls in Skillsoft’s operating results from levels forecasted by securities analysts;

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changes in revenue or earnings estimates, or changes in recommendations by equity research analysts;

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failure of Skillsoft to achieve the perceived benefits of the Mergers, including financial results and anticipated synergies, as rapidly as or to the extent anticipated by financial or industry analysts;

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speculation in the press or investment community;

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the failure of research analysts to cover Skillsoft’s common stock;

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sales of the Common Stock by Skillsoft, large stockholders or management, or the perception that such sales may occur;

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changes in accounting principles, policies, guidance, interpretations or standards;

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announcements concerning Skillsoft or its competitors;

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public reaction to Skillsoft’s press releases, other public announcements and filings with the SEC;

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strategic actions taken by competitors;

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actions taken by Skillsoft’s stockholders;

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additions or departures of key management personnel;

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maintenance of acceptable credit ratings or credit quality;

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the general state of the securities markets; and

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the risk factors described in this proxy statement and the documents incorporated by reference into this proxy statement.

These and other factors may impair the market for the Common Stock and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Common Stock to fluctuate substantially, which may negatively affect the price and liquidity of the Common Stock. Many of these factors and conditions are beyond the control of Skillsoft or Skillsoft’s stockholders.
Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against Skillsoft, could result in very substantial costs, divert management’s attention and resources and harm Skillsoft’s business, operating results and financial condition.

Failure or perceived failure to comply with regulations relating to some career training services could result in the imposition of penalties or the interruption of our ability to provide services in certain jurisdictions.
In many jurisdictions in which we operate, some career training services are subject to licensing requirements. We do not believe that the services we provide are subject to such licensing requirements. Regulators could disagree with our assessment regarding the applicability of licensure requirements and take enforcement action against us, including by imposing penalties or prohibiting us from offering career-related training services in a relevant jurisdiction until we are able to obtain the requisite license. Regulatory action has in the past been taken against Global Knowledge in respect of licensing requirements applicable to providers of career training services in certain jurisdictions and regulatory inquiries have occasionally been made about Global Knowledge’s licensure.
Codecademy provides learning products and services directly to individuals. If those products and services were deemed to be non-exempt services, subject to regulation by a particular U.S. state or other jurisdiction, and we were found to be in non-compliance with any of the laws, regulations, standards, or policies related to state or other jurisdictional authorization after the consummation of the Mergers, we could lose our ability to offer some products or services in those jurisdictions, be subject to increased compliance costs, and be subject to related legal proceedings, and our revenue, results of operations and financial condition could be adversely impacted.
Risks Related to Ownership of our Common Stock
If the benefits of the Mergers do not meet the expectations of financial analysts, the market price of the Common Stock may decline.
The market price of the Common Stock may decline as a result of the Mergers if Skillsoft does not achieve the perceived benefits of the Mergers as rapidly, or to the extent anticipated by, financial analysts or the effect of the Mergers on the financial results of Skillsoft is not consistent with the expectations of financial analysts. Accordingly, holders of Common Stock may experience a loss as a result of a decline in the market price of Common Stock. In addition, a decline in the market price of the Common Stock could adversely affect the ability of Skillsoft to issue additional securities and to obtain additional financing in the future.
The unaudited pro forma condensed combined financial information included in this proxy statement is preliminary and based on a number of assumptions and the actual financial condition and results of operations after the Mergers may differ materially.
The unaudited pro forma financial information included in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations of Skillsoft subsequent to the consummation of the Mergers would have been on the date(s) indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that Skillsoft and Codecademy currently believe are reasonable. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates that are subject to change of the pro forma acquisition accounting necessary to recognize the acquired assets and assumed liabilities of Codecademy. The pro forma acquisition accounting reflected in this proxy statement is preliminary, and the final acquisition accounting will be based upon the actual purchase price and the fair value of the assets and liabilities of Codecademy as of the date of the completion of the Mergers. In addition, following the completion of the Mergers, there may be further refinements of the acquisition as additional information becomes available. Accordingly, the acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
Our Derivative Instruments are accounted for as liabilities and the changes in value of our Derivative Instruments could have a material effect on our financial results.
On April 12, 2021, the Staff at the SEC issued a statement (the “SEC Statement”) discussing the accounting implications of certain terms that are common in warrants issued by special purpose acquisition companies. In light of the SEC Statement and guidance in ASC 815-40, “Derivatives and Hedging —

Contracts in Entity’s Own Equity,” Skillsoft’s management evaluated the terms of the warrant agreement entered into in connection with Skillsoft’s initial public offering and concluded that the warrant agreement governing public warrants and the private placement warrants (together, the “warrants”) include provisions that, based on the SEC Statement, preclude the warrants from being classified as components of equity. As a result, Skillsoft classified the warrants, the 2020 note and that certain Subscription Agreement, dated as of October 12, 2020, by and among Skillsoft, Churchill Sponsor II, LLC, and Prosus (the “Prosus Subscription Agreement”) (together, the “Derivative Instruments”) as liabilities. Under this accounting treatment, Skillsoft was required to measure the fair value of the Derivative Instruments at the end of each reporting period and recognize changes in the fair value from the prior period in their operating results for the current period. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside our control. We expect that we will recognize non-cash gains or losses due to the quarterly fair valuation of the Derivative Instruments and that such gains or losses could be material.
In connection with the restatement of Skillsoft’s financial statements, Skillsoft’s management has concluded that its disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2020 due to a material weakness in internal control over financial reporting solely related to its accounting for Derivative Instruments.
Following the issuance of the SEC Statement and after consultation with Skillsoft’s independent registered public accounting firm and its management team, Skillsoft concluded that, in light of the SEC Statement, it was appropriate to restate its previously issued audited financial statements as of and for the year ended December 31, 2020 and the period from April 11, 2019 (inception) through December 31, 2019. Skillsoft also restated the financial statements as of July 1, 2019, as of and for the period ended September 30, 2019, as of December 31, 2019, and as of and for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020. As part of such process, Skillsoft identified a material weakness in its internal controls over financial reporting, solely related to its accounting for Derivative Instruments as further discussed herein.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We have taken steps and will continue to take steps to remediate the material weakness moving forward, but there is no assurance that any remediation efforts will ultimately have the intended effects.
If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and the price of the Common Stock may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.
The price of the Common Stock may change significantly and you could lose all or part of your investment as a result.
The trading price of shares of our Common Stock is likely to continue to be volatile. The stock market, including in our industry, recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in the risk factors above and below and the following:
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results of operations that vary from the expectations of securities analysts and investors;

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results of operations that vary from those of Skillsoft’s competitors;

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changes in expectations as to Skillsoft’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

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declines in the market prices of stocks generally;

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strategic actions by Skillsoft or its competitors;

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announcements by Skillsoft or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

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any significant change in Skillsoft’s management;

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changes in general economic or market conditions or trends in Skillsoft’s industry or markets;

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changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to Skillsoft’s business;

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future sales of Common Stock or other securities of Skillsoft;

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investor perceptions or the investment opportunity associated with the Common Stock relative to other investment alternatives;

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the public’s response to press releases or other public announcements by Skillsoft or third parties, including the filings of Skillsoft with the SEC;

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litigation involving Skillsoft, Skillsoft’s industry, or investigations by regulators into Skillsoft’s operations or those of their competitors;

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guidance, if any, that Skillsoft provides to the public, any changes in this guidance or Skillsoft’s failure to meet this guidance;

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the development and sustainability of an active trading market for the Common Stock;

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actions by institutional or activist stockholders;

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changes in accounting standards, policies, guidelines, interpretations or principles; and

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other events or factors, including those resulting from natural disasters, pandemics, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of the Common Stock, regardless of Skillsoft’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of the Common Stock is low.
In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If Skillsoft was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from Skillsoft’s business regardless of the outcome of such litigation.
Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid for it.
Skillsoft intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of Common Stock will be at the sole discretion of Skillsoft’s Board. Skillsoft’s Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our Board may deem relevant. In addition, our ability to pay dividends is limited by covenants of Skillsoft’s existing and outstanding indebtedness and may be limited by covenants of any future indebtedness Skillsoft incurs. As a result, stockholders must rely on their sales of Common Stock after appreciation, which may never occur, as the only way to realize any future gains on their investments.
If securities analysts do not publish research or reports about Skillsoft’s business or if they downgrade the Common Stock or Skillsoft’s sector, the price of the Common Stock and trading volume could decline.
The trading market for our Common Stock is influenced in part by the research and reports that industry or financial analysts publish about Skillsoft or its business. Skillsoft does not control these analysts. In addition, some financial analysts may have limited expertise with Skillsoft’s model and operations. Furthermore, if one or more of the analysts who do cover Skillsoft downgrade the Common Stock or industry, or the stock of any of its competitors, or publish inaccurate or unfavorable research about its business, the price of the Common Stock could decline. If one or more of these analysts ceases coverage of Skillsoft or fails to publish reports on it regularly, Skillsoft could lose visibility in the market, which in turn could cause the price of the Common Stock or trading volume to decline.
Future sales, or the perception of future sales, by Skillsoft or its stockholders in the public market could cause the market price for our Common Stock to decline.
The sale of shares of Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for Skillsoft to sell equity securities in the future at a time and at a price that it deems appropriate.
As of [•], 2022, Skillsoft had a total of [•] shares of Common Stock outstanding and warrants to purchase an aggregate of [•] shares of Common Stock outstanding. In addition, pursuant to the that certain amended and restated registration rights agreement, which became effective upon the consummation of the transactions contemplated by the Skillsoft Merger Agreement (the “Existing Registration Rights Agreement”), as well as the Registration Rights Agreement to be entered into at the closing of the Mergers (together with the Existing Registration Rights Agreement, the “Registration Rights Agreements”), certain stockholders have or will have, as applicable, the right, subject to certain conditions, to require us to register the sale of their shares of our Common Stock under the Securities Act. By exercising their registration rights under the Registration Rights Agreements and selling a large number of shares, these stockholders could cause the prevailing market price of our Common Stock to decline. Following the completion of the Mergers, the shares covered by registration rights under the Registration Rights Agreements will represent approximately [•]% of our outstanding Common Stock, without giving effect to the issuance of any shares of Common Stock underlying Skillsoft’s warrants.
As restrictions on resale end or if these stockholders exercise their registration rights under the Registration Rights Agreements, the market price of shares of Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for Skillsoft to raise additional funds through future offerings of shares of Common Stock or other securities.
In addition, the shares of Common Stock reserved for future issuance under Skillsoft’s equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The compensation committee of our Board may determine the exact number of shares to be reserved for future issuance under its equity incentive plans at its discretion. On August 17, 2021, Skillsoft filed a registration statement on Form S-8 under the Securities Act to register shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to Skillsoft’s equity incentive plans. Skillsoft will file an additional registration statement on Form S-8 under the Securities Act to register shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to Skillsoft’s equity incentive plans in connection with the issuance of Skillsoft RSUs in connection with the Mergers. Form S-8 registration statements automatically become effective upon filing.
Future issuances of debt securities and equity securities may adversely affect us, including the market price of shares of Common Stock, and may be dilutive to existing stockholders.
In the future, we may incur debt or issue equity ranking senior to the shares of Common Stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the shares of Common Stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of the shares of Common Stock and be dilutive to existing stockholders.
We may also issue securities in connection with investments or acquisitions. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of our Charter and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
These provisions provide for, among other things:
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a staggered board, which means that our board of directors is classified into three classes of directors with staggered three-year terms and directors are only able to be removed from office for cause;

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the ability of our board of directors to issue one or more series of preferred stock;

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advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

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certain limitations on convening special stockholder meetings;

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limiting the ability of stockholders to act by written consent; and

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providing that our board of directors is expressly authorized to make, alter or repeal our bylaws.

These anti-takeover provisions could make it more difficult for a third party to acquire Skillsoft, even if the third-party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause Skillsoft to take other corporate actions you desire.
The Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with Skillsoft or its directors, officers, employees or stockholders.
The Charter provides that, subject to limited exceptions, any (1) derivative action or proceeding brought on behalf of Skillsoft, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to Skillsoft or its stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or the Charter or our bylaws or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of Skillsoft’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Charter described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Skillsoft or its directors, officers or other employees, which may discourage such lawsuits against Skillsoft and its directors, officers and employees. Alternatively, if a court were to find these provisions of the Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Skillsoft may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect Skillsoft’s business and financial condition. Notwithstanding the foregoing, the Charter will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Charter. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.
This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Skillsoft or its directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
The NYSE may not continue to list our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our Common Stock and Public Warrants are currently listed on the NYSE. There can be no assurance that we will be able to comply with the continued listing standards of NYSE. If the NYSE delists our Common Stock from trading on its exchange for failure to meet the listing standards, our stockholders could face significant material adverse consequences including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that the Common Stock is a “penny stock” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
The price of our securities may fluctuate significantly due to the market’s reaction to the Mergers and general market and economic conditions. An active trading market for our securities may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
Prosus and its affiliates may have interests that differ from those of other stockholders.
As of [•], 2022, Prosus holds approximately [37.6]% of Skillsoft’s outstanding Common Stock, and an affiliate of Prosus, Edtech, or an affiliate thereof, holds approximately 23.8% of the outstanding equity of

Codecademy. The shares of the Common Stock to be issued pursuant to the Merger Agreement represented approximately [•]% of the number of shares and voting power of Skillsoft’s outstanding common stock, based on the closing price of $[•] per share of Common Stock on [•], 2022, the most recent practicable date. Based on the same assumption, [•] shares of Common Stock would be issued to the Codecademy equity holders in the Mergers, [•] shares of which would be issued to Edtech, or an affiliate thereof, the “share-only holder.”
Pursuant to the terms of the Prosus Subscription Agreement, and subject to any required approval of Skillsoft’s stockholders pursuant to the applicable rules and listing standards of the NYSE (which Skillsoft will use reasonable best efforts to obtain), if Skillsoft intends to issue New Securities (as defined in the Prosus Subscription Agreement) to any person, then, at least fifteen (15) business days prior to the issuance of the New Securities, Skillsoft shall deliver Prosus an offer (the “Offer”) to issue New Securities to Prosus for cash in an aggregate amount, on a pro forma basis after giving effect to the issuance of the New Securities, that would result in Subscriber maintaining beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of at least the percentage of the issued and outstanding shares of Common Stock that it beneficially owns immediately prior to the issuance of such New Securities on a fully-diluted and as-converted basis but, solely prior to the expiration of the earlier of (i) June 11, 2024 and (ii) the occurrence of a Significant Event (as defined in the Prosus Subscription Agreement), not to the extent such issuance would result in Prosus having beneficial ownership of more than thirty-five percent (35%) of the issued and outstanding shares of Common Stock on a fully-diluted and as converted basis (excluding any warrants issued to Prosus pursuant to the Prosus Subscription Agreement). The Offer shall state that Skillsoft proposes to issue the New Securities and shall specify their number and terms (including the cash purchase price or the fair market value of any non-cash consideration as reasonably determined by the Board). The Offer shall remain open and irrevocable for a period of 15 business days from the date of its delivery.
Following the Mergers, so long as Prosus and its affiliates continue to directly or indirectly own a significant amount of Skillsoft’s outstanding Common Stock, Prosus may be able to exert substantial influence on Skillsoft and may be able to exercise its influence in a manner that is not in the interests of Skillsoft’s other stakeholders. Additionally, Prosus and its affiliates are in the business of making investments in companies and owning real estate, and may from time to time acquire and hold interests in businesses that compete directly or indirectly with Skillsoft or that supply Skillsoft with goods and services. Prosus or its affiliates may also pursue acquisition opportunities that may be complementary to (or competitive with) Skillsoft’s business, and as a result those acquisition opportunities may not be available to Skillsoft. Stockholders should consider that the interests of Prosus may differ from their interests in material respects.
Skillsoft’s consultant, the Klein Group, has an interest in the Mergers.
Michael Klein, a member of our Board, is the Chief Executive Officer of The Klein Group, LLC (the “Klein Group”). Skillsoft engaged the Klein Group to act as a consultant in respect of a potential transaction with Codecademy, particularly to assist management in its evaluation of the business opportunity and structuring and negotiation of a potential transaction. Pursuant to this engagement, Skillsoft will pay the Klein Group a transaction fee equal to the greater of (i) $2.0 million and (ii) 0.35% of the aggregate Merger Consideration, promptly at the closing of the Mergers. Therefore, the Klein Group has a financial interest in the closing of the Mergers.

COMPARATIVE SHARE INFORMATION
The following tables set forth:
•
historical per share information of Skillsoft for the period of February 1, 2020 to October 31, 2021; and

•
unaudited pro forma per share information of Skillsoft following the consummation of the Churchill Transaction for the fiscal year ended January 31, 2021 and the nine months ended October 31, 2021.

This information is only a summary and is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of Skillsoft and the unaudited pro forma condensed financial information and the historical financial information of Codecademy, and the accompanying notes to such financial statements, that has been presented in Skillsoft’s filings with the SEC that are included or incorporated herein by reference in this proxy statement or that are otherwise included in this proxy statement. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Mergers had been completed as of the dates indicated or will be realized upon the completion of the Mergers. Uncertainties that could impact Skillsoft’s financial condition include risks that affect Codecademy’s operations and outlook such as economic recessions, inflation, fluctuations in commodity prices or interest or currency exchange rates, and changes in the fiscal or monetary policies of the United States government. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
	Historical(1)
	Skillsoft Period from February 1, 2020 to August 27, 2020	Skillsoft Period from August 28, 2020 to January 31, 2021	Skillsoft Period from February 1, 2021 to June 11, 2021	Skillsoft Period from June 12, 2021 to October 31, 2021
Basic and diluted earnings (loss) per common share – class A	n/a	$(24.97)	$(12.32)	$(0.41)
Basic and diluted earnings (loss) per common share – class B	n/a	$13.44	$(12.32)	$(0.41)
Basic and diluted earnings (loss) per common share – ordinary shares	$27,612.51	n/a	n/a	n/a

(1)
Codecademy share information not applicable because it is a privately held company.

	Unaudited Pro Forma
	Year Ended January 31, 2021	Nine Months Ended October 31, 2021
Basic and diluted income (loss) per common share	$15.14	$(0.98)

SPECIAL MEETING OF SKILLSOFT’S STOCKHOLDERS
This proxy statement is being provided to Skillsoft’s stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting to be held on [•], 2022, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.
This proxy statement is being first mailed on or about [•], 2022 to all stockholders of record of Skillsoft as of [•], 2022, the record date for the Special Meeting. Stockholders of record who owned Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were [•] shares of Common Stock outstanding.
All stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting, which will be a completely virtual meeting. There will be no physical meeting location and the Special Meeting will only be conducted via live webcast. Stockholders may attend the Special Meeting online, including to vote and submit questions, at the following address: https://www.cstproxy.com/skillsoft/2022.
We are utilizing a virtual stockholder meeting format for the Special Meeting. Our virtual stockholder meeting format uses technology designed to increase stockholder access, save Skillsoft and our stockholders time and money and provide our stockholders rights and opportunities to participate in the virtual Special Meeting similar to those they would have at an in-person special meeting, at no cost. In addition to online attendance, we provide stockholders with an opportunity to hear all portions of the official Special Meeting as conducted by the Board, submit written questions and comments during the Special Meeting and vote online during the open poll portion of the Special Meeting.
Stockholders who wish to submit a question to Skillsoft for the Special Meeting may do so during the Special Meeting at https://www.cstproxy.com/skillsoft/2022. Questions pertinent to Special Meeting matters may be recognized and answered during the Special Meeting in our discretion, subject to time constraints. We reserve the right to edit or reject questions that are inappropriate for Special Meeting matters. In addition, we will offer live technical support for all stockholders attending the Special Meeting.
To attend online and participate in the Special Meeting, stockholders of record will need to https://www.cstproxy.com/skillsoft/2022.
Date, Time and Place of Special Meeting
The Special Meeting will be held on [•], 2022 at 10 a.m. Eastern Time, via live webcast at the following address: https://www.cstproxy.com/skillsoft/2022, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.
Voting Power; Record Date
Only holders of shares of Common Stock of record at the close of business on [•], 2022, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Common Stock that you owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your bank, broker or other holder of record to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [•] shares of Common Stock outstanding and entitled to vote.
Proposals at the Special Meeting
At the Special Meeting, Skillsoft’s stockholders will vote on the following proposals:
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To approve the Stock Issuance Proposal, in accordance with Sections 312.03 and 312.07 of the NYSE Listed Company Manual; and

•
to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve the Stock Issuance Proposal.

Quorum and Required Vote for Proposals for the Special Meeting
A quorum of Skillsoft’s stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of a majority of the outstanding shares of Common Stock entitled to vote as of the close of business on the record date are present virtually or are represented by proxy at the Special Meeting. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will be counted for the purposes of determining the existence of a quorum at the Special Meeting if a stockholder instructs its bank, broker or other nominee to vote its shares on any proposal.
Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereat. Accordingly, with respect to a holder of shares of Common Stock who is present virtually or represented by proxy at the Special Meeting, such stockholder’s abstention from voting or the failure of a holder of shares of Common Stock to vote will have the same effect as a vote “AGAINST” the Stock Issuance Proposal. Additionally, if a holder of shares of Common Stock instructs its bank, broker or other nominee regarding the Adjournment Proposal but not the Stock Issuance Proposal, such broker non-vote will have the same effect as voting “AGAINST” the Stock Issuance Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereat. Accordingly, with respect to a holder of shares of Common Stock who is present virtually or represented by proxy at the Special Meeting, such stockholder’s abstention from voting or the failure of a holder of shares of Common Stock to vote will have the same effect as a vote “AGAINST” the Adjournment Proposal. Additionally, if a holder of shares of Common Stock instructs its bank, broker or other nominee regarding the Stock Issuance Proposal, but not the Adjournment Proposal, such broker non-vote will have the same effect as voting “AGAINST” the Adjournment Proposal. Unless there is a quorum, the presiding officer of the Special Meeting may also adjourn the Special Meeting.
The Mergers are conditioned on, among other things, the approval of the Stock Issuance Proposal at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of the Stock Issuance Proposal.
It is important for you to note that, in the event that the Stock Issuance Proposal does not receive the requisite vote for approval, Skillsoft cannot consummate the Mergers and will be required to pay a termination fee to Codecademy in connection with the termination of the Merger Agreement as a result of failure to receive the requisite vote for approval of the Stock Issuance Proposal.
Recommendation to Skillsoft’s Stockholders
The Board believes that each of the Stock Issuance Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of Skillsoft and Skillsoft’s stockholders and recommends that its stockholders vote “FOR” the Stock Issuance Proposal and “FOR” the Adjournment Proposal.
For a more complete description of our reasons for the approval of the Mergers and the recommendation of the Board, see the section entitled “Proposal No. 1 — Approval of the Issuance of Common Stock in Connection with the Mergers — Background and Reasons for the Mergers — The Board’s Reasons for the Approval of the Mergers and the Stock Issuance.”
Voting Your Shares — Stockholders of Record
If you are a holder of shares of Common Stock of record, you may vote by mail, virtually at the Special Meeting, by phone using the toll-free phone number on your proxy card or through the Internet using the instructions described on the proxy card. Each share of Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of Common Stock that you own. There are several ways to vote your shares of Common Stock:
•
Voting by Mail.   You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Common Stock will be voted as recommended by the Board. The Board recommends voting “FOR” the Stock Issuance Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by the deadline specified on the enclosed proxy card.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting.
•
Voting By Phone or Internet.   All stockholders of record can vote by phone from the United States and Canada, using the toll-free phone number on the proxy card, or through the Internet using the procedures and instructions described on the proxy card. Street name holders may vote by Internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The Internet and phone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

•
Voting at the Special Meeting.   You can attend the Special Meeting virtually and vote online even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. However, if your shares of Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

Revocation of Proxies
You can change or revoke your proxy at any time before the final vote at the Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy by:
•
submitting another proxy over the Internet or by phone prior to 11:59 p.m., Eastern Time, on [•], 2022;

•
timely delivering a written notice that you are revoking your proxy to Skillsoft’s Chief Legal Officer;

•
timely delivering a valid, later-dated proxy;

•
attending the Special Meeting virtually, revoking your proxy and voting online, as indicated above. Your attendance at the Special Meeting will not revoke your proxy unless you give written notice of revocation to Skillsoft’s Chief Legal Officer before your proxy is exercised or unless you vote your shares virtually at the Special Meeting; or

•
if you are the beneficial owner of shares held in “street name,” you should contact your bank, broker or other nominee with questions about how to change or revoke your voting instructions.

No Additional Matters
The Special Meeting has been called to consider only the approval of the Stock Issuance Proposal and the Adjournment Proposal. Under the Amended and Restated Bylaws of Skillsoft (the “Bylaws”), other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting?
If you have any questions about how to vote or direct a vote in respect of your shares of Common Stock, you may call Georgeson, Skillsoft’s proxy solicitor, at (866) 482-4943 (toll free).
Appraisal Rights
No dissenters’ or appraisal rights will be available to the holders of Common Stock with respect to the Mergers or the other transactions contemplated by the Merger Agreement.
Proxy Solicitation Costs
Skillsoft is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by phone or in person. Skillsoft has also engaged Georgeson to assist in the solicitation of proxies for the Special Meeting. Skillsoft and its directors, officers and employees may also solicit proxies in person. Skillsoft will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.
Skillsoft will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Skillsoft will pay Georgeson a fee of approximately $20,000, plus reimburse Georgeson for its reasonable out-of-pocket expenses. Skillsoft will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to Skillsoft’s stockholders. Directors, officers and employees of Skillsoft who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 — APPROVAL OF THE ISSUANCE OF
COMMON STOCK IN CONNECTION WITH THE MERGERS
Overview
A portion of the consideration to be paid to the Codecademy equity holders in connection with the Mergers will be the Stock Consideration, which consists of a number of shares of Common Stock determined by dividing the aggregate share consideration value of $320,056,790 by the Closing Average Price; provided, that if the Closing Average Price is (a) more than the Maximum Price, then the number of shares shall be determined by dividing $320,056,790 by the Maximum Price and (b) less than the Minimum Price, then the number of shares shall be determined by dividing $320,056,790 by the Minimum Price.
The Common Stock that will be issued pursuant to the Merger Agreement will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. Skillsoft will be required to file with the SEC a registration statement on Form S-1 to provide for the public resale of the Common Stock issued pursuant to the Merger Agreement, in accordance with the terms of the Registration Rights Agreement.
We are asking Skillsoft’s stockholders to approve the issuance of the Stock Consideration pursuant to the terms of the Merger Agreement in connection with the Mergers. Skillsoft’s stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex I to this proxy statement. Please see the subsection entitled “— Agreement and Plan of Merger” below for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.
We may only consummate the Mergers if the Stock Issuance Proposal is, assuming a quorum is present, approved by the affirmative vote of the holders of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereat.
Agreement and Plan of Merger
This section describes certain material terms of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex I to this proxy statement. In the event of any discrepancy between the summary of the Merger Agreement contained in this proxy statement and the terms of the Merger Agreement, the terms of the Merger Agreement will control. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Skillsoft or Codecademy. Such information can be found elsewhere in this proxy statement.
Effects of the Mergers
Pursuant to the Merger Agreement and upon the terms and subject to the conditions set forth therein, Merger Sub I will merge with and into Codecademy, with Codecademy being the surviving corporation of the First Merger, and immediately following the First Merger and as part of the same overall transaction, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II being the surviving company of the Second Merger and an indirect wholly-owned subsidiary of Skillsoft.
Merger Consideration
Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, all shares of common stock and preferred stock of Codecademy, options to acquire shares of common stock of Codecademy and restricted stock units of Codecademy issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive a portion of the Merger Consideration. The Merger Consideration will be allocated among the holders of Codecademy common stock, preferred stock, options and restricted stock units as follows: (i) “non-accredited investors” will receive their pro rata portion of the Merger Consideration in cash; (ii) “share-only holders” will receive their pro rata portion of the Merger Consideration in Common Stock; and (iii) “pro rata holders” will receive their pro rata portion of the Merger Consideration in a mix of cash and Common Stock, in each case, the amount and composition of the portion of the Merger Consideration are subject to adjustment and holdbacks as set forth in the Merger Agreement.
The Merger Agreement provides that, at the Effective Time, each: (i) vested option to purchase common stock of Codecademy (other than vested options held by “non-accredited investors”) that is outstanding immediately prior to the Effective Time will be converted into the right to receive, with respect to each share of common stock of Codecademy covered by such vested option immediately prior to the Effective Time, cash and Common Stock on a pro rata basis (net of withholding taxes and the applicable per share exercise price), less holdback amounts as set forth in the Merger Agreement; (ii) unvested option to purchase common stock of Codecademy (other than unvested options held by “non-accredited investors” that are not continuing employees of Codecademy) will be assumed by Skillsoft and converted into a Skillsoft RSU to be granted as of the closing, representing the right to receive a number of shares of Common Stock determined with reference to the number of shares of common stock of Codecademy subject to such unvested option and the per share consideration exchange ratio (net of the exercise price), with each such Skillsoft RSU to be eligible to continue to vest on each date that the applicable unvested option would have otherwise vested in accordance with its terms, but only if such conditions to vesting are satisfied prior to each such vesting date; (iii) unvested restricted stock unit of Codecademy that is held by a “continuing employee” will be converted into the right to receive a Skillsoft RSU, representing the right to receive that number of shares of Common Stock equal to (x) the number of shares of common stock of Codecademy subject to such unvested restricted stock unit multiplied by (y) the per share consideration exchange ratio, provided that each such Skillsoft RSU will be subject to vesting on substantially similar terms and conditions as were applicable to each such unvested restricted stock unit prior to closing; (iv) vested option to purchase common stock of Codecademy that is held by a “non-accredited investor” will be converted, into an amount in cash (net of withholding taxes), equal to (x) the excess of the Merger Consideration such “non-accredited investor” would have been entitled to receive in respect of a share of common stock of Codecademy over the per share exercise price of such option multiplied by (y) the number of shares of common stock of Codecademy covered by such option, less holdback amounts as described in the Merger Agreement; and (v) unvested option that is held by a “non-accredited investor” that is not a continuing employee will be converted into an amount in cash (net of withholding taxes) equal to (x) the excess of the Merger Consideration such “non-accredited investor” would have been entitled to receive in respect of a share of common stock of Codecademy over the per share exercise price of such option multiplied by (y) the number of shares of common stock of Codecademy covered by such option, provided that the right to receive cash in respect of such options shall be subject to vesting on the same terms and conditions as were applicable to such options prior to closing.
Closing and Effective Time of the Mergers
Unless the parties otherwise mutually agree, the closing of the Mergers will take place on the date which is three Business Days (as defined in the Merger Agreement) after the date on which all of the closing conditions have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing) (such date, the “closing date”). See “— Conditions to Closing of the Mergers” below for a more complete description of the conditions that must be satisfied prior to the closing.
On the closing date, (i) Codecademy and Merger Sub I will file a certificate of merger with the Secretary of State of the State of Delaware in connection with the First Merger and (ii) the Surviving Corporation and Merger Sub II will file a certificate of merger with the Secretary of State of the State of Delaware in connection with the Second Merger. The time at which the First Merger becomes effective is referred to in this proxy statement as the “Effective Time”.
Covenants and Agreements
Conduct of Codecademy Prior to the Closing of the Mergers. Codecademy has agreed that, from the date of the Merger Agreement until the closing of the Mergers or the earlier termination of the Merger Agreement, it will, subject to certain exceptions or as required or contemplated by the Merger Agreement or as required by applicable law, unless Skillsoft has previously consented (which consent will not be unreasonably withheld, conditioned or delayed) (i) conduct its business and operations in all material respects in the ordinary course of business consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19; provided, that any commercially reasonable action taken, or omitted to be taken, in each case, in good faith, that relates to, or arises out of, COVID-19 will be deemed to be in the ordinary course of business), (ii) maintain and preserve substantially intact its business organization, and assets and properties in their current condition (ordinary wear and tear excepted) and use commercially reasonable efforts to keep available the services of its employees and to preserve the goodwill and present relationships (contractual or otherwise) with all customers, suppliers, resellers, retailers, distributors, employees, licensors, governmental authorities and others having significant business dealings with Codecademy, and (iii) comply in all material respects with applicable law.
In addition to the general covenants above, Codecademy has agreed that, between the date of the Merger Agreement and prior to the earlier of the Effective Time and the termination of the Merger Agreement, except as required by applicable law, as specified or as expressly required or contemplated by the Merger Agreement, it will not, without the prior written consent of Skillsoft (which may not be unreasonably withheld, conditioned or delayed):
•
incur, amend, assume or guarantee any Indebtedness (as defined in the Merger Agreement);

•
acquire or agree to acquire any person or any interest therein or any business or division or material assets thereof (by merger, consolidation, purchase or sale of shares or assets or otherwise);

•
subject to any lien, other than Permitted Liens (as defined in the Merger Agreement), any property or assets;

•
expressly cancel any debts owed to or claims held by Codecademy, except debts or claims cancelled in the ordinary course of business consistent with past practice or that would not reasonably be expected to be, individually or in the aggregate, material to Codecademy;

•
sell, divest, assign, transfer or otherwise dispose of any tangible assets, except for sales of products of Codecademy, other than (i) in the ordinary course of business consistent with past practice or (ii) fixed assets that are surplus or obsolete;

•
sell, transfer, license, sublicense, lease, pledge or otherwise encumber or subject to any lien (other than Permitted Liens), abandon, cancel, let lapse or convey or dispose of any material assets, properties or businesses of any of Codecademy (including Owned Intellectual Property, Licensed Intellectual Property or Owned Company Software (each as defined in the Merger Agreement)), except for dispositions of obsolete or worthless assets or other than in the ordinary course of business consistent with past practice;

•
receive, collect, compile, use, store, process, share, safeguard, secure (technically, physically or administratively), dispose of, destroy, disclose, or transfer (including cross-border) any Personal Information (as defined in the Merger Agreement) (or fail to do any of the foregoing, as applicable) in violation of any Privacy Requirements (as defined in the Merger Agreement);

•
fail to take all actions (or avoid to take actions, as appropriate) reasonably necessary to protect the privacy and confidentiality of, and to protect and secure, any Personal Information in the possession or control of, or processed by or on behalf of, Codecademy, including by undergoing regular, comprehensive data security testing and auditing and expeditiously and fully resolving or remediating all material risks or vulnerabilities identified in any such testing or auditing or of which Codecademy is otherwise aware;

•
(A) make any loans, advances to, guarantees for the benefit of or any capital contributions to, or investments in, any other person, make any change in existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, except for expense and travel advances in the ordinary course of business consistent with past practice to employees and other service providers of Codecademy or (B) forgive any loans to any of Codecademy’s affiliates or any of its or their directors, officers, employees of Codecademy or any of their respective affiliates;

•
enter into, terminate, materially amend or modify, release, renew (other than automatic renewals in accordance with the terms of any Material Contract (as defined in the Merger Agreement) as in effect on the date of the Merger Agreement), assign or waive any material rights or claims under, any Material Contract or any contract that, if entered into prior to the date of the Merger Agreement, would have constituted a Material Contract, in each case, other than (i) in the ordinary course of business consistent with past practice or (ii) contracts entered into in connection with actions expressly permitted and not otherwise prohibited by the Merger Agreement;

•
enter into, amend or modify, renew or waive any rights under any Affiliate Agreements (as defined in the Merger Agreement), or enter into any other transaction with any officer, director, stockholder, equity holder or affiliate of Codecademy, except to the extent required by law;

•
except (i) to the extent required by law or any Employee Plan (as defined in the Merger Agreement) as in effect on the date of the Merger Agreement and specified or as expressly contemplated by the Merger Agreement, or (ii) as would not result in any material liability for Skillsoft or any of its subsidiaries (including any retention bonus, equity awards and similar compensation that is included in Transaction Expenses (as defined in the Merger Agreement)) or impact Skillsoft’s obligations under the Merger Agreement, (A) other than permitted plan modifications (as defined below), enter into, adopt, amend, establish, or terminate any Employee Plan, (B) increase the compensation, equity awards or benefits payable to any current or former officer, employee, consultant or director of Codecademy, other than (x) annual merit-based increases in base salary or wage rate in the ordinary course of business consistent with past practice that do not in the aggregate exceed more than two percent (2%) of the aggregate cost of annual base salaries and annualized wage rate in effect as of the date of the Merger Agreement, and (y) annual modifications to health and welfare plans and arrangements in the ordinary course of business consistent with past practice that do not result in the provision of any material benefit that is not provided as of the date of the Merger Agreement (“permitted plan modifications”); provided, that any such awards shall not provide for accelerated vesting upon termination of employment (except as set forth in the Merger Agreement), (C) other than as contemplated by the Merger Agreement, accelerate the vesting or time of payment of any compensation, equity awards or benefits of any current or former officer, employee, consultant or director of Codecademy, (D) take any action to fund any trust or similar funding vehicle with respect to compensation, equity awards or benefits under any Employee Plan, (E) hire, promote or terminate any employee, other than (x) hires, promotions and terminations of employees in the ordinary course of business to a position with an annual base salary or annualized base wage rate of less than $200,000, (y) hires or promotions to fill vacant positions and (z) terminations for cause (including for failure to satisfactorily perform duties and responsibilities), or (F) enter into, modify, amend or terminate any material collective bargaining or works council agreement;

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make any change to its financial accounting methods, principles or practices, except as may be required by law or GAAP (or any interpretation or enforcement thereof);

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make, change or revoke any material election in respect of taxes, change any tax accounting period or adopt or change any method of tax accounting, file any amended tax return, file any tax return in a manner inconsistent with past practice, settle or compromise any material tax claim, investigation, audit or proceeding, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material taxes, enter into any “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local or foreign tax law) or apply for any tax ruling from any taxing authority, or knowingly surrender any right to claim a material refund of taxes;

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make any amendment to its certificate of incorporation, certificate of formation, bylaws or operating agreement (or equivalent organizational documents) of Codecademy, except as required by the current organizational documents of Codecademy;

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except as permitted under any Employee Plan (or award agreement thereunder) in each case, as may be adopted, entered into or modified after the date of the Merger Agreement, to the extent such adoption, entry into or modification is implemented in accordance with the Merger Agreement, or in connection with the termination of an employee, advisor, consultant or other service provider of

Codecademy, repurchase or redeem any shares of capital stock or other securities or equity interests or options, warrants, calls, subscriptions or other rights to purchase any capital stock or other securities or equity interests of Codecademy or securities convertible or exchangeable into or exercisable for shares of capital stock or other securities or equity interests of Codecademy;
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issue, sell, pledge, dispose of, transfer (other than to Codecademy) or subject to any lien any capital stock or other securities or equity interests or options, warrants, calls, subscriptions or other rights to purchase any capital stock or other securities or equity interests of Codecademy or securities convertible or exchangeable into or exercisable for shares of capital stock or other securities or equity interests of Codecademy, or adjust, split, combine, subdivide or reclassify the capital stock or other securities or equity interests of Codecademy, other than (i) the issuance of shares of common stock of Codecademy upon the exercise or vesting in accordance with the terms of such awards as in effect on the date of the Merger Agreement of options to acquire shares of common stock of Codecademy outstanding as of the date of the Merger Agreement or otherwise granted in accordance with the Merger Agreement and (ii) the grant of certain specified restricted stock units;

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waive, release, assign, settle or compromise any action or any rights or claims with a total value in excess of $250,000;

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take any action for the winding up, liquidation, dissolution or reorganization of Codecademy or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of its assets or revenues;

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commit or authorize any commitment to make any capital expenditures in excess of the aggregate capital expenditures set forth in Codecademy’s specified capital expenditure plan for 2021 and 2022 other than expenditures that Codecademy reasonably determines are necessary to avoid a material business interruption or maintain the safety and integrity of any asset or property; provided, that Codecademy will use its reasonable best efforts to consult with Skillsoft prior to making or agreeing to make any such capital expenditure;

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declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any capital stock of Codecademy, or other equity securities or ownership interests in Codecademy, or reclassify, combine, split, subdivide or make any similar change or amend the terms of, directly or indirectly, any capital stock of Codecademy (other than issuances of awards under the Employee Plans as in effect on the date of the Merger Agreement in the ordinary course of business);

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enter into any new real property lease, or materially modify or amend, or terminate any real property lease (except for any renewal or extension right exercised in accordance with the existing terms of the real property lease);

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waive the excess share provisions of, or otherwise grant or increase an exception to or waiver of any ownership limits set forth in, the organizational documents of Codecademy for any person;

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amend or modify any engagement letter entered into with certain specified persons, in a manner adverse to Codecademy or Skillsoft, or engage other financial advisers in connection with the Mergers or the other transactions contemplated by the Merger Agreement;

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take any action under the organizational documents of Codecademy or otherwise (including by resolution) that would give dissenters’ appraisal or similar rights to the holders of common stock of Codecademy with respect to the transactions contemplated by the Merger Agreement;

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adopt any amendment to any contract providing for the indemnification by Codecademy of any person or the assumption of any tax, environmental or other liability of any person; or

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agree, offer, authorize or commit (whether in writing or otherwise) to take any of the actions described in the foregoing.

Conduct of Skillsoft Prior to the Closing of the Mergers.   Skillsoft has agreed that, from the date of the Merger Agreement until the closing of the Mergers or the earlier termination of the Merger Agreement, it will, and will cause each of its subsidiaries to, subject to certain exceptions or required or contemplated by the Merger Agreement or as required by applicable law, unless Codecademy has previously consented

(which consent will not be unreasonably withheld, conditioned or delayed) (i) conduct its operations in all material respects in the ordinary course of business, (ii) maintain and preserve substantially intact its business organization, and (iii) comply in all material respects with applicable law.
In addition to the general covenants above, Skillsoft has agreed that, between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement, except as required by applicable law or as expressly required by the Merger Agreement, it will not, and will not permit any of its subsidiaries to, without the prior written consent of Codecademy:
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declare, set aside, make or pay any non-cash dividend or other distribution with respect to any capital stock (or warrant) of Skillsoft, or reclassify, combine, split, subdivide or make any similar change or amend the terms of, directly or indirectly, any capital stock (or warrant) of Skillsoft (other than issuances of awards under the Parent Equity Plans (as defined in the Merger Agreement) as in effect on the date of the Merger Agreement in the ordinary course of business consistent with past practice);

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acquire or agree to acquire (including by merger, consolidation, acquisition of stock or assets, recapitalization, joint venture or otherwise) any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or securities of any person the acquisition of which would reasonably be expected to have a material impact or a delay on consummation of the transactions contemplated by the Merger Agreement;

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authorize, issue, split, combine, subdivide or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, or other equity or voting interests other than (A) the authorization and issuance in accordance with the Merger Agreement, (B) the issuance of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock in the ordinary course of business consistent with past practice, and (C) issuances of awards or shares under the Parent Equity Plans as in effect on the date of the Merger Agreement in the ordinary course of business;

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amend, modify, waive, rescind or otherwise change either of the Merger Subs’ certificate of incorporation or bylaws (or equivalent organizational documents), other than as contemplated by the Merger Agreement;

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take any action for the winding up, liquidation, dissolution or reorganization of Skillsoft or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of its assets or revenues; or

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agree, offer, authorize or commit (whether in writing or otherwise) to take any of the actions described in the foregoing.

HSR Act and Regulatory Approvals.   Each of Skillsoft and Codecademy have agreed to make its respective filings required under the HSR Act with respect to the Mergers within fifteen (15) Business Days (as defined in the Merger Agreement) after the date of the Merger Agreement, and further agreed to (i) use its respective reasonable best efforts to comply as promptly as practicable with the requests of any governmental authority for additional information and documents, including information or documents requested under the HSR Act, (ii) not (A) extend any waiting period under the applicable competition laws or (B) enter into any agreement with any governmental authority not to consummate the transactions contemplated by the Merger Agreement, except, in each case, with the prior consent of the other parties, and (iii) cooperate fully with the other and use reasonable best efforts, as proper or advisable, to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by the Merger Agreement.
If any objections are asserted with respect to the transactions contemplated by the Merger Agreement under applicable competition laws, or if any action is instituted by any governmental authority or any private party challenging any of the transactions contemplated by the Merger Agreement as violative of applicable competition laws, each of Codecademy and Skillsoft have agreed to use its respective reasonable best efforts, as proper or advisable, to oppose or defend against any action to prevent or enjoin consummation of the Merger Agreement (and the transactions contemplated therein), including by defending any action brought by any governmental authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in each case, in order to resolve any such objections or challenge as such governmental authority or private party may have to such transactions under the HSR Act or any other applicable law so as to permit consummation of the transactions contemplated by the Merger Agreement. On February 9, 2022, the waiting period applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act expired.
Notwithstanding anything to the contrary in the Merger Agreement, nothing shall require Skillsoft or any of its affiliates to offer, accept or agree to (i) dispose, sell or hold separate any part of its or Codecademy’s business, operations, assets or product lines (or any combination of the foregoing), (ii) restrict the manner in which, or whether, it (including after giving effect to the transactions contemplated by the Merger Agreement) or Codecademy may carry on business in any part of the world, (iii) pay any consideration (other than ordinary course filing, application or similar fees and charges) to obtain any consent in connection with the consummation of the transactions contemplated by the Merger Agreement, (iv) terminate existing relationships, contractual rights or obligations of it or Codecademy, (v) terminate any venture or other arrangement of it or Codecademy or (vi) otherwise take or commit to take actions that after the closing date would limit its or Codecademy’s freedom of action with respect to, or ability to retain, one or more of the businesses, operations, assets or product lines. Further, Codecademy shall not propose, negotiate, commit to or effect any sale, divestiture or disposition, termination of existing relationships, contractual rights or obligations, or termination of any venture or other arrangement, or otherwise take or commit to take any action in connection with obtaining any consents without the prior written consent of Skillsoft.
Notwithstanding anything to the contrary in the Merger Agreement and subject to the paragraph above, Codecademy and Skillsoft further agreed that Skillsoft will have the right (subject to good faith consultations with Codecademy) to devise the strategy (including the timing thereof) for all registrations, filings, forms, notices, petitions, statements, submissions of information, applications and other documents, communications and correspondence contemplated by, made in connection with or subject to any of the foregoing.
Proxy Solicitation.   Skillsoft has agreed, as promptly as practicable following the date of the Merger Agreement, to prepare and file this proxy statement with the SEC in order in order to facilitate the solicitation by Skillsoft of proxies from Skillsoft’s stockholders to approve at the Special Meeting, by the requisite vote of Skillsoft’s stockholders under the DGCL, Skillsoft’s organizational documents, and the rules and regulations of the NYSE and applicable laws (the “requisite Skillsoft stockholder vote”): (i) the issuance of Common Stock as consideration in the Mergers pursuant to the requirements of NYSE Listing Rule 312.03, and (2) any other proposals the parties to the Merger Agreement deem necessary or desirable to consummate the transactions contemplated by the Merger Agreement (collectively, the “parent stockholder matters”). Without the prior written consent of Codecademy (such consent not to be unreasonably withheld, conditioned or delayed), the parent stockholder matters will be the only matters (other than procedural matters) which Skillsoft shall propose to be acted on by Skillsoft’s stockholders at the Special Meeting. Skillsoft has agreed to use its reasonable best efforts to file a preliminary proxy statement within thirty (30) days following the date of the Merger Agreement.
Skillsoft has further agreed to use its reasonable best efforts to (i) cause this proxy statement, when filed with the SEC, to comply with all legal requirements applicable thereto, including the applicable requirements of the Exchange Act and the rules and regulations thereunder, (ii) promptly provide responses to the SEC with respect to all comments received on this proxy statement from the SEC, and (iii) cause this proxy statement to be cleared by the SEC as promptly as practicable after such filing. Skillsoft shall cause the definitive proxy statement to be mailed to its stockholders as of the applicable record date as promptly as practicable (and in any event within three (3) Business Days (as defined in the Merger Agreement)) following the earlier of (x) in the event the preliminary proxy statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act or (y) in the event the preliminary proxy statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “proxy clearance date”). Each of the Skillsoft Parties and the Codecademy Parties has agreed to furnish all information concerning it and its affiliates to the other parties as necessary to be included in this proxy statement and to provide such other assistance as may be reasonably requested by the other party in connection with this proxy statement and shall otherwise reasonably assist and cooperate with the other party in the preparation of this proxy statement and the resolution of any comments received from the SEC. In furtherance of the foregoing, Codecademy (i) agreed to provide Skillsoft with all information concerning the business, management, operations and financial condition of Codecademy, in each case, as necessary for inclusion in this proxy statement and as reasonably requested by Skillsoft for inclusion in this proxy statement and (ii) shall cause the officers and employees of Codecademy to be reasonably available to Skillsoft and its counsel in connection with the drafting of this proxy statement and responding in a timely manner to comments on this proxy statement from the SEC.
Special Meeting. As promptly as practicable after the proxy clearance date, Skillsoft has agreed to convene and hold the Special Meeting for the purpose of obtaining the requisite Skillsoft stockholder vote, and to use its reasonable best efforts to obtain the requisite Skillsoft stockholder vote at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with applicable law.
Other Covenants and Agreements.   The Merger Agreement contains other covenants and agreements, including covenants and agreements related to:
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Codecademy affording Skillsoft and the Merger Subs and their representatives reasonable access, upon reasonable advance notice to Codecademy, during normal business hours of Codecademy, to the assets, properties, facilities, offices, books, records, contracts and representatives of Codecademy as Skillsoft or the Merger Subs may reasonably request in connection with the Mergers, subject to certain conditions and exceptions;

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publicity relating to the subject matter of the Merger Agreement and the transactions contemplated thereby;

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indemnification of current or former directors, officers, employees or agents of Codecademy (the “D&O indemnified individuals”) following the closing and, prior to the closing, Codecademy’s obligation to obtain a directors’ and officers’ liability insurance policy for a period of six (6) years from the Effective Time (the “D&O tail policy”);

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cooperation between Skillsoft and Codecademy in obtaining any necessary third-party consents and approvals required to consummate the transactions contemplated by the Merger Agreement;

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Codecademy’s exclusivity obligations between the date of the Merger Agreement and the earlier to occur of the closing of the Mergers and the termination of the Merger Agreement;

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Skillsoft agreeing to provide certain compensation and benefits for continuing employees;

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Codecademy’s delivery of the Codecademy stockholder written consent, which has been delivered by Codecademy to Skillsoft;

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Codecademy’s obligation to use reasonable best efforts to cause Codecademy India Private Limited to legally dissolve or otherwise cease conducting business under the “Codecademy” name;

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termination of all Affiliate Agreements prior to the closing;

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Skillsoft’s financing of the transactions contemplated by the Merger Agreement, its obligations to arrange and obtain such financing, and Codecademy’s obligations to use reasonable best efforts to provide reasonable cooperation to Skillsoft in connection therewith;

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Skillsoft’s agreement to make an application to the NYSE for the listing of the shares of Common Stock to be issued pursuant to the Merger Agreement and to use reasonable best efforts to cause such shares of Common Stock to be approved for listing on the NYSE, subject to official notice of issuance;

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the delivery by Codecademy to Skillsoft of audited financials for the fiscal year ended December 31, 2021 as promptly as practicable but in no event later than April 1, 2022;

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Skillsoft and Codecademy’s agreement to use best efforts to obtain CFIUS clearance;

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Codecademy renewing or obtaining an extension of its current technology errors and omissions liability insurance policy and obtaining a tail policy in connection therewith for a period of three (3) years from the Effective Time;

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Codecademy’s agreement to use reasonable best efforts to fully satisfy including with respect to rights of timely notification) or obtain enforceable waivers in respect of any preemptive rights, rights of first refusal, co-sale rights or similar rights directly or indirectly affecting any of its securities with respect to the transactions contemplated by the Merger Agreement; and

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Skillsoft’s agreements (effective for as long as amounts remain in the adjustment escrow account) regarding the preparation, filing, and amendment of income tax returns of Codecademy for taxable periods ending on or before the closing date and the making of income tax elections of Codecademy with retroactive effect on such periods.

Representations and Warranties
The Merger Agreement contains representations and warranties made by Codecademy to Skillsoft and by the Skillsoft Parties to Codecademy. Certain of the representations and warranties in the Merger Agreement are subject to materiality or Material Adverse Effect (as defined in the Merger Agreement) qualifications, which, in certain instances, means that a representation or warranty subject to such qualifications will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the party making such representation or warranty. In addition, certain of the representations and warranties in the Merger Agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain knowledge parties of the party making the representation or warranty did not have knowledge after reasonable inquiry. Furthermore, the representations and warranties of Codecademy are subject to the qualifications set forth on the disclosure letter delivered to Skillsoft by Codecademy in connection with the Merger Agreement, and the representations and warranties of the Skillsoft Parties are subject to the qualifications set forth on the disclosure letter delivered to Codecademy by Skillsoft in connection with the Merger Agreement and certain reports of Skillsoft filed with the SEC after December 31, 2020 and prior to the date of the Merger Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such reports and excluding any disclosures set forth under the heading “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” or any similar heading to the extent that such information is predictive or cautionary in nature), subject to certain exceptions.
Codecademy’s Representations and Warranties
In the Merger Agreement, Codecademy has made representations and warranties to Skillsoft regarding: organization and standing; authority; capitalization; subsidiaries; no conflict; required filings and consents; financial statements; taxes; title to properties; sufficiency of assets; real property; compliance with laws; permits; employee plans; material contracts; legal proceedings; intellectual property and information technology; privacy and data security; insurance; personnel; environmental, health and safety matters; absence of certain changes; material customers and material suppliers; no brokers; directors and officers; affiliate transactions; state takeover statutes; the allocation schedule; and independent investigation and no reliance.
Skillsoft Parties’ Representations and Warranties
In the Merger Agreement, the Skillsoft Parties have made representations and warranties to Codecademy regarding: organization and standing; capitalization; authority, validity and effect; no conflict; required filings and consents; independent investigation; no reliance; financing; legal proceedings; no brokers; SEC filings; financial statements; compliance with laws; absence of certain changes; ownership of the Merger Subs and no prior activities; Skillsoft listing; and information supplied.
Conditions to Closing of the Mergers
Conditions to Obligation of Skillsoft Parties
The obligation of the Skillsoft Parties to consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver, at or prior to the closing date, of each of the following conditions:

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the representations and warranties of Codecademy being true and correct as of the date of the Merger Agreement and as of the closing date, subject to the materiality standards contained in the Merger Agreement;

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Codecademy having performed and complied with in all material respects each of the covenants and agreements required to be performed by it on or before the closing;

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Codecademy having delivered or caused to be delivered all documents, instruments and certificates required to be delivered at or prior to the closing by Skillsoft pursuant to the Merger Agreement;

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the waiting period (including any extension thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act having expired or having been terminated;

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there being no order or law of a court of competent jurisdiction or other governmental authority issued, promulgated or entered after the date of the Merger Agreement and remaining in effect that prohibits, enjoins or makes illegal the consummation of the transactions contemplated by the Merger Agreement;

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the Codecademy stockholder written consent being obtained and delivered, which written consent has been obtained and delivered by Codecademy to Skillsoft;

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the Stock Issuance Proposal having been approved by Skillsoft’s stockholders;

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the Common Stock to be issued in connection with the Mergers having been approved for listing on the NYSE, subject to official notice of issuance thereof;

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no material adverse effect on Codecademy having occurred; and

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clearance by CFIUS having been obtained.

Conditions to Obligation of Codecademy
The obligation of Codecademy to consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver, at or prior to the closing date, of each of the following conditions:
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the representations and warranties of the Skillsoft Parties being true and correct as of the date of the Merger Agreement and as of the closing date, subject to the materiality standards contained in the Merger Agreement;

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each of the Skillsoft Parties having performed and complied with in all material respects each of the covenants and agreements required to be performed by it on or before the closing;

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Skillsoft having delivered or caused to be delivered all documents, instruments and certificates required to be delivered at or prior to the closing by Skillsoft pursuant to the Merger Agreement;

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the waiting period (including any extension thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act having expired or having been terminated;

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there being no order or law of a court of competent jurisdiction or other governmental authority issued, promulgated or entered after the date of the Merger Agreement and remaining in effect that prohibits, enjoins or makes illegal the consummation of the transactions contemplated by the Merger Agreement;

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the Stock Issuance Proposal having been approved by Skillsoft’s stockholders; and

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the Common Stock to be issued in connection with the Mergers having been approved for listing on the NYSE, subject to official notice of issuance thereof.

Representation and Warranty Insurance Policy
Skillsoft obtained a representation and warranty insurance policy (the “R&W insurance policy”) as of the date of the Merger Agreement for coverage for losses that may result from a breach of certain representations and warranties made by Codecademy in the Merger Agreement, subject to certain exclusions, policy limits and other terms and conditions.
Survival
Skillsoft and Codecademy agreed that the representations and warranties of Codecademy contained in the Merger Agreement, as qualified by Codecademy’s disclosure letter, and in the certificate of Codecademy to be delivered to Skillsoft at the closing, shall survive the Effective Time and remain in full force and effect until 11:59 p.m. Eastern Time on the date that is eighteen (18) months after the Effective Time, subject to the following:
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the Fundamental Representations (as defined in the Merger Agreement) will remain operative and in full force and effect until the expiration of the statute of limitations applicable to the subject matter of such representation (or, if there is no statute of limitations applicable to the subject matter of such representation, until the third (3rd) anniversary of the closing date);

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no right to indemnification, compensation or reimbursement pursuant to the Merger Agreement in respect of any claim based upon any failure of a representation or warranty to be true and correct that is set forth in a notice of claim that is timely and properly delivered in accordance with the Merger Agreement prior to the applicable expiration date of such representation or warranty shall be affected by the expiration of such representation or warranty; and

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such expiration will not affect the rights of any Indemnified Party (as defined in the Merger Agreement) under the Merger Agreement to seek recovery of damages arising out of any Fraud (as defined in the Merger Agreement) until the expiration of the statute of limitations applicable to such Fraud.

Skillsoft and Codecademy further agreed that, except with respect to the representation and warranty regarding ownership and no prior activity of the Merger Subs, the representations and warranties of the Skillsoft Parties contained in the Merger Agreement and the certificates to be delivered to Codecademy at the closing will not survive the Effective Time.
All covenants of the Skillsoft Parties and Codecademy Parties will remain operative and in full force and effect in accordance with their terms until fully performed.
Certain Limitations to Recourse
In the case of a claim with respect to any of the Company Representation Indemnities (as defined in the Merger Agreement) or the Special Indemnities (as defined in the Merger Agreement), the Indemnifying Parties (as defined in the Merger Agreement) will be severally (for such Indemnifying Party’s pro rata portion based on his, her or its applicable percentage) and not jointly liable for any damages resulting therefrom up to an aggregate amount, (i) in the case of Company Representation Indemnities, equal to $2,625,000, and, (ii) in the case of certain specified Special Indemnities, equal to $5,250,000. Recovery from the indemnification escrow account and recourse to the R&W insurance policy will be the sole and exclusive remedies under the Merger Agreement for claims in respect of such matters for indemnification, compensation or reimbursement against the Indemnifying Parties.
In the case of (i) any failure of the Fundamental Representations to be true and correct as of the date of the Merger Agreement or as of the closing date, subject to certain exceptions, and (ii) any failure of any claim for indemnification, compensation or reimbursement made relating to (A) any breach of, or default in connection with, any of the covenants of or agreements made by Codecademy in the Merger Agreement, in each case that is to be performed by Codecademy prior to or at closing, (B) any claim asserted by any D&O indemnified individuals that are not otherwise fully covered by the D&O tail policy, (C) the exercise by any Codecademy equity holder of appraisal rights under Section 262 of the DGCL, including any payment made with respect to any such equity holder’s dissenting shares to the extent that such payment exceeds the value of the amount that otherwise would have been payable pursuant to the Merger Agreement in respect of such dissenting shares if such equity holder had not exercised appraisal rights in respect thereof, (D) any Fraud on the part of Codecademy in connection with the representations, warranties and covenants contained in the Merger Agreement, or (E) certain other specified matters, each Indemnifying Party will be severally and not jointly liable for such Indemnifying Party’s pro rata portion of any damages resulting therefrom up to an amount equal to (I) the aggregate amount of cash paid to such Indemnifying Party pursuant to the Merger Agreement, inclusive of contributions to the indemnification escrow account, plus (II) the aggregate number of shares of Common Stock (if any) received by such Indemnifying Party pursuant to the Merger Agreement, inclusive of contributions to the indemnification escrow account.
Tax Treatment of the Mergers
Skillsoft and Codecademy agreed that, provided the aggregate Fair Market Value (as defined below) of the Common Stock payable to the holders of common stock and preferred stock of Codecademy pursuant to the Merger Agreement is at least forty percent (40%) of the sum of the aggregate Fair Market Value of the Common Stock and cash payable to such holders, then (A) the Skillsoft Parties and Codecademy Parties will adopt the Merger Agreement as a plan of reorganization within the meaning of Section 1.368-2(g) of the Treasury Regulations and Section 354(a)(1) of the Code and (B) Skillsoft, Borrower, Codecademy, and the Surviving Company will report the Mergers, taken together, for income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Code, including the filing of the statement required by Treasury Regulations Section 1.368-3, unless otherwise required by law or a tax authority pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
For purposes of the immediately preceding sentence, “Fair Market Value” is defined in the Merger Agreement to mean the average of the high and low trading prices of Common Stock on the closing date.
Skillsoft and Codecademy further agreed that neither Skillsoft nor Codecademy will take any action prior to the closing, and Skillsoft will not take any action or fail to take any reasonable action (and shall prevent the Surviving Company from taking any action or failing to take any reasonable action) following the closing, that would reasonably be expected to cause the Mergers, taken together, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. For the avoidance of doubt, any and all changes in the trading price of Common Stock will be disregarded in determining whether any party has complied with its obligations pursuant to the foregoing.
Termination
The Merger Agreement may be terminated under certain circumstances, including (i) by mutual agreement; (ii) by Codecademy or Skillsoft if the transaction is not consummated on or before the Outside Date, subject to an automatic extension until July 22, 2022 if on the Outside Date all conditions are satisfied other than conditions relating to the receipt of regulatory approvals; (iii) by Codecademy or Skillsoft if there is any final, non-appealable injunction prohibiting the Mergers; (iv) by either Codecademy or Skillsoft if there is an uncured breach by the other party of any of its covenants or representations in the Merger Agreement that would result in the failure of a closing condition (only if the terminating party is not then in material breach of the Merger Agreement); (v) by Skillsoft if Codecademy does not deliver the Codecademy stockholder written consent within 48 hours following the execution of the Merger Agreement; (vi) by Codecademy if Skillsoft’s stockholders do not approve the issuance of Common Stock as Merger Consideration pursuant to the requirements of NYSE Listing Rule 312.03; and (vii) by either Codecademy or Skillsoft if there has been a “material adverse effect” on the other party.
Reverse Termination Fee
Skillsoft will be required to pay Codecademy a termination fee of $6,000,000 in the event of a termination of the Merger Agreement: (i) by either Codecademy or Skillsoft if the Mergers have not been consummated by the Outside Date (only if Skillsoft does not otherwise have a termination right due to Codecademy’s uncured breach of any of its covenants or representations in the Merger Agreement that would result in the failure of a closing condition), (ii) by either Codecademy or Skillsoft if there is any final, non-appealable injunction prohibiting the Mergers, (iii) by Codecademy if there is an uncured breach by a Skillsoft Party of any of its respective covenants or representations in the Merger Agreement that would result in the failure of a closing condition (only if Codecademy is not then in material breach of the Merger Agreement), (iv) by Codecademy if Skillsoft’s stockholders do not approve the issuance of Common Stock as Merger Consideration pursuant to the requirements of NYSE Listing Rule 312.03 or (v) by Codecademy if there has been a “material adverse effect” on a Skillsoft Party.

Amendments
The Merger Agreement may be amended or modified only if agreed to in writing by each Skillsoft Party and Codecademy Party, subject to certain exceptions.
Fees and Expenses
Except with respect to all filing and other fees in connection with any filing under the HSR Act, which will be borne by Skillsoft, and certain other specified fees and expenses, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be borne by the party incurring such cost or expense, regardless of whether the transactions contemplated by the Merger Agreement are consummated.
Specific Performance
The parties to the Merger Agreement agreed that each party to the Merger Agreement will be entitled to an injunction or any other appropriate form of specific performance or equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof, such equitable relief being in addition to any other remedy to which such party may be entitled under the terms of the Merger Agreement at law or in equity. If any party to the Merger Agreement brings an action to enforce specifically the performance of the terms and provisions of the Merger Agreement by the parties, the termination date will automatically be extended for so long as the party bringing the action is actively seeking a court order for such equitable relief.
Financing
In connection with the entry into the Merger Agreement, Borrower entered into the Debt Commitment Letter with the Commitment Parties on December 22, 2021, pursuant to which the Commitment Parties have committed to arrange and provide Borrower with the Incremental Credit Facility. The proceeds of the Incremental Credit Facility shall be used (i) to pay the Cash Consideration, (ii) to pay fees and expenses related to the Mergers and (iii) for general corporate purposes.
Obtaining the Incremental Credit Facility is not a condition to the Skillsoft Parties’ obligations to consummate the Mergers.
Offer Letter
In connection with the entry into the Merger Agreement, Skillsoft entered into an offer letter with Zachary Sims, the Chief Executive Officer of Codecademy, regarding his potential future employment with Skillsoft, which employment is contingent upon the closing of the transactions contemplated by the Merger Agreement.
Registration Rights Agreement
This section describes certain material terms of the form of Registration Rights Agreement. The description of the form of Registration Rights Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the form of Registration Rights Agreement, a copy of which is attached as Annex II to this proxy statement. In the event of any discrepancy between the summary of the form of Registration Rights Agreement contained in this proxy statement and the terms of the form of Registration Rights Agreement, the terms of the form of Registration Rights Agreement will control. This summary does not purport to be complete and may not contain all of the information about the form of Registration Rights Agreement that is important to you. Interested parties are encouraged to read the form of Registration Rights Agreement carefully and in its entirety.
In connection with the closing of the Mergers, Skillsoft will enter into the Registration Rights Agreement with the RRA Holders. Pursuant to the Registration Rights Agreement, among other things, Skillsoft (a) is required to file with the SEC the Shelf Registration Statement and (b) will grant certain RRA Holders certain demand and piggyback registration rights.

The RRA Holders (other than the Founder Holder (as defined in the Registration Rights Agreement)) may not sell any Registrable Securities (as defined in the Registration Rights Agreement) for the period beginning on the closing date and ending on the date that is 180 days following the closing date, except as otherwise permitted by the Registration Rights Agreement. The Founder Holder may not sell any Registrable Securities for the period beginning on the closing date and ending on the earlier of (i) the second anniversary of the closing date and (ii) a change of control, as defined in Skillsoft’s 2020 Omnibus Incentive Plan (such period, the “Founder Lock-up Period”), except as otherwise permitted by the Registration Rights Agreement; provided, however, that, pursuant to the terms of the Registration Rights Agreement, the Founder Lock-Up Period may be deemed to have ended with respect to up to fifty percent (50%) of all Registrable Securities held by the Founder Holder subject to certain conditions provided thereunder.
Background and Reasons for the Mergers
Background of the Mergers
The following chronology (i) summarizes the key meetings and events that led to the signing of the Merger Agreement and (ii) does not purport to catalogue every conversation among representatives of Skillsoft, Codecademy and other relevant parties.
The Board, together with Skillsoft’s management, regularly reviews and assesses Skillsoft’s strategic direction, financial performance and business plans with a view towards strengthening Skillsoft’s business and identifying opportunities to increase stockholder value, taking into account financial, industry, competitive and other considerations. As part of this process, from time to time, the Board and Skillsoft’s management have reviewed potential strategic transactions available to Skillsoft, including strategic acquisitions, in order to enhance the value of Skillsoft’s business and operations. In addition, Skillsoft’s management regularly engages with key stockholders to obtain their input on Skillsoft’s strategic direction, financial performance and business plans.
On June 11, 2021, Software Luxembourg and Churchill Capital Corp II (“Churchill”) consummated a business combination transaction (the “Churchill Transaction”) pursuant to which Software Luxembourg merged with and into Churchill, with Churchill surviving the Churchill Transaction, and Churchill changed its name to Skillsoft Corp. In connection with the Churchill Transaction, Edtech and certain of its affiliates (collectively, “Prosus Group”) became a significant stockholder of Skillsoft and nominated two members to the Board, Patrick Kolek and Lawrence C. Illg. Prosus Group remains a significant stockholder of Skillsoft, and Messrs. Kolek and Illg are currently members of the Board, with Mr. Kolek serving as Chairperson of the Board.
Edtech is a significant stockholder of Codecademy, and Mr. Illg also serves as a member of Codecademy’s board of directors.
Zachary Sims, the Chief Executive Officer and President of Codecademy, and Ronald Hovsepian, a current member of the Board, then the Executive Chairman of Software Luxembourg, had an introductory phone call on February 5, 2021, during which they discussed methods of building an enterprise sales force. On February 24, 2021, Messrs. Hovsepian and Sims held a second phone call to continue their prior discussion.
On June 8, 2021, Mr. Illg sent an email to Mr. Sims introducing him to Jeffrey Tarr, Chief Executive Officer of Skillsoft, to explore potential commercial opportunities between the companies. Messrs. Tarr and Sims held an introductory phone call on June 9, 2021.
From July through September 2021, members of Skillsoft and Codecademy management conducted discussions regarding a potential commercial agreement to expand Skillsoft’s technology and developer offerings through the addition of Codecademy’s off-the-shelf products. In addition, Skillsoft and Codecademy explored the usage of Codecademy’s lab platform as a method for developing new learning content for Skillsoft’s offerings.
As discussions regarding a potential commercial agreement continued, on August 23, 2021, Messrs. Tarr and Sims met in person in Denver, Colorado to further discuss potential relationships between Skillsoft and Codecademy. During that meeting, Mr. Sims indicated that he believed Codecademy’s board of directors would not consider a business combination proposal for less than $500 million, noting, among other things, Codecademy’s recently consummated financing round, other acquisition proposals and certain possible strategic alternatives for Codecademy, including continuing to operate Codecademy independently, engaging a financial advisor and launching a potential auction process. Mr. Tarr suggested to Mr. Sims that Skillsoft and Codecademy enter into a non-disclosure agreement in order for Codecademy to share financial and business information to enable Skillsoft to assess whether it might be interested in pursuing a potential acquisition of Codecademy (the “potential transaction”).
On August 25, 2021, Mr. Tarr and Rich Walker, Chief Corporate Strategy and Development Officer of Skillsoft, had a phone call with representatives of Barclays Capital Inc. (“Barclays”) to discuss the potential transaction. On August 27, 2021, Barclays and Skillsoft entered into a non-disclosure agreement in respect of the potential transaction.
On August 27, 2021, Adam Goldman, Chief Financial Officer of Codecademy, sent a draft non-disclosure agreement to Mr. Tarr in furtherance of the discussion on August 23, 2021 between Messrs. Tarr and Sims. On September 1, 2021, Skillsoft and Codecademy entered into a mutual non-disclosure agreement for purposes of further discussions between the two parties regarding the potential transaction.
During September 2021, representatives of Skillsoft and Codecademy met in person and virtually to discuss the potential transaction. On September 7, 2021, Messrs. Tarr and Sims held a teleconference during which Mr. Tarr indicated that, while additional diligence was required, Skillsoft was potentially interested in pursuing the potential transaction at a valuation of Codecademy at over $500 million. On September 15, 2021, Messrs. Tarr, Sims, Goldman and Walker met in person in Boston, Massachusetts to further discuss the potential transaction, including the valuation range of Codecademy. On September 21, 2021, Messrs. Goldman and Walker and Gary Ferrera, Chief Financial Officer of Skillsoft, held a videoconference to discuss the potential transaction.
During September and October 2021, representatives of Skillsoft, Barclays, Weil, Gotshal & Manges LLP (“Weil”), legal counsel to Skillsoft, and the Klein Group held several telephonic conversations to discuss potential financing arrangements in respect of the potential transaction.
During October 2021, Mr. Tarr spoke with various members of the Board on a one-on-one basis and provided them with updates on the status of Skillsoft’s discussions with Codecademy regarding the potential transaction. Throughout October 2021, Messrs. Tarr and Sims continued to discuss the potential transaction, including the potential valuation range of Codecademy, the possibility of an exclusivity period, whether balance sheet cash would be included in the purchase price, the form of consideration, possible treatment of employee equity awards and post-closing lock-up periods for certain Codecademy stockholders receiving shares of Common Stock as part of their consideration.
On October 1, 2021, Codecademy made certain legal and financial due diligence information available to Skillsoft and its advisors.
On October 4, 2021, representatives of Skillsoft, Weil, Codecademy and Orrick, Herrington & Sutcliffe LLP (“Orrick”), as legal counsel to Codecademy, held a call to discuss legal due diligence.
On October 7, 2021, representatives of Codecademy and Skillsoft, including Mr. Ferrera, met in person in Mountain View, California to discuss financial due diligence and the outlook for the Codecademy business.
Throughout October 2021, Messrs. Goldman, Ferrera and Walker held numerous video and telephonic conferences to discuss the potential transaction.
On October 20, 2021, Mr. Sims and members of senior management of Skillsoft met in Denver, Colorado to discuss the businesses of Skillsoft and Codecademy.
On October 23, 2021, the Board met via videoconference, with members of Skillsoft’s senior management and representatives of Weil in attendance. At the meeting, prior to discussion of the potential transaction, Mr. Kolek, Chairperson of the Board, disclosed to the other Board members in attendance Prosus Group’s approximately twenty percent ownership interest in Codecademy, and noted that Mr. Illg, a director of Skillsoft, who was not in attendance at the meeting, also serves on the board of directors of Codecademy. Mr. Kolek noted to the other Board members that, as he had previously discussed on October 22, 2021 with Mr. Tarr, Sarah Hilty, Skillsoft’s Chief Legal Officer, and a representative of Weil, both he and Mr. Illg intended to recuse themselves from attendance and participation in deliberations or decision-making activities of the Board in respect of the potential transaction. In addition, the Board discussed the potential engagement of the Klein Group as a consultant in respect of the potential transaction, particularly for the purpose of assisting Skillsoft’s management in its evaluation of the business opportunity and structuring and negotiation of the potential transaction. Mr. Klein, a member of the Board and Chief Executive Officer of the Klein Group, noted that, if the Board decided to engage the Klein Group in respect of the potential transaction, he would recuse himself from decision-making in respect of the potential transaction, to avoid any potential conflict. Mr. Klein also noted that the Klein Group would agree to a substantial discount to a market fee in respect of any such role. Mr. Kolek then left the meeting prior to the Board’s discussion of the terms of the potential transaction. Messrs. Tarr and Walker then described the discussions with Codecademy and the business due diligence regarding Codecademy that had been completed to date. Mr. Walker subsequently guided the Board through a presentation addressing the potential benefits and risks to Skillsoft of the potential transaction, and the members of the Board and Skillsoft’s management in attendance engaged in a discussion regarding the same. The members of the Board remaining at the meeting all expressed support for continuing discussions with Codecademy. Mr. Klein then recused himself from the meeting and the Board discussed a potential engagement of the Klein Group as well as additional advisors.
On October 26, 2021, Mr. Tarr sent a proposed non-binding letter of intent (the “October 26 LOI”) to Mr. Sims regarding the potential transaction. The October 26 LOI contemplated an acquisition of Codecademy by Skillsoft for aggregate consideration in the range of $550 million to $600 million, consisting of up to 50% in shares of Common Stock and the balance in cash, with the Common Stock component to be issued based on a fixed exchange ratio. The October 26 LOI further provided, among other things, that the Common Stock consideration would be subject to customary lock-up provisions to be determined and that Codecademy’s equity holders’ indemnity obligations would be supported by a 10% holdback of the aggregate consideration. In addition, the October 26 LOI proposed a 60-day exclusivity period for the parties to have exclusive discussions regarding any transaction or business combination involving Codecademy, its business or its capital stock, including any material investment in Codecademy. On October 28 and October 29, 2021, Messrs. Tarr and Sims and Messrs. Walker and Goldman, respectively, had telephonic conversations regarding the proposed valuation for the potential transaction and the proposed exclusivity period. On October 29, 2021, Mr. Walker sent a revised letter of intent to Mr. Goldman, reflecting, among other things, aggregate consideration of $575 million.
On November 1, 2021, Messrs. Tarr and Sims held a call to discuss certain feedback from the Board and Codecademy’s board of directors, respectively, regarding the potential transaction.
Also on November 1, 2021, Mr. Goldman sent Skillsoft a revised draft of the letter of intent (the “November 1 LOI”), providing that the number of shares of Common Stock to be issued as a portion of the aggregate consideration be determined with reference to the average closing price of Common Stock during the 10 trading days ending one trading day prior to the consummation of the potential transaction. The November 1 LOI also provided, among other things, that the parties would discuss and agree on the most efficient transaction structure for allocation and delivery of the Common Stock consideration component to each category of Codecademy’s equity holders and to facilitate the potential transaction qualifying as a tax-free reorganization, that Codecademy’s equity holders’ indemnity obligations would be supported by a third-party escrow of 5% of the aggregate consideration, in the same mix of Common Stock and cash as comprising the aggregate consideration, and that such escrow (less any amount subject to pending claims for indemnification) would be released to Codecademy’s equity holders 12 months from the closing of the potential transaction. The November 1 LOI further noted that the parties would discuss obtaining a representation and warranty insurance policy (a “R&W Policy”), and that, if such R&W Policy were to be obtained, the escrow requirement would be reduced to the customary 50% of the 1.0% retention amount under such R&W Policy. The November 1 LOI also reduced the exclusivity period to 14 days.
Later on November 1, 2021, Mr. Walker e-mailed Mr. Goldman a revised draft of the letter of intent providing, among other things, for a 45-day exclusivity period, a collar on the share price of Common Stock used to determine the number of shares to be issued as part of the aggregate transaction consideration, based on a maximum fluctuation from the closing price as of the day prior to execution of the definitive agreements relating to the potential transaction, and the equal sharing of the cost of obtaining and binding a R&W Policy.

On November 2, 2021, Messrs. Tarr, Klein, and Sims and a member of Codecademy’s board of directors, Amit Patel, held a call to discuss Skillsoft’s rationale for the potential transaction. Mr. Klein presented the background on the rationale for the Churchill Transaction, and Mr. Tarr discussed his rationale for joining Skillsoft as Chief Executive Officer and his views on the future of Skillsoft’s business.
Later on November 2, 2021, Mr. Goldman e-mailed Mr. Walker a revised draft of the letter of intent, which, among other things, accepted the 45-day exclusivity period, set the parameters of the collar at a 15% change in the share price of Common Stock measured within the applicable period, set the lock-up period for shares of Common Stock delivered as consideration in the potential transaction at up to 180 days, and provided for Skillsoft to bear 75% of the cost of any R&W Policy. Later on November 2, 2021, Skillsoft proposed a revised version of the letter of intent, which, among other things, limited the collar to a 10% change in the share price of Common Stock measured within the applicable period and provided that the parties would mutually agree upon the allocation of responsibility for the cost of obtaining and binding a R&W Policy.
On November 3, 2021, Skillsoft and Codecademy entered into a non-binding letter of intent (the “Non-Binding Proposal”) with respect to the potential transaction, pursuant to which Skillsoft would deliver to Codecademy’s existing equity holders aggregate consideration of $575 million (subject to adjustment) consisting of (i) $287,500,000 in Common Stock based on a collared share price of Common Stock (the “collared share price”), with the collar set at a 10% change in the share price of Common Stock measured within the applicable period, and (ii) $287,500,000 in cash, pursuant to the terms of definitive transaction agreements. In addition, the Non-Binding Proposal provided that the parties would share equally in the cost of obtaining and binding a R&W Policy. The Non-Binding Proposal also provided for, among other things, an exclusivity period expiring on the earlier of (a) the date that is 45 days after the Non-Binding Proposal, (b) the date on which Skillsoft and Codecademy enter into definitive agreements with respect to the potential transaction and (c) the date on which Skillsoft advises Codecademy in writing that Skillsoft has determined not to proceed with further discussions with respect to the potential transaction.
On November 8, 2021, at the instruction of Skillsoft, representatives of Weil engaged with Orrick in order to schedule a call to discuss the process and timeline for legal due diligence and to agree on drafting responsibilities for definitive documentation.
On November 10, 2021, representatives of Weil, Orrick and Skillsoft held a telephonic conference to discuss the structure of the potential transaction, the legal due diligence process and other procedural matters concerning the potential transaction.
Later on November 10, 2021, Weil and Skillsoft were granted access to Codecademy’s virtual data room to facilitate Skillsoft’s and its advisors’ due diligence review of Codecademy. Throughout the month of November 2021, Skillsoft and its advisors continued their due diligence review of Codecademy’s business, including holding numerous diligence calls among Skillsoft’s management, Codecademy’s management and their respective advisors. The parties and their representatives also held numerous calls regarding the structure of the potential transaction.
On November 17, 2021, Messrs. Sims and Goldman met with Skillsoft’s senior management in New York to discuss their views on the outlook for the Codecademy business.
On November 29, 2021, the Board met via videoconference, with certain members of Skillsoft senior management and representatives of Barclays, the Klein Group and Weil in attendance. Skillsoft’s management updated the Board on the due diligence conducted to date, as well as the status of negotiations with Codecademy. Mr. Illg did not attend the meeting, and Mr. Kolek departed the meeting after the status of the potential transaction was summarized. Management of Skillsoft then presented to the Board key priorities for the potential transaction and various financing alternatives, and also noted for the Board that, in order to support the financing of the potential transaction and reduce the cash financing burden on Skillsoft, Prosus Group was considering electing to receive 100% Common Stock as consideration for its shares of capital stock of Codecademy, as opposed to receiving a mix of cash and Common Stock. Management of Skillsoft and representatives of Barclays and Weil then answered questions from various members of the Board, and the Board discussed Skillsoft’s financing options. The Board also reviewed and discussed the engagement of Barclays as Skillsoft’s financial advisor in connection with providing financial advisory services to Skillsoft with respect to the potential transaction.

In addition, on November 29, 2021, Skillsoft management sent Skillsoft’s preliminary forecasted financial information related to Codecademy to representatives of Barclays.
On November 30, 2021, Weil delivered to Orrick an initial draft of the Merger Agreement. Over the course of the next three weeks, Skillsoft and its advisors completed their due diligence review of Codecademy, and Weil and Orrick, as well as representatives of Skillsoft and Codecademy, negotiated the terms of the Merger Agreement and various other transaction documents, including the form of Registration Rights Agreement and, with the involvement of Withers LLP, as legal counsel to Mr. Sims in his personal capacity, the employment offer letter and restrictive covenant agreement to be entered into between Skillsoft and Mr. Sims, exchanging multiple revised drafts of the various agreements. Significant areas of discussion and negotiation included: (i) the mechanics for the payment of the merger consideration to Codecademy’s equity holders, including the collared share price; (ii) the treatment of Codecademy’s equity awards; (iii) the parties’ respective obligations in connection with the proposed tax-free treatment of the Mergers; (iv) indemnification of Skillsoft by Codecademy’s equity holders following the closing, including special indemnities for certain matters excluded from Skillsoft’s R&W Policy; (v) Skillsoft’s obligations with respect to filings under the HSR Act; and (vi) the scope of the representations and warranties and covenants of the parties, including the efforts to be taken by the parties to satisfy the closing conditions and consummate the Mergers.
On December 2, 2021, Skillsoft and Barclays entered into the engagement letter regarding Barclays serving as a financial advisor to Skillsoft in respect of the potential transaction. In a presentation dated December 2, 2021 provided by Barclays to Skillsoft, Barclays described its material relationships with Skillsoft and Codecademy.
On December 3, 2021, representatives of Skillsoft, Mr. Goldman of Codecademy, representatives of Ernst & Young LLP, Skillsoft’s tax advisor, and representatives of WithumSmith+Brown, PC, Codecademy’s tax advisor, met via videoconference to discuss certain tax considerations in connection with the potential transaction.
On December 8, 2021, Skillsoft and the Klein Group entered into an engagement letter with the Klein Group with respect to their role as a consultant to Skillsoft in respect of a potential transaction. The engagement of the Klein Group and the payment of the fees pursuant to the Klein Group engagement letter were approved by Skillsoft’s audit committee in accordance with Skillsoft’s related party transaction policy on December 8, 2021.
On December 13, 2021, Skillsoft and Codecademy entered into an amendment to the Non-Binding Proposal to extend the exclusivity period to December 25, 2021.
On December 15, 2021, Messrs. Tarr and Walker and Eric Stine, Skillsoft’s Chief Revenue Officer, attended a virtual meeting of Codecademy’s board of directors at which Messrs. Tarr, Walker and Stine discussed Skillsoft and its interest in the potential transaction and Codecademy’s business.
Between December 15 and December 19, 2021, representatives of Skillsoft and Codecademy discussed Codecademy’s performance during the fourth quarter of 2021 and the updated outlook for the rest of the year.
On December 17, 2021, Skillsoft management sent to representatives of Barclays Skillsoft’s updated forecasted financial information related to Codecademy.
On the morning of December 19, 2021, Messrs. Sims and Goldman gave a presentation via videoconference regarding Codecademy, its business and the opportunity presented by the potential transaction, which presentation was attended by certain members of Skillsoft management and the Board.
Later on December 19, 2021, the Board met via videoconference. With certain members of Skillsoft’s senior management and representatives of Barclays and Weil in attendance, Skillsoft’s management updated the Board on the due diligence conducted to date, as well as the status of negotiations with Codecademy. Skillsoft’s management and the representatives of Barclays and Weil answered questions from the Board about various potential legal, financial and operational issues related to the potential transaction. Skillsoft’s management also provided an update regarding Codecademy’s recent financial results and recent public company valuations among certain companies comparable to Skillsoft and Codecademy. The Board determined that Skillsoft’s management should proceed to negotiate a downward revision to the aggregate consideration set forth in the Non-Binding Proposal. Neither Mr. Illg nor Mr. Kolek attended the meeting.
Subsequently, on December 19, 2021, representatives of Skillsoft and Codecademy negotiated a revised purchase price of $525 million (subject to adjustment) consisting of (i) $320,056,790 in Common Stock based on a collared share price and (ii) $204,943,210 in cash, pursuant to the terms of the Merger Agreement.
On December 20, 2021, representatives of Skillsoft, Codecademy, Weil and Orrick met via videoconference to discuss the transaction documents. Later that same day, Weil sent Orrick a revised draft of the Merger Agreement reflecting, among other revisions, the revised purchase price.
On December 21, 2021, the Board met via videoconference to consider the Merger Agreement and the Mergers. Certain members of Skillsoft’s senior management and representatives of Weil and Barclays participated in the videoconference. Skillsoft’s management updated the Board on the negotiations and discussions with Codecademy. Further, Skillsoft management reviewed the strategic rationale and benefits of the potential transaction, including the immediate expected accretion to bookings and revenue growth, and also noted the expectation of continuing Codecademy’s investment in future growth, which would likely result in the generation of negative EBITDA at Codecademy in the short term. Representatives of Weil reviewed for the Board the terms of the Merger Agreement and certain ancillary agreements and the Board’s fiduciary duties in respect of their consideration of the potential transaction. Representatives of Barclays reviewed with the Board Barclays’ financial analysis of the potential transaction and rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated December 21, 2021, to the effect that, as of such date and based upon and subject to the qualifications, limitations and assumptions set forth in the Barclays written opinion, the aggregate consideration to be paid by Skillsoft for all of the Codecademy equity pursuant to the Merger Agreement was fair from a financial point of view to Skillsoft. See section entitled “— Opinion of Skillsoft’s Financial Advisor” for more information. Following the Board’s discussions, the Board approved the Merger Agreement, the Mergers, and the other transactions contemplated by the Merger Agreement and resolved to recommend to Skillsoft’s stockholders approval of the Stock Issuance Proposal and the Adjournment Proposal. Mr. Klein recused himself from the vote of the Board on these actions, and neither Mr. Illg nor Mr. Kolek attended the meeting. The Compensation Committee of the Board also met via videoconference to discuss the terms and conditions of the employment offer letter and restrictive covenant agreement to be entered into with Mr. Sims, contingent on the consummation of the potential transaction, which the Compensation Committee resolved to approve. Also on December 21, 2021, the Audit Committee of the Board met via videoconference to consider the Merger Agreement and the transactions contemplated thereby and resolved that, solely for purposes of approvals required by Skillsoft’s Related Person Transaction Policy resulting from Prosus Group’s ownership of Common Stock and Mr. Kolek’s and Mr. Illg’s respective affiliations with Prosus Group, the transactions contemplated by the Merger Agreement are in the best interests of Skillsoft and approved the Merger Agreement and the transactions contemplated thereby, subject to the further approval and authorization by the Board.
Following the Board meeting on December 21, 2021, the parties finalized the Merger Agreement and certain other transaction documents, including the form of Registration Rights Agreement attached to the Merger Agreement as an exhibit and the employment offer letter and restrictive covenant agreement to be entered into between Skillsoft and Mr. Sims. The Skillsoft Parties and Codecademy Parties executed the Merger Agreement on the morning of December 22, 2021, and Mr. Sims and Skillsoft entered into the employment offer letter and restrictive covenant agreement that morning as well.
Later in the morning of December 22, 2021, prior to the open of trading on the New York Stock Exchange, Skillsoft and Codecademy issued a joint press release announcing the transactions contemplated by the Merger Agreement, and Skillsoft hosted a teleconference to explain additional details and the strategic rationale of the potential transaction.
The Board’s Reasons for the Approval of the Mergers and the Stock Issuance
The Board, in evaluating the Merger Agreement and the transactions contemplated thereby, consulted with Skillsoft’s management and its consultants and legal, financial and other advisors. In (i) determining that it is in the best interests of Skillsoft and its stockholders, and declaring it advisable, to enter into the

Merger Agreement, (ii) approving the Merger Agreement and the transactions contemplated thereby, including the Mergers, on the terms and subject to the conditions of the Merger Agreement and (iii) adopting a resolution recommending the Stock Issuance Proposal and any other proposals the parties to the Merger Agreement deem necessary or desirable to consummate the transactions contemplated thereby to Skillsoft’s stockholders, the Board considered and evaluated a number of factors, including the factors discussed below. The Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.
This explanation of the Board’s reasons for the Mergers and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” For purposes of this section, references to “the Board” shall not include Messrs. Illg or Kolek, who did not attend the meeting at which the Board approved the Merger Agreement, the Mergers, and the other transactions contemplated by the Merger Agreement and resolved to recommend to Skillsoft’s stockholders approval of the Stock Issuance Proposal and the Adjournment Proposal, or Mr. Klein, who did not participate in the vote of the Board with respect to the foregoing.
The Board considered a number of factors pertaining to the Mergers as generally supporting its decision to enter into the Merger Agreement and the related agreements and the transactions contemplated thereby, including, but not limited to, the following factors:
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Creation of a Leading Technology & Developer Offering.   Adding Codecademy’s expertise in 14 programming languages as well as technical skills across multiple domains (e.g., data science, application development, web development and cybersecurity, among others) to Skillsoft’s existing technical skills offering is expected to enhance Skillsoft’s ability to become a leader in the high-demand, high-growth Technology & Developer sector of education technology. In addition, the capability of the Codecademy platform to rapidly add new programming languages and technical skills at scale is expected to further enhance Skillsoft’s ability to meet the evolving demands of learners worldwide as it helps organizations address the critical technical skills gap.

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Expansion of Immersive Platform with New Ways of Learning.   Supplementing Skillsoft’s expansive set of learning options, including micro videos, virtual instructor-led training, coaching, audio, books, bootcamps, live events, assessments and badges with Codecademy’s interactive, self-paced courses and hands-on learning will enable Skillsoft to deliver even more immersive experiences through its AI-driven platform, Percipio.

•
Addition of Codecademy’s Talent.   Talented members of Codecademy’s management and employees are expected to join Skillsoft’s proven management team and employees.

•
Creation of Substantial Cross-Selling and Upselling Opportunities by Adding a Strong Brand and Powerful Digital Sales and Marketing Engine to Global Enterprise Sales Force.   The Mergers will bring together Codecademy’s sophisticated direct-to-learner digital sales and marketing engine and Skillsoft’s enterprise sales organization, creating new opportunities to upsell and cross-sell across each company’s customer base, which is expected to drive customer growth and revenue synergies.

•
Expectation of Significant Accretion to Bookings and Revenue Growth Immediately Upon Closing. Codecademy is expected to deliver approximately $47 million in bookings and approximately $42 million in revenue for the calendar year ended December 31, 2021, up 23% and 27%, respectively, over the prior year. Codecademy is entirely a SaaS business and is expected to deliver gross margins of more than 85% in 2021 and be accretive to Skillsoft’s gross margin immediately upon closing. Skillsoft expects it will accelerate Codecademy’s growth in its first year of ownership primarily by cross-selling Codecademy’s products to Skillsoft’s large enterprise customer base and that the acquisition will be accretive to EBITDA over the long term.

•
Reasonableness of Merger Consideration.   Following a review of the financial data provided to Skillsoft, including Codecademy’s historical financial statements and certain unaudited prospective financial information, as well as Skillsoft’s due diligence review of Codecademy’s business and views of Skillsoft’s consultants and financial and other advisors, the Board considered the Merger Consideration to be paid in connection with the Mergers and determined that the Merger Consideration was reasonable in light of such data and financial information.
•
Favorable Industry Trends.   The digital learning market, particularly with respect to information technology and technology-based skills, is large, growing, and fragmented. The market is experiencing a number of favorable trends, including an increased need for companies to provide additional training to employees in light of an ongoing digital transformation in the market and technical skills gaps as well as an increased need for technologists as employees prepare for the jobs of tomorrow.

•
Business and Financial Condition and Prospects.   After conducting due diligence, along with their familiarity with Codecademy’s business, the Board and Skillsoft’s management had knowledge of, and were familiar with, Codecademy’s business, financial condition, results of operations and future growth prospects. The Board considered the results of the due diligence review of Codecademy’s business, including its intellectual property assets and customer networks.

•
Fairness Opinion of Barclays and Related Analyses.   The financial analyses of Barclays, as reviewed and discussed with the Board, as well as the opinion of Barclays delivered to the Board, to the effect that, as of December 21, 2021, and based upon and subject to the qualifications, limitations and assumptions set forth in the Barclays written opinion, the aggregate consideration to be paid by Skillsoft pursuant to the Merger Agreement and the transactions contemplated thereby, including the Mergers, was fair, from a financial point of view, to Skillsoft, as further discussed below in the section entitled “— Opinion of Skillsoft’s Financial Advisor.” The full text of the written opinion of Barclays, dated as of December 21, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex III to this proxy statement.

•
Terms of the Merger Agreement.   The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Mergers, each party’s representations, warranties and covenants, including the commitment by each of Codecademy and Skillsoft to take certain actions in order to consummate the Mergers, the conditions to each party’s obligations and the termination provisions.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Mergers, including, but not limited to, the following:
•
Interests of Certain Persons.   Certain directors of Skillsoft may have interests in the Mergers that are in addition to, and that may be different from, the interests of Skillsoft’s stockholders (see section entitled “— Interests of Certain Persons in the Mergers”).

•
Benefits May Not Be Achieved.   The potential benefits of the Mergers may not be fully achieved or may not be achieved within the expected timeframe and therefore Skillsoft may not realize the financial performance set forth in the financial projections considered by the Board.

•
Investments Required to Fuel Growth.   Codecademy’s plan involves investment to accelerate growth, and accordingly, is expected to generate negative adjusted EBITDA for Codecademy of approximately $20 million in 2021.

•
Growth Initiatives May Not be Achieved.   The growth initiatives and synergies between Skillsoft and Codecademy may not be fully achieved or may not be achieved within the expected timeframe.

•
Skillsoft’s Stockholder Vote.   Skillsoft’s stockholders may object to and challenge the Mergers and take action that may prevent or delay the consummation of the Mergers, including by voting against the Stock Issuance Proposal at the Special Meeting.

•
Closing Conditions.   The consummation of the Mergers is conditioned on the satisfaction of certain closing conditions, some of which are not within Skillsoft’s control.

•
Litigation.   There may be potential litigation challenging the Mergers.

•
Fees and Expenses.   There will be fees and expenses associated with completing the Mergers, some of which must be borne by Skillsoft pursuant to the terms of the Merger Agreement.

•
Macroeconomic Risks.   Skillsoft, Codecademy and the Mergers are subject to macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects they could have on the revenues of Skillsoft following the Mergers.

The Board concluded that the potential benefits that it expected Skillsoft and its stockholders to achieve as a result of the Mergers outweighed the potentially negative factors associated with the Mergers. Accordingly, the Board determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, were advisable and in the best interests of Skillsoft and its stockholders.
Certain Unaudited Forecasted Financial Information
Prior to approval by the Board of the Mergers and the execution of the Merger Agreement and related agreements (a) Codecademy provided Skillsoft with certain unaudited projected financial information for calendar years 2021 through 2026 (the “Codecademy Projections”) and (b) Skillsoft management provided to the Board and Barclays certain unaudited projected financial information, on a standalone basis, regarding Codecademy’s operations for calendar years 2021 through 2026 for purposes of evaluating the Mergers, which were prepared based on the Codecademy Projections, as adjusted by Skillsoft management (the “Skillsoft Adjusted Codecademy Projections”).
The Codecademy Projections and the Skillsoft Adjusted Codecademy Projections were not prepared with a view toward public disclosure, compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP with respect to forward looking financial information, but (i) in the view of Codecademy’s management, the Codecademy Projections were prepared on a reasonable basis, reflect the best available estimates and judgments at the time of preparation, and present, to the best of Codecademy’s management’s knowledge and belief, the expected future financial performance of Codecademy, and (ii) in the view of Skillsoft’s management, the Skillsoft Adjusted Codecademy Projections were prepared on a reasonable basis, reflect the best available estimates and judgments at the time of preparation, and present, to the best of Skillsoft’s management’s knowledge and belief, the expected future financial performance of Codecademy. The forecasts include Adjusted EBITDA which is a non-GAAP financial measure. Due to the forward-looking nature of the Codecademy Projections and the Skillsoft Adjusted Codecademy Projections, specific quantifications of the amounts that would be required to reconcile such projections to GAAP measures are not available and Skillsoft’s and Codecademy’s management believe that it is not feasible to provide accurate forecasted non-GAAP reconciliations. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Skillsoft’s and Codecademy’s management may not be comparable to similarly titled amounts used by other companies.
As a private company, Codecademy does not, as a matter of course, make public projections as to future performance, revenues, earnings or other results of operations. The Codecademy Projections were prepared solely for internal use, capital budgeting and other management purposes. The Codecademy Projections are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or equity or debt holders.
In preparing the models, Codecademy management relied on a number of factors, including the executive team’s experience in education technology and the historical performance of Codecademy. The forecasts reflect the consistent application of the accounting policies of Codecademy and should be read in conjunction with the accounting policies included in Note 1 — “Summary of Significant Accounting Policies” accompanying the historical audited financial statements of Codecademy and included as Annex IV to this proxy statement.
Skillsoft management prepared the Skillsoft Adjusted Codecademy Projections to take into consideration the consummation of the Mergers, as well as certain adjustments that were appropriate in their judgment and experience, including, but not limited to, taking into consideration the following: (i) a conservative view of new product adoption and paused expansion in India; (ii) expansion in business-to-business revenue by selling Codecademy’s products to Skillsoft’s customer base and increased investment in sales and marketing; (iii) higher sales and marketing expense from investment to promote brand awareness, lead generation and additional sales representations; (iv) research and development and general and administrative cost savings through consolidating platforms and administrative and corporate functions; and (v) certain adjustments to EBITDA for one-time expenses in connection with the Mergers.
The Codecademy Projections and the Skillsoft Adjusted Codecademy Projections included in this proxy statement have been prepared by, and are the responsibility of, Codecademy’s and Skillsoft’s management, respectively. Ernst & Young LLP and WithumSmith+Brown, PC have not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying selected forecasted financial information and, accordingly, Ernst & Young LLP and WithumSmith+Brown, PC do not express an opinion or any other form of assurance with respect thereto. The WithumSmith+Brown, PC report included in this proxy statement relates to Codecademy’s previously issued financial statements. It does not extend to the forecasted financial information and should not be read to do so.
Codecademy Projections
The following table presents a summary of the Codecademy Projections. The Codecademy Projections were provided to the Board and to Barclays as described above.
	Fiscal Year Ending December 31,						21E – 26E CAGR / Diff.
($ in millions)	2021E	2022E	2023E	2024E	2025E	2026E
B2C&P Bookings	$47	$72	$96	$114	$131	$146	25%
% Growth	27%	52%	34%	19%	15%	11%
B2B Bookings	$3	$8	$15	$22	$31	$44	74%
% Growth	111%	200%	79%	49%	42%	39%
Total Bookings	$50	$80	$111	$136	$163	$189	31%
% Growth	30%	60%	39%	23%	20%	16%
B2C&P Revenue	$43	$65	$86	$102	$118	$131	25%
% Growth	34%	51%	34%	18%	15%	11%
B2B Revenue	$2	$5	$10	$15	$21	$29	74%
% Growth	104%	200%	79%	49%	42%	39%
Total Revenue	$45	$70	$96	$117	$139	$160	29%
% Growth	36%	58%	37%	22%	19%	15%
Cost of Goods Sold	(6)	(8)	(12)	(14)	(17)	(19)	28%
Gross Profit	$39	$62	$85	$103	$122	$141	29%
% Margin	87%	88%	88%	88%	88%	88%
Sales and Marketing	(18)	(23)	(30)	(36)	(41)	(46)	21%
Research & Development	(26)	(35)	(41)	(47)	(52)	(57)	17%
General & Administrative	(11)	(14)	(15)	(17)	(18)	(19)	12%
Total Operating Expenses	(55)	(72)	(86)	(99)	(110)	(122)
Adj. EBITDA	$(16)	$(11)	$(2)	$4	$12	$19	NM
% Margin	(35)%	(15)%	(2)%	3%	9%	12%	47%

1.
Codecademy forecast provided in the form of a cash basis income statement and does not incorporate Codecademy historical accounting practices including capitalization of (i) a portion of software development costs and (ii) certain content and curriculum expenditures. In addition, stock-based compensation is included in the expense lines in the table above.

2.
To conform the Codecademy cash basis forecast to Skillsoft accounting practices on a GAAP basis, a portion of software development costs would be moved from operating expenses to capital expenditures and stock-based compensation would be included in Total Operating Expenses to reflect the expectation that a significant portion of the bonuses would have been paid in cash at Skillsoft.

Skillsoft Adjusted Codecademy Projections
The following table presents a summary of the Skillsoft Adjusted Codecademy Projections. The Skillsoft Adjusted Codecademy Projections were provided to the Board and to Barclays as described above.
	Fiscal Year Ending December 31,						21E – 26E CAGR / Diff.
($ in millions)	2021E	2022E	2023E	2024E	2025E	2026E
B2C&P Bookings	$45	$58	$72	$83	$90	$93	16%
% Growth	21%	29%	25%	16%	8%	4%
B2B Bookings	$2	$14	$27	$44	$70	$107	114%
% Growth	82%	493%	91%	65%	58%	52%
Total Bookings	$47	$72	$99	$128	$160	$200	33%
% Growth	23%	52%	38%	29%	25%	25%
B2C&P Revenue	$41	$54	$68	$80	$88	$92	17%
% Growth	30%	29%	27%	18%	10%	5%
B2B Revenue	$2	$8	$20	$36	$57	$88	119%
% Growth	93%	377%	148%	74%	60%	54%
Total Revenue	$43	$62	$89	$116	$145	$180	34%
% Growth	32%	43%	43%	31%	25%	24%
Cost of Goods Sold	(6)	(7)	(10)	(13)	(16)	(18)	26%
Gross Profit	$37	$54	$79	$103	$129	$162	35%
% Margin	87%	88%	89%	89%	89%	90%
Sales and Marketing	(18)	(30)	(35)	(37)	(39)	(41)	18%
Research & Development	(23)	(28)	(33)	(38)	(43)	(47)	15%
General & Administrative	(11)	(8)	(9)	(9)	(10)	(10)	(2)%
Stock-based Compensation	(4)	(5)	(5)	(5)	(5)	(5)	5.0%
Total Operating Expenses	(56)	(71)	(82)	(89)	(97)	(103)	13%
Adj. EBITDA	$(19)	$(16)	$(3)	$14	$32	$59	NM
% Margin	(44)%	(26)%	(3)%	12%	22%	33%
Depreciation	$1	$1	$2	$2	$3	$4
(Increase) / Decrease in WC	$3	$9	$10	$11	$14	$18
Capital Expenditures	$(2)	$(3)	$(3)	$(4)	$(4)	$(5)

1.
Revenue & Growth. Consumer and Prosumer growth in 2022E driven by launch of several new products before tapering-off in outer years of forecast. Business-to-business growth attributed to increased investment in marketing, build-out of sales infrastructure (adding 8-10 sales personnel) and access to Skillsoft client base.

2.
Gross Profit & Margin. Scalable SaaS platform and robust content portfolio drives high incremental gross margins.

3.
Operating Expenses. Large sales and marketing increase in 2022E due to build-out of business-to-business segment and expansion of sales force. Limited incremental general and administrative requirements to scale.

4.
Adjusted EBITDA and Margin. Inherent operating leverage in model expands Adjusted EBITDA margin to low-30%s range by 2026E.

The summaries of the Codecademy Projections and the Skillsoft Adjusted Codecademy Projections are not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. None of Codecademy, Skillsoft, or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from the forecasts, and none of them undertake any obligation to update or otherwise revise or reconcile the forecasts to reflect circumstances existing after the date the forecasts were generated, including in respect of the potential impact of the COVID-19 pandemic (or any escalation thereof), or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the forecasts are shown to be in error, in each case, except as may be required under applicable law. While presented with numerical specificity, these forecasts were based on numerous variables and assumptions known to Codecademy and Skillsoft at the time of preparation. These variables and assumptions are inherently uncertain and many are beyond the control of Codecademy or Skillsoft. Skillsoft will not refer back to either the Codecademy Projections or the Skillsoft Adjusted Codecademy Projections in its future periodic reports filed under the Exchange Act.
Important factors that may affect actual results and cause the forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the business of Codecademy (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the competitive environment, changes in technology, general business and economic conditions and other factors described or referenced under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Various assumptions underlying the forecasts may prove to not have been, or may no longer be, accurate. The forecasts may not be realized, and actual results may be significantly higher or lower than projected in the forecasts. The forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of the forecasts in this proxy statement should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the forecasts. For all of these reasons, the forward-looking financial information described above and the assumptions upon which they are based (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties, and readers of this proxy statement are cautioned not to rely on them.
Opinion of Skillsoft’s Financial Advisor
Skillsoft engaged Barclays to act as its financial advisor with respect to the Mergers, pursuant to an engagement letter dated December 2, 2021. On December 21, 2021, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the total consideration to be paid by Skillsoft in the Mergers is fair, from a financial point of view, to Skillsoft.
The full text of Barclays’ written opinion, dated as of December 21, 2021, is attached as Annex III to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.
Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the total consideration to be paid by Skillsoft in the Mergers and does not constitute a recommendation to any stockholder of Skillsoft as to how such stockholder should vote with respect to the Mergers. The terms of the Mergers were determined through arm’s-length negotiations between Skillsoft and Codecademy and were approved by the Board. Barclays did not recommend any specific form of consideration to Skillsoft or that any specific form of consideration constituted the only appropriate consideration for the Mergers. Barclays was not requested to opine as to, and its opinion does not in any manner address, Skillsoft’s underlying business decision to proceed with or effect the Mergers, the likelihood of the consummation of the Mergers or the relative merits of the Mergers as compared to any other transaction in which Skillsoft may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Mergers, or any class of such persons, relative to the total consideration to be paid in the Mergers by Skillsoft or otherwise. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things:
•
reviewed and analyzed a draft of the Merger Agreement, dated as of December 21, 2021 and the specific terms of the Mergers;

•
reviewed and analyzed publicly available information concerning Skillsoft that Barclays believed to be relevant to its analysis, including Skillsoft’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2021 and subsequently amended, its registration statement on Form S-4 with respect to the business combination between Churchill Capital Corp II and Software Luxembourg Holding S.A. filed with the SEC on January 22, 2021 and subsequently amended, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2021 and July 31, 2021;

•
reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Codecademy furnished to Barclays by Codecademy, including certain audited balance sheets of Codecademy and the related audited statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020, certain unaudited balance sheet of Codecademy and the unaudited statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows as of and for the nine (9) months ended September 30, 2021 and financial projections with respect to the future financial performance of Codecademy prepared by management of Codecademy;

•
reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Codecademy, including financial projections with respect to the future financial performance of Codecademy prepared by management of Codecademy and reviewed and revised by management of Skillsoft and approved for Barclays’ use by Skillsoft and net operating loss projections for Codecademy prepared by management of Skillsoft and approved for Barclays’ use by Skillsoft, and financial and operating information with respect to the business, operations and prospects of Skillsoft and its subsidiaries, including financial projections with respect to the future financial performance of Skillsoft and its subsidiaries stand alone and pro forma for the Mergers, in each case prepared by management of Skillsoft and approved for Barclays’ use by Skillsoft (collectively, the “Projections”);

•
reviewed and analyzed certain operating synergies projected by the management of Skillsoft to result from the Mergers, as approved for Barclays’ use by Skillsoft (the “Synergies”);

•
reviewed and analyzed a comparison of the historical financial results and present financial condition of Codecademy with those of other companies that Barclays deemed relevant;

•
reviewed and analyzed a comparison of the financial terms of the Mergers with the financial terms of certain other recent transactions that Barclays deemed relevant;

•
had discussions with the management of Skillsoft concerning the business, operations, assets, liabilities, financial condition and prospects of Codecademy;

•
had discussions with the management of Skillsoft concerning the business, operations, assets, liabilities, financial condition and prospects of Skillsoft and its subsidiaries standalone and pro forma for the Mergers; and

•
has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of management of Skillsoft that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections, upon the advice of Skillsoft, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Skillsoft as to the future financial performance of Codecademy and Skillsoft and that Codecademy and Skillsoft will perform substantially in accordance with such projections. Furthermore, upon the advice of Skillsoft, Barclays assumed that the amounts and timing of the Synergies are reasonable and that the Synergies will be realized in accordance with such estimates. Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Codecademy or Skillsoft and did not make or obtain any evaluations or appraisals of the assets or liabilities of Codecademy or Skillsoft. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, December 21, 2021. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after December 21, 2021. Barclays expressed no opinion as to the prices at which shares of Common Stock would trade following the announcement of the Mergers.
Barclays assumed that the executed Merger Agreement would conform in all material respects to the last draft reviewed by Barclays. Additionally, Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement and all the agreements related thereto. Barclays also assumed, upon the advice of Skillsoft, that all material governmental, regulatory and third-party approvals, consents and releases for the Mergers would be obtained within the constraints contemplated by the Merger Agreement and that the Mergers will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Mergers, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that Skillsoft had obtained such advice as it deemed necessary from qualified professionals. Barclays also did not express any opinion as to any ongoing obligations of Codecademy or Skillsoft under the Merger Agreement, the allocation of the total consideration among shares of Common Stock and cash, the separate or relative fairness of the portion of the total consideration comprised of Common Stock and the portion of the total consideration comprised of cash, or the allocation of the total consideration among the various equity interests of Codecademy.
In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of common stock of Codecademy but rather made its determination as to fairness, from a financial point of view, to Skillsoft of the total consideration to be paid by Skillsoft in the Mergers on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.
In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Board. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Skillsoft or any other parties to the Mergers. No company, business or transaction considered in Barclays’ analyses and reviews is identical to Skillsoft, Codecademy, Borrower, Merger Sub I, Merger Sub II or the Mergers, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of Skillsoft, Codecademy, Borrower, Merger Sub I, Merger Sub II, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.
The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.
Selected Comparable Company Analysis
In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied enterprise values of Codecademy, Barclays reviewed and compared specific financial and operating data relating to Codecademy with selected companies that Barclays, based on its experience in the education technology industry, deemed comparable to Codecademy. The selected comparable companies with respect to Codecademy were:
Thinkific Labs Inc.
Docebo Inc.
Nerdy, Inc.
Kahoot! Group
Duolingo, Inc.
Coursera, Inc.
Udemy, Inc.
Barclays calculated and compared various financial multiples and ratios of the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each selected company’s ratio of its enterprise value to its estimated revenue for 2022E and 2023E. The enterprise value of each selected company was obtained by adding its short and long-term debt and capital lease obligations to the sum of the market value of its common equity, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data (including FactSet) and closing prices as of December 17, 2021. The results of this selected comparable company analysis are summarized below:
Comparable Company Enterprise Value Multiple of Revenue Reference Ranges:
Year	Median	Mean
2022E Revenue	6.4x	8.4x
2023E Revenue	5.1x	6.4x
Barclays selected the comparable companies listed above because their businesses and/or operating profiles are reasonably similar to that of Codecademy. However, because of the inherent differences between the business, operations and prospects of Codecademy and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Codecademy and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Codecademy and the companies included in the selected comparable company analysis. Based upon these judgments, Barclays selected a range of 7.5x to 9.5x enterprise value multiples of 2022E revenue for Codecademy and applied such range to the Skillsoft management estimate of Codecademy’s 2022E revenue to calculate an implied enterprise value reference range for Codecademy of $410 million to $520 million. Barclays also applied such range to the Skillsoft management estimate of Codecademy’s 2022E revenue taking into consideration the Synergies projected by the Skillsoft management to calculate an implied enterprise value with Synergies reference range for Codecademy of $465 million to $585 million. Barclays selected a range of 5.5x to 7.5x enterprise value multiples of 2023E revenue for Codecademy and applied such range to the Skillsoft management estimate of Codecademy’s 2023E revenue to calculate an implied enterprise value reference range for Codecademy of $365 million to $500 million. Barclays also applied such range to the Skillsoft management estimate of Codecademy’s 2023E revenue taking into consideration the Synergies projected by the Skillsoft management to calculate an implied enterprise value with Synergies reference range for Codecademy of $485 million to $665 million.
Selected Precedent Transaction Analysis
In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied enterprise values of Codecademy, Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Codecademy with respect to the industry, financial profile and business model.
The selected precedent transactions were:
Primary Sector: Education Technology
Acquirer	Target
Clearlake Capital Group, L.P.	Cornerstone OnDemand, Inc.
2U, Inc.	edX Inc.
Vista Equity Partners	Pluralsight, Inc.
Thoma Bravo, LLC	Instructure, Inc.
Reference Sector: Application Software
Acquirer	Target
SS&C Technologies Holdings Inc.	Blue Prism Group Plc
ZenDesk, Inc.	Momentive Global Inc.
Thoma Bravo, L.P.	Medallia, Inc.
Autodesk, Inc.	PlanGrid, Inc.
Twilio Inc.	SendGrid, Inc.
salesforce.com, inc.	MuleSoft, Inc.
SAP AG	Callidus Software Inc.
The reasons for and the circumstances surrounding Barclays’ analysis of the selected precedent transactions listed above were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Codecademy and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the results of the quantitative selected precedent transaction analysis in the context of considering the Mergers. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Mergers which would affect the acquisition values of the selected target companies and Codecademy. Based upon these judgments, Barclays selected a range of 7.0x to 10.0x enterprise value multiples of 2022E next twelve months (“NTM”) revenue for Codecademy and applied such range to the Skillsoft management projections of Codecademy’s 2022E NTM revenue to calculate an implied enterprise value reference range for Codecademy of $385 million to $545 million. The following table sets forth the results of the analysis of the selected precedent transactions:
Primary Sector: Education Technology
Year	Median	Mean
2022E NTM Revenue	6.4x	6.8x
Reference Sector: Application Software
Year	Median	Mean
2022E NTM Revenue	9.7x	10.0x
Discounted Cash Flow Analysis
In order to estimate the present value of shares of common stock of Codecademy, Barclays performed a discounted cash flow analysis of Codecademy. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
To calculate the estimated enterprise value of Codecademy using the discounted cash flow method, Barclays added (i) Codecademy’s projected after-tax unlevered free cash flows for fiscal years 2022 through 2026 based on Skillsoft management projections, (ii) the “terminal value” of Codecademy as of December 31, 2026 and (iii) tax savings from Codecademy’s projected net operating loss for fiscal years 2022 through 2026 based on Skillsoft management projections, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows of ($6) million, $5 million, $18 million, $34 million and $58 million in 2022E, 2023E, 2024E, 2025E and 2026E, respectively, were calculated by taking the tax-affected earnings before interest, tax expense and amortization (excluding amortization of purchased intangibles) and subtracting capital expenditures and adjusting for changes in working capital. The residual value of Codecademy at the end of the forecast period, or “terminal value,” was estimated by applying a range of terminal value multiples of last twelve months EBITDA of 14.0x to 16.0x, which was derived by analyzing the results from the selected comparable company analysis and based on Barclay’s professional judgment, taking into account, among other things, the trends in the economy generally and in the industries and sectors in which Codecademy operates, and applying such range to the Skillsoft management projection of Codecademy’s terminal year EBITDA, taking into account the value of the Synergies. The range of after-tax discount rates of 12.6% to 13.4% was selected based on an analysis of the weighted average cost of capital of the comparable companies. These calculations resulted in a range of implied enterprise values of Codecademy of $510 million to $595 million.
General
Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays because of its familiarity with Skillsoft and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Mergers.

Barclays is acting as financial advisor to Skillsoft in connection with the Mergers. As compensation for its services in connection with the Mergers, Skillsoft paid Barclays a fee of $1,000,000 upon the delivery of Barclays’ opinion, which is referred to as the “Opinion Fee.” The Opinion Fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the Mergers. Additional compensation of $2,000,000 will be payable upon completion of the Mergers by Skillsoft to Barclays. In addition, Skillsoft has agreed to reimburse Barclays for a portion of its reasonable and documented out-of-pocket expenses incurred in connection with its engagement and to indemnify Barclays for certain liabilities that may arise out of its engagement by Skillsoft. Barclays has performed various investment banking and financial services for Skillsoft in the past, and expects to perform such services in the future, and has received, and is likely to receive, customary fees for such services. Specifically, in the past two years, Barclays acted as capital markets advisor to Software Luxembourg in connection with its business combination with Churchill Capital Corp II. In addition, Skillsoft has requested and one of Barclays’ affiliates is providing a commitment for the funds necessary to finance a portion of the total consideration and Barclays will receive customary fees in connection therewith. For the period beginning January 1, 2020 through the date hereof, Barclays has received from Skillsoft and its affiliates approximately $4 million in customary compensation for investment banking and financial services. In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Prosus N.V., a significant shareholder of Skillsoft and Codecademy, and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services. For the period beginning January 1, 2020 through the date hereof, Barclays has received from Prosus and its affiliates approximately $3.7 million in customary compensation for investment banking and financial services.
Barclays, its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management, and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Skillsoft, Codecademy and Prosus N.V. for Barclays’ own account and for the accounts of Barclays’ customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
Accounting Treatment
The Mergers are expected to be accounted for using the acquisition method of accounting for business combinations with Skillsoft as the accounting acquirer. In arriving at the conclusion that Skillsoft is the accounting acquirer, Skillsoft considered the structure of the Mergers, relative outstanding share ownership of Skillsoft and Codecademy, the composition of the Board following consummation of the Mergers, the relative size of Skillsoft and Codecademy, and the designation of certain senior management positions of Skillsoft following the consummation of the Mergers. The acquisition method of accounting will require goodwill and other intangible assets to be recorded, in accordance with ASC 805, Business Combinations. Accordingly, for accounting purposes, the net assets of Skillsoft are stated at historical cost, with the acquired assets and assumed liabilities of Codecademy stated at fair value, except for deferred revenue which, pursuant to Skillsoft’s adoption of ASU 2021-08 — Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, effective June 11, 2021, will be recognized using the revenue recognition guidance in ASC Topic 606 rather than fair value.
Why Skillsoft Needs Stockholder Approval
We are seeking stockholder approval in order to comply with NYSE Listing Rule 312.03. Under clause (b)(ii) of NYSE Listing Rule 312.03, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, where such securities are issued as consideration in a transaction or series of related transactions (such as the Mergers) in which:
•
a Related Party (as defined in the NYSE Listed Company Manual) has a five percent or greater interest (or such persons collectively have a ten percent or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions; and

•
the present or potential issuance of common stock, or securities convertible into common stock, could result in an issuance that exceeds either five percent of the number of shares of common stock or five percent of the voting power outstanding before the issuance.

As of [•], 2022, Prosus, which is considered a Related Party (as defined in the NYSE Listed Company Manual), holds approximately [37.6]% of Skillsoft’s outstanding Common Stock, and an affiliate of Prosus, Edtech, or an affiliate thereof, holds approximately 23.8% of the outstanding equity of Codecademy. The shares of the Common Stock to be issued pursuant to the Merger Agreement represented approximately [•]% of the number of shares and voting power of Skillsoft’s outstanding common stock, based on the closing price of $[•] per share of Common Stock on [•], 2022, the most recent practicable date. Based on the same assumption, [•] shares of Common Stock would be issued to the Codecademy equity holders in the Mergers, [•] shares of which would be issued to Edtech, or an affiliate thereof, the “share-only holder.”
Under subsection (c) of NYSE Listing Rule 312.03, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions (such as the Mergers) if:
•
the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or

•
the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Based on the assumption addressed earlier in this section, the Stock Consideration is anticipated to equal or exceed 20% or more of the number of shares outstanding, or the voting power, of Common Stock before the issuance of the Stock Consideration.
Interests of Certain Persons in the Mergers
Michael Klein, a member of our Board, is the Chief Executive Officer of The Klein Group, LLC (the “Klein Group”). Skillsoft engaged the Klein Group to act as a consultant in respect of a potential transaction with Codecademy, particularly to assist management in its evaluation of the business opportunity and structuring and negotiation of a potential transaction. Pursuant to this engagement, Skillsoft will pay the Klein Group a transaction fee equal to the greater of (i) $2 million and (ii) 0.35% of the aggregate Merger Consideration (as defined in the Klein Group engagement letter), promptly at the closing of the Mergers. The engagement of the Klein Group and the payment of the fees described above were approved by Skillsoft’s audit committee and the Board in accordance with Skillsoft’s related party transaction policy.
As of [•], 2022, Prosus owns approximately [37.6]% of Skillsoft’s outstanding Common Stock, and an affiliate of Prosus, Edtech, or an affiliate thereof, holds approximately 23.8% of the outstanding equity of Codecademy. In addition, Lawrence Illg and Patrick Kolek, members of the Board, are officers of Prosus or its affiliates, and Mr. Illg is a member of Codecademy’s Board of Directors. The transaction with Codecademy and the issuance of shares of Common Stock in connection with the Mergers were approved by Skillsoft’s audit committee and the Board in accordance with Skillsoft’s related party transaction policy and without the participation of Mr. Illg or Mr. Kolek. In addition, pursuant to clause (b)(ii) of NYSE Listing Rule 312.03, as a result of Prosus’ status as a Related Party (as defined in the NYSE Listed Company Manual) and ownership in both Skillsoft and Codecademy, the issuance of Common Stock in connection with the Mergers is subject to the approval of Skillsoft’s stockholders. Based on the closing price of $[•] per share of Common Stock on [•], 2022, the most recent practicable date, [•] shares of Common Stock will be issued to the Codecademy equity holders in the Mergers, [•] shares of which will be issued to Edtech, or an affiliate thereof, the “share-only holder.” Please see the section above entitled “ — Why Skillsoft Needs Stockholder Approval” for more information.
Effect of Proposal on Skillsoft’s Current Stockholders
If the Stock Issuance Proposal is adopted, approximately [•] shares of Common Stock will be issued to the Codecademy equity holders, assuming no adjustments are made pursuant to the Merger Agreement.

The issuance of such shares would result in dilution to Skillsoft’s stockholders, and would afford Skillsoft’s stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Skillsoft. Immediately after consummation of the Mergers, Skillsoft’s existing stockholders are expected to hold approximately [•]% of the outstanding Common Stock.
Pursuant to the terms of the Prosus Subscription Agreement, and subject to any required approval of Skillsoft’s stockholders pursuant to the applicable rules and listing standards of the NYSE (which Skillsoft will use reasonable best efforts to obtain), if Skillsoft intends to issue New Securities (as defined in the Prosus Subscription Agreement) to any person, then, at least fifteen (15) business days prior to the issuance of the New Securities, Skillsoft shall deliver Prosus an Offer to issue New Securities to Prosus for cash in an aggregate amount, on a pro forma basis after giving effect to the issuance of the New Securities, that would result in Subscriber maintaining beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of at least the percentage of the issued and outstanding shares of Common Stock that it beneficially owns immediately prior to the issuance of such New Securities on a fully-diluted and as-converted basis but, solely prior to the expiration of the earlier of (i) June 11, 2024 and (ii) the occurrence of a Significant Event (as defined in the Prosus Subscription Agreement), not to the extent such issuance would result in Prosus or an affiliate thereof having beneficial ownership of more than thirty-five percent (35%) of the issued and outstanding shares of Common Stock on a fully-diluted and as converted basis. The Offer shall state that Skillsoft proposes to issue the New Securities and shall specify their number and terms (including the cash purchase price or the fair market value of any non-cash consideration as reasonably determined by the Board). The Offer shall remain open and irrevocable for a period of 15 business days from the date of its delivery.
Vote Required for Approval
Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereat. Accordingly, with respect to a holder of shares of Common Stock who is present virtually or represented by proxy at the Special Meeting, such stockholder’s abstention from voting or the failure of a holder of shares of Common Stock to vote will have the same effect as a vote “AGAINST” the Stock Issuance Proposal. Additionally, if a holder of shares of Common Stock instructs its bank, broker or other nominee regarding the Adjournment Proposal, but not the Stock Issuance Proposal, such broker non-vote will have the same effect as voting “AGAINST” the Stock Issuance Proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT SKILLSOFT’S STOCKHOLDERS VOTE “FOR” THE STOCK ISSUANCE PROPOSAL.

PROPOSAL NO. 2 — THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow the presiding officer of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies. The Adjournment Proposal will only be presented to Skillsoft’s stockholders at the Special Meeting in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal.
If Skillsoft’s stockholders approve the Adjournment Proposal, the presiding officer of the Special Meeting, at the direction of the Board, may adjourn the Special Meeting, and any adjourned session of the Special Meeting, and use the additional time to solicit additional votes, including from Skillsoft’s stockholders that have previously submitted proxies, to approve the Stock Issuance Proposal. If the Adjournment Proposal is approved, the Special Meeting may be adjourned in the absence of a quorum by the affirmative vote of a majority of the votes cast thereat by the holders of Common Stock. Even if a quorum is present, the Special Meeting could be adjourned in order to provide more time to solicit additional votes in favor of approval of the Stock Issuance Proposal if a majority of votes cast thereat are in favor of the Adjournment Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if Skillsoft receives proxies representing a sufficient number of votes to defeat the Stock Issuance Proposal, Skillsoft may adjourn the Special Meeting without a vote on the Stock Issuance Proposal and seek to convince Skillsoft’s stockholders to change their proxies in favor of the Stock Issuance Proposal.
If the Special Meeting is adjourned, no notice of the adjourned meeting is required to be given to Skillsoft’s stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of the Bylaws must be given to each stockholder of record entitled to notice of and to vote at the Special Meeting.
Consequences if the Adjournment Proposal is not Approved
Assuming a quorum is present, and if the Adjournment Proposal is presented at the Special Meeting and is not approved by Skillsoft’s stockholders, the presiding officer of the Special Meeting will not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes to approve of the Stock Issuance Proposal.
Vote Required for Approval
Approval of the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock present virtually or represented by proxy at the Special Meeting and entitled to vote thereat. Accordingly, with respect to a holder of shares of Common Stock who is present virtually or represented by proxy at the Special Meeting, such stockholder’s abstention from voting or the failure of a holder of shares of Common Stock to vote will have the same effect as a vote “AGAINST” the Adjournment Proposal. Additionally, if a holder of shares of Common Stock instructs its bank, broker or other nominee regarding the Stock Issuance Proposal, but not the Adjournment Proposal, such broker non-vote will have the same effect as voting “AGAINST” the Adjournment Proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT SKILLSOFT’S STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT SKILLSOFT
Skillsoft is a global leader in corporate digital learning, serving approximately 75% of the Fortune 1000, customers in over 160 countries, and more than 45 million learners globally. Skillsoft provides enterprise learning solutions designed to prepare organizations for the future of work, enable them to overcome critical skill gaps, drive demonstrable behavior-change, and unlock the potential in one of their most important assets: their people. Skillsoft offers a comprehensive suite of premium, original, and authorized partner content, including one of the broadest and deepest libraries of leadership & business, technology & developer, and compliance curricula. With access to a broad spectrum of learning options (including video, audio, books, bootcamps, live events, and practice labs), organizations can meaningfully increase learner engagement and retention. Skillsoft’s offerings are delivered through Percipio, the Company’s award-winning, artificial intelligence-driven, immersive learning platform purpose built to make learning easier, more accessible, and more effective. Skillsoft’s primary learning solutions include: (i) Skillsoft Percipio, an intelligent and immersive digital learning platform; (ii) Skillport, a legacy learning content delivery platform; (iii) Global Knowledge, a global provider of authorized information technology & development training and professional skills; and (iv) SumTotal, a SaaS-based Human Capital Management solution with a leading Talent Development platform. The Common Stock is listed and traded on the NYSE under the ticker symbol “SKIL.”
Skillsoft is a Delaware corporation. Our principal executive offices are located at 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062 and our telephone number at that address is 603-324-3000. Our website is located at https://www.skillsoft.com/. Our website and the information contained on, or accessed through, our website are not part of this proxy statement, and you should rely only on the information contained in this proxy statement when making an investment decision.

INFORMATION ABOUT CODECADEMY
Ryzac, Inc., a Delaware corporation doing business as “Codecademy”, is one of the largest computer programming training sites in the world. Since its founding, Codecademy has reached approximately 40 million registered learners in nearly every country worldwide with its interactive, self-paced courses and hands-on learning in 14 programming languages across multiple domains such as application development, data science, cloud and cybersecurity. Codecademy believes its interactive learning platform, extensive community and broad library of content provides the best environment for beginners learning to code and current engineers interested in new skills or competencies to help advance their career.
Codecademy helps individuals learn how to code in a variety of programming languages, such as HTML, CSS, JavaScript, jQuery, Python, SQL, Ruby, and PHP, in addition to subjects such as Data Science. Users can take two “paths” for deeper understanding of a subject. Skill Paths teaches users the skills they need for specialized, short-term outcomes, and Career Paths (of which Codecademy currently offers six) provide in-depth foundational knowledge to help users advance their careers in a chosen field (of which Codecademy currently offers six).
The Codecademy platform provides learners with a variety of technical content, including lessons, interactive articles, and static material. Codecademy develops content both for learners new to coding and for more experienced users who are looking to learn new skills or gain further knowledge in their current skillset.
Codecademy offers two product lines, one for consumers and prosumers (sometimes referred to herein as Codecademy’s “B2C&P” business), and one for businesses or enterprise customers (sometimes referred to herein as Codecademy’s “B2B” business). Although Codecademy has been primarily focused on its B2C&P business, both product lines offer largely the same content and are simply intended for different end-users.
Codecademy’s B2C&P business targets individual users who are interested in developing skills that will enable them to find a new or better technical job or advance their career at their current job.
Codecademy offers two tiers of consumer and prosumer-level products:
•
Codecademy Basic is free and targeted towards users new to coding. It offers access to Codecademy content and peer-to-peer forums.

•
Codecademy Pro is targeted towards users who want deeper instruction. It offers more content, interactivity, and support than the Basic tier. Global users can choose to pay a monthly or annual fee for access.

In addition to providing learning content, Codecademy facilitates a large community of learners assisting one another through forums, geographic-centric “chapters” and live and virtual events.
Access to Codecademy’s products is obtained through Codecademy’s website, codecademy.com, and its mobile applications. Substantially all of Codecademy’s consumer and prosumer revenue is derived from learners who subscribe to Codecademy Pro. Pro subscribers retain access throughout the course of their subscription. A learner who cancels their subscription receives Pro-tier access until the end of the month (on a monthly plan) or year (on an annual plan) and then retains access to all services on the Basic tier. Codecademy recognizes revenue from its B2C&P business ratably over the length of the subscription that was purchased.
Codecademy’s B2B business is built for companies looking to onboard new hires in technical subjects and/or enhance existing employee’s skillsets. Codecademy primarily targets technical organizations within companies and focuses on selling seats for technical employees. In addition, Codecademy has collaborated with other distribution channels and has partnered with other companies in developing sponsored content.
Codecademy offers two enterprise-level products:
•
Teams allows companies, educational institutions, and nonprofits to distribute Codecademy content to large groups of employees or students with site-license style economics and increased support for organizational features. This product is sold as a direct purchase through Codecademy’s website.

•
Teams+ adds features that enable larger enterprises to create their own learning paths and supplement Codecademy content with content they have developed. With Teams+, enterprises can tailor learning to their specific technology stack and requirements, creating a more efficient learning environment. This product is sold through an enterprise sales channel and currently has limited sales.

Codecademy’s mission is to make programming and technical education available to anyone in the world in a self-directed manner and at accessible price points. Codecademy believes that its interactive platform, extensive community and broad library of content make Codecademy the best place for learners of all skill levels to realize their goals and advance their careers and employers to address critical technical skills gaps.
The vast majority of content at Codecademy is created by instructors directly employed or contracted by Codecademy who create exclusive proprietary content for its platform. Codecademy believes that this proprietary content provides a learning experience that is more relevant to learner needs and therefore can lead to superior outcomes.

CODECADEMY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
The following discussion and analysis provides information that Codecademy’s management believes is relevant to an assessment and understanding of Codecademy’s results of operations and financial condition. The discussion should be read together with the historical audited annual financial statements as of and for the years ended December 31, 2019 and 2020, and unaudited condensed interim financial statements as of September 30, 2021 and the nine month periods ended September 30, 2020 and 2021, and the related notes thereto, included elsewhere in this proxy statement. The discussion and analysis should also be read together with Codecademy’s unaudited pro forma financial information for the year ended December 31, 2020 and the nine months ended September 30, 2021. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Codecademy’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement.
Business Overview
Ryzac, Inc., a Delaware company doing business as “Codecademy”, is one of the largest computer programming training sites in the world. Since its founding, Codecademy has reached approximately 40 million registered learners in nearly every country worldwide with its interactive, self-paced courses and hands-on learning in 14 programming languages across multiple domains such as application development, data science, cloud and cybersecurity. Codecademy believes its interactive learning platform, extensive community and broad library of content provides the best environment for beginners learning to code and current engineers interested in new skills or competencies to help advance their career.
Codecademy helps individuals learn how to code in a variety of programming languages, such as HTML, CSS, JavaScript, jQuery, Python, SQL, Ruby, and PHP, in addition to subjects such as Data Science. Users can take two “paths” for deeper understanding of a subject. Skill Paths teaches users the skills they need for specialized, short-term outcomes, and Career Paths (of which Codecademy currently offers six) provide in-depth foundational knowledge to help users advance their careers in a chosen field (of which Codecademy currently offers six).
The Codecademy platform provides learners with a variety of technical content, including lessons, interactive articles, and static material. Codecademy develops content both for learners new to coding and for more experienced users who are looking to learn new skills or gain further knowledge in their current skillset.
Codecademy offers two product lines, one for consumers and prosumers (sometimes referred to herein as Codecademy’s “B2C&P” business), and one for businesses and enterprise customers (sometimes referred to herein as Codecademy’s “B2B” business). Although Codecademy has been primarily focused on its B2C&P business, both product lines offer largely the same content and are simply intended for different end-users.
Codecademy’s B2C&P business targets individual users who are interested in developing skills that will enable them to find a new or better technical job or advance their career at their current job.
Codecademy offers two tiers of consumer and prosumer-level products:
•
Codecademy Basic is free and targeted towards users new to coding. It offers access to Codecademy content and peer-to-peer forums.

•
Codecademy Pro is targeted towards users who want deeper instruction. It offers more content, interactivity, and support than the Basic tier. Global users can choose to pay a monthly or annual fee for access.

In addition to providing learning content, Codecademy facilitates a large community of learners assisting one another through forums, geographic-centric “chapters” and live and virtual events.

Access to Codecademy’s products is obtained through Codecademy’s website, codecademy.com, and its mobile applications. Substantially all of Codecademy’s consumer and prosumer revenue is derived from learners who subscribe to Codecademy Pro. Pro subscribers retain access throughout the course of their subscription. A learner who cancels their subscription receives Pro-tier access until the end of the month (on a monthly plan) or year (on an annual plan) and then retains access to all services on the Basic tier. Codecademy recognizes revenue from its B2C&P business ratably over the length of the subscription that was purchased.
Codecademy’s B2B business is built for companies looking to onboard new hires in technical subjects and/or enhance existing employee’s skillsets. Codecademy primarily targets technical organizations within companies and focuses on selling seats for technical employees. In addition, Codecademy has collaborated with other distribution channels and has partnered with other companies in developing sponsored content.
Codecademy offers two enterprise-level products:
•
Teams allows companies, educational institutions, and nonprofits to distribute Codecademy content to large groups of employees or students with site-license style economics and increased support for organizational features. This product is sold as a direct purchase through Codecademy’s website.

•
Teams+ adds features that enable larger enterprises to create their own learning paths and supplement Codecademy content with content they have developed. With Teams+, enterprises can tailor learning to their specific technology stack and requirements, creating a more efficient learning environment. This product is sold through an enterprise sales channel and currently has limited sales.

Codecademy’s mission is to make programming and technical education available to anyone in the world in a self-directed manner and at accessible price points. Codecademy believes that its interactive platform, extensive community and broad library of content make Codecademy the best place for learners of all skill levels to realize their goals and advance their careers and employers to address critical technical skills gaps.
Critical Accounting Policies and Estimates
Codecademy’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In the preparation of these financial statements, Codecademy is required to use judgment in making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Codecademy considers an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on the financial statements.
Codecademy’s significant accounting policies are described in Note 1 to its audited financial statements included elsewhere in this proxy statement.
Recent Accounting Pronouncements
See Note 1 to the audited financial statements included elsewhere in this proxy statement for more information about recent accounting pronouncements, the timing of their adoption, and Codecademy’s assessment, to the extent it has made one, of their potential impact on Codecademy’s financial condition and its results of operations and cash flows.
Key Business Metrics and Non-GAAP Financial Measures
In addition to the measures presented in its financial statements, Codecademy uses the following key business metrics to help it evaluate its business, make decisions, and plan its product offerings:
Subscribers
Codecademy counts the total number of consumer and prosumer subscribers at the end of each period. Codecademy defines subscribers as unique users who paid for a new subscription in the period or unique users who paid to renew their subscription as of their last renewal date through Codecademy’s direct-to-consumer and prosumer offering. Codecademy believes that the number of subscribers is an important indicator of the growth of its business and potential future revenue trends.
	Nine months ended September 30,		Year ended December 31,
	2020	2021	2019	2020
	(in thousands, except percentages)
Total Subscribers	126	167	86	135
YoY Growth	69%	32%		57%
Enterprise Customers
Codecademy counts the total number of Enterprise Customers at the end of each period. For the purposes of determining customer count, Codecademy treats each customer account that has an active contract as a unique customer, and a single organization with multiple divisions or segments may be counted as multiple customers. Codecademy defines an “Enterprise Customer” as a customer who purchases a subscription to Codecademy for Business, which includes Codecademy Teams and Teams+ offerings. Codecademy believes that the number of Enterprise Customers and its ability to increase this number is an important indicator of the growth of its B2B business and future B2B revenue trends.
	Nine months ended September 30,		Year ended December 31,
	2020	2021	2019	2020
Enterprise Customers	118	593	238	662
YoY Growth		402%		178%
Key Factors Affecting Operating Results
Ability to Attract and Engage New Learners and Enterprise Customers
The growth of Codecademy’s business depends on it attracting new B2C&P learners and Enterprise Customers in an efficient manner. Furthermore, Codecademy’s conversion and renewal rates depend on continuing learner engagement with its platform.
Ability to Convert Free Learners to Paid Learners
Almost all paid subscribers begin on Codecademy’s platform as free accounts that begin to engage with its free content. A portion of these free users then convert to Codecademy’s paid offering, which Codecademy encourages through the use of marketing efforts to highlight the value of a paid subscription.
Ability to Develop Paid International Learners
Codecademy currently receives a significant proportion of its overall traffic from international sources. However, North America still accounts for the majority of its B2C&P and B2B revenue, so Codecademy sees a significant opportunity to expand into international markets.
Impact of COVID-19
The COVID-19 pandemic and the resulting governmental response has resulted in significant disruption around the world.
The initial response to COVID-19 drove a significant acceleration in the need for online-delivered education. As a result, Codecademy’s engagement and revenue significantly increased during the COVID-19 pandemic. As businesses, schools, and other venues reopened, Codecademy has seen fluctuations in visitor volume and conversion, but believes the market shift to online learning solutions is a long-term trend.
Results of Operations
Revenue
Codecademy derives revenues from subscriptions from paid B2C&P learners and B2B customers who access its online learning platform.

B2C&P and B2B revenue consist primarily of subscriptions with terms varying from thirty days to one year for certain B2C&P subscriptions to one to three years for B2B license subscription contracts. B2C&P subscriptions are paid in advance, generally after a 7-day free trial period. B2B subscriptions are generally invoiced annually.
Codecademy provides a curriculum catalog to teach computer programming on a subscription basis through Codecademy Pro and Codecademy for Teams and Teams+. Revenues related to the subscription revenues are recognized ratably over the remaining term of the applicable contract based on the output of value transferred to the customer. The time period of the subscription is the measurement method. Contract liabilities arise when contracts are billed and/or paid in advance and represent the unearned portion of fees from the monthly and annual subscriptions.
Cost of Revenue
Cost of revenue represents infrastructure costs; payments to coaches for platform support; salaries, payroll taxes, and benefits, as well as other non-payroll expenses for particular departments; and subscription / payment processing fees.
Operating Expenses
Operating expenses consist of research and development, sales and marketing, and general and administrative expenses. Personnel costs are the most significant component of Codecademy’s operating expenses and consist of salaries, benefits, bonuses, stock-based compensation, commissions, and payroll taxes. Codecademy’s operating expenses also include allocated costs of facilities, information technology, depreciation, and amortization.
Research and Development
Costs incurred for research and development (which consist primarily of salaries, benefits, and taxes for particular departments; outside services; web-based services; and other technology costs) are expensed as incurred except for costs incurred during the application development stage, which are capitalized in accordance with accounting for website development costs.
Sales and Marketing
Codecademy’s sales and marketing expenses consist primarily of personnel and personnel-related costs, including stock-based compensation and costs related to learner acquisition and brand marketing. Codecademy expenses the cost of advertising and marketing as incurred.
Content
Costs incurred for content (which consist primarily of salaries, benefits, and taxes for particular departments; outside services; and other technology costs) are expensed as incurred except for costs incurred during the curriculum development stage, which are capitalized in accordance with accounting for content libraries.
General and Administrative
General and administrative expenses consist primarily of personnel and personnel-related costs, including stock-based compensation and costs related to Codecademy’s executive, finance, and human resources departments, as well as legal costs, indirect taxes, professional fees, other corporate expenses, and depreciation.
Other Income (Expense)
Interest Income
Interest income (expense), net consists primarily of interest income earned on Codecademy’s cash, cash equivalents, and marketable securities. It also includes cash back receivable on Codecademy’s corporate credit card spend activity. Interest income varies each reporting period based on Codecademy’s average balance of cash, cash equivalents, and marketable securities during the period and market interest rates. Interest income was immaterial for the periods presented.
Other Expense
Other expense consists primarily of real estate taxes and other corporate tax expenses.
Income Tax Expense
Codecademy accounts for its income taxes using the asset and liability method. Under the asset and liability method, deferred taxes are determined for differences between the carrying values of assets and liabilities for financial and tax reporting purposes. Deferred income taxes are recognized as assets for net operating loss carryforwards that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.
Results of Operations
The results of operations presented below should be reviewed in conjunction with the financial statements and notes included as Annex IV to this proxy statement. The following table summarizes Codecademy’s results of operations for the periods presented. The results below are not necessarily indicative of expected results for future periods.
	Nine months ended September 30,		Year Ended December 31,
	2020	2021	2019	2020
	(in thousands)		(in thousands)
Revenue, net	$23,361	$30,676	$19,039	$32,841
Cost of revenue	2,557	3,947	3,064	3,574
Gross profit	20,804	26,729	15,975	29,267
Operating Expenses
Research and development	9,589	14,414	7,832	13,076
Sales and marketing	5,678	12,914	2,210	8,724
Content	2,162	3,363	2,801	2,857
General and administrative	6,7401	8,392	5,847	9,121
Total operating expenses	24,169	39,083	18,690	33,778
Loss from operations	(3,365)	(12,354)	(2,715)	(4,511)
Other income (expense):
Other income	2	21	10	3
Interest and dividend income	70	2	359	72
Other expense	(191)	(247)	(154)	(258)
Loss before provision for (benefit from) state income taxes	(3,484)	(12,578)	(2,500)	(4,694)
Provision for (benefit from) state income taxes	48	48	(131)	64
Net loss	$(3,532)	$(12,626)	$(2,370)	$(4,758)

1
General and administrative expense includes sales tax accruals estimates developed during the fourth quarter of each presented year, so they have been excluded from the nine months ended results of operations.

Cost of revenue and operating expenses include the following stock-based compensation expenses:
	Nine months ended September 30,		Year Ended December 31,
	2020	2021	2019	2020
	(in thousands)		(in thousands)
Total stock-based compensation expense:	$2,340	$2,159	$472	$2,497
Note that stock-based compensation allocations to the various expense lines in Codecademy’s results from operations for nine month periods was based on the most recently available payroll data and does not account for internal transfers. The impact on gross profit, loss from operations, etc. of such internal transfers is immaterial.
Comparison of the Nine Months Ended September 30, 2020 and 2021
Revenue
	Nine months ended September 30,		Change
	2020	2021	$	%
	(dollars in thousands)
Revenue, net	$23,361	$30,676	$7,315	31%
Revenue for the nine months ended September 30, 2020 was $23.4 million, compared to $30.7 million for the nine months ended September 30, 2021. Revenue increased by $7.3 million, or 31%, compared to the nine months ended September 30, 2020. The increase was mainly due to a 69% increase in subscribers, and the addition of 475 B2B customers. These trends accelerated in 2020 in part due to the effects of the COVID-19 pandemic which also had continued impact into 2021.
Cost of Revenue, Gross Profit, and Gross Margin
	Nine months ended September 30,		Change
	2020	2021	$	%
	(dollars in thousands)
Cost of revenue	$2,557	$3,947	$1,390	54%
Gross profit	20,804	26,729	5,925	29%
Gross margin	89%	87%
Cost of revenue for the nine months ended September 30, 2020 was $2.6 million, compared to $3.9 million for the nine months ended September 30, 2021. The increase in cost of revenue was primarily due to the increase in learners on Codecademy’s platform, resulting in increased infrastructure, billing and payment processing fees, and support costs, partially offset by the discontinuation of certain product lines with higher costs.
Gross margin was 89% for the nine months ended September 30, 2020, compared to 87% for the nine months ended September 30, 2021. The lower margin is attributable to an increase in the effective rate of payment processing fees from enrolling in additional services and new technology costs, as well as increased stock-based compensation costs associated with an employee tender offer which was facilitated in Q3 2021.
Operating Expenses
	Nine months ended September 30,		Change
	2020	2021	$	%
	(dollars in thousands)
Operating expenses
Research and development	$9,589	$14,414	$4,825	50%
Sales and marketing	5,678	12,914	7,236	127%
Content	2,162	3,363	1,201	56%
General and administrative	6,740	8,392	1,651	25%
Total operating expenses	$24,169	$39,083	$14,914	62%

Total operating expenses for the nine months ended September 30, 2020 were $24.2 million, compared to $39.1 million for the nine months ended September 30, 2021. Research and development expenses for the nine months ended September 30, 2020 were $9.6 million, compared to $14.4 million for the nine months ended September 30, 2021. The increase was primarily due to higher personnel-related expenses of $5.4 million (net of adjustments for capitalizing development costs and including stock-based compensation expense) and higher technology costs of $0.2 million, both driven by additional headcount and platforms to expand Codecademy’s product offerings and enhance its infrastructure to serve more learners, offset by a $1.0 million reduction in outside services expense. Other research and development expenses included amortization of capitalized development costs and travel and entertainment expenses.
Sales and marketing expenses for the nine months ended September 30, 2020 were $5.7 million, compared to $12.9 million for the nine months ended September 30, 2021. The increase in sales and marketing expenses was primarily due to increases in advertising expenses and outside services of $4.0 million and $0.8 million respectively, as well as higher personnel-related expenses of $2.2 million (including stock-based compensation expense) and higher technology costs of $0.3 million, both driven by additional headcount and platforms to expand marketing initiatives. Other sales and marketing expenses included travel and entertainment expenses.
Content expenses for the nine months ended September 30, 2020 were $2.2 million, compared to $3.4 million for the nine months ended September 30, 2021. The increase in content expenses was primarily due to higher personnel-related expenses of $0.4 million (net of adjustments for capitalizing development costs and including stock-based compensation expense) and higher content production costs of $0.5 million, both driven by additional headcount and outside services. Amortization of capitalized development costs also increased $0.4 million, reflective of Codecademy’s commitment to enlarging its curriculum content. Other content expenses included travel and entertainment expenses.
General and administrative expenses for the nine months ended September 30, 2020 were $6.7 million, compared to $8.4 million for the nine months ended September 30, 2021. The increase in general and administrative expenses was primarily due to $0.3 million in additional legal and professional fees as well as $0.3 million in additional outside services, primarily consisting of recruiting agencies engaged to help scale Codecademy’s headcount. Personnel-related expenses also increased by $0.2 million (including stock-based compensation expense), as did technology costs by $0.2 million, both driven by additional headcount and platforms to support Codecademy’s growth. Travel and office expenses, including companywide events and team offsites, increased by $0.3 million due to resumption of in-office operations. Other general and administrative expenses included rent and utilities, repairs and maintenance, depreciation, and other miscellaneous expenses.
Other Income (Expense)
	Nine months ended September 30,		Change
	2020	2021	$	%
	(dollars in thousands)
Other income	$2	$21	$19	770%
Interest and dividend income	70	2	(68)	(97)%
Other expense	(191)	(247)	(56)	29%
Total other income	$(119)	$(224)	$(105)	88%
Total other income for the nine months ended September 30, 2020 was $(0.1) million, compared to $(0.2) million for the nine months ended September 30, 2021. For the nine months ended September 30, 2020, interest income decreased as interest rates were lowered significantly in response to the COVID-19 pandemic, while corporate tax payments increased. This trend continued for the nine months ended September 30, 2021.

Comparison of the Years Ended December 31, 2019 and 2020
Revenue
	Year Ended December 31,		Change
	2019	2020	$	%
	(dollars in thousands)
Revenue, net	$19,039	$32,841	$13,802	72%
Revenue for the year ended December 31, 2019 was $19.0 million, compared to $32.8 million for the year ended December 31, 2020. Revenue increased by $13.8 million, or 72%, compared to the year ended December 31, 2019. The increase in revenue was primarily driven by a 57% increase in B2C&P subscribers, and the addition of 424 B2B customers. These trends accelerated in 2020 in part due to the effects of the COVID-19 pandemic as Codecademy saw increased traffic to its website and conversion of users to paid subscribers.
Cost of Revenue, Gross Profit, and Gross Margin
	Year Ended December 31,		Change
	2019	2020	$	%
	(dollars in thousands)
Cost of revenue	$3,064	$3,574	$510	17%
Gross profit	15,975	29,268	13,293	83%
Gross margin	84%	89%
Cost of revenue for the year ended December 31, 2019 was $3.1 million, compared to $3.6 million for the year ended December 31, 2020. The increase in cost of revenue was primarily due to the increase in learners on Codecademy’s platform, resulting in increased infrastructure, billing and payment processing fees, and support costs, partially offset by the discontinuation of certain product lines with higher costs.
Gross margin was 84% for the year ended December 31, 2019, compared to 89% for the year ended December 31, 2020. The increase in gross margin was primarily driven by revenue increasing faster than the platform costs to serve Codecademy’s subscriber base as well as the previously noted discontinuation of certain product lines with higher costs.
Operating Expenses
	Year Ended December 31,		Change
	2019	2020	$	%
	(dollars in thousands)
Operating expenses
Research and development	$7,832	$13,076	$5,244	67%
Sales and marketing	2,210	8,724	6,514	295%
Content	2,801	2,857	56	2%
General and administrative	5,847	9,121	3,274	56%
Total operating expenses	$18,690	$33,778	$15,088	81%
Total operating expenses for the year ended December 31, 2019 were $18.7 million, compared to $33.8 million for the year ended December 31, 2020. Research and development expenses for the year ended December 31, 2019 were $7.8 million, compared to $13.1 million for the year ended December 31, 2020. The increase was primarily due to higher personnel-related expenses of $3.8 million, driven by additional headcount to expand Codecademy’s product offerings and enhance its infrastructure to serve more learners, and additional stock-based compensation expense, as well as $1.0 million in additional outside services.

Other research and development expenses included technology costs; amortization of capitalized development costs; and travel and entertainment expenses.
Sales and marketing expenses for the year ended December 31, 2019 were $2.2 million, compared to $8.7 million for the year ended December 31, 2020. The increase in sales and marketing expenses was primarily due to higher personnel-related expenses of $1.2 million, driven by additional headcount and additional stock-based compensation expense, and additional marketing and advertising expenses of $4.9 million. Other sales and marketing expenses included outside services; technology costs; and travel and entertainment expenses.
Content expenses for the year ended December 31, 2019 were $2.8 million, compared to $2.9 million for the year ended December 31, 2020. The increase in content expenses was primarily due to amortization of capitalized content costs, which increased $0.2 million, partially offset by decreases in headcount and content production services, which decreased $0.1 million. Other content expenses included technology costs and travel and entertainment expenses.
General and administrative expenses for the year ended December 31, 2019 were $5.8 million, compared to $9.1 million for the year ended December 31, 2020. The increase in general and administrative expenses was primarily due to $1.8 million of stock-based compensation expense associated with a secondary sale of common stock, as well as higher personnel-related expenses of $0.9 million, mainly driven by additional headcount and additional stock-based compensation expense. There was also an increase of $0.4 million in rent and utilities. Other general and administrative expenses included technology costs, office expenses, repairs and maintenance, professional services, recruiting fees, and depreciation.
Other Income (Expense)
	Year Ended December 31,		Change
	2019	2020	$	%
	(dollars in thousands)
Other income	$10	$3	$(7)	(60)%
Interest and dividend income	359	71	(288)	(80)%
Other expense	(154)	(258)	(104)	68%
Total other income	$215	$(184)	$(399)	(186)%
Total other income for the year ended December 31, 2019 was $0.2 million, compared to $(0.2) million for the year ended December 31, 2020. Total other income for the year ended December 31, 2019 primarily reflected interest earned on cash and cash equivalents, net of corporate taxes. For the year ended December 31, 2020, interest income decreased as interest rates were lowered significantly in response to the COVID-19 pandemic, while corporate tax payments increased.
Liquidity and Capital Resources
Since inception, Codecademy has financed its operations primarily through proceeds from its redeemable convertible preferred stock issuances, as well as from cash generated from its business operations. Codecademy has generated significant net losses from its operations as reflected in its accumulated deficit of $(50.6) million as of September 30, 2021. As of September 30, 2021 Codecademy’s principal sources of liquidity were cash, cash equivalents, and marketable securities totaling $50.6 million. Codecademy’s investments consist of U.S. government treasury bills and short term commercial paper.
Codecademy believes that its existing cash and cash equivalents and marketable securities and its expected cash flows from operations will be sufficient to meet its cash needs for at least the next 12 months. Over the longer term, Codecademy’s future capital requirements will depend on many factors, including its growth rate, the timing and extent of its sales and marketing and research and development expenditures, the continuing market acceptance of its offerings, and any investments or acquisitions Codecademy may choose to pursue in the future.

Cash Flows
	Nine months ended September 30,		Year Ended December 31,
	2020	2021	2019	2020
	(in thousands)		(in thousands)
Net cash provided by (used in) operating activities	$3,799	$(6,949)	$2,975	$4,856
Net cash used in investing activities	(1,377)	(3,019)	(886)	(2,101)
Net cash provided by financing activities	53	598	49	40,041
Net increase in cash, cash equivalents, and restricted cash	$2,475	$(9,370)	$2,138	$42,797
Cash Provided by Operating Activities
Cash provided by operating activities mainly consists of net loss adjusted for certain non-cash items, including stock-based compensation and depreciation and amortization, as well as the effect of changes in operating assets and liabilities during each period.
Codecademy’s main source of operating cash is payments received from its customers. The primary use of cash from operating activities is for personnel-related expenses, marketing and advertising expenses, and third-party cloud infrastructure expenses.
For the nine months ended September 30, 2020, net cash provided by operating activities was $3.8 million, primarily consisting of net loss of $(3.5) million, offset by non-cash charges of $2.9 million and net cash inflows of $4.4 million provided by changes in operating assets and liabilities. The main drivers of the changes in operating assets and liabilities were a $4.2 million increase in deferred revenue, resulting primarily from business growth.
For the nine months ended September 30, 2021, net cash provided by operating activities was $(6.9) million, primarily consisting of net loss of $(12.6) million, offset by non-cash charges of $3.4 million, and net cash inflows of $2.2 million provided by changes in operating assets and liabilities. The main drivers of the changes in operating assets and liabilities were a $2.8 million increase in deferred revenue, resulting primarily from B2C&P and B2B business growth, partially offset by a $0.7 million increase in prepaid expenses associated with increased investment in infrastructure and marketing platform costs.
Cash provided by operating activities decreased by $10.8 million during the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020. This is largely related to net loss increasing by $(9.1) million. Cash provided by deferred revenue also decreased from $4.2 million in the nine months ended September 30, 2020 to $2.8 million in the nine months ended September 30, 2021. This decrease is primarily attributable to accelerated growth in the first nine months of 2020 related to the COVID-19 pandemic, which has since normalized.
For the year ended December 31, 2019, net cash provided by operating activities was $3.0 million, primarily consisting of net loss of $(2.4) million, offset by non-cash charges of $1.0 million, and net cash inflows of $4.4 million provided by changes in its operating assets and liabilities. The main driver of the changes in operating assets and liabilities was a $4.6 million increase in deferred revenue, resulting primarily from Codecademy’s B2C&P business growth.
For the year ended December 31, 2020, net cash provided by operating activities was $4.9 million, primarily consisting of net loss of $(4.8) million, offset by non-cash charges of $3.4 million, and net cash inflows of $6.2 million provided by changes in Codecademy’s operating assets and liabilities. The main drivers of the changes in operating assets and liabilities were a $5.0 million increase in deferred revenue, resulting primarily from Codecademy’s B2C&P and B2B business growth, a $2.0 million increase in accounts payable and accrued expenses mainly due to business growth as well as Codecademy’s enrollment in deferral of Social Security payments under the CARES Act, and $2.5 million of noncash stock-based compensation.
Cash provided by operating activities increased by $1.9 million during the year ended December 31, 2020, compared to the year ended December 31, 2019, primarily due to Codecademy’s business growth.

Cash Used in Investing Activities
For the nine months ended September 30, 2020 and September 30, 2021, net cash used in investing activities was $1.4 million and $3.0 million respectively, primarily as a result of purchases of property and equipment as well as capitalized internal-use software and content costs.
For the years ended December 31, 2019 and December 31, 2020, net cash used in investing activities was $0.9 million and $2.1 million respectively, primarily as a result of capitalized internal-use software and content costs as well as purchases of property and equipment.
Cash Used in Financing Activities
For the nine months ended September 30, 2020 and September 30, 2021, net cash provided by financing activities was $0.1 million and $0.6 million respectively, primarily as a result of net proceeds from issuance of common stock following employee stock option exercises. The increase is largely attributable to participation of employees and ex-employees in a tender offer which was facilitated during Q3 2021.
For the year ended December 31, 2019, net cash provided by financing activities was $0.1 million, primarily as a result of proceeds from the issuance of common stock following employee stock option exercises.
For the year ended December 31, 2020, net cash provided by financing activities was $40.0 million, primarily as a result of net proceeds for issuance of redeemable convertible preferred stock and proceeds from issuance of common stock following employee stock option exercises.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership of shares of Common Stock as of January 31, 2022 by:
• each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock;
• each of our named executive officers and directors; and
• all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of shares of Common Stock is based on 133,164,526 shares of Common Stock issued and outstanding on January 31, 2022. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within sixty (60) days of [•], 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Beneficial Ownership Table
Name and Address of Beneficial Owner	Number of Shares	Percent Owned
Five Percent Holders:
MIH Learning B.V.(2)	66,666,667	44.5%
Churchill Sponsor II LLC(3)	33,550,000	25.2%
Paradice Investment Management LLC(4)	11,096,699	8.3%
Lodbrok Capital LLP(5)	8,540,344	6.4%
Named Executive Officers and Directors:
Jeffrey Tarr(6)	1,553,172	*
Ryan Murray	17,500	*
Aparatim Purakayastha	—	—
Helena B. Foulkes	—	—
Ronald W. Hovsepian	—	—
Lawrence C. Illg(7)	63,333	*
Michael Klein(3)	33,550,000	25.2%
Patrick Kolek	20,000	*
Karen G. Mills	—	—
Peter Schmitt	—	—
Lawrence H. Summers	—	—
All executive officers and directors as a group (18 individuals)	34,633,333	26%

*
Less than 1%.

(1)
Unless otherwise noted, the address of each of the following entities or individuals is c/o Skillsoft Corp., 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062.

(2)
MIH Learning B.V. (“Prosus”), as assignee of the rights and obligations of MIH Edtech Investments

B.V. under the Prosus Subscription Agreement, owns the shares of Common Stock set forth opposite its name. The number above includes 16,666,667 shares of Common Stock that may be issued upon exercise of the warrants issued pursuant to the Prosus Subscription Agreement. Prosus is an indirect wholly owned subsidiary of Prosus N.V. Prosus N.V. is a direct subsidiary of Naspers Limited (“Naspers”). Naspers holds ordinary shares of Prosus N.V. that represent approximately 73.2% of the voting rights in respect of Prosus N.V.’s shares. As a result, shares of Common Stock owned by Prosus may be deemed to be beneficially owned by Prosus N.V. and by Naspers. Prosus N.V. is a publicly traded limited liability company incorporated under the laws of the Netherlands. Naspers is a publicly traded limited liability company incorporated under the laws of the Republic of South Africa. The business address for Prosus is Symphony Offices, Gustav Mahlerplein 5, 1082 MS Amsterdam, 048624.
(3)
The shares beneficially owned by Churchill Sponsor II LLC (the “Sponsor”) may also be deemed to be beneficially owned by Mr. Klein who controls the managing member of the Sponsor. Certain of our other directors also hold direct and indirect economic interests in the Sponsor. The business address for Churchill Sponsor II LLC is 640 Fifth Avenue, 12th Floor, New York, New York 10019. In accordance with the Sponsor Agreement, dated as of October 12, 2020, by and among Skillsoft, the Sponsor and the other parties thereto (the “Sponsor Agreement”), the Sponsor agreed, subject to certain exceptions, not to transfer any unvested shares of Common Stock held by the Sponsor prior to the date such securities become vested. Pursuant to the Sponsor Agreement, 75% of such unvested shares vested on June 11, 2021, and 25% of such unvested shares shall vest at such time as certain price levels of Common Stock are achieved in accordance with the Sponsor Agreement. In the event Skillsoft enters into a binding agreement related to certain sale transactions involving the shares of Common Stock or all or substantially all the assets of Skillsoft (a “Skillsoft Sale”), all unvested shares of Common Stock shall vest on the day prior to the closing of such Skillsoft Sale.

(4)
Based solely on a Schedule 13G/A of Paradice Investment Management LLC filed with the SEC on February 10, 2022 reporting shares of Common Stock owned as of December 31, 2021. Includes (i) sole power to vote or direct to vote zero shares, (ii) shared power to vote or direct to vote 6,915,134 shares, (iii) sole power to dispose of or direct the disposition of zero shares, and (iv) shared power to dispose of or direct the disposition of 11,096,699 shares. Principal business office address listed as 250 Fillmore Street, Suite 425, Denver, CO 80206 in such filing.

(5)
Interests shown consist of (i) 6,540,344 shares of Common Stock received as a stockholder of Software Luxembourg Holding S.A. pursuant to the Skillsoft Merger Agreement and (ii) 2,000,000 shares of Common Stock that were issued pursuant to the Subscription Agreement, dated October 13, 2020, by and between Skillsoft and Lodbrok Capital LLP. Such shares of Common Stock are held by certain funds and managed accounts to which Lodbrok Capital LLP serves as investment manager. The business address of such holders is 55 St. James Street, 2nd Floor, London, SW1A 1LA, United Kingdom. Voting and disposition decisions at Lodbrok Capital LLP are considered by an investment committee comprising Mikael Brantberg (as the CIO), analysts and a trader, with the power to vote or dispose of any shares resting with Mr. Brantberg. Mr. Brantberg disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest.

(6)
Interests shown consist of (i) 1,000,000 warrants to buy Common Stock, of which 250,000 are indirectly beneficially owned by Mr. Tarr through trusts for the benefit of his children of which his spouse is the trustee, (ii) 365,672 shares received in settlement of restricted stock units (“RSUs”) granted to Mr. Tarr in connection with the Closing, of which 166,667 RSUs will vest on March 11, 2022, and (iii) 187,500 shares underlying options granted to Mr. Tarr in connection with the Closing that have become exercisable, of which 62,500 will become exercisable on March 11, 2022.

(7)
Interests shown consist of (i) 55,000 shares of Common Stock and (ii) 8,333 shares of Common Stock that may be issuable upon exercise of warrants, at an exercise price of $11.50 per share.

PRICE RANGE OF SECURITIES AND DIVIDENDS
Skillsoft
The Common Stock, par value $0.0001 per share, trades on NYSE under the symbol “SKIL.” Historical market price information is publicly available.
Any declaration and payment of future dividends to holders of the Common Stock may be limited by the provisions of the DGCL.
Dividend Policy of Skillsoft
Skillsoft currently does not pay dividends on the Common Stock, and Skillsoft does not anticipate paying any cash dividends in the foreseeable future. All decisions regarding the declaration and payment of dividends and stock repurchases are at the discretion of the Board and will be evaluated regularly in light of Skillsoft’s financial condition, earnings, growth prospects, funding requirements, applicable law and any other factors that the Board deems relevant.
Codecademy
Historical market price information regarding Codecademy is not provided because there is no public market for its securities. For information about distributions paid by Codecademy to its equity holders, please see the section entitled “Codecademy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
HOUSEHOLDING INFORMATION
Unless Skillsoft has received contrary instructions, it may send a single copy of this proxy statement to any household at which two or more stockholders reside if Skillsoft believes the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce Skillsoft’s expenses. However, if stockholders prefer to receive multiple sets of Skillsoft’s disclosure documents at the same address this year or in future years, they should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of Skillsoft’s disclosure documents, they should follow these instructions:
•
If the shares are registered in the name of the stockholder, the stockholder should contact Skillsoft at its offices at 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062 or by phone at (603) 324-3000, to inform it of his or her request; or

•
If a bank, broker or other holder of record holds the shares, the stockholder should contact the bank, broker or other holder of record directly.

TRANSFER AGENT AND REGISTRAR
The transfer agent for Skillsoft’s securities is Continental Stock Transfer & Trust Company.
SUBMISSION OF STOCKHOLDER PROPOSALS
The Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.
FUTURE STOCKHOLDER PROPOSALS
Under SEC rules, stockholders may submit proposals for inclusion in the proxy statement and form of proxy for Skillsoft’s 2022 Annual Meeting of stockholders (the “2022 Annual Meeting”). Such stockholder proposals must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act.
For nominations of persons for election to the Board and the proposal of other business to be properly brought before the 2022 Annual Meeting by a stockholder pursuant to Section 2.03(A)(1)(e) of the Bylaws, the stockholder must have given timely notice thereof in writing and otherwise in proper form in accordance with Section 2.03(A)(2) of the Bylaws to the Secretary of Skillsoft, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action under applicable law. To be timely, if no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the Close of Business (as defined in the Bylaws) on the 120th calendar day prior to the date of the 2022 Annual Meeting and not later than the Close of Business on the later of the 90th calendar day prior to the date of such 2022 Annual Meeting or the tenth calendar day following the calendar day on which public announcement of the date of such meeting is first made by Skillsoft. Nominations or proposals not meeting these requirements will not be entertained at the 2022 Annual Meeting.

WHERE YOU CAN FIND MORE INFORMATION
Skillsoft files annual, quarterly and current reports, proxy statements and other information with the SEC. Skillsoft’s SEC filings are available to the public on the SEC’s website at www.sec.gov. Skillsoft’s SEC filings can also be found on Skillsoft’s website at www.skillsoft.com.
If you would like additional copies of this proxy statement or if you have questions about the Mergers or the proposals to be presented at the Special Meeting, you should contact Skillsoft at the following address and phone number:
Skillsoft Corp.
Attn: Investor Relations
300 Innovative Way, Suite 201
Nashua, New Hampshire 03062
(603) 324-3000
You may also obtain these documents by requesting them in writing or by phone from Skillsoft’s proxy solicitation agent at the following address and phone number:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Stockholders, banks and brokers, please call toll-free: (866) 482-4943
If you are a stockholder of Skillsoft and would like to request documents, please do so by [•], 2022 in order to receive them before the Special Meeting. If you request any documents from Skillsoft, Skillsoft will mail them to you by first class mail, or another equally prompt means.
All information contained in this proxy statement relating to Skillsoft has been supplied by Skillsoft, and all such information relating to Codecademy has been supplied by Codecademy. Information provided by either Skillsoft or Codecademy does not constitute any representation, estimate or projection of any other party.
This document is a proxy statement of Skillsoft for the Special Meeting. Skillsoft has not authorized anyone to give any information or make any representation about the Mergers, Skillsoft or Codecademy that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

Annex I
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
by and among
SKILLSOFT CORP.,
SKILLSOFT FINANCE II, INC.,
SKILLSOFT NEWCO I, INC.,
SKILLSOFT NEWCO II, LLC,
RYZAC, INC.
and
FORTIS ADVISORS LLC,
solely in its capacity as the Securityholder Representative
Dated as of December 22, 2021

I-i

I-ii

I-iii

EXHIBITS
Exhibit A — Form of Accredited Investor Questionnaire
Exhibit B — Form of Registration Rights Agreement

I-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of December 22, 2021, by and among Skillsoft Corp., a Delaware corporation (“Parent”), Skillsoft Finance II, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Parent (“Borrower”), Skillsoft Newco I, Inc., a Delaware corporation and direct wholly-owned subsidiary of Borrower (“Merger Sub I”), Skillsoft Newco II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Borrower (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Ryzac, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company (the “Securityholder Representative”), solely in its capacity as the representative of the Company Equity Holders. Each of the Company, Parent, Borrower, Merger Sub I, Merger Sub II and the Securityholder Representative shall individually be referred to herein as a “Party” and, collectively, the “Parties”. Terms used in this Agreement that are capitalized and not otherwise defined in context have the meanings set forth or cross-referenced in Article I.
RECITALS
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the General Limited Liability Company Act of the State of Delaware (“DLLCA”) and other applicable Law, the Parties intend to enter into a transaction by which: (a) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger; and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Initial Surviving Company will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously: (a) determined that it is in the best interests of the Company and the Preferred Stockholders and the Common Stockholders, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the transactions contemplated hereby, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the requisite stockholders of the Company in accordance with the Company’s Organizational Documents;
WHEREAS, within forty-eight (48) hours after the execution and delivery of this Agreement, the Company shall deliver to Parent the Company Written Consent; and
WHEREAS, the board of directors of Parent (the “Parent Board”) has: (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the transactions contemplated by this Agreement, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the issuance of shares in the First Merger be approved by the stockholders of Parent in accordance with the requirements of Rule 312.03 in the New York Stock Exchange Listed Company Manual (the “Parent Recommendation”).
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS
For purposes of this Agreement:
“2021 Audited Financial Statements” has the meaning set forth in Section 7.20.
“Accredited Investor” means a Company Equity Holder who either: (i) completes and delivers to Parent prior to the Closing Date an Accredited Investor Questionnaire certifying that such Company Equity Holder is an “accredited investor” as set forth therein; or (ii) is determined in good faith by Parent on the basis of the Accredited Investor Questionnaires and other available information to be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act, whether or not such Company Equity Holder completes and delivers an Accredited Investor Questionnaire.
“Accredited Investor Questionnaire” means an accredited investor questionnaire in substantially the form attached hereto as Exhibit A.
“Action” means any suit, legal proceeding, enforcement proceeding, arbitration proceeding, hearing, litigation, investigation or other proceeding, whether civil, criminal or administrative, at law or in equity, by or before any Governmental Authority.
“Adjusted Cash Consideration” means the Adjusted Total Consideration Value multiplied by the Cash Percentage.
“Adjusted Fully Diluted Shares (Pro Rata Holders)” means the sum of (i) the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time that are held by the Pro Rata Holders, (ii) the aggregate number of shares of Common Stock which the holders of Preferred Stock outstanding immediately prior to the Effective Time that are held by the Pro Rata Holders would be entitled to receive upon the conversion of such shares at such time, and (iii) the aggregate number of shares of Common Stock subject to issuance pursuant to Vested Options outstanding immediately prior to the Effective Time that are held by the Pro Rata Holders.
“Adjusted Share Consideration” means the number of shares of Parent Common Stock determined by dividing (a) the Adjusted Share Consideration Value by (b) the Collared Stock Price.
“Adjusted Share Consideration Value” means the Adjusted Total Consideration Value multiplied by the Share Percentage.
“Adjusted Total Consideration Value” means (a) the Base Cash Consideration, plus (b) the Base Share Consideration Value, minus (c) the Estimated Closing Indebtedness, minus (d) the Estimated Transaction Expenses, minus (e) the Estimated Closing Net Working Capital Shortfall, plus (f) the Estimated Closing Net Working Capital Excess, minus (g) the Estimated Closing Cash Shortfall, plus (h) the Estimated Closing Cash Excess.
“Adjustment Escrow Account” means the account designated by the Escrow Agent into which the Adjustment Escrow Amount is to be deposited pursuant to Section 4.2(ii).
“Adjustment Escrow Amount” means $500,000.
“Adjustment Escrow Cash” the aggregate cash amount comprising the Adjustment Escrow Contribution Amounts of all Company Equity Holders.
“Adjustment Escrow Contribution Amount” means, as to a given Company Equity Holder, the following: (i) in the case such Company Equity Holder is a Non-Accredited Investor, a cash amount equal to the amount determined by multiplying (A) the Adjustment Escrow Amount by (B) such Company Equity Holder’s Applicable Percentage; (ii) in the case such Company Equity Holder is a Share-Only Holder, the number of shares of Parent Common Stock determined by dividing (A) the amount determined by multiplying (I) the Adjustment Escrow Amount by (II) such Company Equity Holder’s Applicable Percentage by (B) the Collared Stock Price; and (iii) in the case such Company Equity Holder is a Pro Rata Holder, (A) a cash amount equal to the amount determined by multiplying (I) the Adjustment Escrow Amount by (II) such Company Equity Holder’s Applicable Percentage by (III) the Pro Rata Holders Cash Percentage and (B) the

number of shares of Parent Common Stock determined by dividing (I) the amount determined by multiplying (x) the Adjustment Escrow Amount by (y) such Company Equity Holder’s Applicable Percentage by (z) the Pro Rata Holders Share Percentage by (II) the Collared Stock Price.
“Adjustment Escrow Shares” means the aggregate number of shares of Parent Common Stock comprising the Adjustment Escrow Contribution Amounts of all Company Equity Holders.
“Adjustment Resolution Period” has the meaning set forth in Section 3.5(c).
“Adjustment Review Period” has the meaning set forth in Section 3.5(c).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such first Person.
“Affiliate Agreement” has the meaning set forth in Section 5.23.
“Aggregate Consideration” means the Adjusted Cash Consideration plus the Adjusted Share Consideration.
“Aggregate Exercise Price” means the sum of (a) the Aggregate Exercise Price (Vested Options) plus (b) the Aggregate Exercise Price (Unvested Options).
“Aggregate Exercise Price (Pro Rata Holder-Vested Options-Cash Percentage)” means the amount determined by multiplying (a) the Aggregate Exercise Price (Pro Rata Holder-Vested Options) by (b) the Cash Percentage.
“Aggregate Exercise Price (Pro Rata Holder-Vested Options-Share Percentage)” means the number of shares of Parent Common Stock determined by dividing (i) the product of (A) the Aggregate Exercise Price (Pro Rata Holder-Vested Options) multiplied by (B) the Share Percentage by (ii) the Collared Stock Price.
“Aggregate Exercise Price (Pro Rata Holder-Vested Options)” means the sum of the exercise prices payable upon exercise in full of all Vested Options held by the Pro Rata Holders that are issued and outstanding as of immediately prior to the Effective Time.
“Aggregate Exercise Price (Unvested Options)” means the sum of the exercise prices payable upon exercise in full of all Unvested Options issued and outstanding as of immediately prior to the Effective Time.
“Aggregate Exercise Price (Vested Options)” means the sum of the exercise prices payable upon exercise in full of all Vested Options issued and outstanding as of immediately prior to the Effective Time.
“Aggregate Non-Accredited Investor Cash Amount” means the sum of the Non-Accredited Investor Cash Share Allocations and the Non-Accredited Investor Cash Option Allocations of all Non-Accredited Investors.
“Aggregate Pro Rata Holder Cash Amount” means (a) the Adjusted Cash Consideration, plus (b) the Aggregate Exercise Price (Pro Rata Holder-Vested Options-Cash Percentage), minus (c) the Aggregate Non-Accredited Investor Cash Amount.
“Aggregate Pro Rata Holder Share Amount” means (a) the Adjusted Share Consideration, plus (b) the Aggregate Exercise Price (Pro Rata Holder-Vested Options-Share Percentage), minus (c) the Aggregate Share-Only Holder Share Amount, minus (d) the Aggregate Unvested Options/Unvested RSUs Share Amount.
“Aggregate Share-Only Holder Share Amount” means the sum of the Share-Only Holders Share Allocations of all Share-Only Holders.
“Aggregate Unvested Options/Unvested RSUs Share Amount” means the sum of (a) the Unvested Options Share Amounts of all Non-Accredited Investors that are Continuing Employees and Pro Rata Holders plus (b) the Unvested RSUs Share Amounts of all Pro Rata Holders.
“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 3.9(a).
“Alternate Financing” has the meaning set forth in Section 7.14(a).
“Alternative Proposal” has the meaning set forth in Section 7.9.
“Applicable Competition Laws” has the meaning set forth in Section 7.8(a).
“Applicable Percentage” means, for each Company Equity Holder, the percentage determined by dividing (a) the total value (based on the Collared Stock Price in the case of shares of Parent Common Stock) of the cash and shares of Parent Common Stock payable and issuable to such Company Equity Holder pursuant to Section 3.1 in exchange for such Company Equity Holder’s Common Stock, Preferred Stock and Vested Options, in each case prior to deducting such Company Equity Holder’s Adjustment Escrow Contribution Amount, Indemnification Escrow Contribution Amount and Representative Holdback Contribution Amount (for such Company Equity Holder, his, her or its “Applicable Total Value Allocation”) by (B) the sum of Applicable Total Value Allocations of all Company Equity Holders holding Common Stock, Preferred Stock and Vested Options.
“Base Cash Consideration” means $204,943,210.
“Base Share Consideration Value” means $320,056,790.
“Bonus Payments” means any and all sale bonuses, transaction bonuses, change-of-control, severance or retention payments or similar amounts payable to employees of the Company, in each case, to the extent triggered in connection with the consummation of the transactions contemplated hereby (and not as a result of a “double trigger” provision where the Merger is one such trigger and the termination of employment is the second trigger) or the entry into or adoption of this Agreement; provided, that the forgoing payments that are arranged by Parent or any of its Affiliates following the Closing shall not be deemed a Bonus Payment.
“Borrower” has the meaning set forth in the preamble.
“Borrower Common Stock” has the meaning set forth in Section 6.2(b).
“Business Day” means any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York is closed.
“Canceled Shares” has the meaning set forth in Section 3.1(b).
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136 (03/27/2020), and applicable rules and regulations.
“Cash and Cash Equivalents” means, as of the date in question, all cash and cash equivalents of any kind of the Company (including marketable securities, money market instruments, corporate and municipal bonds, commercial paper, certificates of deposit and other bank deposits, treasury bills, short term investments, money market funds and credit card receivables), in each case, on a consolidated basis calculated consistently with the Company Financial Statements. For the avoidance of doubt, “Cash and Cash Equivalents” shall be (i) reduced by (A) any checks or electronic transfers issued by the Company but not yet cleared and (B) restricted cash, and (ii) increased by (x) any checks or electronic transfers issued to any the Company but not yet cleared, and (y) without duplication, any deposits of cash received and available for deposit, in each case of the foregoing clauses (i) and (ii), as of such time of determination.
“Cash Percentage” means the percentage determined by dividing (i) the Base Cash Consideration by (ii) the sum of (A) the Base Cash Consideration plus (B) the Base Share Consideration Value.
“Certificate” means a stock certificate that, immediately prior to the Effective Time, represents shares of Common Stock.
“CFIUS” means the Committee on Foreign Investment in the United States.
“CFIUS Clearance” means that any of the following shall have occurred: (i) CFIUS has informed the Parties that the Transactions do not constitute a “covered transaction” under the DPA; (ii) the Parties have received written notice from CFIUS that there are no unresolved national security concerns and all action under the DPA is concluded with respect to the Transactions; (iii) the Parties have submitted a declaration to CFIUS and CFIUS is not able to conclude its assessment of the transactions contemplated by this Agreement but CFIUS has not requested that the Parties submit a joint voluntary notice to CFIUS in connection thereto or initiated a unilateral review thereof; or (iv) if CFIUS shall have sent a report to the President of the United States requesting the President’s decision under the DPA, either: (A) the period under the DPA during which the President may announce his decision to take action to suspend, prohibit or place any limitation on the Transactions shall have expired without any such action being threatened, announced or taken; or (B) the President shall have announced a decision not to take any action to suspend, prohibit, or place any limitations on the Transactions.
“CFIUS Declaration” means a declaration with respect to the Transactions prepared by the Parties and submitted to CFIUS in accordance with the requirements of the DPA.
“CFIUS Notice” means a joint voluntary notice with respect to the Transactions prepared by the Parties and submitted to CFIUS in accordance with the requirements of the DPA.
“CFIUS Turndown” means (a) the President of the United States has issued an order suspending or prohibiting the Transactions, (b) CFIUS has notified the Parties, orally or in writing, that CFIUS intends to send a report to the President of the United States recommending that he act to suspend or prohibit the Transactions, or (c) CFIUS has notified the Parties, orally or in writing, that it is unable to remediate, mitigate or address national security concerns identified through the CFIUS Clearance process.
“Claim” has the meaning set forth in Section 10.4(a).
“Closing” has the meaning set forth in Section 4.1.
“Closing Cash” means the Cash and Cash Equivalents as of immediately prior to the Closing.
“Closing Cash Excess” means the amount, if any, by which the Closing Cash exceeds the Target Closing Cash Amount.
“Closing Cash Shortfall” means the amount, if any, by which the Target Closing Cash Amount exceeds the Closing Cash.
“Closing Date” has the meaning set forth in Section 4.1.
“Closing Net Working Capital” means Net Working Capital as of immediately prior to the Closing.
“Closing Net Working Capital Excess” means the amount, if any, by which the Closing Net Working Capital exceeds the Target Net Working Capital Amount.
“Closing Net Working Capital Shortfall” means the amount, if any, by which the Target Net Working Capital Amount exceeds the Closing Net Working Capital.
“Closing Statement” has the meaning set forth in Section 3.5(b).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collared Stock Price” means: (a) if the Parent Closing Average Price is equal to or less than 110% of the Parent Signing Average Price and equal to or greater than 90% of the Parent Signing Average Price, the Parent Closing Average Price; (b) if the Parent Closing Average Price is greater than 110% of the Parent Signing Average Price, 110% of the Parent Signing Average Price; and (c) if the Parent Closing Average Price is less than 90% of the Parent Signing Average Price, 90% of the Parent Signing Average Price.
“Commitment Letter” has the meaning set forth in Section 6.6.
“Common Stock” means the Company’s Common Stock, par value $0.00001.
“Common Stockholders” means the holders of shares of Common Stock.
“Company” has the meaning set forth in the preamble.
“Company 401(k) Plans” has the meaning set forth in Section 7.10(d).

“Company Audited Financial Statements” has the meaning set forth in Section 5.5(a).
“Company Board” has the meaning set forth in the Recitals.
“Company Capitalization Date” has the meaning set forth in Section 5.2(a).
“Company Disclosure Letter” has the meaning set forth in the preamble to Article V.
“Company Equity Holders” means, collectively, the Common Stockholders, the Preferred Stockholders, the Optionholders and the RSU Holders.
“Company Financial Statements” has the meaning set forth in Section 5.5(a).
“Company Interim Financial Statements” has the meaning set forth in Section 5.5(a).
“Company Policies” has the meaning set forth in Section 5.16.
“Company Registered Intellectual Property” means all issued Patents, pending Patent applications, Trademark registrations, applications for Trademark registration, Copyright registrations, applications for Copyright registration and Internet domain names, in each case included in the Owned Intellectual Property.
“Company Representation Indemnities” has the meaning set forth in Section 10.2(a).
“Company Stockholder Approval” has the meaning set forth in Section 7.11(a).
“Company Stock Plans” means the Ryzac, Inc. Amended and Restated 2011 Stock Plan.
“Company’s Knowledge” means the knowledge, after reasonable inquiry, of the individuals set forth on Section 1.1 of the Company Disclosure Letter.
“Company Written Consent” has the meaning set forth in Section 7.11(a).
“Competition Law” means the HSR Act (and any similar Law enforced by any Governmental Authority regarding pre-acquisition notifications for the purpose of competition reviews) and any other federal, state, local or non-United States statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade or lessening of competition through mergers or acquisitions or effectuating foreign investment.
“Competition Law Filings” has the meaning set forth in Section 7.8(a).
“Confidentiality Agreement” has the meaning set forth in Section 7.3(b).
“Consent” means any consent, approval, authorization, waiver, permit, filing, notice, report, registration or waiting period expiration or termination required to be obtained from, filed with or delivered to any Person in connection with the consummation of the transactions contemplated hereby.
“Contaminant” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code that will cause any of the following functions: (a) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, any Software, hardware or device (including any computer, tablet computer, handheld device, disk or storage device); (b) damaging or destroying any data or file without the user’s consent; or (c) sending information to the Company, or any other Person, without the user’s consent.
“Continuing Employee” has the meaning set forth in Section 7.10(a).
“Contracts” means all binding contracts, leases, licenses, notes, mortgages, indentures, commitments and other agreements, instruments or arrangements (in each case including any amendments and other modifications thereto, but excluding any purchase orders entered into in the ordinary course of business on the Company’s standard form), whether written or oral, to which the Company is a party or by which any asset or property of the Company is bound.

“Contested Claim” has the meaning set forth in Section 10.7.
“Controlled Group” means any trade or business (whether or not incorporated): (a) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company, or (b) which together with the Company is treated as a single employer under Section 414(t) of the Code.
“Covenant Agreement” means that certain Restrictive Covenant Agreement by and between Zachary Sims and Parent, dated as of the date hereof.
“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof.
“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, Proceeding, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the CARES Act.
“D&O Indemnified Individuals” has the meaning set forth in Section 7.6(a).
“D&O Tail Policy” has the meaning set forth in Section 7.6(e).
“Damages” has the meaning set forth in Section 10.2.
“Deficiency Amount” has the meaning set forth in Section 3.5(f).
“Designated Person” has the meaning set forth in Section 12.18(a).
“Determination Date” has the meaning set forth in Section 3.5(d).
“DGCL” has the meaning set forth in the recitals.
“Dissenting Shares” has the meaning set forth in Section 3.2.
“DLLCA” has the meaning set forth in the recitals.
“DPA” means Section 721 of Title VII of the Defense Production Act of 1950, as amended, (codified at 50 U.S.C. § 4565) and the regulations promulgated thereunder, codified at 31 C.F.R. Parts 800 to 802.
“Effective Time” has the meaning set forth in Section 2.2(a).
“Employee Plans” means, collectively: (a) all “employee benefit plans,” as defined in Section 3(3) of ERISA; (b) all other employment, compensation, change in control, retention, severance pay, salary continuation, bonus, incentive or deferred compensation, stock option, retirement, pension, profit sharing, appreciation or phantom equity, or other equity-based, fringe benefit (other than de minimis perks), medical, dental, vision, disability, life insurance or other welfare plans, agreements, contracts, programs, policies, funds or arrangements of any kind; and (c) all other employee benefit plans, agreements, contracts, programs, policies, funds or arrangements in respect of any current or former employees, officers, directors or individual consultants of the Company, in each case, (i) that are sponsored, maintained, contributed to, or required to be contributed to, by the Company, or (ii) with respect to which the Company has or could reasonably be expected to have any actual or contingent liability.
“Environmental, Health and Safety Requirements” means any Law concerning or relating to worker/occupational health and safety, or pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing processing, discharge, release, threatened release, control or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, radiation or any other material that is (a) listed, defined, regulated or controlled as a “hazardous substance,” “hazardous waste,” “toxic substance,” “pollutant,” “contaminant” or any other term of similar import under any Environmental, Health and Safety Requirement, including petroleum, friable asbestos and polychlorinated biphenyls or (b) any substance or condition that is toxic, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic or otherwise hazardous to the environment or public health, including radiation, noise, odors, mold or microbial agents (collectively, “Hazardous Material”).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“Escrow Agent” means an escrow agent mutually reasonably agreed upon between Parent and the Securityholder Representative.
“Escrow Agreement” means an escrow agreement by and among Parent, the Securityholder Representative and the Escrow Agent in a form to be reasonably agreed by the parties thereto, consistent with Section 3.7, governing the administration of the (i) Adjustment Escrow Amount and (ii) Indemnification Escrow Amount in accordance with the terms of this Agreement.
“Escrow Release Date” has the meaning set forth in Section 10.8.
“Estimated Closing Cash” has the meaning set forth in Section 3.5(a).
“Estimated Closing Cash Excess” has the meaning set forth in Section 3.5(a).
“Estimated Closing Cash Shortfall” has the meaning set forth in Section 3.5(a).
“Estimated Closing Indebtedness” has the meaning set forth in Section 3.5(a).
“Estimated Closing Net Working Capital” has the meaning set forth in Section 3.5(a).
“Estimated Closing Net Working Capital Excess” has the meaning set forth in Section 3.5(a).
“Estimated Closing Net Working Capital Shortfall” has the meaning set forth in Section 3.5(a).
“Estimated Closing Statement” has the meaning set forth in Section 3.5(a).
“Estimated Transaction Expenses” has the meaning set forth in Section 3.5(a).
“Excess Amount” has the meaning set forth in Section 3.5(g).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” has the meaning set forth in Section 3.4(a).
“Exchange Fund” has the meaning set forth in Section 3.4(a).
“Existing Representation” has the meaning set forth in Section 12.18(a).
“Final Adjusted Total Consideration Value” has the meaning set forth in Section 3.5(e).
“Final Closing Statement” has the meaning set forth in Section 3.5(d).
“Financing” means any equity, debt or other financing arranged or obtained (or attempted to be arranged or obtained) by Parent, Borrower or the Merger Subs for the purpose of financing the payment by Parent, Borrower and the Merger Subs of the Merger Amount.
“Financing Entities” means each equity, debt and other financing provider and each other Person (including each agent and arranger) that commits to provide or has otherwise entered into joinder agreements or any definitive documentation with Parent or any of its Subsidiaries to provide Financing to Parent, Borrower or the Merger Subs.
“Financing Parties” means the Financing Entities and their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns; provided, that neither Parent nor any Affiliate of Parent shall be a Financing Party.
“First Merger” has the meaning set forth in the recitals.

“Fractional Share Cash” has the meaning set forth in Section 3.4(a)(xii).
“Fraud” means common law fraud under applicable Law with respect to the making of the representations and warranties expressly set forth in Article V or Article VI, as applicable, or in any certificate delivered pursuant to this Agreement.
“Fully Diluted Shares” means the sum of (i) the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time, (ii) the aggregate number of shares of Common Stock which the holders of Preferred Stock outstanding immediately prior to the Effective Time would be entitled to receive upon the conversion of such shares at such time, and (iii) the aggregate number of shares of Common Stock subject to issuance pursuant to Options or RSUs outstanding immediately prior to the Effective Time.
“Fundamental Representations” means any representation or warranty set forth in (a) Section 5.1 (Organization and Standing; Authority), (b) Section 5.2 (Capitalization), (c) Section 5.3 (Subsidiaries), (d) Section 5.4(a)(i) (No Conflict), (e) Section 5.6 (Taxes), (f) Section 5.21 (No Brokers), and (g) Section 5.23 (Affiliate Transactions).
“GAAP” means generally accepted accounting principles, as applied in the United States.
“General Enforceability Exceptions” has the meaning set forth in Section 5.1(b).
“Governmental Authority” means any government or political subdivision, whether federal, state, local, municipal or foreign, or any agency, department, branch, commission, board, official or instrumentality of any such government or political subdivision, or any federal, state, local or foreign court, tribunal or arbitrator, or any stock exchange.
“Held Back Amount” has the meaning set forth in Section 10.8.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Incentive Stock Option” has the meaning set forth in Section 3.1(e)(ii).
“Indebtedness” means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures or notes (other than any surety bonds or similar instruments); (iii) all obligations of such Person in respect of letters of credit, surety bonds or similar instruments, in each case to the extent drawn, and bankers’ acceptances issued for the account of such Person; (iv) obligations of such Person under or pursuant to lease arrangements that would be capitalized consistently with the Company Financial Statements; (v) all obligations of such Person for the deferred purchase price of property or services already delivered (other than trade debt, trade payables, accrued capital expenditures and short-term accruals incurred in the ordinary course of business and not overdue), including any so-called “earn-out” or similar payments (contingent or otherwise) in respect thereof; (vi) net obligations of such Person under swaps, collars, caps, hedges, derivatives of any kind or similar instruments that will be payable upon termination thereof (assuming they were terminated on the date of determination); (vii) all obligations of such Person in respect of guaranties, in any manner, of all or any part of any Indebtedness of any other Person; (viii) any Indebtedness of others secured by a Lien on property or assets of such Person, whether or not the Indebtedness secured thereby has been assumed; (ix) the Tax Liability Amount; (x) any accrued and unpaid interest, prepayment and redemption premiums or penalties, unpaid fees or expenses related to any of the foregoing and breakage costs and other costs and expenses related to the payment or prepayment thereof as of the date of determination; (xi) social security payable; (xii) sales tax payable; (xiii) state taxes payable; (xiv) accrued bonuses; and (xv) deferred rent; provided, that Indebtedness shall be calculated in a manner consistent with Section 1.2 of the Company Disclosure Letter. Notwithstanding the foregoing, Indebtedness with respect to the Company and its Subsidiaries shall not include: (a) any intercompany obligations between or among the Company or any Subsidiary thereof (or between or among any such Subsidiaries), any liabilities included in Net Working Capital, Transaction Expenses or the Financing; (b) tax contingency; and (c) future minimum operating lease payments; provided, that the foregoing shall be calculated in a manner consistent with Section 1.2 of the Company Disclosure Letter.

“Indemnifiable Tax Contest” has the meaning set forth in Section 11.6.
“Indemnification Escrow Account” means the account designated by the Escrow Agent into which the Indemnification Escrow Amount is to be deposited pursuant to Section 4.2(iii).
“Indemnification Escrow Amount” means $7,875,000, which is comprised of the Indemnification General Amount and the Indemnification Special Amount.
“Indemnification Escrow Cash” means the aggregate cash amount comprising the Indemnification Escrow Contribution Amounts of all Company Equity Holders.
“Indemnification Escrow Contribution Amount” means, as to a given Company Equity Holder, the following: (i) in the case such Company Equity Holder is a Non-Accredited Investor, a cash amount equal to the amount determined by multiplying (A) the Indemnification Escrow Amount by (B) such Company Equity Holder’s Applicable Percentage; (ii) in the case such Company Equity Holder is a Share-Only Holder, the number of shares of Parent Common Stock determined by dividing (A) the amount determined by multiplying (I) the Indemnification Escrow Amount by (II) such Company Equity Holder’s Applicable Percentage by (B) the Collared Stock Price; and (iii) in the case such Company Equity Holder is a Pro Rata Holder, (A) a cash amount equal to the amount determined by multiplying (I) the Indemnification Escrow Amount by (II) such Company Equity Holder’s Applicable Percentage by (III) the Pro Rata Holders Cash Percentage and (B) the number of shares of Parent Common Stock determined by dividing (I) the amount determined by multiplying (x) the Indemnification Escrow Amount by (y) such Company Equity Holder’s Applicable Percentage by (z) the Pro Rata Holders Share Percentage by (II) the Collared Stock Price.
“Indemnification Escrow Shares” means the aggregate number of shares of Parent Common Stock comprising the Indemnification Escrow Contribution Amounts of all Company Equity Holders.
“Indemnification General Amount” means $2,625,000.
“Indemnification Special Amount” means $5,250,000.
“Indemnified Party” has the meaning set forth in Section 10.2.
“Indemnifying Party” has the meaning set forth in Section 10.2.
“Independent Accountant” has the meaning set forth in Section 3.5(c).
“Individual Fraud” has the meaning set forth in Section 10.3(d).
“Initial Surviving Company” has the meaning set forth in Section 2.1(a).
“Intellectual Property” means all worldwide rights, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) all patents and patent applications, including provisional patent applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”); (b) all trademarks, service marks, brand names, trade dress rights, logos, corporate names, and trade names, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”); (c) all copyrights, works of authorship, literary works, pictorial and graphic works, in each case whether or not registered or published, all applications, registrations, reversions, extensions and renewals of any of the foregoing, and all moral rights, however denominated (collectively, “Copyrights”); (d) all Internet domain names and social media accounts; (e) all trade secrets as defined under applicable Law and confidential information (collectively “Trade Secrets”), and all other proprietary information, including know-how, ideas, technology, Software, discoveries, improvements, formulae, technical information, techniques, inventions, designs, drawings, procedures, processes, models, in each case, whether or not patentable or copyrightable and (f) all other intellectual property.
“Interim Period” means the period from the date hereof to the Effective Time.

“Invention Assignment Agreement” has the meaning set forth in Section 5.14(d).
“IRS” means the Internal Revenue Service.
“IT Systems” means all information technology, computers, computer systems, communications systems Software, firmware, hardware, networks, servers, interfaces, platforms, related systems, databases, websites and equipment owned or used by the Company.
“Knowledge of Parent” means the knowledge, after reasonable inquiry, of the individuals set forth on Section 1.1 of the Parent Disclosure Letter.
“Law” means any law, statute, code, ordinance, regulation, Order or rule of any Governmental Authority.
“Leased Real Property” has the meaning set forth in Section 5.8(a).
“Letter of Transmittal” means a letter of transmittal in a form prepared by Parent and reasonably satisfactory to the Company.
“Licensed Intellectual Property” means all Intellectual Property (other than Owned Intellectual Property) that is used, practiced or held for use or practice by the Company.
“Liens” means any mortgage, lien, security interest, option, pledge, easement, mortgage, deed of trust, hypothecation, conditional sale, title retention arrangement, encroachment, encumbrance, right of first refusal or offer, adverse claim of ownership or use, right of way, title defect or charge or claim of a similar nature.
“Material Adverse Effect” means any fact, change, occurrence, event, circumstance or development that (a) with respect to the Company or Parent, as applicable, would reasonably be expected to prevent or materially delay the ability of the Company or Parent, as applicable, to consummate the transactions contemplated by this Agreement, or (b) with respect to the Company or Parent, as applicable, has had or would reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the Company or Parent and its Subsidiaries, as applicable, in each case, taken as a whole; provided, in the case of clause (b), none of the following, either alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been, such a material adverse effect: any fact, change, occurrence, event, circumstance or development: (i) arising from general economic, political, regulatory, financial, banking, credit or securities market conditions, including any disruption thereof and any interest, exchange rate, or stock, bond and/or debt price fluctuations; (ii) arising from changes generally affecting companies in the industries or markets in which the Company or Parent, as applicable, conducts its business; (iii) arising from the existence, announcement or consummation of, or the public or industry knowledge of, this Agreement or the transactions contemplated hereby, including the impact of any of the foregoing on relationships with customers, suppliers, licensors, employees or regulators (other than with respect to a representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences resulting from the existence, announcement, or consummation of, or the public or industry knowledge of, this Agreement or the transactions contemplated hereby); (iv) arising from any changes (including in interpretation or enforcement) in applicable Laws or GAAP; (v) arising from acts of God, natural disasters, acts of terrorism or armed hostilities or war (whether or not declared, and including any escalation or worsening thereof) or epidemics, pandemics, diseases outbreak or other public health crises (including Coronavirus Disease 2019); (vi) arising from the failure of the Company or a Subsidiary of the Company, or Parent or a Subsidiary of Parent, as applicable, to meet any internal or external financial budgets, projections, forecasts or estimates (provided, that any fact, change, occurrence, event, circumstance or development underlying such failure may constitute, or be taken into account in determining whether there has been, such a material adverse effect to the extent not otherwise excluded under this definition); or (vii) the taking of any action expressly required by this Agreement, including the actions contemplated by Section 7.8, or the failure to take any action prohibited by this Agreement; provided, any fact, change, occurrence, event, circumstance or development described in any of the foregoing clauses (i), (ii), (iv) and (v) may constitute, or be taken into account in determining whether there has been, such a material adverse effect to the extent that it disproportionately affects the

Company or Parent and its Subsidiaries, as applicable, relative to other participants in the industry in which the Company or Parent, as applicable, conducts its business generally.
“Material Contract” has the meaning set forth in Section 5.11(a).
“Material Customers” has the meaning set forth in Section 5.20(a).
“Material Suppliers” has the meaning set forth in Section 5.20(b).
“Merger Amount” means funds in an amount sufficient to consummate the Merger and to make all other payments and perform the other obligations of Parent and the Merger Subs contemplated by this Agreement to be consummated on the Closing Date, including the payment of the Adjusted Cash Consideration, any amounts required to repay any Indebtedness of the Company or any of its Subsidiaries that Parent elects to repay or cause to be repaid in connection with the transactions contemplated hereby and any Transaction Expenses of the Company or any of its Subsidiaries that Parent elects to pay or cause to be paid in connection with the transactions contemplated hereby.
“Merger Sub I” has the meaning set forth in the preamble.
“Merger Sub II” has the meaning set forth in the preamble.
“Merger Subs” has the meaning set forth in the preamble.
“Mergers” has the meaning set forth in the recitals.
“Net Working Capital” means, as of any date of determination, the excess of (i) the current assets of the Company as of such date over (ii) the current liabilities of the Company as of such date, in each case calculated in a manner consistent with Section 1.3 of the Company Disclosure Letter. For the avoidance of doubt, for purposes of the calculation of Net Working Capital, current assets shall not include any amounts to the extent included in Cash and Cash Equivalents or any income Tax assets or deferred Tax assets, and current liabilities shall not include any deferred Tax liabilities, any amounts to the extent included in Transaction Expenses or any income Tax liabilities.
“New Commitment Letter” has the meaning set forth in Section 7.14(a).
“Non-Accredited Investor” means a Company Equity Holder that is not an Accredited Investor.
“Non-Accredited Investor Cash Option Allocation” means the Non-Accredited Investor Cash Unvested Option Allocation and the Non-Accredited Investor Cash Vested Option Allocation.
“Non-Accredited Investor Cash Share Allocation” has the meaning set forth in Section 3.1(a)(i).
“Non-Accredited Investor Cash Unvested Option Allocation” has the meaning set forth in Section 3.1(e)(v).
“Non-Accredited Investor Cash Vested Option Allocation” has the meaning set forth in Section 3.1(e)(iv).
“Non-Accredited Investor Merger Consideration” has the meaning set forth in Section 3.1(a)(ii).
“Non-Accredited Investor Option” means a Non-Accredited Investor Unvested Option or a Non-Accredited Investor Vested Option that is held by a Non-Accredited Investor.
“Non-Accredited Investor Unvested Option” means an Option that is held by a Non-Accredited Investor that is not a Continuing Employee that is unvested pursuant to its terms as of immediately prior to the Effective Time.
“Non-Accredited Investor Vested Option” means an Option that is held by a Non-Accredited Investor that has vested pursuant to its terms as of immediately prior to the Effective Time.
“Notice of Adjustment Disagreement” has the meaning set forth in Section 3.5(c).
“Notice of Claim” has the meaning set forth in Section 10.4(b).
“Open Source Software” means any Software that is subject to or licensed, provided or distributed under any license meeting the Open Source Definition (as promulgated by the Open Source Initiative as of the date of this Agreement) or the Free Software Definition (as promulgated by the Free Software Foundation as of the date of this Agreement) or any similar license for “free,” “publicly available” or “open source” Software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, Mozilla Public License (MPL), or the MIT License.
“Optionholder” means any Person holding any Options.
“Options” means the outstanding options to purchase shares of Common Stock and Vested Promised Options.
“Order” means any order, judgment, ruling, injunction, stipulation, monetary assessment, award, decree, decision, determination subpoena, verdict or writ in any Action by or with any Governmental Authority.
“Organizational Documents” of an entity means (i) such entity’s articles of incorporation, certificate of incorporation, certificate of formation or similar document(s), (ii) its bylaws, limited liability company operating agreement, partnership agreement or similar document(s) and (iii) any documents substantially equivalent to those described in clauses (i) and (ii) as may be applicable to such entity pursuant to any applicable Laws of a jurisdiction outside of the United States.
“Owned Company Software” means all Software owned or purported to be owned by the Company.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company.
“Parent” has the meaning set forth in the preamble.
“Parent Board” has the meaning set forth in the Recitals.
“Parent Capitalization Date” has the meaning set forth in Section 6.2.
“Parent Closing Average Price” means the volume-weighted average price of Parent Common Stock during the fifteen (15) trading days ending two (2) trading days prior to the Closing Date.
“Parent Common Stock” means Parent’s Class A Common Stock, par value $0.0001 per share.
“Parent Disclosure Letter” has the meaning set forth in the preamble to Article VI.
“Parent Equity Plans” shall mean the Skillsoft Corp. 2020 Omnibus Incentive Plan and any successor plans thereto.
“Parent Material Contracts” has the meaning set forth in Section 6.13.
“Parent Option” has the meaning set forth in Section 3.1(e)(ii).
“Parent Recommendation” has the meaning set forth in the recitals.
“Parent RSU” has the meaning set forth in Section 3.1(e)(ii).
“Parent SEC Documents” has the meaning set forth in Section 6.9(a).
“Parent Signing Average Price” means the volume-weighted average price of Parent Common Stock during the fifteen (15) trading days ending one (1) trading day prior to the date of this Agreement.
“Parent Special Meeting” has the meaning set forth in Section 7.16(a).
“Parent Stockholder Approval” has the meaning set forth in Section 6.3(c).
“Parent Stockholder Matters” has the meaning set forth in Section 7.15(a).
“Payment Conditions” has the meaning set forth in Section 10.9(a).
“Per Share Pro Rata Holder Cash Amount” means the amount determined by dividing (a) the Aggregate Pro Rata Holder Cash Amount by (b) the Adjusted Fully Diluted Shares (Pro Rata Holders).

“Per Share Pro Rata Holder Merger Consideration” means, collectively, the Per Share Pro Rata Holder Cash Amount and the Per Share Pro Rata Holder Share Amount.
“Per Share Pro Rata Holder Share Amount” means the number of shares (or fraction thereof) determined by dividing (a) the Aggregate Pro Rata Holder Share Amount by (b) the Adjusted Fully Diluted Shares (Pro Rata Holders).
“Per Share Adjusted Total Consideration Value” means the amount determined by dividing (i) the sum of (A) the Adjusted Total Consideration Value plus (B) the Aggregate Exercise Price by (ii) the Fully Diluted Shares.
“Per Share Total Exchange Ratio” means the number of shares of Parent Common Stock determined by dividing (a) the Per Share Adjusted Total Consideration Value by (b) the Collared Stock Price.
“Permits” means any license, permit, authorization, certificate of authority, qualification, consent, approval, registration or similar document or authority that has been issued or granted by any Governmental Authority.
“Permitted Hires” has the meaning set forth in Section 7.1(k).
“Permitted Liens” means: (a) Liens for Taxes, assessments, reassessments and other charges of Governmental Authorities or utilities not yet due and payable or being contested in good faith by appropriate proceedings and for which accruals or reserves have been established in accordance with and to the extent required by GAAP; (b) construction, mechanics’, workmens’, repairmen’s, warehousemen’s, carriers’ or other like Liens arising or incurred in the ordinary course of business consistent with past practice or by operation of Law, in each case, if the underlying obligations are not delinquent; (c) non-exclusive licenses to Intellectual Property granted to customers or service providers of the Company in the ordinary course of business; (d) with respect to the Leased Real Property (i) matters of record as of the date hereof, (ii) any conditions that appear or are disclosed on a current, accurate survey that has been made available to Parent prior to the date hereof, (iii) easements, encroachments, covenants, restrictions, rights-of-way and any other non-monetary title defects, and (iv) zoning, land use, building and other similar restrictions imposed by Governmental Authorities having jurisdiction over the applicable Leased Real Property; provided, however, none of the foregoing described in this clause (d) would, individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of the Company as presently conducted; (e) Liens securing capitalized lease obligations; and (f) customary Liens which are set forth in any permits, licenses, governmental authorizations, registrations or approvals.
“Permitted Plan Modifications” has the meaning set forth in Section 7.1(l).
“Permitted Hires” has the meaning set forth in Section 7.1(l).
“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, estate, trust, association, organization or other legal entity or Governmental Authority.
“Personal Information” means all information in any form or media that identifies, could be used to identify or is otherwise reasonably related to an identifiable individual person (including any current, prospective, or former customer, end user or employee), in addition to any definition for “personal information” or any similar term provided by applicable Law or by the Company in any of its privacy policies, notices or contracts (e.g., “personal data,” “personally identifiable information” or “PII”).
“Post-Closing Matters” has the meaning set forth in Section 12.18(a).
“Post-Closing Representations” has the meaning set forth in Section 12.18(a).
“Pre-Closing Designated Persons” has the meaning set forth in Section 12.18(b).
“Pre-Closing Privileges” has the meaning set forth in Section 12.18(b).
“Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

“Preferred Stockholders” means the holders of Preferred Stock.
“Prior Counsel” has the meaning set forth in Section 12.18(a).
“Privacy Laws” means any and all applicable Laws, legal requirements and enforceable self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical or administrative), disposal, destruction, disclosure or transfer (including cross-border) of any Personal Information, including, but not limited to, the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), Payment Card Industry Data Security Standard (PCI-DSS), EU General Data Protection Regulation (GDPR), Children’s Online Privacy Protection Rule (COPPA), any and all applicable Laws relating to breach notification, the use of biometric identifiers, and the use of Personal Information for marketing purposes.
“Privacy Requirements” means all applicable Privacy Laws and all of the Company’s applicable policies, notices, and contractual obligations relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information.
“Pro Rata Holders” means all Company Equity Holders that are not Non-Accredited Investors or Share-Only Holders.
“Pro Rata Holders Cash Allocation” has the meaning set forth in Section 3.1(c)(i).
“Pro Rata Holders Cash Percentage” means the percentage determined by dividing (i) the Per Share Pro Rata Holder Cash Amount by (ii) the sum of (A) the Per Share Pro Rata Holder Cash Amount plus (B) the Per Share Pro Rata Holder Share Amount multiplied by the Collared Stock Price.
“Pro Rata Holders Merger Consideration” has the meaning set forth in Section 3.1(c)(iii).
“Pro Rata Holders Share Allocation” has the meaning set forth in Section 3.1(c)(ii).
“Pro Rata Holders Share Percentage” means the percentage determined by dividing (i) the Per Share Pro Rata Holder Share Amount multiplied by the Collared Stock Price by (ii) the sum of (A) the Per Share Pro Rata Holder Cash Amount plus (B) the Per Share Pro Rata Holder Share Amount multiplied by the Collared Stock Price.
“Proceeding” means legal, administrative, arbitral or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations or examinations.
“Proxy Clearance Date” has the meaning set forth in Section 7.15(b).
“Proxy Statement” has the meaning set forth in Section 7.15(a).
“R&W Insurance Expenses” means all premiums, underwriting fees, Taxes and similar costs associated with Parent obtaining the R&W Insurance Policy.
“R&W Insurance Policy” means the representation & warranty insurance policy issued by AIG Specialty Insurance Company.
“Real Property” means all real property and interest in real property, real property leaseholds and real property subleaseholds, all buildings and other improvements thereon and all appurtenances related thereto.
“Real Property Leases” has the meaning set forth in Section 5.8(d).
“Registration Rights Agreement” means the Registration Rights Agreement to be entered into at the Closing by and between Parent and certain Company Equity Holders in substantially the form attached hereto as Exhibit B.
“Release” means any actual or threatened releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, depositing, dispersing, leaching, migration or dumping of a Hazardous Material.

“Representative Holdback Amount” means $1,000,000 , in cash.
“Representative Holdback Contribution Amount” means, as to a given Company Equity Holder, a cash amount equal to the amount determined by multiplying (a) the Representative Holdback Amount by (b) such Company Equity Holder’s Applicable Percentage.
“Representatives” means, with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, lenders and other agents, advisors and representatives of such Person.
“Required Financial Information” has the meaning set forth in Section 7.14(b)(iii).
“Requisite Parent Stockholder Vote” has the meaning set forth in Section 7.15(a).
“Resolved Matters” has the meaning set forth in Section 3.5(c).
“RSU Holders” means the holders of Unvested RSUs.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Merger” has the meaning set forth in the recitals.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securityholder Representative” has the meaning set forth in the preamble.
“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share.
“Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.0001 per share.
“Series C Preferred Stock” means the Company’s Series C Preferred Stock, par value $0.0001 per share.
“Series D Preferred Stock” means the Company’s Series D Preferred Stock, par value $0.0001 per share.
“Share-Only Holders” means the Company Equity Holders identified as “Share-Only Holders” on the Allocation Schedule.
“Share-Only Holders Share Allocation” has the meaning set forth in Section 3.1(b)(i).
“Share-Only Holders Merger Consideration” has the meaning set forth in Section 3.1(b)(ii).
“Share-Only Shares” has the meaning set forth in Section 3.1(b).
“Share Percentage” means the percentage determined by dividing (i) the Base Share Consideration Value by (ii) the sum of (A) the Base Cash Consideration plus (B) the Base Share Consideration Value.
“Software” means any and all: (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form; (b) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons, icons, web content and links; and (c) documentation relating to any of the foregoing, including user manuals and other training documentation.
“Stockholders Agreements” means, collectively, (i) the Third Amended and Restated First Refusal and Co-Sale Agreement, dated as of December 14, 2020, by and among the Company and certain investors and stockholders, (ii) the Third Amended and Restated Investors’ Rights Agreement, dated as of December 14, 2020, by and among the Company and certain investors and stockholders, and (iii) the Third Amended and Restated Voting Agreement, dated as of December 14, 2020, by and among the Company and certain investors and stockholders.

“Subsequent Effective Time” has the meaning set forth in Section 2.2(a).
“Subsidiary” means any of, and “Subsidiaries” means collectively, any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be, owns, directly or indirectly, a majority of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other equity interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.
“Surviving Company” has the meaning set forth in Section 2.1(b).
“Target Closing Cash Amount” means $3,000,000.
“Target Net Working Capital Amount” means $444,497.
“Tax” means any federal, state, local or non-U.S. net income, gross income, capital gains, alternative or add-on minimum tax, gross receipts, net proceeds, sales, use, ad valorem, value-added, goods and services, transfer, franchise, net worth, profits, license, lease, capital, gift, estate, production, corporation, turnover, withholding, payroll, employment, unemployment, excise, severance, fuel, stamp, occupation, premium, property, social security (or similar), disability, workers compensation, accumulated earnings, personal holding company, annual reports, registration, escheat or unclaimed property, occupancy, capital stock, unincorporated business, estimated, environmental or windfall profit tax, custom, duty or other tax, governmental fee, duty, impost, levy, assessment, or similar charge imposed by any Governmental Authority, to the extent the foregoing are in the nature of a tax, together with any interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority with respect thereto, whether disputed or not.
“Tax Contest” has the meaning set forth in Section 11.6.
“Tax Liability Amount” means an amount (not less than zero) equal to the sum of (i) the unpaid income Taxes of the Company for taxable periods (or portions thereof) ending on or before the Closing Date (whether or not such Taxes are due and payable), calculated (a) in the case of a taxable period that includes but does not end on the Closing Date, on an interim closing of the books basis at the end of the Closing Date, (b) on a jurisdiction by jurisdiction basis, (c) by including in taxable income all adjustments pursuant to Section 481 of the Code (and any analogous or similar provision of Tax Law) that will not previously have been included in income, (d) by taking into account the Tax deductions arising from the Transaction Expenses to the extent deductible in the taxable period ending on the Closing Date at a “more likely than not” or higher level of comfort, and (e) by including (i) the amount of any Taxes attributable to the ownership of any “controlled foreign corporation” as defined in Section 957 of the Code, including the Taxes of the Company attributable to any “subpart F income” as defined in Code Section 952 or “global intangible lowtaxed income” as defined in Section 951A of the Code, determined as if the taxable year of each such controlled foreign corporation ended on the Closing Date, and (ii) the unpaid payroll Taxes of the Company deferred under the CARES Act or any similar Law.
“Tax Returns” means all returns, statements, reports, claims for refund, estimates of Tax, declarations, information returns and forms (including schedules or any related supporting information) filed or required to be filed with any Taxing Authority or jurisdiction with respect to Taxes, including any attachment thereto or any amendment thereof.
“Taxing Authority” means any Governmental Authority responsible for the administration, collection or imposition of any Tax.
“Tech E&O Policy” has the meaning set forth in Section 7.23.
“Tech E&O Tail Policy” has the meaning set forth in Section 7.23.
“Termination Date” has the meaning set forth in Section 9.1(b).

“Third-Party Claim” has the meaning set forth in Section 10.4(b)(ii).
“Transaction Expenses” means, in each case, to the extent such fees, costs, expenses, payments, Taxes or other amounts are incurred or obligated and unpaid as of immediately prior to the Closing, regardless of whether payable at Closing or after Closing, and regardless of whether contingent upon the occurrence of the Closing: (a) all of the fees, costs and expenses of advisors, counsel, consultants or similar representatives incurred or payable by or on behalf of any of the Company in connection with this Agreement or the transactions contemplated hereby; (b) the Bonus Payments; (c) the amount of the employer portion of any employment or payroll Taxes incurred in connection with the Bonus Payments; (d) the portion of any and all fees, costs, expenses or other amounts payable by the Company pursuant to Section 7.6(e); (e) the portion of any Transfer Taxes for which the Company is responsible pursuant to Section 11.1; and (f) one half (1/2) of all R&W Insurance Expenses.
“Transfer Taxes” has the meaning set forth in Section 11.1.
“Unresolved Matters” has the meaning set forth in Section 3.5(c).
“Unvested Options” means all Options that are unvested pursuant to their vesting terms as of immediately prior to the Effective Time.
“Unvested Options Share Amount” has the meaning set forth in Section 3.1(e)(ii).
“Unvested RSUs” means all (i) outstanding awards of restricted stock units for Common Stock under the Company Stock Plans as of immediately prior to the Effective Time and (ii) awards of restricted stock units for Common Stock to be granted prior to the Effective Time as set forth in Section 7.1(l) of the Company Disclosure Letter to the extent they are granted prior to the Effective Time, in each case, that are unvested pursuant to their vesting terms as of immediately prior to the Effective Time.
“Unvested RSUs Share Amount” has the meaning set forth in Section 3.1(e)(iii).
“Vested Options” means all Options that have vested pursuant to their vesting terms as of immediately prior to the Effective Time.
“Vested Promised Options” means all promises to grant options to purchase shares of Common Stock as set forth in Section 5.2(b) of the Company Disclosure Letter that have been granted under the Company Stock Plans as of immediately prior to the Effective Time and have vested pursuant to their vesting terms as of immediately prior to the Effective Time.
ARTICLE II
THE MERGERS
2.1   The Mergers.
(a)   At the Effective Time, the First Merger shall be effected pursuant to which Merger Sub I will be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub I shall cease, and the Company shall be the surviving corporation (the “Initial Surviving Company”).
(b)   Immediately following the Effective Time and at the Subsequent Effective Time, the Second Merger shall be effected pursuant to which the Initial Surviving Company shall be merged with and into Merger Sub II in accordance with the DGCL and DLLCA, whereupon the separate existence of the Initial Surviving Company shall cease, and Merger Sub II shall be the surviving company (the “Surviving Company”) and a wholly-owned Subsidiary of Borrower.
2.2   Effective Time.
(a)   At the Closing, the Company and Merger Sub I shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the First Merger, and the Initial Surviving Company and Merger Sub II shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by the DGCL and DLLCA in connection with the Second Merger. The First Merger shall become effective at such time (the “Effective

Time”) as the certificate of merger with respect to the First Merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in such certificate of merger). The Second Merger shall become effective immediately following the Effective Time at such time (the “Subsequent Effective Time”) as the certificate of merger with respect to the Second Merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed to by the parties and specified in such certificate of merger).
(b)   From and after the Effective Time, and until the Subsequent Effective Time, the Initial Surviving Company shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub I, all as provided under the DGCL. From and after the Subsequent Effective Time, the Surviving Company shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Initial Surviving Company and Merger Sub II, all as provided under the DGCL and DLLCA.
2.3   Effects of the First Merger.
(a)   At the Effective Time and by virtue of the First Merger, the certificate of incorporation of Ryzac, Inc. shall be the amended and restated certificate of incorporation of the Initial Surviving Company until the Second Merger is consummated.
(b)   At the Effective Time, the bylaws of Merger Sub I in effect immediately prior to the Effective Time shall be the bylaws of the Initial Surviving Company until the Second Merger is consummated.
(c)   From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the directors of Merger Sub I at the Effective Time shall be the directors of the Initial Surviving Company, and (b) the officers of the Company at the Effective Time shall be the officers of the Initial Surviving Company.
2.4   Effects of the Second Merger.
(a)   At the Subsequent Effective Time and by virtue of the Second Merger, the certificate of formation and limited liability company agreement of Merger Sub II in effect immediately prior to the Subsequent Effective Time shall be the certificate of formation and limited liability company agreement of the Surviving Company from and after the Subsequent Effective Time until thereafter amended in accordance with DLLCA.
(b)   From and after the Subsequent Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the managers of Merger Sub II at the Subsequent Effective Time shall be the managers of the Surviving Company and (b) the officers of the Initial Surviving Company immediately prior to the Subsequent Effective Time shall be the officers of the Surviving Company.
ARTICLE III
EFFECT ON CAPITAL STOCK AND OPTIONS; CONSIDERATION
3.1   Treatment of Capital Stock and Options in the First Merger.   Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the First Merger and without any further action on the part of Parent, Borrower, Merger Sub I, the Company, the Company Equity Holders or the holders of any of the securities of Parent, the following shall occur:
(a)   Non-Accredited Investors.   All shares of Common Stock and Preferred Stock issued and outstanding as of immediately prior to the Effective Time held by a Non-Accredited Investor shall be converted automatically into the right to receive:
(i)   at the Closing, an amount in cash equal to: (A)(1) the Per Share Adjusted Total Consideration Value multiplied by (2) the total number of shares of Common Stock and Preferred Stock held by such Non-Accredited Investor (for each Non-Accredited Investor, his, her or its “Non-Accredited Investor Cash Share Allocation”); minus (B) such Non-Accredited Investor’s Adjustment Escrow Contribution Amount attributable to such shares of Common Stock and Preferred Stock; minus (C) such Non-Accredited Investor’s Indemnification Escrow Contribution Amount attributable to such shares of Common Stock and Preferred Stock; minus (D) such Non-Accredited Investor’s Representative Holdback Contribution Amount attributable to such shares of Common Stock and Preferred Stock; and

(ii)   the right to receive any disbursements required to be made to Non-Accredited Investors pursuant to Section 3.5, Section 10.8, and Section 12.1(b) with respect to shares of Common Stock and Preferred Stock, to the former holder thereof as and when such disbursements are required to be made (the amounts specified in clauses (i) and (ii), collectively, the “Non-Accredited Investor Merger Consideration”); and
(iii)   such shares of Common Stock and Preferred Stock shall otherwise cease to be outstanding, shall automatically be canceled and retired and cease to exist, and each holder of a Certificate (or uncertificated shares as reflected in the books and records of the Company) that immediately prior to the Effective Time represented any such shares of Common Stock or Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Non-Accredited Investor Merger Consideration.
(b)   Share-Only Holders.   All shares of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time held by a Share-Only Holder (such shares, “Share-Only Shares”) shall be converted automatically into the right to receive:
(i)   at the Closing, the number of shares of Parent Common Stock equal to: (A)(1) the Per Share Total Exchange Ratio multiplied by (2) the total number of shares of Common Stock and Preferred Stock held by such Share-Only Holder (for each Share-Only Holder, his, her or its “Share-Only Holders Share Allocation”); minus (B) such Share-Only Holder’s Adjustment Escrow Contribution Amount attributable to such shares of Common Stock and Preferred Stock; minus (C) such Share-Only Holder’s Indemnification Escrow Contribution Amount attributable to such shares of Common Stock and Preferred Stock; minus (D) (x) such Share-Only Holder’s Representative Holdback Contribution Amount attributable to such shares of Common Stock and Preferred Stock, divided by (y) the Collared Stock Price;
(ii)   the right to receive any disbursements required to be made to Share-Only Holders pursuant to Section 3.5, Section 10.8, and Section 12.1(b) with respect to such shares of Common Stock and Preferred Stock to the former holder thereof as and when such disbursements are required to be made (the amounts specified in clauses (i) and (ii), collectively, the “Share-Only Holders Merger Consideration”); and
(iii)   such shares of Common Stock and Preferred Stock shall otherwise cease to be outstanding, shall automatically be canceled and retired and cease to exist, and each holder of a Certificate (or uncertificated shares as reflected in the books and records of the Company) that immediately prior to the Effective Time represented any such shares of Common Stock or Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Share-Only Holders Merger Consideration.
(c)   Pro Rata Holders.   All shares of Common Stock and Preferred Stock issued and outstanding immediately prior to the Effective Time held by a Pro Rata Holder shall be converted automatically into the right to receive:
(i)   at the Closing, an amount in cash equal to: (A)(1) the Per Share Pro Rata Holder Cash Amount multiplied by (2) the total number of shares of Common Stock and Preferred Stock held by such Pro Rata Holder (for each Pro Rata Holder, his, her or its “Pro Rata Holders Cash Allocation”); minus (B) the cash portion of such Pro Rata Holder’s Adjustment Escrow Contribution Amount attributable to such shares of Common Stock and Preferred Stock; minus (C) the cash portion of such Pro Rata Holder’s Indemnification Escrow Contribution Amount attributable to such shares of Common Stock and Preferred Stock; minus (D) such Pro Rata Holder’s Representative Holdback Contribution Amount attributable to such shares of Common Stock and Preferred Stock;
(ii)   at the Closing, the number of shares of Parent Common Stock equal to: (A)(1) the Per Share Pro Rata Holder Share Amount multiplied by (2) the total number of shares of Common Stock and Preferred Stock held by such Pro Rata Holder (for each Pro Rata Holder, his, her or its “Pro Rata Holders Share Allocation”); minus (B) the share portion of such Pro Rata Holder’s Adjustment Escrow Contribution Amount attributable to such shares of Common Stock and Preferred Stock; minus (C) the share portion of such Pro Rata Holder’s Indemnification Escrow Contribution Amount;

(iii)   the right to receive any disbursements required to be made to Pro Rata Holders pursuant to Section 3.5, Section 10.8, and Section 12.1(b) with respect to such shares of Common Stock and Preferred Stock to the former holder thereof as and when such disbursements are required to be made (the amounts specified in clauses (i), (ii) and (iii), collectively, the “Pro Rata Holder Merger Consideration”); and
(iv)   such shares of Common Stock and Preferred Stock shall otherwise cease to be outstanding, shall automatically be canceled and retired and cease to exist, and each holder of a Certificate (or uncertificated shares as reflected in the books and records of the Company) that immediately prior to the Effective Time represented any such shares of Common Stock or Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Pro Rata Holder Merger Consideration.
(d)   Each share of Common Stock held by the Company as treasury stock or held by Parent, Borrower, Merger Sub I, Merger Sub II or any of their direct or indirect Subsidiaries, in each case, immediately prior to the Effective Time (the “Canceled Shares”), shall be canceled and retired without any conversion thereof, and no payment or distribution shall be made with respect thereto.
(e)   Options; RSUs.
(i)   Effective as of the Effective Time, each Vested Option (other than Non-Accredited Investor Vested Options), that is outstanding immediately prior to the Effective Time, shall be converted into the right to receive, with respect to each share of Common Stock covered by such Vested Option immediately prior to the Effective Time, the Per Share Pro Rata Merger Consideration, less applicable Tax withholdings and less the applicable per share exercise price with the reduction in respect of the applicable per share exercise price applied pro rata to such holder’s Pro Rata Holders Cash Allocation and Pro Rata Holders Share Allocation, payable on Parent’s next payroll date following the Effective Time; provided, that the deductions in respect of the applicable Adjustment Escrow Contribution Amount, Indemnification Escrow Contribution Amount and the Representative Holdback Amount shall be determined on the basis of such amounts attributable to such Vested Options. The applicable Tax withholdings and the applicable per share exercise price for each Vested Option covered by this Section 3.1(e)(i) shall be deducted from the Per Share Pro Rata Merger Consideration on a pro rata basis from the cash portion of the Per Share Pro Rata Merger Consideration and the share portion of the Per Share Pro Rata Merger Consideration, respectively.
(ii)   Effective as of the Effective Time, each Unvested Option (other than any Non-Accredited Investor Unvested Options) that is outstanding immediately prior to the Effective Time and held by a Continuing Employee shall, automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a restricted share unit of Parent in the form approved for similarly situated employees by Parent’s Compensation Committee (a “Parent RSU”) representing the right to receive a number of shares of Parent Common Stock (rounded down to the nearest whole number of shares), equal to (A) the product of (1) the number of shares of Common Stock subject to such Unvested Option and (2) the Per Share Total Exchange Ratio minus (B) the quotient of (x) the product of number of shares of Common Stock subject to such Unvested Option times the applicable per share exercise price divided by (y) the Collared Stock Price (the “Unvested Options Share Amount”). From and after the Effective Time, each such Parent RSU shall be eligible to continue to vest on each date that the applicable Unvested Option would have otherwise vested in accordance with its terms but only if such conditions to vesting are satisfied prior to each such vesting date.
(iii)   Effective as of the Effective Time, each Unvested RSU that is outstanding immediately prior to the Effective Time and held by a Continuing Employee shall be converted into the right to receive a Parent RSU (each, a “Parent Replacement RSU Award”) that will be granted as of the Effective Time representing the right to receive that number of shares of Parent Common Stock (rounded down to the nearest whole number of shares) equal to (A) the number of shares of Common Stock subject to such RSU multiplied by the Per Share Total Exchange Ratio (the “Unvested RSUs Share Amount”); provided that, each Parent Replacement RSU Award shall be subject to vesting terms on substantially similar terms and conditions as were applicable to each such Unvested RSU prior to the Effective Time.
(iv)   Effective as of the Effective Time, each Non-Accredited Investor Vested Option, whether or not the applicable performance metrics have been satisfied, that is outstanding immediately prior to the

Effective Time, will be converted into the right to receive, upon vesting, an amount in cash, less applicable Tax withholdings, equal to (A)(1) the excess of the Non-Accredited Investor Merger Consideration over the per share exercise price of such Option multiplied by (2) the number of shares of Common Stock covered by such Option immediately prior to the Effective Time, minus (B) such Optionholder’s Adjustment Escrow Contribution Amount, Indemnification Escrow Contribution Amount and Representative Holdback Contribution Amount (such amount, the “Non-Accredited Investor Cash Vested Option Allocation”).
(v)   Effective as of the Effective Time, each Non-Accredited Investor Unvested Option that is outstanding immediately prior to the Effective Time, will be converted into the right to receive, upon vesting, an amount in cash, less applicable Tax withholdings, equal to (A) the excess of the Non-Accredited Investor Merger Consideration over the per share exercise price of such Option multiplied by (B) the number of shares of Common Stock covered by such Option immediately prior to the Effective Time (such amount, the “Non-Accredited Investor Cash Unvested Option Allocation”); provided, that the right to receive cash in respect of such Options shall be subject to vesting on the same terms and conditions as were applicable to such Unvested Option prior to the Effective Time.
(vi)   Notwithstanding the foregoing, any distributions to holders of outstanding Options pursuant to this Section 3.1(e) shall be made prior to the date that is five (5) years following the Effective Time and otherwise in accordance with Treasury Regulation §1.409A-3(i)(5)(iv)(A).
(vii)   Prior to the Effective Time, Parent, the compensation committee of Parent, and the Company, as applicable, shall adopt any resolutions and take all such lawful actions as may be reasonably necessary to provide for and give effect to the transactions contemplated by this Section 3.1(e).
(f)   All shares of Parent Common Stock issued in connection with this Agreement shall bear a legend or legends referencing restrictions applicable to such shares under applicable securities laws and under this Agreement, which legend shall state in substance (with an additional reference to the applicable Registration Rights Agreement or Covenant Agreement or, as appropriate):
“The securities evidenced by this certificate have been issued and sold without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States (a “State Act”) in reliance upon certain exemptions from registration under said acts. The securities evidenced by this certificate cannot be sold, assigned or otherwise transferred within the United States unless such sale, assignment or other transfer is (i) made pursuant to an effective registration statement under the Securities Act and in accordance with each applicable State Act or (ii) exempt from, or not subject to, the Securities Act and each applicable State Act.”
(g)   The Parties acknowledge and agree that the purpose and intent of this Section 3.1 is to allocate the consideration payable under this Agreement in accordance with the terms of the Company’s Organizational Documents. Accordingly, if any Preferred Stock has not converted to Common Stock prior to the Effective Time, then at the Effective Time the shares of Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive consideration in accordance with the Company’s Organizational Documents (subject to Section 3.4), and the remaining consideration shall be allocated, after payment to such holders of Preferred Stock in accordance therewith, as otherwise set forth in this Agreement.
(h)   The Common Stockholders and Preferred Stockholders may make express designations in their Letters of Transmittal, Accredited Investor Questionnaires or other documents provided to the Exchange Agent, Parent or Borrower pursuant to or in connection with this Agreement that specifies the cash consideration or “other property” (as defined for purposes of Section 356 of the Code) that is to be received in respect of particular shares of Common Stock or Preferred Stock held by such Common Stockholders and Preferred Stockholders, and such designation shall be treated, to the extent permitted by Law, as part of the terms of the Mergers and this Agreement for purposes of Treasury Regulation Section 1.356-1(b) and Treasury Regulation Section 1.358-2(a)(2) (and any corresponding provisions of any applicable state or local tax laws).
3.2   Treatment of Capital Stock in the Second Merger.   Upon the terms and subject to the conditions of this Agreement, at the Subsequent Effective Time, by virtue of the Second Merger and without any action on the part of any Party or any Company Equity Holder or the holders of any shares of capital stock of Parent, the Initial Surviving Company or Merger Sub II: (a) each share of common stock of the Initial Surviving Company issued and outstanding immediately prior to the Subsequent Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor; and (b) the membership interest of Merger Sub II outstanding immediately prior to the Subsequent Effective Time shall be converted into and become the membership interest of the Surviving Company, which shall constitute one hundred percent (100%) of the outstanding equity of the Surviving Company. From and after the Subsequent Effective Time, the membership interests of Merger Sub II shall be deemed for all purposes to represent the number of membership interests into which they were converted in accordance with the immediately preceding sentence.
3.3   Dissenting Shares.   Notwithstanding any other provision of this Agreement to the contrary, shares of Common Stock that are outstanding immediately prior to the Effective Time and which are held by Common Stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have properly demanded and are entitled to appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Per Share Pro Rata Merger Consideration or the Non-Accredited Investor Merger Consideration, as applicable. Such Common Stockholders instead shall only be entitled to receive payment from Parent of the appraised value of such shares of Common Stock held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by Common Stockholders who shall have failed to perfect or who effectively shall have waived, withdrawn, or otherwise are not entitled to, the right to appraisal of such shares of Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been canceled and converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Per Share Pro Rata Merger Consideration or the Non-Accredited Investor Merger Consideration, as applicable, upon surrender in the manner provided in Section 3.4. The Company shall (i) give Parent prompt notice of any notice or demand for appraisal of shares of Common Stock or any withdrawals of such demands received by the Company, (ii) give Parent the opportunity to direct all negotiations and resolve all proceedings with respect to any such demands and (iii) not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle any such demands.
3.4   Payment of Merger Consideration.
(a)
(i)   Prior to the Closing, Parent shall appoint a bank or trust company of national recognition reasonably acceptable to the Company, or Parent’s transfer agent, to act as exchange agent (the “Exchange Agent”) hereunder. At the Closing, Parent shall deposit in the case of clause (A), or Borrower shall deposit in the case of clause (B), with the Exchange Agent, for exchange in accordance with this Section 3.4, (A) certificates or evidence of book-entry shares representing a number of shares of Parent Common Stock sufficient to pay the stock portion of the aggregate consideration payable pursuant to Section 3.1 (other than in respect of Options or RSUs) and (B) cash necessary to pay the cash portion of the aggregate consideration payable pursuant to Section 3.1 (other than in respect of Options or RSUs), including cash in lieu of fractional shares pursuant to Section 3.4(a)(xii) (such cash, together with such shares of Parent Common Stock, the “Exchange Fund”). On the Closing Date, Parent shall cause the Exchange Agent to pay from the Exchange Fund to each Company Equity Holder (other than holders of Options or RSUs and subject, (i) in the case of any Company Equity Holder who holds physical Certificates, to the surrender of such physical Certificates and delivery of a properly completed and duly executed Letter of Transmittal, in each case, at least five (5) Business Days prior to the Closing Date and (ii) in the case of any Company Equity Holder other than Non-Accredited Investors, delivery of a properly completed and duly executed Accredited Investor Questionnaire certifying to such holder’s qualification as an accredited investor at least five (5) Business Days prior to the Closing Date), the applicable consideration pursuant to Section 3.1 for each share of Common Stock or Preferred Stock held by such Company Equity Holder, and following the Closing Date, Parent shall cause the Exchange Agent to pay from the Exchange Fund to each other Company Equity Holder (subject, (i) in the case of any Company Equity Holder who holds physical Certificates, to the surrender of such physical Certificates and delivery of a properly completed and duly executed Letter of Transmittal and

(ii) in the case of any Company Equity Holder other than Non-Accredited Investors, delivery of a properly completed and duly executed Accredited Investor Questionnaire certifying to such holder’s qualification as an accredited investor) the applicable consideration pursuant to Section 3.1, for each share of Common Stock or Preferred Stock held by such Company Equity Holder, in each case in accordance with the procedures set forth herein.
(ii)   On the Closing Date, Parent shall grant to each of the former holders of Unvested Options or RSUs (other than Non-Accredited Investor Unvested Options), Parent RSUs sufficient to satisfy Parent’s obligations to Sections 3.1(e)(ii) and 3.1(e)(iii).
(iii)   On the Closing Date, Borrower shall pay or deliver to the Surviving Company, for the benefit of the former holders of Non-Accredited Investor Vested Options, cash sufficient to satisfy Parent’s obligations pursuant to Sections 3.1(e)(iii) after accounting for cash-on-hand at the Surviving Company to satisfy such obligations. Parent shall cause the Surviving Company to make the payments required by Sections 3.1(e)(iii) to the former holders of Non-Accredited Investor Unvested Options within five (5) Business Days of the exercise of any such Unvested Option.
(iv)   Notwithstanding anything to the contrary contained in this Agreement, any holder of an electronic Certificate shall not be required to deliver such Certificate or an executed Letter of Transmittal to the Exchange Agent to receive the applicable consideration, for each such share of Common Stock or Preferred Stock represented by such electronic Certificate that such holder is entitled to receive. In lieu thereof, subject to receipt of a duly executed Accredited Investor Questionnaire certifying to such holder’s qualification as an accredited investor (unless such holder is a Non-Accredited Investor), each holder of record of one or more electronic Certificates shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver on the Closing Date, in respect of each such electronic Certificate, the applicable consideration, for each such share of Common Stock or Preferred Stock represented by such electronic Certificate.
(v)   After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Company of any shares of Common Stock or Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, shares of Common Stock or Preferred Stock are presented to the Exchange Agent, they shall be surrendered and canceled against delivery of the applicable consideration, as provided in this Article III.
(vi)   No interest shall accrue or be paid on the consideration payable upon the delivery of Certificates or Letters of Transmittal. None of Parent, the Surviving Company, the Exchange Agent or any of their respective Affiliates shall be liable to a Common Stockholder, Preferred Stockholder or Optionholder for any cash or interest thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws. Any portion of the Exchange Fund remaining unclaimed by Common Stockholders or Preferred Stockholders or amounts unclaimed from the Surviving Company by Optionholders twelve (12) months after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall be delivered to Parent, upon demand, and any such holders prior to the Merger who have not theretofore complied with this Section 3.4 shall thereafter look only to Parent or the Surviving Company for payment of their claims for merger consideration.
(vii)   After the Effective Time, any Optionholders will be entitled to look only to the Surviving Company for payment of their respective claims for the consideration set forth in this Article III, without interest thereon, but will have no greater rights against the Surviving Company than may be accorded to general creditors thereof under applicable Law.
(viii)   In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue or pay, or will cause to be issued or paid, in exchange for such affidavit of such lost, stolen or destroyed Certificate, the payments with respect to such Certificate to which such Person is entitled pursuant to this Article III; provided, that the Person to whom such payments are made shall, as a condition precedent to the payment thereof, agree to indemnify Parent and the Surviving Company against any claim that may be made against Parent, the Merger Subs or the Surviving Company with respect to the Certificate claimed to have been lost, stolen or destroyed.

(ix)   Notwithstanding anything in this Agreement to the contrary, the Exchange Agent, Parent, the Merger Subs and the Surviving Company shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any other provision of applicable Law. Other than with respect to any such deduction or withholding that is imposed on consideration that is properly treated as compensation for U.S. federal or applicable non-U.S. income Tax purposes, if the Exchange Agent, Parent, the Merger Subs or the Surviving Company, as applicable, determines that any withholding or deduction is required under the Code or any other provision of applicable Law, (A) the Exchange Agent, Parent, the Merger Subs, or the Surviving Company, as applicable, shall promptly notify the Securityholder Representative and (B) the Parties (as to the Securityholder Representative, following the Closing) shall use reasonable efforts to cooperate to minimize the amount of such deduction or withholding. Any such deduction or withholding shall be made first from the cash portion of the Per Share Pro Rata Holder Merger Consideration, as applicable. To the extent that amounts are so deducted or withheld and paid to the applicable Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(x)   If payment of the applicable consideration in respect of a share of Common Stock or Preferred Stock is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of Parent that such Taxes either have been paid or are not payable.
(xi)   No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered physical Certificate with respect to the shares of Parent Common Stock issuable upon surrender thereof, and no cash payment with respect to the applicable consideration or in lieu of fractional shares shall be paid to any such holder, until the surrender of such Certificate in accordance with this Article III. Subject to escheat, Tax or other applicable Law, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, (1) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.4(a)(xii) and (2) the amount of dividends or other distributions declared on the shares of Parent Common Stock with a record date after the Effective Time and a payment date prior to such surrender that is payable with respect to such whole shares of Parent Common Stock and, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.
(xii)   No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Common Stock, Preferred Stock or Options pursuant to this Article III. Notwithstanding any other provision of this Agreement, each holder of shares of Common Stock, Preferred Stock or Vested Options converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Common Stock exchanged by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the Collared Stock Price (the “Fractional Share Cash”).
(xiii)   The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided, that (A) no such investment shall relieve Parent or the Exchange Agent from making the payments required by this Article III, and following any losses, Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the Company Equity Holders in the amount of such losses and (B) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest and other income resulting from such investments shall be paid to Parent.

(b)   Notwithstanding any contrary provision set forth in this Agreement, no Company Equity Holder shall be entitled to receive that portion of such holder’s applicable consideration, represented by such holder’s share of the Adjustment Escrow Amount, the Indemnification Escrow Amount or the Representative Holdback Amount until such time as such amounts (or any portion thereof), if any, are distributed to the applicable Company Equity Holders pursuant to the terms and conditions of the Escrow Agreement and Section 3.5, Section 10.8, and Section 12.1(b).
3.5   Merger Consideration Adjustment.
(a)   At least four (4) Business Days prior to the Closing Date, the Company shall prepare in consultation with Parent and deliver to Parent a good faith calculation of (i) the estimated amount of the Closing Net Working Capital (the “Estimated Closing Net Working Capital”), together with its calculation of the Closing Net Working Capital Excess (the “Estimated Closing Net Working Capital Excess”) and the Closing Net Working Capital Shortfall (the “Estimated Closing Net Working Capital Shortfall”), as applicable, (ii) the estimated amount of Closing Indebtedness (the “Estimated Closing Indebtedness”), (iv) the estimated amount of Closing Cash (the “Estimated Closing Cash”), together with its calculation of the Closing Cash Excess (the “Estimated Closing Cash Excess”) and the Closing Cash Shortfall (the “Estimated Closing Cash Shortfall”), as applicable, (v) the estimated amount of Transaction Expenses (the “Estimated Transaction Expenses”), and (vi) its good faith calculation of the Adjusted Total Consideration Value, collectively, the (“Estimated Closing Statement”).
(b)   As soon as reasonably practicable after the Closing Date, and in any event within sixty (60) days after the Closing Date, Parent shall prepare and deliver to the Securityholder Representative a statement (the “Closing Statement”) that shall set forth a calculation of (i) the Closing Net Working Capital, together with the corresponding Closing Net Working Capital Excess and Closing Net Working Capital Shortfall, as applicable, (ii) the Closing Indebtedness, (iii) the Closing Cash, together with the corresponding Closing Cash Excess and Closing Cash Shortfall, as applicable, and (iv) the Transaction Expenses. The Estimated Closing Statement and the Closing Statement shall entirely disregard any financing or refinancing arrangements entered into at any time by Parent or its Affiliates in connection with the consummation of the transactions contemplated hereby.
(c)   During the thirty (30) days immediately following the Securityholder Representative’s receipt of the Closing Statement (the “Adjustment Review Period”), the Securityholder Representative and its representatives shall be permitted to review Parent’s working papers and the working papers of Parent’s independent accountants, if any, relating to the preparation of the Closing Statement and the calculation of the Closing Net Working Capital, Closing Net Working Capital Excess, Closing Net Working Capital Shortfall, Closing Indebtedness, Closing Cash, Closing Cash Excess, Closing Cash Shortfall, and Transaction Expenses (with respect to the working papers of Parent’s independent accountants, after signing a customary confidentiality and hold harmless agreement relating to such access to the working papers of such independent accounts, in form and substance reasonably acceptable to such independent accountants), as well as the relevant books and records of the Surviving Company and its Subsidiaries, and Parent shall cause the Surviving Company and its representatives to assist the Securityholder Representative and its representatives in their review of the Closing Statement and reasonably cooperate with respect thereto. The Securityholder Representative shall notify Parent in writing (the “Notice of Adjustment Disagreement”) prior to the expiration of the Adjustment Review Period if the Securityholder Representative disagrees with any portion of the Closing Statement. The Notice of Adjustment Disagreement shall set forth in reasonable detail the basis for such disagreement, the amounts involved and the Securityholder Representative’s proposed adjustments to the Closing Statement with reasonably detailed supporting documentation. If no Notice of Adjustment Disagreement is received by Parent on or prior to the expiration date of the Adjustment Review Period, then the Closing Statement and all amounts set forth therein shall be deemed to have been accepted by the Securityholder Representative and shall become final and binding upon the Parties. During the thirty (30) days immediately following the delivery of a Notice of Adjustment Disagreement (the “Adjustment Resolution Period”), the Securityholder Representative and Parent shall seek in good faith to resolve any disagreement that they may have with respect to the matters specified in the Notice of Adjustment Disagreement. Any items agreed to by the Securityholder Representative and Parent in writing, together with any items not disputed or objected to by the Securityholder Representative in the Notice of Adjustment Disagreement, are collectively referred to herein as the “Resolved Matters.” If at the end of the Adjustment

Resolution Period, the Securityholder Representative and Parent have been unable to resolve any differences they may have with respect to the matters specified in the Notice of Adjustment Disagreement, the Securityholder Representative and Parent shall refer all matters that remain in dispute with respect to the Notice of Adjustment Disagreement (the “Unresolved Matters”) to an independent certified public accounting firm in the United States of national recognition that is not currently serving as Parent or the Company’s auditor and mutually agreeable to the Securityholder Representative and Parent (the “Independent Accountant”). In the event the Securityholder Representative and Parent are unable to reasonably agree to an independent certified public accounting firm in the United States of national recognition within fifteen (15) days of the commencement of discussions regarding the identification of such an independent accountant, with the commencement of such discussions marked by written notice from one party to the other, the independent certified public accounting firm shall be appointed by the American Arbitration Association upon application by either the Securityholder Representative or Parent, in which event “Independent Accountant” shall mean such appointed firm. Within thirty (30) days after the submission of such Unresolved Matters to the Independent Accountant, the Independent Accountant, acting as an expert and not as an arbitrator, will make a final determination, binding on the Parties, of the appropriate amount of each of the Unresolved Matters and such determination shall be final, conclusive and binding on the parties. With respect to each Unresolved Matter, such determination, if not in accordance with the position of either the Securityholder Representative or Parent, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by the Securityholder Representative in the Notice of Adjustment Disagreement or Parent in the Closing Statement with respect to such Unresolved Matter. For the avoidance of doubt, the Independent Accountant shall not review any line items in the Closing Statement or make any determination with respect to any matter other than the Unresolved Matters. The Independent Accountant shall base its determination solely on (i) the written submissions of Parent and the Securityholder Representative and shall not conduct an independent investigation and (ii) the extent (if any) to which the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Transaction Expenses, require adjustment (only with respect to the Unresolved Matters), with such adjustments determined in accordance with this Agreement (including the definitions of Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Transaction Expenses, as applicable). During the review by the Independent Accountant, Parent and the Securityholder Representative shall each make available to the Independent Accountant such individuals and such information, books, records and work papers, as may be reasonably required by the Independent Accountant to fulfill its obligations under this Section 3.5(c); provided, however, the independent accountants of Parent or the Company shall not be obligated to make any working papers available to the Independent Accountant unless and until the Independent Accountant has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. The costs of the Independent Accountant shall be paid 50% by the Securityholder Representative (from the Representative Holdback Amount and otherwise in accordance with Section 12.1) on behalf of the Company Equity Holders and 50% by Parent.
(d)   The “Final Closing Statement” shall mean (i) in the event that no Notice of Adjustment Disagreement is delivered by the Securityholder Representative to Parent prior to the expiration of the Adjustment Review Period, the Closing Statement delivered by Parent to the Securityholder Representative pursuant to Section 3.5(b), (ii) in the event that a Notice of Adjustment Disagreement is delivered by the Securityholder Representative to Parent prior to the expiration of the Adjustment Review Period and Parent and the Securityholder Representative are able to agree on all matters set forth in such Notice of Adjustment Disagreement, the Closing Statement delivered by the Securityholder Representative to Parent pursuant to Section 3.5(b) as adjusted pursuant to the agreement of Parent and the Securityholder Representative in writing or (iii) in the event that a Notice of Adjustment Disagreement is delivered by the Securityholder Representative to Parent prior to the expiration of the Adjustment Review Period and Parent and the Securityholder Representative are unable to agree on all matters set forth in such Notice of Adjustment Disagreement, the Closing Statement delivered by Parent to the Securityholder Representative pursuant to Section 3.5(b) as adjusted by the Independent Accountant to be consistent with the Resolved Matters and the final determination of the Independent Accountant of the Unresolved Matters in accordance with Section 3.5(c). The date on which the Final Closing Statement is finally determined in accordance with this Section 3.5(d) is hereinafter referred to as the “Determination Date.”
(e)   The “Final Adjusted Total Consideration Value” shall mean (i) the Base Cash Consideration, plus (ii) the Base Share Consideration Value, minus (iii) the Closing Indebtedness as set forth in the Final Closing

Statement, minus (iv) the Transaction Expenses as set forth in the Final Closing Statement, minus (v) the Closing Net Working Capital Shortfall as set forth in the Final Closing Statement, plus (vi) the Closing Net Working Capital Excess as set forth in the Final Closing Statement, minus (vii) Closing Cash Shortfall as set forth in the Final Closing Statement, plus (viii) the Closing Cash Excess as set forth in the Final Closing Statement.
(f)   If the Final Adjusted Total Consideration Value is less than the Adjusted Total Consideration Value (such difference, the “Deficiency Amount”), then Parent and the Securityholder Representative shall, within five (5) Business Days after the Determination Date, instruct the Escrow Agent to: (i) release to Parent from the Adjustment Escrow Account the amount of cash and the number of shares of Parent Common Stock having a value (based on the Collared Stock Price, in the case of shares of Parent Common Stock) equal to the absolute value of the Deficiency Amount, with each Company Equity Holder’s contribution to such Deficiency Amount being pro rata based on his, her or its Applicable Percentage and comprised of the same proportions of cash and shares as comprises such Company Equity Holder’s Adjustment Escrow Contribution Amount; and (ii) release to the Exchange Agent, for payment to the Common Stockholders and Preferred Stockholders (including Non-Accredited Investors), and to the Surviving Company, for payment to the Optionholders (subject to any applicable withholding Taxes), the portion allocable to them of the balance remaining (if any) of the Adjustment Escrow Account (after any payment made to Parent from the Adjustment Escrow Account pursuant to the foregoing clause (i)), including any earnings thereon, in each case pro rata based on the applicable Company Equity Holder’s Applicable Percentage and comprised of the same proportions of cash and shares as comprises the such Company Equity Holder’s Adjustment Escrow Contribution Amount. Parent shall cause the Surviving Company to make such payments to the applicable Company Equity Holders on the next payroll payment date thereafter (but in no event more than fifteen (15) days thereafter). The Adjustment Escrow Amount shall serve as the sole and exclusive source of payment of any recovery by Parent pursuant to this Section 3.5.
(g)   If the Final Adjusted Total Consideration Value is greater than the Adjusted Total Consideration Value (such difference, the “Excess Amount”; provided, that the Excess Amount shall in no circumstances be more than the Adjustment Escrow Amount) then: (i) Parent shall deliver to the Exchange Agent, for payment to the Common Stockholders and Preferred Stockholders (including Non-Accredited Investors), and to the Surviving Company, for payment to the Optionholders, cash and shares of Parent Common Stock having a value equal to the Excess Amount (based on the Collared Stock Price in the case of shares of Parent Common Stock), in each case pro rata based on the applicable Company Equity Holder’s Applicable Percentage and comprised of the same proportions of cash and shares as comprises such Company Equity Holder’s Adjustment Escrow Contribution Amount; and (ii) Parent and the Securityholder Representative shall, within five (5) Business Days after the Determination Date, instruct the Escrow Agent to release the entire balance of the Adjustment Escrow Account, including any earnings thereon, to the Exchange Agent, for payment to the Common Stockholders and Preferred Stockholders (including Non-Accredited Investors), and to the Surviving Company, for payment to the Optionholders (subject to any applicable withholding Taxes), the portion allocable to them of such balance of the Adjustment Escrow Account, in each case pro rata based on the applicable Company Equity Holder’s Applicable Percentage and comprised of the same proportions of cash and shares as comprises such Company Equity Holder’s Adjustment Escrow Contribution Amount.Parent shall cause the Surviving Company to make such payments to the applicable Company Equity Holders on the next payroll payment date thereafter (but in no event more than fifteen (15) days thereafter).
(h)   The Exchange Agent shall distribute the amounts received, if any, pursuant to Section 3.5(f) or (g), as applicable, to the Common Stockholders and Preferred Stockholders.
(i)   Parent and the Surviving Company shall be entitled to conclusively rely upon distribution instructions provided by the Securityholder Representative, including with respect to whether any individual Common Stockholder, Preferred Stockholder or Optionholder received the appropriate portion of any such distribution, and in no event will Parent, the Surviving Company or any of their Affiliates have any liability to any person on account of payments or distributions made by the Exchange Agent in accordance with the instructions of the Securityholder Representative.
3.6   Certain Adjustments.   If, during the Interim Period, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the consideration payable to Company Equity Holders shall be equitably adjusted, without duplication, to proportionally reflect such change; provided, that nothing in this Section 3.6 shall be construed to permit Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.
3.7   Escrow Amounts.   At the Closing, Parent shall deposit, or cause to be deposited, (i) the Adjustment Escrow Cash and the Adjustment Escrow Shares and (ii) the Indemnification Escrow Cash and the Indemnification Escrow Shares, into two separate escrow accounts to be held by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement.
(a)   The amount of cash and the shares in the Adjustment Escrow Account (including any earnings on amounts held in the Adjustment Escrow Account) shall be available to offset any payments owed to Parent pursuant to Section 3.5 and shall serve as the sole and exclusive source of any and all payments to Parent by the Company Equity Holders, pursuant to Section 3.5.
(b)   The terms of and timing of payments from the Adjustment Escrow Account shall be in accordance with this Agreement and the Escrow Agreement.
For the avoidance of doubt, the Parent Common Stock held by the Escrow Agent as part of the Adjustment Escrow Shares or the Indemnification Escrow Shares will be shown as issued and outstanding on Parent’s financial statements and the applicable Common Stockholder or Preferred Stockholder will be shown as the registered owner of their allocable portion of the Parent Common Stock held by the Escrow Agent on the books and records of Parent and shall have all rights with respect to their allocable portion of such Parent Common Stock during the period of time in which such shares have not been released to the applicable Common Stockholder or Preferred Stockholder or returned to Parent (including, without limitation, the right to vote such shares and the right to receive on a current basis any cash dividends or other distributions made with respect to such Parent Common Stock, which dividends or other distributions shall be promptly paid to the applicable owner of such Parent Common Stock).
3.8   Transaction Expenses.   On or prior to the Closing Date, the Company shall provide to Parent a written report setting forth a list of the Transaction Expenses. At the Closing, Parent shall pay to each third party designated by the Company, by wire transfer of immediately available funds, the Transaction Expenses attributable to such third party. For the avoidance of doubt, no amounts included in the definition of Closing Indebtedness shall be included in the Transaction Expenses.
3.9   Allocation Schedule.
(a)   Attached hereto as Annex A is a schedule, prepared by the Company, executed by an authorized officer of the Company (the “Allocation Schedule”) setting forth the equity capitalization of the Company as of the date hereof, and as of the Closing Date, including, for each Company Equity Holder, (i) the name and email address of such holder, (ii) the number and class or series of Common Stock, Preferred Stock and/or Options held by such holder (and in the case of an Option, the number of shares of Common Stock underlying the applicable Option, whether such Option is an Incentive Stock Option or a nonstatutory stock option, and the exercise price (or deemed exercise price) thereof), (iii) his, her or its Applicable Percentage, (iv) with respect to Options and RSUs, the vesting schedule and expiration or termination dates thereof and (v) whether such holder is a Non-Accredited Investor, a Share-Only Holder, a Continuing Employee or Pro Rata Holder.
(b)   The Company will consider in good faith Parent’s comments to the Allocation Schedule after the date hereof, and if any adjustments are made to the Allocation Schedule by the Company at Parent’s request prior to the Closing, such adjusted Allocation Schedule shall thereafter become the Allocation Schedule for all purposes of this Agreement. The Allocation Schedule and the calculations and determinations contained therein shall be prepared in accordance with the Company’s Organizational Documents, the DGCL and the applicable definitions contained in this Agreement. Each of Parent, Borrower and the Merger Subs shall be entitled to rely (without any duty of inquiry) upon the Allocation Schedule, the Letter of Transmittal and the Accredited Investor Questionnaire, if applicable, that shall be required to be delivered by the applicable holders of Common Stock, Preferred Stock and Options as a condition to receipt of any portion of the Aggregate Consideration shall include a waiver of, among other things, any and all claims that the Allocation Schedule did not accurately reflect the terms of the Company’s Organizational Documents.
ARTICLE IV
CLOSING
4.1   Closing.   Subject to the provisions of Article VI, the closing of the Mergers (the “Closing”) shall take place in New York City at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, 10153 at 10:00 A.M. New York time on the third (3rd) Business Day after the date the conditions set forth in Article VIII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree; provided, that the Closing shall not occur prior to the date that is thirty (30) days after the date of this Agreement without the prior written consent of Parent (such date of Closing, the “Closing Date”).
4.2   Closing Payments.   At the Closing:
(i)   Parent shall deposit, or cause to be deposited, with the Exchange Agent pursuant to Section 3.4(a), (A) certificates or evidence of book-entry shares of Parent Common Stock constituting the stock portion of the Exchange Fund and (B) the cash portion of the Exchange Fund by wire transfer of immediately available funds;
(ii)   Parent shall deposit the Adjustment Escrow Cash, by wire transfer of immediately available funds, and the Adjustment Escrow Shares with the Escrow Agent to be held in an account pursuant to the Escrow Agreement;
(iii)   Parent shall deposit the Indemnification Escrow Cash, by wire transfer of immediately available funds, and the Indemnification Escrow Shares with the Escrow Agent to be held in an account pursuant to the Escrow Agreement; and
(iv)   Parent shall wire transfer the Representative Holdback Amount to the Securityholder Representative, which shall be held to satisfy potential future obligations of the Company Equity Holders and otherwise in accordance with Section 12.1.
4.3   Closing Deliverables.
(a)   At or prior to the Closing, the Company shall deliver the following to Parent:
(i)   a certificate from the Chief Executive Officer of the Company, given on behalf of the Company and not in his individual capacity, dated the Closing Date stating that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied;
(ii)   written resignations of the directors and managers, as applicable, of the Company as reasonably requested by Parent no later than ten (10) days prior to the Closing;
(iii)   a counterpart to the Escrow Agreement, duly executed by the Securityholder Representative;
(iv)   counterparts to the Registration Rights Agreement, duly executed by each of the Company Equity Holders required to be parties thereto; and
(v)   a duly executed certificate, dated as of the Closing Date, satisfying the requirements of Treasury Regulations Section 1.1445-2(c)(3), certifying that no interest in the Company is a “United States real property interest” (as defined in Section 897(c)(1) of the Code), and a notice of such certification to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).
(b)   At or prior to the Closing, Parent shall:
(i)   deliver to the Company a certificate from the Chief Executive Officer of Parent, given on behalf of the Parent and not in his individual capacity, dated the Closing Date stating that the conditions set forth in Sections 8.1(a) and 8.1(b) have been satisfied;

(ii)   deliver to the Company and the Securityholder Representative a counterpart to the Escrow Agreement, duly executed by Parent and the Escrow Agent; and
(iii)   deliver to the Company and the Securityholder Representative a counterpart to the Registration Rights Agreement, duly executed by Parent.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the disclosure schedule delivered by the Company to Parent immediately prior to or in connection with the execution of this Agreement (the “Company Disclosure Letter”) (each section or subsection of which qualifies the correspondingly numbered representation or warranty (whether or not specified therein) and any such other representations or warranties where its applicability to, relevance as an exception to, or disclosure for purposes of, such other representation or warranty is reasonably apparent on its face), the Company represents and warrants to Parent that:
5.1   Organization and Standing; Authority.
(a)   The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite power to own (or lease) and operate its properties and to carry on its businesses as now conducted and is duly qualified to do business, and is in good standing, in each jurisdiction (if such jurisdiction recognizes such concept) in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Prior to the date hereof, the Company has made available to Parent correct and complete copies of its certificate of incorporation and bylaws. Section 5.1(a) of the Company Disclosure Letter sets forth each jurisdiction in which the Company is licensed or qualified to do business.
(b)   The Company, subject to the consents, approvals, authorizations and other requirements described in Section 5.4 and receipt of the Company Stockholder Approval, has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and such other agreements and documents contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance of the obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate or other action on the part of the Company and, other than the receipt of the Company Stockholder Approval, no other corporate or analogous action or proceeding on the part of the Company is necessary to authorize the execution and delivery by the Company hereof or thereof, the consummation of the transactions contemplated hereby or thereby or the performance of the obligations hereunder and thereunder. This Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a legal, valid and binding obligation of each of Parent, Borrower, Merger Sub I and Merger Sub II) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by: (i) applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally from time to time in effect and (ii) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity) (the immediately preceding clauses (i) and (ii), collectively, the “General Enforceability Exceptions”).
5.2   Capitalization.
(a)   The authorized capital stock of the Company consists of (i) 33,000,000 shares of Common Stock, of which, as of the close of business on December 21, 2021 (the “Company Capitalization Date”), 10,887,419 shares are issued and outstanding, and (ii) 14,463,320 shares of Preferred Stock, of which, as of the Company Capitalization Date, 14,458,190 shares are issued and outstanding. As of the Company Capitalization Date, the Preferred Stock is divided into series as follows: (A) 2,231,860 shares of Series A Preferred Stock, of which 2,231,860 shares are issued and outstanding, (B) 2,710,028 shares of Series B

Preferred Stock, of which 2,705,259 shares are issued and outstanding, (C) 6,390,000 shares of Series C Preferred Stock, of which 6,389,639 shares are issued and outstanding, and (D) 3,131,432 shares of Series D Preferred Stock, of which 3,131,432 shares are issued and outstanding. No shares of capital stock of the Company have been issued in violation of preemptive or similar rights. As of the close of business on the Company Capitalization Date, there are outstanding Options to purchase 5,068,379 shares of Common Stock, and, as of the close of business on the Company Capitalization Date, all issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and are shown on the Company’s capitalization records as owned by the Common Stockholders set forth on Section 5.2(a) of the Company Disclosure Letter.
(b)   Section 5.2(b) of the Company Disclosure Letter sets forth a correct and complete list of each Option outstanding as of the close of business on the Company Capitalization Date and identifies, with respect to each such award, (i) the award holder, (ii) the grant date, and (iii) solely in the case of Options, the per share exercise price (or deemed exercise price) and expiration date. Except (A) as set forth above, (B) as set forth on Section 5.2(b) of the Company Disclosure Letter, (C) as contemplated by the Organizational Documents of the Company, (D) as contemplated by the Stockholder Agreements or (E) as expressly permitted to be issued under Section 7.1, there are no: (I) outstanding securities convertible or exchangeable into or exercisable for shares of capital stock or other securities or equity interests of the Company; (II) options, warrants, calls, subscriptions, phantom equity rights, purchase rights, subscription rights, preemptive rights, rights of first refusal, registration rights, conversion rights, anti-dilution rights, exchange rights or other rights, Contracts or commitments obligating the Company to issue, transfer, sell or otherwise cause to become outstanding any shares of capital stock or other securities or equity interests of the Company; or (III) voting trusts, proxies or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting, transfer or other disposition of its shares of capital stock or other securities or equity interests of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the equity securities or interests of the Company. There are no outstanding bonds, debentures, notes or other obligations that provide the holders thereof the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with any stockholder of the Company on any matter. There are no authorized or declared but unpaid dividends or other distributions of the Company. Upon the Closing, Borrower will hold directly one hundred percent (100%) of the capital stock of, and other equity interests in, the Company, free and clear of all Liens (other than applicable restrictions on transfer under federal and state securities Laws), and no other Person will hold any (1) outstanding securities convertible or exchangeable into or exercisable for shares of capital stock or other securities or equity interests of the Company or (2) options, warrants, calls, subscriptions, phantom equity rights, purchase rights, subscription rights, preemptive rights, rights of first refusal, registration rights, conversion rights, anti-dilution rights, exchange rights or other rights, Contracts or commitments obligating the Company to issue, transfer, sell or otherwise cause to become outstanding any shares of capital stock or other securities or equity interests of the Company.
5.3   Subsidiaries.   The Company does not have any Subsidiaries. The Company does not, directly or indirectly, own, and has never owned, any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, and is not under any current or prospective written obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in, or assume any liability of, any Person.
5.4   No Conflict; Required Filings and Consents.
(a)   Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, nor performance by the Company of its obligations hereunder will: (i) with the Company Stockholder Approval, conflict with or result in a modification or breach of any provisions of the Organizational Documents of the Company; (ii) except as set forth on Section 5.4(a) of the Company Disclosure Letter or as set forth on Section 5.11(f) of the Company Disclosure Letter, taken as a whole, constitute or result in (with or without notice or lapse of time or both) a modification or breach of or default under, require consent or approval under, result in the acceleration of any right or obligation under, or the loss of any benefit under, or the termination of, or create in any party the right to accelerate, terminate, modify or cancel, or result in any violation of, any Contract or Permit to which the Company is a party or by which any of its properties or assets is bound, or otherwise result in the creation of any Lien (other than a Permitted Lien) upon any asset of the Company; or (iii) violate any Order or Law applicable to the Company or any of its properties or assets in any material respect, except, in the case of each of the preceding clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect on the Company.
(b)   Assuming the accuracy of the representations and warranties of Parent, Borrower and the Merger Subs contained in this Agreement, except (i) as may be required under the HSR Act and in connection with the CFIUS Clearance, (ii) for compliance with any applicable requirements of the securities laws, (iii) as otherwise disclosed on Section 5.4(b) of the Company Disclosure Letter and (iv) the filing of the certificates of merger in connection with the Mergers, no Consent is required by any Law to be obtained, filed or delivered by the Company in connection with the execution and delivery of this Agreement by the Company, for the consummation by the Company of the transactions contemplated by this Agreement or for compliance by the Company with any of the provisions hereof that, if such Consent is not obtained, filed or delivered, would reasonably be expected to be material to the Company.
(c)   By resolutions duly adopted, the Company Board has (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated thereby, including the Mergers, (iii) directed that this Agreement be submitted to the Common Stockholders and Preferred Stockholders for its adoption and (iv) recommended that this Agreement be adopted by the Common Stockholders and Preferred Stockholders.
5.5   Financial Statements.
(a)   Attached to Section 5.5(a) of the Company Disclosure Letter are correct and complete copies of the following financial statements: (i) balance sheet of the Company as of December 31, 2018 and the statements of operations, changes in stockholders’ equity and cash flows for the year then ended that were reviewed by independent accountants (the “Company Reviewed Financial Statements”), (ii) the audited balance sheets of the Company as of December 31, 2019 and December 31, 2020, and the related audited statements of operations, changes in stockholders’ equity and cash flows for the fiscal years ended December 31, 2019 and December 31, 2020, together with the notes thereto (the “Company Audited Financial Statements”) and (iii) the unaudited balance sheet of the Company as of September 30, 2021 and the unaudited statements of operations, changes in stockholders’ equity and cash flows for the nine (9) months ended September 30, 2021 (the “Company Interim Financial Statements” and, together with the Company Reviewed Financial Statements and the Company Audited Financial Statements, the “Company Financial Statements”).
(b)   The Company Financial Statements have been prepared in accordance with GAAP (applied on a consistent basis except as may be indicated therein or in the notes thereto), and fairly present, in all material respects, the financial position, and results of operations, stockholders’ equity and cash flows of the Company as of the dates and for the periods indicated therein (subject, in the case of the Company Interim Financial Statements, to the absence of footnotes and normal year-end audit adjustments and to any other adjustments described therein, which, in each case, individually or in the aggregate, would not reasonably be expected to be material to the Company). The Company Financial Statements were prepared from and in accordance with the books and records of the Company.
(c)   The Company does not have any material liability of the nature required to be disclosed or reserved for in a balance sheet prepared in accordance with GAAP, except for liabilities (i) to the extent reflected in, reserved, known, unknown or accrued against in the Company Financial Statements, (ii) incurred since December 31, 2020 in the ordinary course of business, (iii) incurred in connection with this Agreement or the transactions contemplated hereby, or (iv) set forth on Section 5.5(c) of the Company Disclosure Letter.
(d)   The Company is not a party to, nor does the Company have any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the purpose or intended effect of such arrangement is to avoid disclosure of any transaction involving, or liabilities of, the Company in the financial statements of the Company.

(e)   Since December 31, 2020, neither the Company’s internal accounting personnel that are responsible for preparing the financial statements of the Company (including the Company Financial Statements) nor the Company’s independent accountants have identified in writing a material weakness or any significant deficiency in the systems of internal controls utilized by the Company. For the purposes of this Section 5.5(e), the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof. To the Company’s Knowledge, there are no facts that, in their totality, reasonably constitute fraud that involves management or other employees of the Company who, in each case, have a significant role in the internal controls of the Company or the preparation of the financial statements of the Company (including the Company Financial Statements).
(f)   As of the date of delivery by the Company for inclusion in the Proxy Statement for filing with the SEC following the date of this Agreement in accordance with Section 7.15, the Company Financial Statements will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein in light of the circumstances under which they are made not misleading.
5.6   Taxes. Except as set forth on Section 5.6 of the Company Disclosure Letter:
(a)   All income and other material Tax Returns required to be filed with respect to the Company have been timely filed, and all such Tax Returns are true, correct and complete in all material respects. All Taxes imposed on or required to be paid by or with respect to the Company (whether or not shown on any Tax Return) have been fully paid or will be timely paid by the due date thereof.
(b)   There are no outstanding extensions or waivers of the statute of limitations applicable to the collection or assessment of any income or other material Taxes due from the Company, and no written request for such an extension or waiver is currently outstanding.
(c)   The Company is not a party to or bound by any Tax indemnification, allocation or sharing agreement, in each case, other than any customary commercial agreements entered into in the ordinary course of business no principal purpose of which relates to Tax.
(d)   All material Taxes required to have been withheld or paid by the Company in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, have been withheld and paid to the appropriate Taxing Authority, and all information statements required to be provided to payees with respect to such Taxes have been timely provided to such payees.
(e)   The Company has properly (i) collected and remitted sales, use, value added, ad valorem, personal property and similar Taxes with respect to sales made or services provided to its customers and (ii) for all sales and provisions of services that are exempt from sales, use, value added, ad valorem, personal property and similar Taxes and that were made without charging or remitting sales, use, value added, ad valorem, personal property or similar Taxes, received and retained any required Tax exemption certificates and other documentation qualifying such sale or provision of services as exempt.
(f)   There are no Liens for Taxes on the assets of the Company, except for Permitted Liens.
(g)   There is no Action pending or threatened with respect to the Company in respect of any income or other material Tax for which the Company has received written notice thereof from the Governmental Authority.
(h)   No material deficiency or proposed adjustment for any Taxes, which has not been paid in full, settled or withdrawn, has been asserted or assessed by any Taxing Authority against or with respect to the Company.
(i)   The unpaid Taxes of the Company did not, as of the date of the Company Interim Financial Statements, exceed by a material amount the accruals and reserves for Taxes (excluding any accruals or reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Company Interim Financial Statements. The Company has not incurred any material liability for Taxes outside the ordinary course of business since the date of the Company Interim Financial Statements.

(j)   The Company (i) is not and has not been a member of an affiliated, combined, consolidated, unitary, or similar Tax group and (ii) has no liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by assumption or operation of Law.
(k)   No claim has been made to the Company by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction, which claim has not been settled or withdrawn. The Company is not subject to Tax in any jurisdiction, other than the country in which it is organized, by virtue of having, or being deemed to have, a permanent establishment, fixed place of business or similar presence.
(l)   The Company (i) has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code and (ii) has not been or is a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(m)   The Company has not requested and is not bound by (i) any private letter ruling issued to it by the IRS or similar Tax ruling issued to it by any other Taxing Authority or (ii) any closing agreement with the IRS under Section 7121 of the Code (or with any other Taxing Authority under any comparable provision of state, local, or foreign Tax Law) or advance pricing agreement, in each case, that would be binding on the Company after the Effective Time.
(n)   The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of Tax accounting made prior to the Closing; (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed prior to the Closing; (iii) installment sale or open transaction disposition, made prior to the Closing; or (iv) prepaid amount received or deferred revenue realized prior to the Closing. The Company does not have any unpaid liability under Section 965 of the Code.
(o)   The Company has not engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any comparable provision of state, local or foreign Law.
(p)   Except for changes to the trading price of the Parent Common Stock, the Company has no reason to believe that any conditions or facts exist that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
For purposes of this Section 5.6, references to the Company shall include any entity that was merged with or liquidated or converted into such Person.
5.7   Title to Properties; Sufficiency of Assets.
(a)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, the Company has good and valid title to or a valid leasehold interest in all of the properties and assets, tangible or intangible, reflected in the Company Financial Statements as being owned or leased, as applicable, by the Company, free and clear of all Liens, except for Permitted Liens, excluding properties and assets sold or disposed of by the Company (i) since December 31, 2020 in the ordinary course of business consistent with past practice or (ii) as permitted by Section 7.1. The properties and assets of the Company are in good condition and repair in all material respects, subject to normal wear and tear and as would not reasonably be expected to be material to the business of the Company. Any Permitted liens on the properties and assets of the Company, individually or in the aggregate, do not materially interfere with the use of any such property or asset by the Company.
(b)   Assuming all necessary Consents have been obtained under Applicable Competition Laws, the properties and assets of the Company as of immediately following the Closing will be sufficient to operate and conduct the business of the Company immediately following the Closing in substantially the same manner as such business is conducted as of the date hereof, and will comprise in all material respects all of the properties and assets of the Company necessary for the operation and conduct of the business as currently operated and conducted by the Company. Without limiting the generality of the foregoing, no (x) officer or director of the Company, member of their immediate families or any of their Affiliates (other than the Company) or (y) employee of the Company owns or holds any right, title or interest in, to or under any asset (including, for the avoidance of doubt, any Contract) of, or that is primarily used in, or that is otherwise used in and in any respect material to, the business of the Company.
5.8   Real Property.
(a)   The Company does not own any real property.
(b)   Section 5.8(b) of the Company Disclosure Letter contains a true and complete listing of all of the Real Property leased, subleased, licensed, used or otherwise occupied by the Company as of the date hereof (the “Leased Real Property”). Prior to the date hereof, the Company has made available to Parent correct and complete copies of all Real Property Leases.
(c)   The Leased Real Property listed on Section 5.8(b) of the Company Disclosure Letter comprises all Leased Real Property used by the Company in the conduct of its business and operations as currently conducted.
(d)   All Leased Real Property is held by the Company under leases or subleases (collectively, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, the “Real Property Leases”) that are, in all material respects, valid instruments, enforceable against the Company and, to the Company’s Knowledge, the other party thereto, in accordance with their respective terms, except as limited by the General Enforceability Exceptions. Except with respect to the Real Property Leases set forth in Section 5.8(d) of the Company Disclosure Letter, each Real Property Lease will continue to be valid and enforceable on identical terms immediately following the Closing. There is no default or breach by the Company or, to the Company’s Knowledge, any other party, in the timely performance of any obligation to be performed or paid under any such Real Property Lease or any other provision thereof, in any such case, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Other than the Mergers and any other transactions contemplated by this Agreement, solely with respect to the Real Property Leases set forth in Section 5.8(d) of the Company Disclosure Letter, to the Company’s Knowledge, no circumstance exists which, with the delivery of notice, the passage of time or both, would give rise to any right, including any material modification, acceleration, payment, cancellation or termination that is adverse to the Company, under, or in any manner release any party thereto from any material obligation owed to the Company under, such Real Property Lease. The rent set forth in such Real Property Lease is the actual rent being paid, and there are no separate agreements or understandings with respect to such rent. As of the date hereof, the Company has sufficient rights of access with respect to any and all Leased Real Property that is necessary for the conduct of the business of the Company as currently conducted, and there are no pending Actions or, to the Company’s Knowledge, threatened Actions by any Governmental Authority or any other Person to cancel, terminate or modify such rights of access.
(e)   Except as set forth on Section 5.8(e) of the Company Disclosure Letter and as would not reasonably be expected to be, individually or in the aggregate, material to the Company, (i) to the Company’s Knowledge, no Person, other than the Company, possesses, uses or occupies all or any portion of any Leased Real Property, and (ii) as of the date hereof, there are no pending or, to the Company’s Knowledge, threatened Actions to take all or any portion of any Leased Real Property or any interest therein by eminent domain or any condemnation proceeding (or the jurisdictional equivalent thereof) or any sale or disposition in lieu thereof.
5.9   Compliance with Laws.    Except as set forth on Section 5.9 of the Company Disclosure Letter:
(a)   The Company is and, since January 1, 2018, has been in compliance in all material respects with all Laws and Orders applicable to the Company or its business or properties or assets.
(b)   Since January 1, 2018, (i) the Company has not received any written notification or communication from any Governmental Authority asserting or alleging that the Company is not in material compliance with any applicable Law or Order and (ii) no claims, charges or investigations are pending or, to the Company’s Knowledge, threatened in writing against the Company or any of its directors, officers or employees (in their respective capacities as such) with respect to any material violation of any applicable Law or Order.

(c)   For the last five years, the Company has not received written notice that it is the subject of any bribery, anti-money laundering, anti-corruption or anti-kickback investigation by any Governmental Authority, and, to the Company’s Knowledge, no such investigation is pending or has been threatened. Neither the Company, nor any director, officer or employee thereof (in their capacities as such) nor, to the Company’s Knowledge, any agent, representative, distributor or sales intermediary thereof or other third parties acting on behalf thereof (in their capacities as such) has, within the last five years, (i) violated any applicable anti-money laundering Law, anti-corruption Law or anti-bribery Law of any jurisdiction in which it conducts its business, including the U.S. Foreign Corrupt Practices Act, or (ii) made, directly or indirectly, any illegal bribe or kickback, illegal political contribution or any illegal payment or offer of payment or thing of value from corporate funds to any person acting or purporting to act in an official capacity for any Governmental Authority or political party (or any candidate thereof) for the purpose of (A) improperly influencing his or her official action or the action of the Governmental Authority or political party he or she represents, (B) obtaining an improper advantage or unfair concession in securing business or licenses or (C) improperly obtaining or retaining business. In the last five years, the Company has not conducted or initiated any internal investigation or made any voluntary, directed or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any noncompliance with any anti-money laundering, anti-bribery, or anti-corruption Law, including the U.S. Foreign Corrupt Practices Act, in any way relating to the Company and no employee of the Company has been disciplined or had his or her employment terminated as a result of any violation of any provision of any such Law.
(d)   Neither the Company nor any of its directors, officers, employees or, to the Company’s Knowledge, representatives, distributors, sales intermediaries, agents, or any other Person acting for or on behalf of the Company (i) is a Person with whom transactions are prohibited or restricted under any applicable economic sanctions or export control Laws, including those administered by the U.S. government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce), the United Nations Security Council, the European Union, or Her Majesty’s Treasury or (ii) has violated any Laws applicable to the Company relating to economic sanctions or export controls within the last five years. The Company is, and for the past five years has been, in possession of and in compliance with any and all licenses, registrations, and permits that may be required for their lawful conduct under applicable economic sanctions, import, and export control Laws, including without limitation the Export Administration Regulations. Within the past five years, the Company has not made any voluntary disclosure to any Governmental Authority relating to sanctions, import, or export control Laws; been, to the Company’s Knowledge, the subject of any investigation or inquiry regarding compliance with such Laws; or been assessed any fine or penalty under such Laws.
(e)   Since January 1, 2018, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, all claims made by the Company in advertising, marketing and promotional materials in any media (including labels and packaging) relating to the products sold by the Company were, to the Company’s Knowledge, truthful, non-deceptive, non-misleading and otherwise in compliance with all applicable Laws, in each case, at the time such claims were made by the Company.
5.10   Permits.    The Company has all material Permits that are currently required in connection with its business as currently conducted and in connection with its ownership of its assets and properties. The Company is in compliance in all material respects with all terms and conditions of such Permits, and all of such Permits are valid and in full force and effect. Since January 1, 2018, the Company has not received any written notification or communication from any Governmental Authority asserting that the Company is not in compliance with, or threatening to revoke, suspend, amend or cancel, any material Permit.
5.11   Employee Plans.
(a)   Section 5.11(a) of the Company Disclosure Letter sets forth a complete list of all Employee Plans, excluding any plan mandated by applicable Law.
(b)   With respect to each Employee Plan, the Company has provided or made available to Parent true, correct and complete copies of, as applicable, (i) the Employee Plan and any amendments thereto (or if the Employee Plan is not a written Employee Plan, a written description of the material terms thereof); (ii) the most recent determination, opinion or advisory letter received from the IRS; (iii) the current summary plan description and each summary of material modifications thereto; (iv) the annual report most recently filed with any Governmental Entity (e.g., Form 5500 and all schedules thereto); (v) any related trust agreement, insurance Contracts, or other funding vehicle; (vi) the nondiscrimination testing report for the most recently completed plan year; and (vii) any notices to or from the IRS or any office or representative of the U.S. Department of Labor or any Governmental Authority dated within the past three (3) years relating to any compliance issues.
(c)   Each Employee Plan has been established, maintained, operated and administered in all material respects in accordance with its terms and in compliance with all applicable Laws and regulations relating to that Employee Plan. Each Employee Plan intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination letter from the IRS that such Employee Plan is so qualified or is operated under the terms of a pre-approved plan for which the provider of the plan has received an IRS opinion or advisory letter that the Employee Plan is so qualified, and no event has occurred or circumstances exist that would reasonably be expected to result in the loss of such qualification or exemption or the imposition of any liability, penalty or Tax under ERISA or the Code.
(d)   Neither the Company nor any member of the Controlled Group has at any time sponsored, maintained, contributed to, had an obligation to contribute to, or has had any liability with respect to (i) a “defined benefit plan” as defined in Section 3(35) of ERISA, (ii) a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, or (iii) a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code. Neither the Company nor any member of the Controlled Group has or could reasonably be expected to have any current or contingent liability with respect to any plan described in (i) through (iii) above. No Employee Plan provides for or promises, and neither the Company nor any of its Affiliates has any obligation to provide, any post-retirement or other post-termination health or life insurance benefits, except as may be required by Section 4980B of the Code and Section 601 of ERISA or any employment Contract listed on Section 5.11(a) of the Company Disclosure Letter.
(e)   Except as set forth on Section 5.11(e) of the Company Disclosure Letter, as of the date hereof, no litigation, arbitration or governmental administrative proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, (i) threatened with respect to any Employee Plan, and (ii) to the Company’s Knowledge, no facts or circumstances exist that could reasonably be expected to give rise to such litigation, arbitration or governmental administrative proceeding.
(f)   Except pursuant to the Employee Plans listed on Section 5.11(f) of the Company Disclosure Letter, (i) no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its Affiliates who is a “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan currently in effect would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code), (ii) no Employee Plan provides, and the Company otherwise does not have any indemnity or obligation to provide, any gross-up or reimbursement of Taxes imposed by Section 4999 of the Code or any Taxes or interest imposed or accelerated under Section 409A of the Code, and (iii) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with additional or subsequent events, including any termination of employment or service), will (A) result in any payment (including any severance or bonus payment) becoming due to any current or former employee or director of the Company, (B) result in any forgiveness of indebtedness to any current or former employee or director of the Company, (C) increase, or result in an acceleration of the time of payment or vesting of, the compensation or benefits otherwise due to any current or former employee or director of the Company (except as required under Section 411(d)(3) of the Code), (D) trigger any payment or funding (through a grantor trust or otherwise) of any compensation or benefits under any Employee Plan, or (E) limit or prohibit the ability to amend, merge, terminate, or receive a reversion of assets from any Employee Plan or related trust. Section 5.11(f) of the Company Disclosure Letter sets forth a true and complete list of each Bonus Payment.
(g)   Each Employee Plan which is maintained outside of the United States (i) has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Employee Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meets all requirements for such treatment and (iii) that is intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions. There are no defined benefit pension plans maintained outside of the United States.
5.12   Material Contracts.
(a)   Set forth on Section 5.12(a) of the Company Disclosure Letter is a correct and complete list of each Material Contract (as defined below) that is in effect as of the date hereof, and the Company has made available to Parent prior to the date hereof a true, correct and complete copy of each Material Contract. For purposes of this Agreement, “Material Contract” means any of the following Contracts to which the Company is a party or by which any of its properties or assets are bound (other than Contracts that are, or are primarily related to, Employee Plans or Contracts that will be fully performed or satisfied at or prior to the date hereof):
(i)   each Contract that provides for the formation, creation, operation, management or control of any joint venture or partnership;
(ii)   each Contract or series of related Contracts providing for capital expenditures by the Company with an outstanding amount of unpaid obligations and commitments in excess of $250,000;
(iii)   each Contract or instrument with respect to Indebtedness of the Company, any Contract relating to any obligations of such Person in respect of letters of credit, surety bonds or similar instruments, whether or not drawn, and any Contract relating to any Liens (other than Permitted Liens) on any material assets of or equity interests in the Company;
(iv)   constitutes an interest rate cap, interest rate collar, interest rate, currency or commodity derivative or other contract or agreement relating to a hedging transaction;
(v)   constitutes a loan to any Person by the Company in an amount in excess of $10,000;
(vi)   prohibits the pledging of capital stock of the Company or prohibits the issuance of guarantees by the Company;
(vii)   [reserved];
(viii)   each Contract or series of related Contracts under which the Company made or received payments equal to more than $250,000 in calendar year 2021 that is not terminable without penalty upon less than sixty (60) days’ prior written notice by the Company;
(ix)   each Contract that includes a material limitation on the ability the Company to compete in any material line of business in any geographical territory, or a covenant not to compete that is applicable to any of the Company;
(x)   each supply Contract relating to any sole source of supply of any raw material or component;
(xi)   each Contract containing any right of first refusal, right of first offer or similar right of any third party with respect to an acquisition of any material asset of the Company;
(xii)   each Contract that contains any most favored nation, exclusivity, minimum commitment, minimum purchase or similar obligation that (A) is material to the Company and (B) purports to apply to or bind Affiliates of the Company;
(xiii)   each Contract for the acquisition or disposition (by merger or purchase or sale of shares or all or substantially all of the assets of a Person) of properties, businesses, assets or securities (A) entered into since January 1, 2018 and involving consideration in excess of $100,000 or (B) containing any outstanding purchase price adjustment, “earn-out,” indemnification, contingent payment or other obligations, except, in each case of clauses (A) and (B), Options;

(xiv)   each material Contract that requires a Consent or that otherwise contains a provision relating to a “change of control,” in either case, that would be expected to be required or triggered by this Agreement or the transactions contemplated hereby;
(xv)   each stockholders agreement, investor rights agreement, voting agreement or registration rights agreement or similar agreement relating to equity securities of the Company;
(xvi)   any Contract pursuant to which (A) any third party grants to the Company a license, right, permission, consent, non-assertion or release with respect to any Intellectual Property, other than (1) non-exclusive click-wrap, shrink-wrap and off-the-shelf Software licenses, and any other non-exclusive Software licenses, in each case, that are commercially available on standard terms to the public generally with fees of less than $100,000, (2) non-disclosure agreements or Invention Assignment Agreements entered into in the ordinary course of business, and (3) licenses to Open Source Software, or (B) the Company grants a license, right, permission, consent, non-assertion or release with respect to any Owned Intellectual Property or Owned Company Software, other than (1) non-exclusive object-code Software licenses granted to its customers in the ordinary course of business, (2) non-exclusive licenses granted to its service providers in the ordinary course of business solely for the performance of services for the Company, and (3) non-disclosure agreements entered into in the ordinary course of business;
(xvii)   any Contract that (A) provides for any invention, creation, conception or other development of any material Intellectual Property (1) by the Company for any other Person, (2) by the Company jointly with any other Person or (3) for the Company by any other Person (excluding any Invention Assignment Agreements) or (B) provides for the assignment or other transfer of any ownership interest in any material Intellectual Property (1) to the Company by any other Person (excluding any Invention Assignment Agreements) or (2) by any the Company to any other Person;
(xviii)   each Contract to purchase, use or occupy any real property, including the Leased Real Property;
(xix)   each Contract relating to the settlement of any Action or threatened Action involving the Company or any of its directors or officers (in their capacities as such) that imposes continuing material obligations on the Company after the date hereof;
(xx)   each Contract with any Governmental Authority;
(xxi)   each Affiliate Agreement;
(xxii)   each Contract that provides for the assumption of any Tax, environmental or other liability of any Person;
(xxiii)   each Contract that provides for severance payments or change in control, retention, sale or transaction or similar bonuses to employees, consultants, officers or directors of the Company; and
(xxiv)   any (A) other Contract of a type not contemplated by clauses (i) through (xxiii) above that is not made in the ordinary course of business consistent with past practice and is material to the Company or its business, taken as a whole, or (B) Contract to do any of the foregoing.
(b)   Each of the Material Contracts is in full force and effect and is a legal, valid and binding agreement of the Company, and, to the Company’s Knowledge, each other party thereto, subject only to the General Enforceability Exceptions, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company, there is no default or breach thereunder by the Company, to the Company’s Knowledge, any other party, nor, to the Company’s Knowledge, does any condition exist that with notice or lapse of time or both would reasonably be expected to result in a default or breach thereunder. As of the date hereof, (i) the Company has not received written notice that any party to a Material Contract intends to cancel, not renew or terminate such Material Contract or to exercise or not exercise any option under such Material Contract and (ii) the Company has not given written notice of cancellation, non-renewal or termination of any Material Contract, or of the exercise or non-exercise of any option under any Material Contract.

5.13   Legal Proceedings.    Except as set forth on Section 5.13 of the Company Disclosure Letter and except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company, as of the date hereof, (a) there are no Actions pending or, to the Company’s Knowledge, threatened in writing against or affecting the Company or in respect of its properties or assets or involving any director, officer, equityholder, stockholder, member or employee of the Company (in their respective capacities as such), (b) the Company is not subject to any Order with respect to which the Company have any future obligations, (c) since January 1, 2018, there are no facts that would reasonably be expected to form the basis for any class action or other group Action against or involving the Company and (d) the Company is not a plaintiff in any Action.
5.14   Intellectual Property and Information Technology.
(a)   Section 5.14(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of: (i) all Company Registered Intellectual Property (specifying for each item (A) the record owner and, if different from the record owner, the beneficial owner, (B) the jurisdiction in which such item has been issued, registered or filed, (C) the issuance, registration or application date and (D) the issuance, registration or application number, in each case, as applicable); and (ii) all material unregistered Trademarks included in the Owned Intellectual Property. All renewal, maintenance and other necessary filings and fees due and payable prior to the date hereof to any relevant Governmental Authority or Internet domain name registrar to maintain all Company Registered Intellectual Property in full force and effect have been timely submitted or paid in full. All Company Registered Intellectual Property is subsisting and to the Company’s Knowledge, all issuances and registrations included in the Company Registered Intellectual Property are valid and enforceable in accordance with applicable Law.
(b)   The Company is the sole and exclusive owner of all rights, title and interest in and to all Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens). The Company has valid and enforceable rights to use, pursuant to a written license, sublicense, agreement or permission, all Licensed Intellectual Property, free and clear of all Liens (other than Permitted Liens). The Owned Intellectual Property and such Licensed Intellectual Property collectively constitute all Intellectual Property used in, and necessary and sufficient for, the conduct of the business of the Company, as presently conducted.
(c)   None of the Company, the conduct of the business of the Company or the practice by the Company of any Owned Intellectual Property has, in the past six years, infringed, misappropriated (or resulted from a misappropriation of), diluted or otherwise violated, or is infringing, misappropriating (or results from the misappropriation of), diluting or otherwise violating any Intellectual Property of any Person. Except as set forth on Section 5.14(c) of the Company Disclosure Letter, the Company has not received from any Person in the past three years any written (or, to the Company’s Knowledge, other) notice, charge, complaint, claim or other assertion: (i) of any infringement, misappropriation, dilution or other violation of any Intellectual Property of any Person; (ii) inviting the Company to take a license under any Intellectual Property of any Person in a manner that could reasonably be construed as a notice of potential infringement; or (iii) challenging the ownership, use, validity or enforceability of any Owned Intellectual Property or Licensed Intellectual Property. Except as set forth on Section 5.14(c) of the Company Disclosure Letter, to the Company’s Knowledge, in the past six years, no other Person has infringed, misappropriated, diluted or violated, or is infringing, misappropriating, diluting or violating, any material Owned Intellectual Property or any material Licensed Intellectual Property exclusively licensed to the Company. None of the Owned Intellectual Property or, to the Company’s Knowledge, Licensed Intellectual Property exclusively licensed to the Company is subject to any pending or outstanding order, settlement, consent order or other disposition of any dispute that adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, such Intellectual Property.
(d)   No past or present director, officer or employee of the Company owns (or has any claim or any right (whether or not currently exercisable) to any ownership interest, in or to) any Owned Intellectual Property. Each of the past and present directors, officers, employees, consultants and independent contractors of the Company who has been or is engaged in creating or developing for or on behalf of the Company any material Intellectual Property in the course of such Person’s employment or engagement has executed and delivered a written agreement, pursuant to which such Person has (i) agreed to hold all confidential information of the Company in confidence both during and after such Person’s employment or retention, as applicable, and (ii) to the extent permitted by applicable Laws, presently assigned to the Company all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for the Company in the course of such Person’s employment or retention thereby (each, an “Invention Assignment Agreement”). To the Company’s Knowledge, there is no material uncured breach by any such Person with respect to material Intellectual Property under any such Invention Assignment Agreement.
(e)   No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used to create, in whole or in part, any Owned Intellectual Property or, to the Company’s Knowledge, Licensed Intellectual Property exclusively licensed to the Company.
(f)   The Company has taken commercially reasonable steps to maintain the secrecy and confidentiality of all Trade Secrets included in the Owned Intellectual Property and all Trade Secrets of any Person to whom the Company has a confidentiality obligation with respect to such Trade Secrets. No Trade Secret that is material to the business of the Company has been authorized by the Company to be disclosed or, to the Company’s Knowledge, has been actually disclosed to any Person other than (i) pursuant to a written agreement restricting the disclosure and use of such Trade Secret or (ii) to a Person who otherwise has a duty to protect such Trade Secret.
(g)   None of the source code for any Owned Company Software has been licensed or provided to, or used or accessed by, any Person (other than employees or contractors of the Company who have entered into written agreements restricting the disclosure and use of such source code). The Company is not a party to any source code escrow Contract or any other Contract (or a party to any Contract obligating the Company to enter into a source code escrow Contract or other Contract) requiring the deposit of any source code or related materials for any Owned Company Software.
(h)   Section 5.14(h) of the Company Disclosure Letter lists all Open Source Software that is embedded with or otherwise incorporated into Owned Company Software that is distributed or otherwise conveyed to third party end users. The Company has complied and does comply in all material respects with all license terms applicable to any item of Open Source Software that is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the delivery or provision of any Owned Company Software. No Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the delivery or provision of any Owned Company Software, in each case, in a manner that requires or obligates the Company to: (i) disclose, contribute, distribute, license or otherwise make available to any Person (including the open source community) any source code included in the Owned Company Software; (ii) license any Owned Company Software for making modifications or derivative works; (iii) disclose, contribute, distribute, license or otherwise make available to any Person any Owned Company Software for no or nominal charge; or (iv) grant a license to, or refrain from asserting or enforcing, any of its Patents.
(i)   The Owned Company Software is free from any defect, virus or programming, design or documentation error or corruptant that would have a material adverse effect on the operation or use of the Owned Company Software in the manner currently used by the Company. None of the Owned Company Software: (i) contains any Contaminants; (ii) constitutes, contains or is considered “spyware” or “trackware” (as such terms are commonly understood in the software industry); (iii) records a user’s actions without such user’s knowledge; or (iv) employs a user’s Internet connection without such user’s knowledge to gather or transmit information on such user or such user’s behavior. The Company implements and maintains in all material respects, and has during the past three years implemented and maintained in all material respects, commercially reasonable procedures designed to mitigate against the likelihood that the Owned Company Software contains any Contaminant or other Software routines or hardware components designed to permit unauthorized access to or disable, erase or otherwise harm Software, hardware or data.
(j)   The Company owns or has a valid and enforceable right to access and use the IT Systems in the manner in which it is currently accessed or used in the conduct of the business of the Company. The IT Systems (i) are adequate in all material respects for the conduct of the business of the Company as currently conducted and (ii) to the Company’s Knowledge, do not contain any Contaminants, faults or devices that (A) materially disrupt or adversely affect the functionality of the IT Systems, except as disclosed in their documentation or (B) enable or assist any Person to access without authorization any IT Systems. During the past three years, to the Company’s Knowledge, there has been no unauthorized access to or breach or violation of any IT Systems. In the past three years, there have been no failures, breakdowns, continued substandard performance, data loss, material outages, material unscheduled downtime or other adverse events affecting any such IT Systems that have caused the substantial disruption of or interruption in or to the use of such IT Systems in the conduct of the business of the Company.
(k)   Except as set forth on Section 5.14(k) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with any other event) will result in: (i) the loss or impairment of, or any Lien on, any Owned Intellectual Property or Licensed Intellectual Property; (ii) the release, disclosure or delivery of any source code included in the Owned Company Software to any Person; (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any Owned Intellectual Property or Licensed Intellectual Property; (iv) a requirement of payment of any additional consideration to, or the reduction of any payments from, any Person with respect to any Owned Intellectual Property or Licensed Intellectual Property; or (v) the breach of, or creation on behalf of any Person of the right to terminate or modify any Contract relating to any Owned Intellectual Property or Licensed Intellectual Property.
5.15   Privacy and Data Security.
(a)   The Company and, to the Company’s Knowledge, any Person acting for or on the Company’s behalf is, and for the past three years has been, in compliance with all Privacy Requirements. The Company has implemented and maintained adequate policies, procedures and systems for receiving and appropriately responding to requests from individuals concerning their Personal Information to the extent required under applicable Privacy Requirements. None of the Company’s privacy policies or notices have contained any material omissions or been materially misleading or deceptive. The Company has not received any written notice (including written from third parties acting on its behalf) of any claims, charges, investigations, or regulatory inquiries related to or alleging the violation of any Privacy Requirements. To the Company’s Knowledge, there are no facts or circumstances that could reasonably form the basis of any such claim, charge, investigation, or regulatory inquiry.
(b)   The Company has (i) implemented and maintained commercially reasonable and appropriate technical and organizational safeguards to reasonably protect all Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure and (ii) obtained contractual commitments to the extent required by applicable Privacy Laws or as otherwise appropriate from all third-party service providers, outsourcers, processors or other third parties who process, store or otherwise handle any Personal Information for or on behalf of the Company have agreed to comply with applicable Privacy Laws and taken reasonable steps to maintain the privacy and confidentiality of Personal Information and to protect and secure Personal Information from loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure. To the Company’s Knowledge, any third party who has provided any Personal Information to any the Company has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required.
(c)   Except as set forth on Section 5.15(c) of the Company Disclosure Letter, there have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of the Company or collected, used or processed by or on behalf of the Company, and the Company has not provided or been required to provide any notices to any Person in connection with any disclosure of any Personal Information. The Company has implemented commercially reasonable disaster recovery and business continuity plans, and taken actions consistent with such plans, to the extent required, to safeguard all data and Personal Information in its possession or control. The Company has conducted commercially reasonable privacy and data security testing or audits at reasonable and appropriate intervals and has resolved or remediated any privacy or data security issues or vulnerabilities identified. Neither the Company nor any third party acting at the direction or authorization of the Company has paid any perpetrator of any data breach incident or cyber-attack.
(d)   The transfer of Personal Information in connection with the transactions contemplated by this Agreement will not violate any Privacy Requirements. The Company is not subject to any Privacy

Requirements that, following the Closing, would prohibit the Company from receiving, accessing, storing or using any Personal Information in the manner in which the Company received, accessed, stored and used such Personal Information prior to the Closing. The execution, delivery and performance of this Agreement materially complies with all applicable Privacy Requirements.
5.16   Insurance.    Section 5.16 of the Company Disclosure Letter sets forth, as of the date hereof, a true, complete and correct list of all policies of insurance maintained by the Company and covering the Company and its business, assets and properties (excluding insurance policies relating to Employee Plans) (the “Company Policies”). The Company Policies provide insurance coverage adequate to comply in all material respects with all applicable Laws and Material Contracts and are in full force and effect, and the Company has not received written notice of cancellation of any Company Policy or, to the Company’s Knowledge, is in default thereunder. All premiums due with respect thereto as of the date hereof have been paid.
5.17   Personnel.
(a)   The Company has delivered to Parent a true and complete list (which list may include employee identification numbers rather than names in the Company’s judgment in light of applicable Privacy Laws) of each current employee of the Company as of December 15, 2021, setting forth the following information (unless such information is not disclosable to Parent pursuant to applicable Law, in which case, the name of such employee and other identifying information may be redacted to the extent necessary to comply with such applicable Law) for each such employee: (i) title/position, (ii) principal place of employment, (iii) status (active or on leave, full-time or part-time), (iv) hire date, (v) annual base salary or base wage rate and (vi) target annual cash bonus opportunity.
(b)   (i) The Company is not a party to or subject to any collective bargaining agreements, (ii) no labor union or other collective bargaining unit represents or, to the Company’s Knowledge, claims to represent the Company’s employees (excluding, for the avoidance of doubt, any works council) and (iii) there is no union campaign pending, or threatened in writing, to solicit cards from employees to authorize a union to request a National Labor Relations Board certifications election with respect to the Company’s employees. There are no strikes, lockouts, slowdowns, or work stoppages pending, or to the Company’s Knowledge, threatened, with respect to any employees of the Company. Section 5.17(b) of the Company Disclosure Letter sets forth each works council that represents or relates to any employee of the Company.
(c)   The Company is, and has been, in compliance in all material respects with all applicable Laws relating to employment and employment practices, the classification of employees and contractors, wages, overtime, hours, collective bargaining, unlawful discrimination, civil rights, safety and health, workers’ compensation and terms and conditions of employment, in each case, except where the failure to be in compliance has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company.
(d)   Except as set forth on Section 5.17(d) of the Company Disclosure Letter, (i) the Company has not received written notice that there are any material charges with respect to or relating to the Company pending, before the Equal Employment Opportunity Commission or any national, federal, state or local agency, domestic or foreign, responsible for the prevention of unlawful employment practices, and (ii) to the Company’s knowledge, no such material charges are threatened.
5.18   Environmental, Health and Safety Matters.    Except as set forth on Section 5.18 of the Company Disclosure Letter:
(a)   The Company is and, for the past three years has been, in compliance, except for any such instance of non-compliance that would not result in the Company incurring material liabilities, with all applicable Environmental, Health and Safety Requirements in connection with the ownership, use, maintenance or operation of its business or assets or properties. Except as would not result in the Company incurring material liabilities, there are no pending or, to the Company’s Knowledge, any threatened written allegations by any Person that the properties or assets of the Company are not, or that its business has not been conducted, in compliance with all applicable Environmental, Health and Safety Requirements. The Company has not assumed any liability of any other Person under any applicable Environmental, Health and Safety Requirement.

(b)   There are no ongoing investigations, cleanups or other remediation activities being conducted by or on behalf of the Company at any real property currently or formerly owned, leased or occupied by the Company for the purpose of treating, abating, removing, containing or otherwise addressing any Hazardous Materials, and, for the past three years, the Company has not received any written notice, request for information or order from a Governmental Authority or third party alleging that any such investigation, cleanup or other remediation activity must be conducted that remains unresolved.
(c)   To the Company’s Knowledge, none of the real properties leased by the Company are subject to any Lien (other than a Permitted Lien) in favor of any Governmental Authority for (i) liability under any Environmental, Health and Safety Requirements or (ii) costs incurred by a Governmental Authority in response to a Release or threatened Release of a Hazardous Material into the environment.
(d)   The Company has obtained all Permits under all Environmental, Health and Safety Requirements that are necessary to the operation of the Company’s business as currently conducted and are in compliance, except where the absence of, or failure to be in compliance with, any such Permit would result in the Company incurring material liabilities, and, for the past five years has complied, in all material respects with their terms and conditions and such Permits are in full force and effect.
(e)   Copies of all material written environmental audits, assessments, investigations or other analyses in the possession or control of the Company with respect to any real property leased by the Company have been made available to Parent.
(f)   There has been no Release of Hazardous Materials (i) by the Company and (ii) for the past three years and to the Company’s Knowledge, during the Company’s occupancy, at any real property leased by the Company, or emanating from such real property, in each case, that would be required to be investigated or remediated by the Company under applicable Environmental, Health and Safety Requirements.
5.19   Absence of Certain Changes.
(a)   Except as set forth on Section 5.19(a) of the Company Disclosure Letter and since December 31, 2020 through the date hereof, there has not been any fact, change, occurrence, event, circumstance or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
(b)   Except as set forth on Section 5.19(b) of the Company Disclosure Letter, (i) since December 31, 2020 through the date hereof, the Company has conducted its business and operations in the ordinary course of business consistent with past practice and (ii) since the date of the Company Interim Financial Statements, the Company has not taken any action that, if taken after the date hereof, would require the consent of Parent under Section 7.1(a) other than as set forth on Section 7.1 of the Company Disclosure Letter.
5.20   Material Customers; Material Suppliers.
(a)   Section 5.20(a) of the Company Disclosure Letter sets forth a true and complete list of the ten (10) largest customers of the Company, as measured by the dollar amount of net sales during the eleven (11) month period ended on November 30, 2021 (“Material Customers”). Except as set forth on Section 5.20(a) of the Company Disclosure Letter, as of the date hereof, since December 31, 2020, no Material Customer has ceased, materially limited or materially and adversely modified its business with the Company or has given written notice to Company of its intention or, to the Company’s Knowledge, otherwise threatened, to do the same. To the Company’s Knowledge, Company is not involved in any dispute or controversy with any of its Material Customers that is material to the Company.
(b)   Section 5.20(b) of the Company Disclosure Letter sets forth a true and complete list of the ten (10) largest suppliers of the Company, as measured by the dollar amount of purchases therefrom or thereby during the eleven (11) month period ended on November 30, 2021 (“Material Suppliers”). Except as set forth on Section 5.20(b) of the Company Disclosure Letter, as of the date hereof, since December 31, 2020, no Material Supplier has ceased, materially limited or materially and adversely modified its business with Company or has given written notice to the Company of its intention or, to the Company’s Knowledge, otherwise threatened, to do the same. To the Company’s Knowledge, the Company is not involved in any dispute or controversy with any of its Material Suppliers that is material to the Company.
5.21   No Brokers.    Except as set forth on Section 5.21 of the Company Disclosure Letter, no broker, finder or similar agent entitled to any brokerage commission, finder’s fee or any similar, compensation has been engaged by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and the Company does not have any liability or obligation to any such Person for any brokerage commission, finder’s fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.
5.22   Directors and Officers.    Section 5.22 of the Company Disclosure Letter lists all directors and officers (or equivalent persons) of the Company as of the date hereof.
5.23   Affiliate Transactions.    Except (a) for employment, consulting, indemnification, confidentiality, equity award or transfer, and other Contracts with any employee, consultant, director or officer of the Company in their capacities as such and any benefits under any Employee Plans, (b) the Stockholders Agreements (and agreements providing for the purchase of Common Stock), (c) as set forth on Section 5.23 of the Company Disclosure Letter, (d) any Employee Plans, and (e) any commitments or transactions contemplated under any of the foregoing Contracts or Employee Plans, no officer or director of the Company (or any Affiliate of such officer or director) is or, since December 31, 2020 has been, a party to any Contract, commitment or transaction with the Company (excluding (a) through (e), an “Affiliate Agreement”) or, to the Company’s Knowledge, has any interest in any material property used by the Company. There are no loans outstanding from the Company to any directors or officers of the Company.
5.24   State Takeover Statutes.    No “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (including Section 203 of the DGCL) or any similar anti-takeover provision in the certificate of incorporation or bylaws of the Company is, or at the Effective Time will be, applicable to this Agreement, the Mergers or any of the other transactions contemplated hereby.
5.25   Allocation Schedule.    The Allocation Schedule and the calculations and determinations contained therein have been prepared by the Company in accordance with the Company’s Organizational Documents and the DGCL.
5.26   Independent Investigation; No Reliance.    In connection with entering into this Agreement, the Company or its representatives have inspected and conducted such independent review, investigation and analysis of Parent (and its and its Subsidiaries’ business, assets, condition, operations and prospects) as desired by the Company. The consummation of the transactions contemplated hereby by the Company is not done in reliance upon any representation or warranty by, or information from, Parent or any of its Affiliates, employees or representatives, whether oral or written, express or implied, except for the representations and warranties specifically and expressly set forth in Article VI or in any certificate or agreement delivered in connection herewith. The consummation of the transactions contemplated hereby by the Company is instead done entirely on the basis of the Company’s own investigation, analysis, judgment and assessment of the Company, as well as those representations and warranties by Parent, specifically and expressly set forth in Article VI or in any certificate or agreement delivered in connection herewith. Without limiting the foregoing, the Company acknowledges and agrees that (a) neither Parent nor any other Person on behalf of Parent has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Parent or the transactions contemplated by this Agreement not specifically and expressly set forth in Article VI or in any certificate or agreement delivered in connection herewith, (b) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information made available to the Company or any of its Representatives, including any materials or information made available via confidential memorandum, in connection with presentations by Parent’s management or otherwise, are not and shall not be deemed to be or include representations or warranties, and (c) neither Parent nor any other Person on behalf of Parent will have or be subject to any liability to the Company or any other Person resulting from the distribution to the Company or its representatives or the Company’s use of any such information referred to in clause (b) above. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Agreement (including this Section 5.26) shall limit in any way claims or remedies for Fraud.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT, BORROWER, MERGER SUB I AND MERGER SUB II
Except as disclosed in the Parent SEC Documents filed after December 31, 2020 and prior to the date hereof (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Documents and excluding any disclosures set forth in any such Parent SEC Document in any risk factor section, any forward-looking disclosure or any other disclosures therein of a predictive or cautionary nature) (provided, however, nothing disclosed in the Parent SEC Documents shall be deemed to qualify or modify the representations in Section 6.2 or 6.3 below) or in the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (each section or subsection of which qualifies the correspondingly numbered representation or warranty (whether or not specified therein) and any such other representations or warranties where its applicability to, relevance as an exception to, or disclosure for purposes of, such other representation or warranty is reasonably apparent on its face), Parent, Borrower and the Merger Subs jointly and severally represent and warrant to the Company that:
6.1   Organization and Standing.    Parent is a Delaware corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Merger Sub I is a Delaware corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Merger Sub II is a Delaware limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. As of immediately prior to the Closing, each of Parent, Borrower, Merger Sub I and Merger Sub II will be a company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now conducted and is duly qualified to do business, and is in good standing, in each jurisdiction in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. All the issued and outstanding equity interests of Merger Sub I and Merger Sub II are owned directly by Borrower free and clear of Liens of any kind, other than applicable restrictions on transfer under federal and state securities Laws. Each of Parent’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, in each case, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
6.2   Capitalization.
(a)   The authorized capital stock of Parent consists of (i) 375,000,000 shares of Parent Common Stock, of which, as of the close of business on December 9, 2021 (the “Parent Capitalization Date”), there were 133,164,526 shares of Parent Common Stock issued and outstanding, 13,105,902 shares of Parent Common Stock reserved for issuance under the Parent Equity Plans, as of October 31, 2021 there were outstanding 2,825,752 options to purchase shares of Parent Common Stock, and 4,211,174 restricted stock units, (ii) 3,840,000 shares of Class C Common Stock, $0.0001 par value per share, of Parent, of which, as of the close of business on the Parent Capitalization Date, there were zero such shares issued and outstanding, (iii) 10,000,000 shares of preferred stock, $0.0001 par value per share, of Parent, of which, as of the close of business on the Parent Capitalization Date, there were zero such shares issued and outstanding, and (iv) 61,966,667 warrants to purchase shares of Parent Common Stock. No Subsidiary of Parent owns any Parent Common Stock or any other capital stock of Parent. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Upon issuance, the Parent Common Stock will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than applicable restrictions under (x) federal and state securities Laws and (y) the Registration Rights Agreements and the Covenant Agreement).
(b)   The authorized capital stock of Borrower consists of ten (10) shares of common stock, par value $0.0001 per share (the “Borrower Common Stock”). As of the date hereof, one (1) share of Borrower Common

Stock is issued and outstanding. All outstanding shares of Borrower Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held indirectly by Parent.
(c)   The authorized capital stock of Merger Sub I consists of ten (10) shares of common stock, par value $0.0001 per share (the “Merger Sub I Common Stock”). As of the date hereof, one (1) share of Merger Sub I Common Stock is issued and outstanding. All outstanding shares of Merger Sub I Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Borrower.
(d)   All outstanding membership interests of Merger Sub II have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Borrower.
(e)   Except for equity awards granted pursuant to the Parent Equity Plans for equity in Parent, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments to which Parent, Skillsoft Finance I, Inc., Borrower, Merger Sub I or Merger Sub II is a party or by which any of them is bound obligating Parent, Skillsoft Finance I, Inc., Borrower, Merger Sub I or Merger Sub II to issue, deliver or sell additional shares of capital stock of, or membership interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or membership interests in, Parent, Skillsoft Finance I, Inc., Borrower, Merger Sub I or Merger Sub II, as applicable, or obligating Parent, Skillsoft Finance I, Inc., Borrower, Merger Sub I or Merger Sub II to issue, grant, extend or enter into any such security, option, warrant, call, right or contract.
(f)   Neither Parent nor any Subsidiary thereof holds or owns any capital stock of the Company.
6.3   Authority, Validity and Effect.
(a)   Each of Parent, Borrower, Merger Sub I and Merger Sub II has the requisite power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it, and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and such other agreements and documents contemplated hereby to be executed and delivered by Parent, Borrower, Merger Sub I or Merger Sub II, as applicable, the consummation by Parent, Borrower, Merger Sub I and Merger Sub II, as applicable, of the transactions contemplated hereby and thereby and the performance by Parent, Borrower, Merger Sub I and Merger Sub II, as applicable, of their obligations hereunder and thereunder have each been duly and validly authorized by all necessary corporate or other action on the part of Parent, Borrower, Merger Sub I and Merger Sub II, as applicable, and no other corporate or analogous action or proceedings on the part of Parent, Borrower, Merger Sub I or Merger Sub II are necessary to authorize the execution and delivery hereof or thereof by Parent, Borrower, Merger Sub I and Merger Sub II, the consummation by Parent, Borrower, Merger Sub I and Merger Sub II of the transactions contemplated hereby or thereby or the performance by Parent, Borrower, Merger Sub I and Merger Sub II of their obligations hereunder and thereunder, other than the Parent Stockholder Approval and the adoption of this Agreement by (i) Skillsoft Finance I, Inc. as the sole stockholder of Borrower, and (ii) Borrower as the sole stockholder of Merger Sub I and the sole member of Merger Sub II. This Agreement has been duly and validly executed and delivered by each of Parent, Borrower, Merger Sub I and Merger Sub II and constitutes the legal, valid and binding obligation of each of Parent, Borrower, Merger Sub I and Merger Sub II, enforceable against Parent, Borrower, Merger Sub I and Merger Sub II in accordance with its terms, except as limited by the General Enforceability Exceptions.
(b)   The Parent Common Stock being delivered by Parent hereunder in the Per Share Share-Only Merger Consideration shall (i) be duly authorized and validly issued, (ii) be issued in compliance in all respects with applicable Law, (iii) not be issued in breach of violation of any preemptive or similar rights or Contract. Following the issuance of the Per Share Share-Only Merger Consideration pursuant to Section 3.1, the Share-Only Holders shall acquire good, valid and marketable title to the applicable portions of the Per Share Share-Only Merger Consideration, free and clear of any Liens, other than Liens to which the Per Share Share-Only Merger Consideration is subject under applicable federal and state securities Laws and restrictions on transfer applicable to the Per Share Share-Only Merger Consideration under any applicable lock-up agreement executed by the Share-Only Holders.

(c)   The approval by the stockholders of Parent of the Parent Stockholder Matters, in each case by the Requisite Parent Stockholder Vote (the “Parent Stockholder Approval”), are the only votes of any of Parent’s capital stock necessary in connection with the entry into this Agreement or the other agreements contemplated hereby by Parent and the consummation of the transactions contemplated hereby or thereby.
6.4   No Conflict; Required Filings and Consents.
(a)   Neither the execution and delivery of this Agreement by Parent, Borrower, Merger Sub I and Merger Sub II, nor the consummation by Parent, Borrower, Merger Sub I and Merger Sub II of the transactions contemplated hereby, nor compliance by Parent, Borrower, Merger Sub I and Merger Sub II with any of the provisions hereof, nor performance by Parent, Borrower, Merger Sub I and Merger Sub II of their obligations hereunder will: (i) conflict with or result in a modification or breach of any provisions of the Organizational Documents of Parent, Borrower, Merger Sub I or Merger Sub II; (ii) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, constitute or result in (with or without notice or lapse of time or both) a modification or breach of or default under, require consent or approval under, result in the acceleration of any right or obligation under, or the loss of any benefit under, or the termination of, or create in any party the right to accelerate, terminate, modify or cancel, or result in any violation of any Contract or Permit to which Parent is a party or by which any of its properties or assets is bound, or otherwise result in the creation of any Lien (other than a Permitted Lien) upon any asset of Parent, Borrower, Merger Sub I or Merger Sub II; or (iii) violate any Order or Law applicable to Parent, Borrower, Merger Sub I or Merger Sub II or any of its properties or assets in any material respect.
(b)   Except as may be required under the HSR Act and in connection with the CFIUS Clearance, no Consent is required to be obtained, filed or delivered by Parent or the Merger Subs from, with or to any Governmental Authority in connection with the execution and delivery of this Agreement by Parent and the Merger Subs, for the consummation by Parent and the Merger Subs of the transactions contemplated by this Agreement or for compliance by Parent and the Merger Subs with any of the provisions hereof.
(c)   By resolutions duly adopted, the sole stockholder of Merger Sub I and the sole member of Merger Sub II each has (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable, fair to and in the best interests of Merger Sub I and its sole stockholder or Merger Sub II and its sole member, as applicable, and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated thereby, including the Mergers.
(d)   Except for changes to the trading price of the Parent Common Stock, Parent has no reason to believe that any conditions or facts exist that would reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
6.5   Independent Investigation; No Reliance.    In connection with entering into this Agreement, Parent, Borrower, Merger Sub I or Merger Sub II, or their respective Representatives, have inspected and conducted such independent review, investigation and analysis of the Company (and its business, assets, conditions, operations and prospects) as desired by Parent, Borrower, Merger Sub I or Merger Sub II. The consummation of the transactions contemplated hereby by Parent, Borrower, Merger Sub I or Merger Sub II are not done in reliance upon any representation or warranty by, or information from, the Company or any of its Affiliates, employees or representatives, whether oral or written, express or implied, except for the representations and warranties specifically and expressly set forth in Article V or in any certificate or agreement delivered at Closing pursuant to Section 4.3. The consummation of the transactions contemplated hereby by Parent, Borrower, Merger Sub I or Merger Sub II are instead done entirely on the basis of Parent’s, Merger Sub I’s and Merger Sub II’s own investigation, analysis, judgment and assessment of the Company, as well as those representations and warranties by the Company, specifically and expressly set forth in Article V or in any certificate or agreement delivered at Closing pursuant to Section 4.3. Without limiting the foregoing, Parent, Borrower, Merger Sub I and Merger Sub II acknowledge and agree that neither the Company nor any other Person has made any representation or warranty, express or implied, (a) as to the accuracy or completeness of any information regarding the Company or the transactions contemplated by this Agreement not specifically and expressly set forth in Article V or in any certificate or agreement delivered at Closing pursuant to Section 4.3, (b) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information made available to Parent, Borrower,

Merger Sub I, Merger Sub II or any of its Representatives, including any materials or information made available in the electronic data room for Project Salus maintained by the Company for purposes of the transactions contemplated by this Agreement, via confidential memorandum, in connection with presentations by the Company’s management or otherwise, are not and shall not be deemed to be or include representations or warranties and (c) neither the Company nor any other Person will have or be subject to any liability to Parent, Borrower, Merger Sub I or Merger Sub II or any other Person resulting from the distribution to Parent or its representatives or Parent’s, Merger Sub I’s or Merger Sub II’s use of any such information referred to in clause (a) or (b) above. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Agreement (including this Section 6.5) shall limit in any way claims or remedies for Fraud.
6.6   Financing.    Parent has provided the Company with accurate and complete copies of the executed financing commitment letter, dated as of the date hereof (such letter, together with all annexes and exhibits attached thereto, the “Commitment Letter”) and any associated fee letter (with customary redactions solely with respect to fee amounts, original issue discount, “market flex” provisions and other customarily redacted economic terms), as in effect as of the date hereof, from the Financing Entities party thereto pursuant to which such Financing Entities have agreed, subject to the terms and conditions set forth therein, to provide financing for the amounts set forth therein for the purposes of funding the a portion of Merger Amount. As of the date hereof, the Commitment Letter has not been amended or modified. As of the date hereof, none of Parent, Borrower or the Merger Subs has entered into any Contract, side letter or other arrangement relating to the Commitment Letter that could affect the availability of the Financing contemplated by the Commitment Letter. As of the date hereof, the Commitment Letter (a) is in full force and effect and (b) constitutes the legal, valid, binding and enforceable obligation of Borrower and, to the Knowledge of Parent, each of the other parties thereto, in each case, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. As of the date hereof, (i) no event has occurred which, with notice or lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Borrower or, to the Knowledge of Parent, the other parties thereto under the Commitment Letter, (ii) the respective commitments contained in the Commitment Letter have not been withdrawn or rescinded in any respect and (iii) there are no conditions precedent relating to the funding of the Financing contemplated to be funded on the Closing Date, except the conditions set forth in the Commitment Letter. As of the date hereof, all fees required to be paid under the Commitment Letter on or prior to the date hereof have been paid in full. Assuming the satisfaction of the conditions set forth in Section 8.1, accuracy of the representations and warranties of Parent, Borrower, Merger Sub I, Merger Sub II and the Company set forth in this Agreement and performance by the Company of its obligations hereunder, Parent has no reason to believe that any of the conditions to the Financing will not be satisfied or that the full amount of the Financing contemplated by the Commitment Letter to be funded on the Closing Date will not be made available to Parent on the Closing Date. Parent, Borrower, Merger Sub I and Merger Sub II understand and acknowledge that under the terms of this Agreement, Parent’s, Merger Sub I’s and Merger Sub II’s obligation to consummate the transactions contemplated by this Agreement is not in any way contingent upon or otherwise subject to Parent’s, Borrower’s, Merger Sub I’s and Merger Sub II’s consummation of any financing arrangements, Parent’s, Borrower’s, Merger Sub I’s and Merger Sub II’s obtaining any financing or the availability, grant, provision or extension of any financing to Parent, Borrower, Merger Sub I and Merger Sub II. As of the date hereof, Parent expects that (assuming the Closing is consummated in accordance with the terms of this Agreement following satisfaction of the conditions precedent thereto) when funded in accordance with, and subject to, the terms and conditions of the Commitment Letter, and together with other funds available to Parent, Borrower, Merger Sub I and Merger Sub II at the Closing, the Financing contemplated by the Commitment Letter will provide Parent, Borrower, Merger Sub I and Merger Sub II with funds on the Closing Date sufficient to pay the Merger Amount on the terms contemplated by this Agreement and all expenses of Parent, Borrower, Merger Sub I and Merger Sub II incurred in connection with the consummation of the transactions contemplated hereby. In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent, Borrower or the Merger Subs or any of their respective Affiliates be a condition to the obligations of Parent, Borrower and the Merger Subs under this Agreement.

6.7   Legal Proceedings.    As of the date hereof, there are no Actions pending or, to the Knowledge of Parent, threatened in writing against or affecting Parent, Borrower, Merger Sub I or Merger Sub II that (a) if adversely decided, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or (b) challenge or seek to enjoin, alter or materially delay the transactions contemplated hereby.
6.8   No Brokers.    Except as set forth on Section 6.8 of the Parent Disclosure Letter, no broker, finder or similar agent has been employed by or on behalf of Parent, Borrower, Merger Sub I or Merger Sub II, and none of Parent, Borrower, Merger Sub I or Merger Sub II has any liability or obligation to any Person (including any Person with which Parent or the Merger Subs has had any dealings or communications of any kind) for any brokerage commission, finder’s fee or any similar compensation from Parent or the Merger Subs in connection with this Agreement or the transactions contemplated hereby.
6.9   SEC Filings; Financial Statements.
(a)   Since June 26, 2019, Parent has timely filed with or otherwise furnished (as applicable) to the SEC all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and documents required to be filed or furnished by it to the SEC under the Securities Act or the Exchange Act, as the case may be (such documents and any other documents filed or furnished by Parent with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Parent SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended prior to the date hereof, as of the date of the most recent supplement, modification or amendment, the Parent SEC Documents (i) did not (or, with respect to the Parent SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC applicable thereunder and the listing and corporate governance rules and regulations of the New York Stock Exchange. None of Parent’s Subsidiaries is required to file periodic reports with the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent or any Subsidiary of Parent relating to the Parent SEC Documents. To the Knowledge of Parent, as of the date hereof, none of the Parent SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation.
(b)   The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and the consolidated Subsidiaries of Parent (including, in each case, any related notes thereto) included in the Parent SEC Documents (i) when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and (ii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of Parent and the consolidated Subsidiaries of Parent, taken as a whole, as of the dates and for the periods referred to therein in accordance with GAAP applied on a consistent basis during the periods involved (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of notes and except as may be indicated in the notes thereto).
(c)   Neither Parent nor any of its Subsidiaries has any liability of any nature that would be required by GAAP to be reflected or reserved against on a consolidated balance sheet of Parent (whether accrued, absolute, contingent or otherwise), except for liabilities (i) to the extent reflected in, reserved, known, unknown or accrued against in the most recent audited consolidated balance sheet of Parent and the consolidated Subsidiaries of Parent included in the most recent audited financial statements of Parent, (ii) incurred since the date of the most recent audited consolidated balance sheet of Parent and the consolidated Subsidiaries of Parent included in the most recent audited financial statements of Parent in the ordinary course of business, (iii) that have not been, and would not reasonably be expected to be, individually or in the aggregate, material to Parent and the consolidated Subsidiaries of Parent, taken as a whole, or (iv) incurred in connection with this Agreement and the transactions contemplated hereby.
(d)   As of the date hereof, neither Parent nor any of the Subsidiaries of Parent is a party to, or has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of

Regulation S-K promulgated by the SEC), where the purpose of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any Subsidiary of Parent in the Parent SEC Documents.
(e)   Parent has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), which are effective (as such term is used in Rule 13a-15(b) of the Exchange Act) to ensure that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities in connection with the reports it files under the Exchange Act.
6.10   Compliance with Law.    Parent and each Subsidiary of Parent is, and since January 1, 2018, have been, in compliance with all Laws and Orders applicable to Parent and each Subsidiary of Parent and their respective business or properties or assets, except for any conflicts, defaults or violations as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
6.11   Absence of Certain Changes.    Since January 31, 2021, there has not been any fact, change, occurrence, event, circumstance or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
6.12   Ownership of Merger Subs; No Prior Activities.    Merger Sub I is a direct, wholly owned subsidiary of Borrower, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activity other than as contemplated by this Agreement. Merger Sub II is a direct, wholly owned subsidiary of Borrower, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activity other than as contemplated by this Agreement. Borrower is a direct, wholly owned subsidiary of Skillsoft Finance I, Inc. and Skillsoft Finance I, Inc. is a direct, wholly owned subsidiary of Parent. Merger Sub II has at all times during its existence been treated as a disregarded entity for federal and applicable state and local income Tax purposes and its assets are thereby treated for applicable income Tax purposes as owned by Borrower, and no election has been made or will be made, nor has any action been taken or will be taken, to treat Merger Sub II as a corporation or a partnership for income Tax purposes. Prior to the Closing Date, Parent shall cause Skillsoft Finance I, Inc. to convert to a single-member limited liability company that is treated as a disregarded entity for federal and applicable state and local income Tax purposes such that its assets become treated for applicable income Tax purposes as owned by Parent, and thereafter no election will be made (or other action taken) to treat the limited liability company successor to Skillsoft Finance I, Inc. as a corporation or a partnership for income Tax purposes. Except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement, each of Merger Sub I and Merger Sub II has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. Except as set forth in the organizational documents of Parent, there is no Contract or Order binding upon Parent, Borrower, Merger Sub I or Merger Sub II, or to which any of them is a party, which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted as of the Closing, other than such effects which, individually or in the aggregate, would not reasonably be expected to be material to Parent. Parent does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the transactions contemplated hereby, neither Parent nor any of its Subsidiaries has any interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a merger, consolidation, amalgamation, share exchange, business combination, joint venture, reorganization or other similar transaction.
6.13   Parent Listing.    The issued and outstanding shares of Parent Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange under the symbol “SKIL”. Parent has not been notified by the New York Stock Exchange that it does not comply with any New York Stock Exchange listing rule, which noncompliance is not subject to any compliance extension or ability to remedy, in each case as permitted by the New York Stock Exchange continued listing rules. There is no action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent by the New York Stock Exchange or the SEC with respect to any intention by such entity to deregister the Parent Common Stock or terminate the list of Parent on the New York Stock Exchange. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Common Stock under the Exchange Act.
6.14   Information Supplied.    None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the Parent Special Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or (b) any projections or forecasts included in the Proxy Statement.
ARTICLE VII
COVENANTS AND AGREEMENTS
7.1   Interim Operations of the Company.    From the date hereof until the Closing or the earlier termination of this Agreement, except as set forth on Section 7.1 of the Company Disclosure Letter or as required or contemplated by this Agreement or as required by applicable Law, unless Parent has previously consented thereto (which consent will not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause its Subsidiaries to, (i) conduct its business and operations in all material respects in the ordinary course of business consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19; provided, that any commercially reasonable action taken, or omitted to be taken, in each case, in good faith, that relates to, or arises out of, COVID-19 shall be deemed to be in the ordinary course of business), (ii) maintain and preserve substantially intact its business organization, and assets and properties in their current condition (ordinary wear and tear excepted) and use commercially reasonable efforts to keep available the services of its employees and to preserve the goodwill and present relationships (contractual or otherwise) with all customers, suppliers, resellers, retailers, distributors, employees, licensors, Governmental Authorities and others having significant business dealings with the Company, and (iii) comply in all material respects with applicable Law. Notwithstanding anything to the contrary contained herein, nothing herein shall prevent the Company from taking or failing to take any commercially reasonable action in good faith, including the establishment of any commercially reasonable policy, procedure or protocol, in response to COVID-19 or any COVID-19 Measures so long as, in each instance, prior to taking any such action that would otherwise violate this Section 7.1, the Company, to the extent reasonably practicable under the circumstances, provides Parent with advance notice of such anticipated action and consults with Parent in good faith with respect to such action; provided, that (x) no such actions or failures to take such actions shall be deemed to violate or breach this Section 7.1 in any respect and (y) all such actions or failures to take such actions shall be deemed to constitute actions taken in the ordinary course of business. Without limiting the foregoing, and as an extension thereof, except as required by applicable Law, as set forth on Section 7.1 of the Company Disclosure Letter or as expressly required or contemplated by this Agreement, or otherwise with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement:
(a)   incur, amend, assume or guarantee any Indebtedness under the definition thereof;
(b)   acquire or agree to acquire any Person or any interest therein or any business or division or material assets thereof (by merger, consolidation, purchase or sale of shares or assets or otherwise);
(c)   subject to any Lien, other than Permitted Liens, any property or assets;
(d)   expressly cancel any debts owed to or claims held by the Company, except debts or claims cancelled in the ordinary course of business consistent with past practice or that would not reasonably be expected to be, individually or in the aggregate, material to the Company;

(e)   sell, divest, assign, transfer or otherwise dispose of any tangible assets, except for sales of products of the Company, other than (i) in the ordinary course of business consistent with past practice or (ii) fixed assets that are surplus or obsolete;
(f)   sell, transfer, license, sublicense, lease, pledge or otherwise encumber or subject to any Lien (other than Permitted Liens), abandon, cancel, let lapse or convey or dispose of any material assets, properties or businesses of any of the Company (including Owned Intellectual Property, Licensed Intellectual Property or Owned Company Software), except for dispositions of obsolete or worthless assets or other than in the ordinary course of business consistent with past practice;
(g)   receive, collect, compile, use, store, process, share, safeguard, secure (technically, physically or administratively), dispose of, destroy, disclose, or transfer (including cross-border) any Personal Information (or fail to do any of the foregoing, as applicable) in violation of any Privacy Requirements;
(h)   fail to take all actions (or avoid to take actions, as appropriate) reasonably necessary to protect the privacy and confidentiality of, and to protect and secure, any Personal Information in the possession or control of, or processed by or on behalf of, the Company, including by undergoing regular, comprehensive data security testing and auditing and expeditiously and fully resolving or remediating all material risks or vulnerabilities identified in any such testing or auditing or of which the Company is otherwise aware;
(i)   (A) make any loans, advances to, guarantees for the benefit of or any capital contributions to, or investments in, any other Person, make any change in existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, except for expense and travel advances in the ordinary course of business consistent with past practice to employees and other service providers of the Company or any of its Subsidiaries or (B) forgive any loans to any of the Company’s Affiliates or any of its or their directors, officers, employees of the Company or any of their respective Affiliates;
(j)   enter into, terminate, materially amend or modify, release, renew (other than automatic renewals in accordance with the terms of any Material Contract as in effect on the date hereof), assign or waive any material rights or claims under, any Material Contract or any Contract that, if entered into prior to the date hereof, would have constituted a Material Contract, in each case, other than (i) in the ordinary course of business consistent with past practice or (ii) Contracts entered into in connection with actions expressly permitted under this Section 7.1 (and not otherwise prohibited by any other clause of this Section 7.1);
(k)   enter into, amend or modify, renew or waive any rights under any Affiliate Agreement, or enter into any other transaction with any officer, director, stockholder, equityholder or Affiliate of the Company, except to the extent required by Law;
(l)   except (i) to the extent required by Law or any Employee Plan as in effect on the date hereof that is set forth on Section 5.11(a) of the Company Disclosure Letter (as modified after the date hereof to the extent such modification is implemented in accordance with this Agreement) or as expressly contemplated by this Agreement, or (ii) as would not result in any material liability for Parent or any of its Subsidiaries (including any retention bonus, equity awards and similar compensation that is included in Transaction Expenses) or impact Parent’s obligations under Section 7.10(a) of this Agreement, (A) other than Permitted Plan Modifications (as defined below), enter into, adopt, amend, establish, or terminate any Employee Plan, (B) increase the compensation, equity awards or benefits payable to any current or former officer, employee, consultant or director of the Company, other than (x) annual merit-based increases in base salary or wage rate in the ordinary course of business consistent with past practice that do not in the aggregate exceed more than two percent (2%) of the aggregate cost of annual base salaries and annualized wage rate in effect as of the date hereof, and (y) annual modifications to health and welfare plans and arrangements in the ordinary course of business consistent with past practice that do not result in the provision of any material benefit that is not provided as of the date hereof (“Permitted Plan Modifications”); provided, that any such awards shall not provide for accelerated vesting upon termination of employment (except as set forth in this Agreement), (C) other than as contemplated by this Agreement, accelerate the vesting or time of payment of any compensation, equity awards or benefits of any current or former officer, employee, consultant or director of the Company, (D) take any action to fund any trust or similar funding vehicle with respect to compensation, equity awards or benefits under any Employee Plan, (E) hire, promote or terminate any employee, other than (x) hires, promotions and terminations of employees in the ordinary course of business to a position with an annual base salary or annualized base wage rate of less than $200,000, (y) hires or promotions to fill vacant positions (the hires and promotions described in subsection (x) and (y), “Permitted Hires”) and (z) terminations for cause (including for failure to satisfactorily perform duties and responsibilities), or (F) enter into, modify, amend or terminate any material collective bargaining or works council agreement;
(m)   make any change to its financial accounting methods, principles or practices, except as may be required by Law or GAAP (or any interpretation or enforcement thereof);
(n)   make, change or revoke any material election in respect of Taxes, change any Tax accounting period or adopt or change any method of Tax accounting, file any amended Tax Return, file any Tax Return in a manner inconsistent with past practice, settle or compromise any material Tax claim, investigation, audit or proceeding, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes, enter into any “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax Law) or apply for any Tax ruling from any Taxing Authority, or knowingly surrender any right to claim a material refund of Taxes;
(o)   make any amendment to its certificate of incorporation, certificate of formation, bylaws or operating agreement (or equivalent organizational documents) of the Company, except as required by the current Organizational Documents of the Company;
(p)   except as permitted under any Employee Plan (or award agreement thereunder) in each case, as may be adopted, entered into or modified after the date hereof, to the extent such adoption, entry into or modification is implemented in accordance with this Agreement, or in connection with the termination of an employee, advisor, consultant or other service provider of the Company, repurchase or redeem any shares of capital stock or other securities or equity interests or options, warrants, calls, subscriptions or other rights to purchase any capital stock or other securities or equity interests of the Company or securities convertible or exchangeable into or exercisable for shares of capital stock or other securities or equity interests of the Company;
(q)   issue, sell, pledge, dispose of, transfer (other than to the Company or any of its wholly owned Subsidiaries) or subject to any Lien any capital stock or other securities or equity interests or options, warrants, calls, subscriptions or other rights to purchase any capital stock or other securities or equity interests of the Company or securities convertible or exchangeable into or exercisable for shares of capital stock or other securities or equity interests of the Company, or adjust, split, combine, subdivide or reclassify the capital stock or other securities or equity interests of the Company, other than (i) the issuance of shares of Common Stock upon the exercise or vesting in accordance with the terms of such awards as in effect on the date of this Agreement of Options outstanding as of the date hereof or otherwise granted in accordance with this Agreement (including Section 7.1(l)) and (ii) the grant of certain restricted stock units set forth in Section 7.1(l) of the Company Disclosure Letter;
(r)   waive, release, assign, settle or compromise any Action or any rights or claims with a total value in excess of $250,000;
(s)   take any action for the winding up, liquidation, dissolution or reorganization of the Company or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of its assets or revenues;
(t)   commit or authorize any commitment to make any capital expenditures in excess of the aggregate capital expenditures set forth in Company’s capital expenditure plan for 2021 and 2022 set forth in Section 7.1(t) of the Company Disclosure Letter other than expenditures that the Company reasonably determines are necessary to avoid a material business interruption or maintain the safety and integrity of any asset or property; provided, that the Company will use its reasonable best efforts to consult with Parent prior to making or agreeing to make any such capital expenditure;
(u)   declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any capital stock of the Company, or other equity securities or ownership interests in the Company, or reclassify, combine, split, subdivide or make any similar change or amend the terms of, directly or indirectly, any capital stock of the Company (other than issuances of awards under the Employee Plans as in effect on the date hereof in the ordinary course of business);
(v)   enter into any new Real Property Lease, or materially modify or amend, or terminate any Real Property Lease (except for any renewal or extension right exercised in accordance with the existing terms of the Real Property Lease);
(w)   waive the excess share provisions of, or otherwise grant or increase an exception to or waiver of any ownership limits set forth in, the Organizational Documents of the Company for any Person;
(x)   amend or modify any engagement letter entered into with the Persons listed on Section 7.1(x) of the Company Disclosure Letter, in a manner adverse to the Company or Parent, or engage other financial advisers in connection with the Mergers or the other transactions contemplated by this Agreement;
(y)   take any action under the Organizational Documents of the Company or otherwise (including by resolution) that would give dissenters’ appraisal or similar rights to the holders of Common Stock with respect to the transactions contemplated by this Agreement;
(z)   adopt any amendment to any Contract providing for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other liability of any Person; or
(aa)   agree, offer, authorize or commit (whether in writing or otherwise) to take any of the actions described in clauses (a) through (z) of this Section 7.1.
7.2   Interim Operations of Parent.    From the date hereof until the Closing or the earlier termination of this Agreement, except as set forth on Section 7.2 of the Parent Disclosure Letter or as required or contemplated by this Agreement or as required by applicable Law, unless the Company has previously consented thereto (which consent will not be unreasonably withheld, conditioned or delayed), Parent will, and will cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its operations in all material respects in the ordinary course of business, (ii) maintain and preserve substantially intact its business organization, and (iii) comply in all material respects with applicable Law. Without limiting the foregoing, and as an extension thereof, except as required by applicable Law or as expressly required by this Agreement, or otherwise with the prior written consent of the Company, Parent shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement:
(a)   declare, set aside, make or pay any non-cash dividend or other distribution with respect to any capital stock (or warrant) of Parent, or reclassify, combine, split, subdivide or make any similar change or amend the terms of, directly or indirectly, any capital stock (or warrant) of Parent (other than issuances of awards under the Parent Equity Plans as in effect on the date hereof in the ordinary course of business consistent with past practice);
(b)   acquire or agree to acquire (including by merger, consolidation, acquisition of stock or assets, recapitalization, joint venture or otherwise) any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or securities of any Person the acquisition of which would reasonably be expected to have a material impact or a delay on consummation of the transactions contemplated by this Agreement;
(c)   authorize, issue, split, combine, subdivide or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, or other equity or voting interests other than (A) the authorization and issuance in accordance with this Agreement, (B) the issuance of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock in the ordinary course of business consistent with past practice, and (C) issuances of awards or shares under the Parent Equity Plans as in effect on the date hereof in the ordinary course of business;
(d)   amend, modify, waive, rescind or otherwise change either of the Merger Subs’ certificate of incorporation or bylaws (or equivalent organizational documents), other than as contemplated by this Agreement;

(e)   take any action for the winding up, liquidation, dissolution or reorganization of Parent or for the appointment of a receiver, administrator or administrative receiver, trustee or similar officer of its assets or revenues; or
(f)   agree, offer, authorize or commit (whether in writing or otherwise) to take any of the actions described in clauses (a) through (e) of this Section 7.2.
7.3   Reasonable Access; Confidentiality.
(a)   From the date hereof until the Closing or the earlier termination of this Agreement, and subject to applicable Law and the reasonable restrictions imposed from time to time upon advice of counsel, the Company shall give, and shall cause its Subsidiaries to give, Parent and the Merger Subs and Parent’s and the Merger Subs’ representatives, upon reasonable advance notice to the Company, reasonable access, during normal business hours of the Company, to the assets, properties, facilities, offices, books, records, Contracts and representatives of the Company as Parent or the Merger Subs may reasonably request in connection with the transactions contemplated hereby; provided, however, any such access shall be conducted in a manner not to unreasonably interfere with the businesses or operations of the Company and in compliance with COVID-19 Measures. Notwithstanding the foregoing, the Company shall not be required to provide access to, or cause its Subsidiaries to provide access to, or disclose (i) any information or documents which would be reasonably expected to (A) constitute a waiver of the attorney-client or other privilege held by the Company or any of its Subsidiaries or (B) violate any applicable Laws or (ii) if the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties in a litigation, any information that is pertinent thereto; provided, however, the Company shall inform Parent as to the general nature of what is being withheld and the Company shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments.
(b)   Any information provided to or obtained by Parent or the Merger Subs or their respective representatives pursuant to Section 7.3(a) will be subject to the Amended and Restated Confidentiality Agreement, dated September 1, 2021, entered into by and between Parent and the Company (the “Confidentiality Agreement”), and must be held by Parent, the Merger Subs and their respective Representatives (as defined in the Confidentiality Agreement) in accordance with and be subject to the terms of the Confidentiality Agreement.
(c)   No information provided to or obtained by Parent or the Merger Subs or their respective representatives pursuant to Section 7.3(a) shall affect or be deemed to modify any representation, warranty, covenant, agreement, obligation or condition set forth herein.
7.4   Publicity.    Parent and the Company have agreed to the text of a joint press release announcing the execution of this Agreement. Except as may be required to comply with the requirements of any applicable Law or the rules and regulations of any stock exchange or national market system upon which the securities of Parent are listed, including the filing of any Current Report on Form 8-K or other appropriate filings with the SEC, no Party will issue any press release or other public announcement relating to the subject matter of this Agreement or the transactions contemplated hereby without the prior written consent of the Company, in the case of Parent, or Parent, in the case of all other Parties; provided, that Parent shall provide the Company with a reasonable opportunity to review and comment on any such press release or other public announcement prior to its announcement or filing and shall consider the Company’s comments in good faith. Notwithstanding the foregoing, without such prior written consent, (a) Parent shall be permitted to issue a press release or other public announcement that is consistent with (and does not otherwise include or refer to any terms or conditions that are not otherwise contained in) information included in a press release or other public announcement or disclosure previously approved pursuant to the preceding sentence, (b) Parent shall be entitled, without the written consent of the Company, to answer questions from analysts and investors of Parent related to this Agreement or the transactions contemplated hereby; provided, that Parent’s answers are consistent with (and do not otherwise include or refer to any terms or conditions that are not otherwise contained in) information included in a press release or other public announcement or disclosure previously approved pursuant to the preceding sentence, (c) the Company shall only be permitted to make announcement to its employees, stockholders, customers and suppliers or other constituencies to the extent Parent has provided its prior written consent or to the extent such announcement is consistent with (and does not otherwise include or refer to any terms or conditions that are not otherwise contained in) information included in a press release or other public announcement or disclosure previously approved by Parent and (d) the Company’s institutional investors and respective Affiliates shall be permitted to report information regarding the financial, economic and other key terms of this Agreement to such Person’s limited partners and current investors and equityholders to the extent such information is customarily provided to them for purposes of evaluating investment returns and so long as such recipients are notified of the confidentiality of such information and bound by customary obligations of confidentiality to the disclosing Person.
7.5   Records.    From and after the Closing, Parent shall provide the Securityholder Representative and its authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, upon reasonable advanced notice, to any books and records and other materials in the possession of the Company or its Subsidiaries in connection with any matter relating to or arising out of this Agreement or the transactions contemplated hereby or relating to periods or occurrences prior to or on the Closing Date (including the preparation of financial statements including for periods ending on or prior to the Closing Date, and the management and handling of any Action), or compliance with the rules and regulations of the Internal Revenue Service or any other Governmental Authority. Parent’s obligations with respect to such books and records shall include maintaining, for at least the retention period specified in this Section 7.5, computer systems permitting access to any such books and records which are stored in electronic form in a fashion which is not less efficient than current access methods. Unless otherwise consented to in writing by the Securityholder Representative, Parent shall not, and shall cause the Company and the Company’s Subsidiaries not to, for a period of six (6) years following the Closing Date, destroy or otherwise dispose of any books and records of the Company and its Subsidiaries, or any portions thereof, relating to periods prior to the Closing Date without first offering to surrender to the Securityholder Representative such books and records and materials or such portions thereof.
7.6   D&O Indemnification.
(a)   Parent shall cause the Surviving Company to honor the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers, employees or agents of the Company or any of its Subsidiaries (the “D&O Indemnified Individuals”) as provided in the Organizational Documents of the Company or any Subsidiary of the Company (in each case, as in effect on the date hereof or in any Contract). For a period of not less than six (6) years after the Effective Time, the Surviving Company shall (and Parent shall cause the Surviving Company to) indemnify, defend and hold harmless, and advance expenses to, the D&O Indemnified Individuals with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent provided by (A) the Organizational Documents of the Company or any of its Subsidiaries (in each case, as in effect on the date hereof) or (B) any indemnification agreement or other Contract set forth in Section 7.6 of the Company Disclosure Letter, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any of the D&O Indemnified Individuals.
(b)   Without limiting the provisions of Section 7.6(a), for a period of not less than six (6) years after the Effective Time, the Surviving Company shall to the fullest extent permitted by applicable Law: (i) indemnify, defend and hold harmless each D&O Indemnified Individual from and against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement (including, in each case, any interest or assessments thereon) in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to any action or omission or alleged action or omission in such D&O Indemnified Individual’s capacity as a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time; and (ii) pay the costs and expenses (including reasonable attorneys’ fees) of any D&O Indemnified Individual incurred or expected to be incurred in connection with any such claim, action, suit, proceeding or investigation, in each case, to the extent that such Persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company or any of its Subsidiaries pursuant to (A) the Organizational Documents of the Company or such Subsidiary (in each case, as in effect on the date hereof), (B) any indemnification agreement or other Contract set forth in Section 7.6 of the Company Disclosure Letter, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any of the D&O Indemnified Individuals, or (C) applicable Law. Without limiting the foregoing, Parent shall cause the Surviving Company to advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceeding or investigation with respect to the matters subject to indemnification pursuant to this Section 7.6 in accordance with the procedures (if any) set forth in the certificate of incorporation and bylaws, or equivalent documents, of the Company provided, that the applicable Person provides an undertaking to repay such advance if it is ultimately determined by a final non-appealable order of a court of competent jurisdiction that such Person is not entitled to indemnification under this Section 7.6 or otherwise.
(c)   Parent shall cause the Organizational Documents of the Surviving Company and its Subsidiaries as of the Effective Time to include exculpation and indemnification provisions with respect to acts or omissions by the D&O Indemnified Individuals in their capacities as such at any time prior to the Effective Time which shall be no less favorable to such D&O Indemnified Individuals than the indemnification and exculpation provisions contained in the Organizational Documents of the Company or its Subsidiaries as of the date of this Agreement. For a period of six (6) years after the Closing, Parent shall not (and shall not cause or permit the Surviving Company or any of its Subsidiaries to) amend or modify such provisions in any way adverse to the D&O Indemnified Individuals.
(d)   In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys substantially all its assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Company shall expressly assume the obligations set forth in this Section 7.6 or Parent shall take such other action to ensure that the ability of the Surviving Company, legal and financial, to satisfy such obligations will not be diminished.
(e)   Prior to the Closing, the Company shall obtain a prepaid (or “tail”) directors’ and officers’ liability insurance policy (the “D&O Tail Policy”) in respect of acts or omissions occurring at or prior to the Effective Time for six (6) years from the Effective Time, covering each person currently covered by the Company’s directors’ and officers’ liability insurance policy (a complete and accurate copy of which has been made available to Parent), and the costs payable in connection with such policy shall constitute Transaction Expenses.
(f)   Notwithstanding Section 12.4, the provisions of this Section 7.6 are intended to be for the benefit of, and will be enforceable by, each D&O Indemnified Individual, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other right to indemnification or contribution that any such Person may have by contract or otherwise.
7.7   Reasonable Best Efforts; Cooperation.
(a)   Subject to the terms and conditions set forth in this Agreement, each of the Parties shall promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement and in any event prior to the Termination Date, including: (i) the obtaining, filing or delivering all of the necessary Consents and clearances from Governmental Authorities and other third parties and the making of all filings and the taking of all steps as may be necessary to obtain Consent or clearance from, or to avoid an Action by, any Governmental Authority; (ii) the defending of any Actions, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. For the avoidance of doubt, the Securityholder Representative shall have no obligations prior to the Closing other than in connection with the preparation, execution and delivery of the Escrow Agreement and any other matters expressly set forth herein.
(b)   As promptly as practicable after the date hereof, the Company shall provide the Accredited Investor Questionnaire to each of the Company Equity Holders, and the Company shall use its reasonable best efforts to obtain duly executed Accredited Investor Questionnaires from each of the Company Equity holders as soon as practicable after the date hereof but in any event no later than thirty (30) days after the date of this Agreement.
7.8   Competition Filings.
(a)   The Company and Parent shall make their respective filings under the HSR Act as promptly as practicable (and in any event within fifteen (15) Business Days after the date hereof) (the “Competition Law Filings”). The Company and the Parent shall cooperate fully to provide at the earliest practicable date any supplemental information reasonably requested in connection with the Competition Law Filings. Subject to applicable Law and all applicable privileges (including attorney-client privilege) and except as prohibited by any Governmental Authority, the Company and Parent shall, and will cause their respective Subsidiaries to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any Competition Law Filings. The Company, on the one hand, and Parent, on the other hand, shall promptly notify the other of any material communication received from, or given by it or any of its Affiliates to, any Governmental Authority or other Person relating to the matters that are the subject of this Agreement and the transactions contemplated hereby and shall permit the other to review in advance any proposed material communication by it (or its advisors) to any Governmental Authority. Neither the Company, on the one hand, nor Parent, on the other hand, shall agree to participate in any substantive meeting or conference, whether in person or by telephone, with any Governmental Authority in respect of any filings, investigation (including any settlement of the investigation), litigation or other inquiry unless it consults with the other in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate at such meeting. The Company, on the one hand, and Parent, on the other hand, shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act (the “Applicable Competition Laws”). The Company, on the one hand, and Parent, on the other hand, shall provide each other with copies of all material correspondence or communications (excluding documents and communications that are subject to preexisting confidentiality agreements) between it or any of its representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby. The Company, on the one hand, and Parent, on the other hand, may, as each deems advisable and necessary, (i) redact or remove references concerning the valuation of the Company, in the case of the Company, and, in the case of Parent, redact or remove references concerning the valuation of the Company and the transactions contemplated hereby, and other sensitive financial metrics whether or not concerning the transactions contemplated hereby; (ii) reasonably designate any competitively sensitive or any confidential business material provided to the other under this Section 7.8 as “counsel only” so as not jeopardize any attorney-client, attorney work-product or other applicable privilege; or (iii) so as not to contravene any Law, fiduciary duty or contract to which any it or its Affiliates is a party.
(b)   The Company, on the one hand, and Parent, on the other hand shall (i) use its respective reasonable best efforts to comply as promptly as practicable with the requests of any Governmental Authority for additional information and documents, including information or documents requested under the HSR Act; (ii) not (A) extend any waiting period under the Applicable Competition Laws or (B) enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except, in each case, with the prior consent of the other parties; and (iii) cooperate fully with the other and use reasonable best efforts, as proper or advisable, to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement.
(c)   Subject to Section 7.8(d), if any objections are asserted with respect to the transactions contemplated hereby under the Applicable Competition Laws, or if any Action is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of the Applicable Competition Laws, each of the Company and Parent will use its reasonable best efforts, as proper or advisable, to oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the transactions contemplated herein), including by defending any Action brought by any Governmental Authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in each case, in order to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under the HSR Act or any other applicable Law so as to permit consummation of the transactions contemplated by this Agreement.
(d)   Notwithstanding anything in this Agreement to the contrary, nothing in Section 7.7 or this Section 7.8 shall require Parent or any of its Affiliates to offer, accept or agree to (i) dispose, sell or hold separate any part of its or the Company’s business, operations, assets or product lines (or any combination of the foregoing), (ii) restrict the manner in which, or whether, it (including after giving effect to the transactions contemplated by this Agreement) or the Company may carry on business in any part of the world, (iii) pay any consideration (other than ordinary course filing, application or similar fees and charges) to obtain any Consent in connection with the consummation of the transactions contemplated by this Agreement, (iv) terminate existing relationships, contractual rights or obligations of it or the Company, (v) terminate any venture or other arrangement of it or the Company or (vi) otherwise take or commit to take actions that after the Closing Date would limit its or the Company’s freedom of action with respect to, or ability to retain, one or more of the businesses, operations, assets or product lines. The Company shall not propose, negotiate, commit to or effect any sale, divestiture or disposition, termination of existing relationships, contractual rights or obligations, or termination of any venture or other arrangement, or otherwise take or commit to take any action in connection with obtaining any Consents without the prior written consent of Parent.
(e)   Notwithstanding anything in this Agreement to the contrary and subject to Section 7.8(d), the parties agree that Parent shall have the right (subject to good faith consultations with the Company) to devise the strategy (including the timing thereof) for all registrations, filings, forms, notices, petitions, statements, submissions of information, applications and other documents, communications and correspondence contemplated by, made in connection with or subject to Section 7.7 or this Section 7.8.
(f)   The filing fee under the Applicable Competition Laws in respect of Parent’s acquisition of the Company shall be paid by Parent.
7.9   Exclusivity.    From the date hereof through the earlier to occur of the Closing and the termination of this Agreement pursuant to Article IX, the Company will not, and will not permit its Affiliates or representatives to, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or a significant portion of the equity interests or assets of the Company (by merger, purchase or sale of shares or assets or otherwise) (an “Alternative Proposal”), (b) enter into, maintain or continue discussions or negotiations regarding, or furnish or disclose to any Person any information in connection with, any Alternative Proposal or (c) enter into any letter of intent, binding term sheet, purchase agreement, merger agreement or other similar agreement with any Person with respect to any Alternative Proposal, in each case other than Parent and its representatives. The Company will, and will cause its representatives to, immediately cease and cause to be terminated any discussions, negotiations or activities with any Person in connection with any Alternative Proposal, will promptly terminate access to any electronic dataroom that has been made available to any third party in connection with any potential Alternative Proposal, and will promptly request the return or destruction of any material or information provided to any such Person prior to the date hereof and will enforce the terms of any existing confidentiality agreements in connection therewith, in each case other than Parent and its representatives.
7.10   Employee Matters.
(a)   Parent agrees that each employee of the Company who continues to be employed with such company (each such employee, a “Continuing Employee”) shall, during the period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date, be provided with (i) a base salary or base wage no less than the base salary or base wage provided to such Continuing Employee by the Company immediately prior to the Effective Time and (ii) pension and welfare benefits that are either (A) substantially comparable in the aggregate to those provided by the Company immediately prior to the Effective Time or (B) substantially comparable in the aggregate to those provided by Parent and its Subsidiaries to similarly situated employees of Parent and its Subsidiaries.
(b)   Parent shall or shall cause the Surviving Company to use commercially reasonable efforts to provide that no pre-existing conditions, exclusions or waiting periods shall apply to Continuing Employees under the benefit plans provided for those employees, except to the extent such condition or exclusion was applicable to an individual Continuing Employee prior to the Effective Time. With respect to the plan year during which the Effective Time occurs, Parent shall use commercially reasonable efforts to provide each Continuing Employee with credit for deductibles and out-of-pocket requirements paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any benefit plan of Parent or one of its affiliates in which such Continuing Employee is eligible to participate following the Closing Date.
(c)   From and after the Closing Date, Parent shall, or shall cause the Surviving Company to, provide credit (without duplication) to Continuing Employees for their service recognized by the Company as of the Effective Time for purposes of eligibility, continuous service, determination of service awards, vacation, paid time-off, and severance entitlements to the same extent and for the same purposes as such service was credited under the Employee Plans; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits for the same period of service, for purposes of any frozen or discontinued employee plan of Parent or any of its Subsidiaries or any frozen or discontinued portion of an employee plan of Parent or any of its Subsidiaries or for purposes of benefit accrual under any defined benefit pension plan or for purposes of benefit accrual under any retiree medical plan.
(d)   Prior to the Effective Time, if requested by Parent in writing at least ten (10) days prior to the Effective Time, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall cause each of the Company’s 401(k) plans (the “Company 401(k) Plans”) to be terminated effective immediately prior to the Effective Time. In the event that Parent requests that the Company 401(k) Plans be terminated, the Company shall provide Parent with evidence that such plans have been terminated (the form and substance of which shall be subject to review and approval by Parent (such approval not to be unreasonably withheld)) not later than the Business Day immediately preceding the Effective Time. If the Company 401(k) Plans are terminated pursuant to this Section 7.10(d), then, as soon as practicable following the plan termination date, Parent shall permit all Continuing Employees who were eligible to participate in the Company 401(k) Plans prior to the plan termination date to participate in Parent’s 401(k) plan and shall permit each such Continuing Employee to elect to rollover his or her account balance when distributed from the terminated Company 401(k) Plan, including any outstanding participant loans, to Parent’s 401(k) plan.
(e)   Prior to making any broad-based written or material oral communications to the employees of the Company pertaining to the treatment of compensation, equity awards or benefits in connection with the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended broad-based communication, and Parent shall have a reasonable period of time to review and comment on the broad-based communication. Any reasonable comments from Parent shall be incorporated into such broad-based communication.
(f)   The Company shall (i) use reasonable best efforts to obtain, no less than four (4) days prior to the Closing, a waiver from each “disqualified individual” (within the meaning of Section 280G of the Code and the regulations thereunder) that shall provide that, if the requisite stockholder approval under Section 280G(b)(5)(B) of the Code and the regulations thereunder is not obtained, no payments or benefits that would separately or in the aggregate constitute “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder) with respect to such disqualified individual in the absence of such stockholder approval shall be payable to or retained by such disqualified individual to the extent such excess parachute payments would not be deductible by reason of the application of Section 280G of the Code or would result in the imposition of excise Taxes under Section 4999 of the Code upon such disqualified individual; and (ii) to the extent such waivers are obtained, deliver, no less than three (3) days prior to the Closing, to the stockholders of the Company a disclosure statement in a form which satisfies the disclosure obligations under Section 280G(b)(5)(B) of the Code and the regulations thereunder, and which solicits and recommends that the shareholders vote in favor of the transactions disclosed therein through a vote meeting the requirements of Section 280G(b)(5)(B) of the Code and the regulations thereunder, and which provides for a voting process that is intended to be completed no later than the day prior to the Closing Date. The Company shall provide Parent and its representatives with a copy of the form of such waiver and such disclosure statement (along with the analysis described in the last sentence of this Section 7.10(f)) for its review and approval (which approval shall not be unreasonably withheld) no less than two (2) Business

Days prior to delivery to each such disqualified individual and shareholders of the Company, respectively, and the Company shall incorporate all reasonable comments timely provided by Parent or its representatives. At least five (5) Business Days prior to the Closing, the Parent shall provide to the Company all Contracts or other agreements or arrangements (or a summary thereof that satisfies the disclosure obligations under Section 280G(b)(5)(B) of the Code) that are (or will be) entered into by Parent or any of its Affiliates (or under which Parent or any of its Affiliates have liability) that would reasonably be expected to result in a “parachute payment” within the meaning of Section 280G of the Code in connection with the transactions contemplated by this Agreement (alone or in combination with any other event) with respect to a “disqualified individual” of the Company. At least ten (10) Business Days prior to the Closing, with respect to each “disqualified individual” of the Company, the Company shall provide to Parent: (i) a schedule that sets forth (A) the Company’s reasonable, good faith estimate of all payments or benefits that would reasonably be expected to be “parachute payments” to such disqualified individual as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event), and (B) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such individual; and (ii) the underlying data and documentation on which such schedule is based.
(g)   The provisions of this Section 7.10 are solely for the benefit of the parties to this Agreement, and neither any current or former employee, nor any other individual associated therewith, is or shall be regarded for any purpose as a third-party beneficiary to this Agreement. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement is intended to, or does, (i) constitute the establishment of, or an amendment to, any Employee Plan or any employee benefit plan of Parent, the Surviving Company or any of their Affiliates, (ii) alter or limit the ability of Parent to amend, modify or terminate any Employee Plan or any other benefit plan, program, agreement or arrangement, (iii) give any third party any right to enforce the provisions of this Section 7.10, (iv) prevent the Company, Parent, the Surviving Company or any of their Affiliates, prior to, at or after the Effective Time, from terminating the employment of any employee (including any Continuing Employee) or (v) be deemed to confer upon any such individual or legal representative any rights under or with respect to any plan, program or arrangement described in or contemplated by this Agreement, and each such individual or legal representative shall be entitled to look only to the express terms of any such plan, program or arrangement for his or her rights thereunder.
7.11   Company Stockholder Approval; Stockholder Notice.
(a)   Within 48 hours following the execution of this Agreement, the Company shall deliver to Parent a true and complete copy of a written consent (the “Company Written Consent”) evidencing the approval of this Agreement, the Mergers and the transactions contemplated hereby by the Company’s stockholders holding: (i) a majority of the voting power of the outstanding Preferred Stock entitled to vote thereon, (ii) a majority of the voting power of the outstanding Series C Preferred Stock entitled to vote thereon, and (iii) a majority of the voting power of the outstanding Series D Preferred Stock entitled to vote thereon (the “Company Stockholder Approval”).
(b)   The Company shall prepare (and shall provide Parent with reasonable opportunity to review and comment on) and send, within ten (10) Business Days of the date hereof, a notice of action by written consent as required by Sections 228(e) and 262 of the DGCL to the Common Stockholders that have not executed and delivered the written consent referenced in Section 7.11(a).
7.12   Change of Name.    The Company shall, as promptly as practicable after the date of this Agreement and prior to the Closing, use reasonable best efforts to cause Codecademy India Private Limited to legally dissolve or otherwise cease conducting business under the “Codecademy” name and make any and all filings necessary to change the name of Codecademy India Private Limited to a name that is dissimilar from, bears no resemblance to, does not use and is not confusingly similar to the “Codecademy” name or any other name included in the Owned Intellectual Property, as reasonably approved in writing in advance by Parent. No later than the Closing, the Company shall use reasonable best efforts to provide Parent with evidence reasonably satisfactory to Parent that documents to dissolve such entity or bring such change of name into effect have been filed with the relevant Governmental Authorities.
7.13   Termination of Affiliate Transactions; Other Arrangements.    Prior to the Closing, the Company shall cause all Affiliate Agreements, including any commitments to issue any Common Stock or other equity interests in the Company, to be settled or otherwise terminated prior to the Closing, without any liability on the part of the Company, Parent or any of their respective Affiliates (including liability arising from such termination), except for this Agreement, the Escrow Agreement, and those Contracts or other transactions set forth in Section 7.13 of the Company Disclosure Letter.
7.14   Financing and Financing Cooperation.
(a)   Parent and the Merger Subs shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing, including by using their reasonable best efforts to: (A) maintain in effect the Commitment Letter, (B) negotiate and enter into definitive agreements with respect to the Financing, (C) enforce their rights and the obligations of the Financing Entities under the Commitment Letter, (D) satisfy (or have waived, if deemed advisable by Parent) all of the conditions set forth in the Commitment Letter that are within their control and (E) obtain the Financing contemplated by the Commitment Letter as and to the extent (but only to the extent) required to fund the Merger Amount. Upon request by the Company, Parent shall keep the Company reasonably informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing (or replacement thereof), and shall provide the Company information and copies of drafts of such definitive documentation as is available to them as may be reasonably requested by the Company for purposes of monitoring the progress of the Financing. Parent shall give the Company prompt notice (i) upon becoming aware of any material change with respect to the availability of the Financing (including actual breach or default by any party to the Commitment Letter (or any replacement thereof)), (ii) of the receipt of any written notice or other written communication from any Person party to the Commitment Letter (or any replacement thereof) with respect to, or Parent becoming aware of, any material dispute or disagreement between or among any parties to the Commitment Letter (or any replacement thereof) relating to the obligation to fund the Financing or any breach of Parent or any of its Affiliates of its obligations under such letter or default, termination or repudiation by any party to such letter, and (iii) of any termination of the Commitment Letter. Parent shall not, without the prior written consent of the Company, agree to take any action or to amend, modify, supplement, restate, substitute or replace the Commitment Letter (or any replacement thereof) if such action or such amendment, modification, supplement, restatement, substitution or replacement would reasonably be expected to (x) materially delay or prevent the consummation of the transactions contemplated by this Agreement, (y) reduce the aggregate amount of the Financing to be funded on the Closing Date such that the aggregate amount of the Financing would be less than the amount required to pay the Merger Amount or (z) otherwise adversely affect the ability of Parent or any of its Affiliates to enforce their rights under the Commitment Letter or to consummate the transactions contemplated by this Agreement. Notwithstanding anything to the contrary set forth herein, Parent and the Merger Subs may modify, supplement, or amend the Commitment Letter, to add lead arrangers, bookrunners, syndication agents, documentation agents, lenders or similar entities that have not executed the Commitment Letter as of the date hereof. Notwithstanding the foregoing, if the Financing contemplated by the Commitment Letter (or any replacement thereof) becomes unavailable, Parent shall use its reasonable best efforts to arrange and obtain alternative financing from alternative sources (it being understood that Parent and Merger Subs shall have no obligation to accept terms or conditions that are less favorable in the aggregate to Parent and Merger Subs than the terms and conditions set forth in the Commitment Letter as in effect on the date hereof and Parent and Merger Subs shall not be required to pay fees more than the amount of fees required to be paid under the Commitment Letter as in effect on the date hereof (taking into account “market flex” provisions)), without any expansion of the conditions precedent to the Financing set forth in the Commitment Letter that would make such conditions less likely to be satisfied by the Closing Date, and in an amount at least equal to the Financing or such unavailable portion thereof, as the case may be (the “Alternate Financing”), and to obtain a new financing commitment letter with respect to such Alternate Financing (together with any related fee letter, the “New Commitment Letter”) and a complete and correct copy of which shall be provided by Parent to the Company promptly (with respect to any fee letter, subject to customary redactions solely with respect to fee amounts, original issue discount, “market flex” provisions and other customarily redacted economic terms). In the event any New Commitment Letter is obtained with respect to Financing, (I) any reference in this Agreement to the “Financing” shall mean the debt financing contemplated by the Commitment Letter as modified pursuant to clause (II) below, and (II) any reference in this Agreement to the “Commitment Letter” shall be deemed to include the Commitment Letter to the extent not superseded by the New Commitment Letter at the time in question and the New Commitment Letter to the extent then in effect.

(b)   The Company shall and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives to, use reasonable best efforts to provide all reasonable cooperation that is necessary, customary or advisable and requested by Parent to assist Parent and the Merger Subs, in arranging, obtaining and syndicating any of the Financing contemplated by the Commitment Letter, at Parent’s sole cost and expense, including, without limitation, by:
(i)   making senior management and advisors of the Company and its Subsidiaries available to participate (by telephonic or video conference meeting, to the extent practicable) at reasonable times in a reasonable number of meetings, presentations (and, if the Financing contemplated by the Commitment Letter becomes unavailable and the replacement thereof consists of a securities offering, roadshows) and due diligence sessions that are requested a reasonable time period in advance with proposed lenders (and, if the Financing contemplated by the Commitment Letter becomes unavailable and the replacement thereof consists of a securities offering, underwriters, initial purchasers or placement agents), and in sessions with rating agencies,
(ii)   providing reasonable and timely assistance to Parent and the Financing Entities in their preparation of (A) materials for lender presentations, confidential information memoranda (public and non-public) (and, if the Financing contemplated by the Commitment Letter becomes unavailable and the replacement thereof consists of a securities offering, offering memoranda and prospectuses) and similar documents customary or required in connection with the Financing contemplated by the Commitment Letter and (B) customary (for a Financing of the type contemplated by the Commitment Letter or, in the event the Financing contemplated by the Commitment Letter becomes unavailable, any replacement Financing) pro forma financial statements reflecting the Merger and the Financing (it being understood that nothing in this Section 7.14(b)(ii) shall require the Company to prepare any pro forma financial statements),
(iii)   as promptly as practicable on an ongoing basis, furnishing Parent with (I) the historical financial statements necessary to satisfy the conditions set forth in Paragraph 5(a)(i) and (ii) of Exhibit C to the Commitment Letter and (II) any other financial and operating data or other information reasonably request by the Parent or Merger Subs regarding the Company reasonably necessary for Parent to prepare customary pro forma financial statements (the information described in the foregoing clauses (I) and (II), the “Required Financing Information”),
(iv)   if requested in writing by Parent at least nine (9) Business Days prior to the Closing Date, furnishing to Parent all information regarding the Company and its Subsidiaries that is requested by Parent and required by the Financing Entities in connection with the Financing by regulatory authorities under applicable “beneficial ownership,” “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, at least three (3) Business Days prior to the Closing Date,
(v)   providing customary authorization letters authorizing the distribution of information to prospective lenders and containing a customary representation to the Financing Entities that such information does not contain a material misstatement or omission about the Company and its Subsidiaries and containing a representation to the Financing Parties that the public side versions of the marketing materials with respect to the Company and its Subsidiaries, if any, do not include material non-public information about the Company and its Subsidiaries,
(vi)   executing and delivering definitive financing documents, including any pledge and security documents, any loan agreements, guarantees, currency or interest hedging agreements, certificates, and other definitive financing documents, and in each case assisting in the preparation of applicable schedules and other information necessary in connection therewith,
(vii)   facilitating the pledging of collateral (including delivery of stock and other equity certificates of the Subsidiaries of the Company),
(viii)   [reserved], and
(ix)   cooperating with Parent to satisfy the conditions precedent to the Financing to the extent within the control of the Company, and taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Financing.

(c)   The provisions of Section 7.14(b) notwithstanding, nothing in the foregoing Section 7.14(b) will require the Company or any of its Subsidiaries or any of their respective Representatives to:
(i)   agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent;
(ii)   take any action or provide any assistance that would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries;
(iii)   take any action or provide any information that will conflict with or violate its organizational documents or any applicable Laws or material Contracts (in the case of the disclosure of information) would result in the violation of any confidentiality agreement or waiver of any legal privilege (provided, however, the Company shall use its commercially reasonable efforts to provide an alternative means of disclosing or providing such information to the extent reasonably practical and permitted by Law or that does not result in a loss of such legal privilege, as applicable, and in the event that the Company or any of its Subsidiaries does not provide access or information in reliance on this clause, the Company shall provide notice to Parent that information is being withheld);
(iv)   give indemnities that are effective prior to the Effective Time for which it is not simultaneously indemnified by Parent;
(v)   pass resolutions or consents to approve or authorize the execution of the Financing or any definitive agreements with respect thereto prior to the Effective Time; provided, that the Company and its Subsidiaries and their respective Representatives shall cooperate with Parent to replace any officers and directors of the Company and its Subsidiaries who will not be employed thereby immediately after Closing with Persons designated by Parent and to add any officers and directors designated by Parent, such replacements and additions to become effective immediately at Closing;
(vi)   cause the execution of any certificates or other documents (other than authorization letters referred to in Section 7.14(b)(v)) by any officer, director or employee whose employment or appointment by the Company or any of its Subsidiaries will terminate prior to or upon Closing;
(vii)   take any action pursuant to Section 7.14(b) that would reasonably be expected to result in personal liability to a director, officer or employee;
(viii)   provide any legal opinion or other opinion of counsel; or
(ix)   cause any condition to Closing set forth herein to not be satisfied or otherwise cause any breach of this Agreement by the Company (including any representations or warranties hereunder).
In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective representatives pursuant to any certificate, agreement, arrangement, document or instrument (other than customary authorization letters referred to in Section 7.14(b)(v)) relating to the Financing will be required to be effective until the Effective Time.
(d)   Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, Parent will be permitted to disclose any information relating to the Company and its Subsidiaries and the transactions contemplated by this Agreement to any Financing Entities or prospective Financing Entities (and, in each case, to their respective Representatives) so long as such information is furnished by Parent subject to customary confidentiality undertakings or arrangements in connection with the Financing. The Company hereby consents to the use of all its and its Subsidiaries’ logos in connection with the Financing; provided, that such logos are used solely in a manner that is reasonable and customary for such purposes and that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries, or any of their respective products, services, offerings or intellectual property rights.
(e)   Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable costs and expenses (including reasonable attorneys’ fees, but excluding the costs of the Company’s preparation of its financial statements) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the cooperation of the Company and its Subsidiaries and their respective representatives contemplated by Section 7.14(a), and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs, expenses, liabilities, interest, awards, judgments and penalties suffered or incurred by any of them in connection with any cooperation pursuant to Section 7.14(b) and any information used in connection therewith, except with respect to (i) any information provided in writing by the Company or any of its Subsidiaries for use in connection with the Financing or (ii) any gross negligence, bad faith or willful misconduct by any such persons or material breach by any such persons of their obligations under this Agreement, in each case as determined in a final, non-appealable judgment of a court of competent jurisdiction. The foregoing obligations shall survive termination of this Agreement.
(f)   Parent and Merger Sub acknowledge and agree that in no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or the Merger Subs or any of their respective Affiliates be a condition to the obligations of Parent and the Merger Subs under this Agreement.
7.15   Proxy Statement.
(a)   As promptly as practicable following the date of this Agreement, Parent shall prepare and file with the SEC, a proxy statement in preliminary form of the type contemplated by Regulation 14A promulgated under the Exchange Act (as amended or supplemented, the “Proxy Statement”) in order to facilitate the solicitation by Parent of proxies from Parent’s stockholders to approve at the Parent Special Meeting, by the requisite vote of Parent’s stockholders under the DGCL, Parent’s Organizational Documents, and the rules and regulations of the New York Stock Exchange and applicable Laws (the “Requisite Parent Stockholder Vote”): (1) the issuance of Parent Common Stock as consideration in the transactions contemplated hereby pursuant to the requirements of Rule 312.03 in the New York Stock Exchange Listed Company Manual, and (2) any other proposals the Parties deem necessary or desirable to consummate the transactions contemplated hereby (collectively, the “Parent Stockholder Matters”). Without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Parent Stockholder Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by the Parent’s stockholders at the Parent Special Meeting. Parent shall use its reasonable best efforts to file the preliminary Proxy Statement within thirty (30) days following the date of this Agreement.
(b)   Parent shall use its reasonable best efforts to (i) cause the Proxy Statement, when filed with the SEC, to comply with all legal requirements applicable thereto, including the applicable requirements of the Exchange Act and the rules and regulations thereunder, (ii) promptly provide responses to the SEC with respect to all comments received on Proxy Statement from the SEC, and (iii) cause the Proxy Statement to be cleared by the SEC as promptly as practicable after such filing. Parent shall cause the definitive Proxy Statement to be mailed to its stockholders as of the applicable record date as promptly as practicable (and in any event within three (3) Business Days) following the earlier of (x) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act or (y) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “Proxy Clearance Date”). Each Party shall furnish all information concerning it and its Affiliates to the other Party as necessary to be included in the Proxy Statement and shall provide such other assistance as may be reasonably requested by the other party in connection with the Proxy Statement and shall otherwise reasonably assist and cooperate with the other Party in the preparation of the Proxy Statement and the resolution of any comments received from the SEC. In furtherance of the foregoing, the Company (i) agrees to provide Parent with all information concerning the business, management, operations and financial condition of the Company, in each case, as necessary for inclusion in the Proxy Statement and as reasonably requested by Parent for inclusion in the Proxy Statement and (ii) shall cause the officers and employees of the Company to be reasonably available to Parent and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.
(c)   If any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by and in compliance with applicable Law, disseminated to the stockholders of the Parent. Parent shall promptly notify the Company of (i) the time when the Proxy Statement has been filed, (ii) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, (iii) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written communication of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy Statement, (v) the issuance of any stop order by the SEC, (vi) any request by the SEC for amendment of the Proxy Statement and (vii) the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall, as promptly as practicable after receipt thereof, supply the Company with copies of all written correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, or, if not in writing, a description of such communication, with respect to the Proxy Statement or the Mergers. No filing of, or amendment or supplement to the Proxy Statement, or response to any comments from the SEC or the staff of the SEC relating to the Proxy Statement, will be made by Parent without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) and without providing the Company a reasonable opportunity to review and comment thereon, which comments shall be considered in good faith by Parent, unless pursuant to a telephone call initiated by the SEC. Parent shall include the Parent Recommendation in the Proxy Statement.
7.16   Parent Special Meeting.
(a)   As promptly as practicable after the Proxy Clearance Date, Parent shall convene and hold a special meeting of its stockholders (the “Parent Special Meeting”) for the purpose of obtaining the Requisite Parent Stockholder Vote, and Parent shall use its reasonable best efforts to obtain the Requisite Parent Stockholder Vote at the Parent Special Meeting, including by soliciting proxies as promptly as practicable in accordance with applicable Law. In connection therewith, prior to the Proxy Clearance Date, the Parent Board shall set a record date for determining the stockholders of Parent entitled to vote at the Parent Special Meeting, such record date to be mutually agreed with the Company. Parent shall comply with Law and all legal requirements applicable to such meeting, including the DGCL, Parent’s Organizational Documents and the Exchange Act, including Regulation 14A and Schedule 14A promulgated thereunder, as applicable. Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Parent Special Meeting only: (i) to ensure that any supplement or amendment to the Proxy Statement that the Parent Board has reasonably determined in good faith after consultation with Parent’s outside legal counsel is required by applicable Law is disclosed to Parent’s stockholders and for such supplement or amendment to be promptly disseminated to Parent’s stockholders prior to the Parent Special Meeting; (ii) if, as of the time for which the Parent Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Parent Special Meeting; or (iii) in order to solicit additional proxies from stockholders for purposes of obtaining the Requisite Parent Stockholder Vote; provided, that in the event of a postponement or adjournment pursuant to clause (i), (ii) or (iii) above, the Parent Special Meeting shall be reconvened as promptly as practicable and in any event no later than five (5) Business Days after the date for which the Parent Special Meeting was originally scheduled (excluding any adjournments required by applicable Law) and in any event shall not be held later than three (3) Business Days prior to the Termination Date.
(b)   Unless this Agreement has been earlier validly terminated in accordance with Section 9.1, the Parent Stockholder Matters shall be submitted to Parent’s stockholders at the Parent Special Meeting for the purpose of obtaining the Requisite Parent Stockholder Approval and nothing contained in this Agreement shall be deemed to relieve Parent of such obligation.
7.17   R&W Insurance Policy.    Within two Business Days of the date of this Agreement, Parent shall deliver to the Company a true, accurate and complete copy of the final form of the R&W Insurance Policy. Upon execution, the R&W Insurance Policy will be in full force and effect as of the date of this Agreement and will be a legal, valid, binding and enforceable obligation of Parent, and, to the Knowledge of Parent, the insurers thereunder, except as enforcement may be limited by the General Enforceability Exceptions. From and after the Closing, Parent and its Affiliates may not cancel, amend, waive, modify, alter or supplement the limitations on subrogation against the Company Equity Holders or their respective Affiliates in the R&W Insurance Policy or otherwise cancel, amend, waive, modify, alter or supplement the R&W Insurance Policy in a manner adverse to the Company Equity Holders without the prior written consent of the Securityholder Representative. One half (1/2) of the R&W Insurance Expenses shall be deemed to be Transaction Expenses and one half (1/2) of the R&W Insurance Expenses shall be borne by Parent.
7.18   NYSE Listing.   As promptly as practicable following the date hereof, Parent shall make an application to the New York Stock Exchange for the listing of the shares of Parent Common Stock to be issued pursuant to this Agreement and shall use reasonable best efforts to cause such shares of Parent Common Stock to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.
7.19   Registration Rights Agreement.   At the Closing, Parent and those Company Equity Holders party to the Company Written Consent shall enter into the Registration Rights Agreement.
7.20   Financial Statements.   The Company shall deliver to Parent, as promptly as reasonably practicable following the date of this Agreement, but in no event later than April 1, 2022, a true, correct and complete copy of the audited balance sheet of the Company and the related audited statements of operations, changes in stockholders’ equity and cash flows for the fiscal year ended December 31, 2021, together with the notes thereto (the “2021 Audited Financial Statements”), which 2021 Audited Financial Statements may be prepared by the Company’s current (as of the date hereof) independent accountants.
7.21   Undertaking.   The Company shall take the actions set forth in Section 7.21 of the Company Disclosure Letter.
7.22   CFIUS.
(a)   The Company, on the one hand, and Parent, on the other hand shall, and shall cause their Affiliates to, use best efforts to obtain CFIUS Clearance. Such best efforts shall include the actions set forth in this Section 7.22.
(b)   As soon as practicable following the date hereof, but in no event later than fifteen (15) Business Days following the date hereof, the Company and Parent shall submit to CFIUS a CFIUS Declaration or a draft CFIUS Notice, as determined by the Company and Parent.
(c)   In the event the Company and Parent submit a draft CFIUS Notice to CFIUS, the Company and Parent shall promptly prepare a definitive CFIUS Notice that addresses all questions and comments received from CFIUS relating to the draft CFIUS Notice. The Company and Parent shall submit the definitive CFIUS Notice to CFIUS promptly after the date on which they receive questions and comments on the draft CFIUS Notice or an indication that CFIUS has no questions or comments, and in no event later than five (5) Business Days following that date (unless such timing is not possible). The Company and Parent shall promptly address any further questions and comments raised by CFIUS concerning the CFIUS Notice following its submission. Parent shall pay any filing fee required by 31 C.F.R. § 800.1101 on or before the date on which the Company and Parent submit the definitive CFIUS Notice.
(d)   During the course of a CFIUS review or investigation of the transactions contemplated by this Agreement, each of the Company and Parent shall provide any information requested by CFIUS or any other agency or branch of the U.S. government in connection with the review or investigation of the transactions contemplated by this Agreement, within the time period specified by 31 C.F.R. § 800.406(a)(3) or 31 C.F.R. § 800.504(a)(4), as applicable, or otherwise specified by CFIUS staff.
(e)   Each of the Company and Parent shall, in connection with the best efforts to obtain the CFIUS Clearance, (i) cooperate in all respects and consult with the other Party in connection with CFIUS Declaration or the CFIUS Notice, as applicable, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other Party of any communication with CFIUS and promptly provide copies to the other Party of any such written communications, except for personal identifying information required by 31 C.F.R.

§ 800.502(c)(5)(vi)(B); and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, give the other Party the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS, in each case of (i)-(iii), subject to confidentiality considerations contemplated by the DPA, required by CFIUS, or otherwise agreed upon by the Parties to be restricted to outside counsel only. With respect to Parent, such best efforts shall also include taking or causing to be taken all action necessary to obtain the CFIUS Clearance so as to enable the consummation of the transactions contemplated by this Agreement, including entering into a mitigation agreement, letter of assurance, national security agreement, proxy agreement, trust agreement or other similar arrangement or agreement in relation to the business and assets of Parent, the Affiliates of the Parent or the Company, or otherwise divesting or agreeing to divest assets, with mitigation and related terms and conditions that are required by CFIUS or the President (if under Presidential review) for such arrangements or agreements; provided, however, that (a) Parent and the Affiliates of Parent shall not be required to take or cause to be taken or agree to take any action in connection with this Agreement or any of the transactions contemplated by this Agreement contemplated by this Agreement unless such action would be conditioned upon or occur subsequent to the Closing and (b) they would not result in a material and adverse effect on the economic benefits expected to be realized by Parent in connection with the transactions contemplated by this Agreement.
(f)   The Company and Parent also agree that if CFIUS suggests or requests that the Parties withdraw and resubmit the CFIUS Declaration or the CFIUS Notice, as applicable, the Parties shall cooperate in withdrawing and resubmitting CFIUS Declaration or the CFIUS Notice, as applicable.
(g)   Notwithstanding anything to the contrary contained in this Agreement, in the event of a CFIUS Turndown, no Party shall have any further obligation to seek CFIUS Clearance.
(h)   No Party shall take or cause any of its Affiliates to take, any action that would reasonably be expected to prevent, materially delay or materially impede the receipt of CFIUS Clearance.
7.23   Tech E&O Policy.   Prior to the Closing, the Company shall (a) renew or obtain an extension of the Company’s current technology errors and omissions liability insurance policy (the “Tech E&O Policy”) and (b) obtain a prepaid (or “tail”) technology errors and omissions liability insurance policy (the “Tech E&O Tail Policy”) in respect of acts or omissions occurring at or prior to the Effective Time for three (3) years from the Effective Time (a complete and accurate copy of which has been made available to Parent), and the costs payable in connection with the renewal or extension of the Tech E&O Policy and the Tech E&O Tail Policy shall be paid by the Company.
7.24   Preemptive Rights.   Prior to the Closing, the Company will use reasonable best efforts to fully satisfy (including with respect to rights of timely notification) or obtain enforceable waivers in respect of any preemptive rights, rights of first refusal, co-sale rights or similar rights directly or indirectly affecting any of its securities with respect to the transactions contemplated by this Agreement.
ARTICLE VIII
CONDITIONS TO CLOSING
8.1   Conditions to Obligations of the Company.   The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by the Company in writing (if permitted by applicable Law) at or prior to the Closing of each of the following conditions:
(a)   The representations and warranties of Parent, Borrower, Merger Sub I and Merger Sub II set forth in (i) Section 6.1, Section 6.3, Section 6.8, and Section 6.12 shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation contained therein), as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date); (ii) Section 6.11 shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date; (iii) Section 6.2 shall be true and correct in all respects, except for de minimis inaccuracies, as of the date hereof and as of the Closing Date as though made on and as of the Closing Date; (iv) any other section of this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), except with respect to this clause (iv), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or “Material Adverse Effect” or any similar limitation contained therein) has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.
(b)   Each of Parent, Borrower, Merger Sub I and Merger Sub II shall have performed and complied with in all material respects each of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.
(c)   Parent shall have delivered or caused to be delivered to the Company, the Securityholder Representative, the Exchange Agent and the Escrow Agent the items required to be delivered to such Persons by Section 4.2 or Section 4.3(b).
(d)   The waiting period (including any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act, and any agreed upon extensions thereof, shall have expired or been terminated.
(e)   No Order or Law of a court of competent jurisdiction or other Governmental Authority shall have been issued, promulgated or entered after the date of this Agreement and remain in effect that prohibits, enjoins or makes illegal the consummation of the transactions contemplated by this Agreement.
(f)   The Parent Stockholder Approval shall have been obtained.
(g)   The shares of Parent Common Stock to be issued pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
8.2   Conditions to Obligations of Parent, Borrower, Merger Sub I and Merger Sub II.   The obligations of Parent, Borrower, Merger Sub I and Merger Sub II to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Parent in writing (if permitted by applicable Law) at or prior to the Closing of each of the following conditions:
(a)   The representations and warranties of the Company set forth in (i) Section 5.1, Section 5.21, and Section 5.24 shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation contained therein), as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date); (ii) Section 5.19(a) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date; (iii) Section 5.2 shall be true and correct in all respects (except for immaterial inaccuracies) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date; (iv) any other section of this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), except with respect to this clause (iv), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or “Material Adverse Effect” contained therein) would not have, individually or in the aggregate, a Material Adverse Effect on the Company.
(b)   The Company shall have performed and complied with in all material respects each of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.
(c)   The Company shall have delivered or caused to be delivered to Parent the items required by Section 4.3(a).
(d)   The waiting period (including any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act, and any agreed upon extensions thereof, shall have expired or been terminated.
(e)   No Order or Law of a court of competent jurisdiction or other Governmental Authority shall have been issued, promulgated or entered after the date of this Agreement and remain in effect that prohibits, enjoins or makes illegal the consummation of the transactions contemplated by this Agreement.

(f)   The Company Stockholder Approval shall have been obtained.
(g)   The Parent Stockholder Approval shall have been obtained.
(h)   The shares of Parent Common Stock to be issued pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
(i)   No Material Adverse Effect on the Company shall have occurred.
(j)   CFIUS Clearance shall have been obtained.
8.3   Frustration of Closing Conditions.   The Company may not rely on the failure of any condition set forth in Section 8.1 to be satisfied if its failure to perform in all material respects any of its obligations under this Agreement shall have been a principal cause of, or shall have resulted in, the failure of any such condition. Neither Parent nor the Merger Subs may rely on the failure of any condition set forth in Section 8.2 to be satisfied if either Parent or the Merger Subs’ failure to perform in all material respects any of its obligations under this Agreement shall have been a principal cause of, or shall have resulted in, the failure of any such condition.
ARTICLE IX
TERMINATION OF AGREEMENT
9.1   Termination.   Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Company Stockholder Approval:
(a)   by the mutual written consent of Parent, the Merger Subs and the Company;
(b)   by Parent or the Company, upon written notice to the other Party, if the Closing has not occurred on or prior to 11:59 P.M. New York time on June 22, 2022 (as may be extended by the following proviso, the “Termination Date”); provided, that if, as of two (2) Business Days prior to the Termination Date, all of the conditions set forth in Article VIII have been and remain satisfied or waived other than the conditions set forth in Sections 8.1(d), 8.2(d) or 8.2(j) (and any conditions that by their terms are not capable of being satisfied until the Closing Date), the Termination Date shall be automatically extended until July 22, 2022; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party hereto whose material breach of any provision of this Agreement is the principal cause of, or directly resulted in, the failure to satisfy a condition to the obligations of the terminating Party to consummate the Merger set forth in set forth in Article VIII or of the Closing to occur by such time;
(c)   by Parent or the Company, upon written notice to the other Party, if a Governmental Authority of competent jurisdiction has issued an Order or any other action permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have complied with its obligations under Section 7.7 and Section 7.8 to prevent, oppose or remove such Order or other action;
(d)   by the Company, upon written notice to Parent, if: (i) Parent, Borrower or either of the Merger Subs has breached or failed to perform any of its covenants or other agreements contained in this Agreement such that the closing condition set forth in Section 8.1(b) would not be satisfied; or (ii) there exists a breach of any representation or warranty of Parent, Borrower or the Merger Subs contained in this Agreement such that the closing condition set forth in Section 8.1(a) would not be satisfied, and, in the case of clauses (i) and (ii) of this Section 9.1(d), such breach or failure to perform is not cured within thirty (30) days after receipt of written notice thereof from the Company or is incapable of being cured by Parent, Borrower or the Merger Subs by the Termination Date; provided, however, the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to the Company if the Company is then in material breach of any provision of this Agreement;
(e)   by Parent, upon written notice to the Company, if: (i) the Company has breached or failed to perform any of its covenants or other agreements contained in this Agreement such that the closing condition set forth in Section 8.2(b) would not be satisfied; or (ii) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 8.2(a) would not be satisfied, and, in the case of clauses (i) and (ii) of this Section 9.1(e), such breach or failure to perform is not cured within thirty (30) days after receipt of written notice thereof from Parent or is incapable of being cured by the Company by the Termination Date; provided, however, the right to terminate this Agreement pursuant to this Section 9.1(e) shall not be available to Parent if Parent is then in material breach of any provision of this Agreement;
(f)   by Parent, upon written notice to the Company, if the Company Stockholder Approval has not been obtained and delivered within forty-eight (48) hours following the execution of this Agreement; provided, however, if the Company delivers the Company Stockholder Approval after such deadline and, as of the time of such delivery of the Company Stockholder Approval, Parent has not terminated this Agreement, then Parent will no longer be permitted to terminate this Agreement solely pursuant to this Section 9.1(f);
(g)   by the Company or Parent if the Parent Stockholder Approval is not obtained at the Parent Special Meeting (subject to any adjournment or recess of the meeting); or
(h)   by Parent, if there has been a Material Adverse Effect on the Company or by the Company, if there has been a Material Adverse Effect on Parent, Borrower, Merger Sub I or Merger Sub II.
9.2   Effect of Termination.   In the event of termination of this Agreement pursuant to Section 9.1, this Agreement will become void and have no effect upon delivery of written notice of the terminating Party to the relevant Party, without any liability or obligation on the part of Parent, the Company, the Merger Subs or the Securityholder Representative or any of their respective Representatives other than the provisions of the Confidentiality Agreement, Section 7.3(b), Section 7.4, Section 7.14(e), this Section 9.2 and Article XII, which will survive any termination of this Agreement; provided, however, nothing herein will relieve any Party from any liability for any Fraud or willful breach of this Agreement occurring prior to such termination; and provided, further, in the event of termination of this Agreement other than a termination pursuant to Section 9.1(a), Section 9.1(b) (if at the time of such termination Parent had the right to terminate pursuant to Section 9.1(e)), Section 9.1(e), Section 9.1(f), or by Parent pursuant to Section 9.1(h), then, within three (3) Business Days of such termination, Parent or Borrower shall pay the Company six million dollars ($6,000,000) by wire transfer of immediately available funds to an account designated in writing by the Company.
ARTICLE X
REMEDIES AND RELEASE
10.1   Survival.   If the Mergers are consummated, the representations and warranties of the Company contained in this Agreement, as qualified by the Company Disclosure Letter, and the certificate of the Company delivered pursuant to Section 4.3(a)(i), shall survive the Effective Time and remain in full force and effect until 11:59 p.m. Eastern Time on the date that is eighteen (18) months after the Effective Time; provided, however: (a) the Fundamental Representations will remain operative and in full force and effect until the expiration of the statute of limitations applicable to the subject matter of such representation (or, if there is no statute of limitations applicable to the subject matter of such representation, until the third (3rd) anniversary of the Closing Date); (b) no right to indemnification, compensation or reimbursement pursuant to this Article X in respect of any claim based upon any failure of a representation or warranty to be true and correct that is set forth in a Notice of Claim that is timely and properly delivered in accordance with Section 10.4 prior to the applicable expiration date of such representation or warranty shall be affected by the expiration of such representation or warranty; and (c) such expiration shall not affect the rights of any Indemnified Party, under this Article X or otherwise, to seek recovery of Damages arising out of any Fraud until the expiration of the statute of limitations applicable to such Fraud. Except with respect to Section 6.12, the representations and warranties of Parent, Borrower and the Merger Subs contained in this Agreement and the certificates to be delivered pursuant to Section 8.1 shall not survive the Effective Time. All covenants of the Parties (including the covenants set forth in Article VII) shall remain operative and in full force and effect in accordance with their terms until fully performed; provided, however, no right to indemnification, compensation or reimbursement pursuant to this Article X in respect of any claim based upon any breach of a covenant set forth in a Notice of Claim delivered in accordance with Section 10.4 prior to the applicable expiration date of such covenant shall be affected by the expiration of such covenant. It is the express intent of the Parties hereto that (i) the foregoing respective survival periods and termination dates supersede any applicable statutes of limitations that would otherwise apply to such representations and warranties and the right to make indemnification claims in respect thereof under this Agreement.
10.2   Company Agreement to Indemnify.   From and after the consummation of the Mergers, the Company Equity Holders (each, an “Indemnifying Party” and collectively, the “Indemnifying Parties”) shall severally (based on their respective Applicable Percentage), and not jointly, indemnify and hold harmless each of Parent, the Surviving Company and their respective Affiliates, officers and directors (each hereinafter referred to individually as an “Indemnified Party” and collectively as the “Indemnified Parties”) from and against, and shall compensate and reimburse each of them for, any and all losses, reductions in value (where determined to be an appropriate measure of damages), costs, damages, lost profits (where determined to be an appropriate measure of damages), liabilities, interest and expenses (including reasonable and documented out-of-pocket attorneys’ fees, other professionals’ and experts’ fees and court costs incurred in connection with investigating, defending against or settling in accordance with this Article X any of the foregoing) (hereinafter collectively referred to as “Damages”) incurred by an Indemnified Party, directly or indirectly, to the extent arising out of or resulting from:
(a)   any failure of any representation or warranty made by the Company in this Agreement, as qualified by the Company Disclosure Letter, to be true and correct as of the date of this Agreement or as of the Closing Date (as though such representation or warranty were made as of the Closing Date rather than the date of this Agreement, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates, in which case as though made as of such specific date or dates) and any failure of any certification to be made by the Company pursuant to Section 4.3(a)(i) to be true and correct as of the date such certificate shall be delivered to Parent (this Section 10.2(a), and any Third-Party Claim to the extent arising out of or resulting from this Section 10.2(a), the “Company Representation Indemnities”);
(b)   any breach of, or default in connection with, any of the covenants of or agreements made by the Company in this Agreement, in each case that is to be performed by the Company prior to or at Closing;
(c)   any claim asserted by any D&O Indemnified Individuals that are not otherwise fully covered by the D&O Tail Policy;
(d)   the exercise by any Company Equity Holder of appraisal rights under Section 262 of the DGCL, including any payment made with respect to any such Person’s Dissenting Shares to the extent that such payment exceeds the value of the amount that otherwise would have been payable pursuant to Section 3.3 in respect of such Dissenting Shares if such Person had not exercised appraisal rights in respect thereof;
(e)   any Fraud on the part of the Company in connection with the representations, warranties and covenants contained in this Agreement; and
(f)   any matter disclosed in or events described on Section 10.2(f) of the Company Disclosure Letter (this Section 10.2(f), and any Third-Party Claim to the extent arising out of or resulting from this Section 10.2(f), the “Special Indemnities”);
10.3   Limitations.
(a)   Subject to the provisions of this Article X, in the case of a claim with respect to any of the Company Representation Indemnities or the Special Indemnities, the Indemnifying Parties shall be severally (for such Indemnifying Party’s pro rata portion based on his, her or its Applicable Percentage) and not jointly liable for any Damages resulting therefrom up to an aggregate amount, (i) in the case of Company Representation Indemnities, equal to the Indemnification General Amount and, (ii) in the case of the Special Indemnities listed as Items 1 and 2 on Section 10.2(f) of the Company Disclosure Letter, equal to the Indemnification Special Amount. Recovery from the Indemnification Escrow Account and recourse to the R&W Insurance Policy shall be the sole and exclusive remedies under this Agreement for claims in respect of such matters for indemnification, compensation or reimbursement against the Indemnifying Parties.
(b)   In the case of (i) any failure of the Fundamental Representations to be true and correct as set forth in Section 10.2(a) and (ii) any failure of any claim for indemnification, compensation or reimbursement made pursuant to Section 10.2(b)-(e) or Section 10.2(f) with respect to Item 3 on Section 10.2(f) of the Company

Disclosure Letter, each Indemnifying Party shall be severally and not jointly liable for such Indemnifying Party’s pro rata portion of any Damages resulting therefrom up to an amount equal to (i) the aggregate amount of cash paid to such Indemnifying Party pursuant to Article III, inclusive of contributions to the Indemnification Escrow Account, plus (ii) the aggregate number of shares of Parent Common Stock (if any) received by such Indemnifying Party pursuant to Article III, inclusive of contributions to the Indemnification Escrow Account.
(c)   Notwithstanding anything herein to the contrary, there shall be no maximum liability for any Indemnifying Party who committed Fraud in connection with this Agreement or the transactions contemplated by this Agreement.
(d)   Notwithstanding anything to the contrary contained herein, except for any claims of Fraud that are asserted against the Person who committed such Fraud (“Individual Fraud”), the Indemnified Party shall be required to first seek recourse to the Indemnification Escrow Account and the R&W Insurance Policy for all indemnifiable Damages prior to seeking further indemnification recourse directly against the Indemnifying Parties.
(e)   No Indemnified Party shall be entitled to double recovery for any adjustments to the Merger Consideration provided for hereunder or for any indemnifiable Damages even though such Damages may have resulted from the breach of more than one of the representations, warranties, agreements and covenants in this Agreement.
(f)   Notwithstanding anything to the contrary contained in this Agreement, under no circumstances will any party be liable to the other for any punitive, speculative or remote damages or any damages that are not the reasonably foreseeable consequence of any breach or inaccuracy contained in this Agreement, the Company Disclosure Letter, or any certificate, document or agreement contemplated by or required to be delivered pursuant to this Agreement.
(g)   The rights to indemnification, compensation or reimbursement set forth in this Agreement based on the representations, warranties, covenants, agreements and obligations set forth herein shall not be affected by any investigation conducted by Parent, or any knowledge acquired (or capable of being acquired) at any time (whether before or after the date hereof or the Closing Date), with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, agreement or obligation.
(h)   The parties acknowledge the applicability of the common law duty to mitigate Damages. In respect of any indemnifiable Damages covered by insurance, each Indemnified Party shall use commercially reasonable efforts to seek recovery under such insurance.
(i)   Notwithstanding anything to the contrary in this Agreement, the Company Equity Holders shall have no indemnification obligations under Section 10.2(a) for (i) any Taxes of the Company resulting from transactions (other than any transactions contemplated by this Agreement) occurring on the Closing Date after the Closing that are outside the ordinary course of business of the Company, (ii) any Taxes of the Company for taxable periods beginning after the Closing Date (other than Taxes attributable to any failure of any representation or warranty contained in Sections 5.6(c), 5.6(f), 5.6(j), 5.6(m), or 5.6(n) to be true and correct, of which failure Parent is not aware as of the Closing), (iii) the inability of Parent, the Surviving Company or any of their Affiliates to utilize any Tax assets or Tax attributes of the Company in taxable periods beginning after the Closing Date, or (iv) any Taxes taken into account in determining the Tax Liability Amount or Net Working Capital.
10.4   Notice of Claim.
(a)   As used herein, the term “Claim” means a claim for indemnification, compensation or reimbursement of an Indemnified Party for Damages under this Article X.
(b)   Parent, on behalf of itself or an Indemnified Party, shall give written notice of a Claim that complies with the requirements of Section 10.6 and is executed by Parent (a “Notice of Claim”) to the Securityholder Representative promptly after (with respect to Third-Party Claims, in no event later than ten (10) days after, and, with respect to all other Claims, in no event later than thirty (30) days after) such

Indemnified Party becomes aware of the existence of any potential claim for indemnification, compensation or reimbursement under this Article X, arising from or relating to:
(i)   any matter specified in Section 10.2; or
(ii)   the assertion, whether orally or in writing, against any Indemnified Party of an Action brought by a third party against such Indemnified Party that is based on, arises out of, or relates to subject matter that, if determined adversely to such Indemnified Party (regardless of the eventual outcome of such Action), could result in a Claim (in each such case, a “Third-Party Claim”).
(c)   No delay on the part of an Indemnified Party in giving the Securityholder Representative a Notice of Claim (or any update or amendment thereto after conducting discovery regarding the underlying facts and circumstances set forth therein) shall relieve the Securityholder Representative or any Indemnifying Party from any of their respective obligations under this Article X unless (and then only to the extent that) the Securityholder Representative or the Indemnifying Parties are materially prejudiced thereby in terms of the amount of Damages for which the Indemnifying Parties are obligated to indemnify the Indemnified Party.
10.5   Defense of Third-Party Claims.
(a)   Subject to the limitations set forth in Section 10.3, Parent or its Subsidiaries shall control the investigation, defense or settlement of any Third-Party Claim; provided, however, the reasonable and documented costs and expenses incurred or paid by the Indemnified Party in connection with such investigation, defense or settlement (including reasonable and documented out-of-pocket attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court or arbitration costs) shall only be included in the Damages for which the Indemnified Party may seek indemnification, compensation or reimbursement pursuant to a Claim made by any Indemnified Party hereunder to the extent it is ultimately determined that such Third-Party Claim arose out of, resulted from or was in connection with a matter for which indemnity is otherwise provided pursuant to Section 10.2.
(b)   Notwithstanding the foregoing, the Securityholder Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Securityholder Representative does not affect any attorney-client privilege relating to the Indemnified Party, and the Indemnified Party shall provide the Securityholder Representative the opportunity to consult with and participate in, but, except as set forth in Article XII, not to control, any defense of the Third-Party Claim or settlement negotiations with respect to the Third-Party Claim, with counsel selected by it, all at the sole expense of the Securityholder Representative (on behalf of the Indemnifying Parties).
(c)   Notwithstanding anything to the contrary contained herein, no settlement of any such Third-Party Claim with any third party claimant shall be determinative of the existence or amount of Damages relating to such matter, except with the consent of the Securityholder Representative, which consent shall not be unreasonably withheld, conditioned or delayed and which shall be deemed to have been given unless the Securityholder Representative shall have objected within thirty (30) days after written request for such consent by the Indemnified Party; provided, that, for the sake of clarity, it is understood and agreed that the Securityholder Representative (on behalf of the Indemnifying Parties) will have the right to contest or dispute any such settlement entered into without the consent of the Securityholder Representative on the basis that it was not reasonably entered into.
10.6   Contents of Notice of Claim.   Each Notice of Claim by an Indemnified Party given pursuant to Section 10.4 shall contain the following information: (a) that such Indemnified Party has directly or indirectly incurred or paid or, in good faith, believes it shall have to directly or indirectly incur or pay, Damages in an aggregate stated amount arising from such Claim (which amount may be a good faith estimated amount or may be the amount of Damages claimed by a third party in a Third-Party Claim); and (b) a brief description, in reasonable detail (to the extent reasonably available to such Indemnified Party), of the facts, circumstances or events giving rise to the alleged Damages based on such Indemnified Party’s good faith belief thereof, including, to the extent reasonably available to such Indemnified Party: (i) the identity and address of any third-party claimant, (ii) copies of any formal demand or complaint and (iii) the specific nature of the breach to which such item is related; provided, however, the Notice of Claim may be updated and amended from time to time by the Indemnified Party in good faith by delivering an updated or amended

Notice of Claim to the Securityholder Representative, so long as the delivery of the original Notice of Claim is made within the applicable claims period and such update or amendment only asserts bases for liability arising out of or resulting from the same facts and circumstances specifically set forth in such original Notice of Claim; provided, further, all Claims for Damages properly set forth in the timely and properly delivered original Notice of Claim or any permitted update or amendment thereto shall remain outstanding until such Claims for Damages have been finally resolved or satisfied, notwithstanding the expiration of such claims period.
10.7   Resolution of Notice of Claim.
(a)   Each Notice of Claim given by an Indemnified Party shall be resolved as follows:
(i)   Uncontested Claims. If, within forty-five (45) days after a Notice of Claim is received by the Securityholder Representative, the Securityholder Representative does not contest such Notice of Claim in writing to Parent, on behalf of itself or other Indemnified Parties as provided in Section 10.7(a)(ii), the Securityholder Representative shall be conclusively deemed to have consented, on behalf of all Indemnifying Parties, to the recovery by the Indemnified Party of the full amount of Damages (subject to the limitations contained in this Article X) specified in the Notice of Claim in accordance with this Article X, including the forfeiture of all or a portion of the Indemnification Escrow Account, and, without further notice, to have stipulated to the entry of a final judgment for damages against the Indemnifying Parties for such amount in any court having jurisdiction over the matter where venue is proper.
(ii)   Contested Claims. If the Securityholder Representative gives Parent, on behalf of itself or other Indemnified Parties written notice contesting all or any portion of a Notice of Claim (a “Contested Claim”) within the forty-five (45)-day period specified in Section 10.7(a)(i), then such Contested Claim shall be resolved by either (A) a written settlement agreement executed by Parent and the Securityholder Representative (a copy of which shall be furnished to the Escrow Agent if the Claim involves recovery against the Indemnification Escrow Account) or (B) in the absence of such a written settlement agreement within forty-five (45) days following receipt by Parent of the written notice from the Securityholder Representative, by binding litigation between Parent and the Securityholder Representative in accordance with the terms and provisions of Section 10.7(b).
(b)   Litigation of Contested Claims. Either Parent or the Securityholder Representative may bring suit in the courts of the State of Delaware and the Federal courts of the United States of America located within the State of Delaware to resolve a Contested Claim. Judgment upon any award rendered by the trial court may be entered in any court having jurisdiction.
(c)   Payment of Claims. If any amount is, in good faith, determined, agreed or deemed agreed to be owed to any Indemnified Person in accordance with this Section 10.7, then (i) within three (3) Business Days following the date such amount is determined, agreed or deemed agreed to be owed, Parent and the Securityholder Representative shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release such amount to the Indemnified Party from the Indemnification Escrow Account (to the extent of the Indemnification Escrow Account), in each case to be released in the same proportion of cash and shares as were contributed to the Indemnification Escrow Account, it being understood that for purposes of this Section 10.7(c), any share of Parent Common Stock that is released to the Indemnified Party in satisfaction of an Indemnifying Party’s obligations hereunder shall be valued at the Collared Stock Price and (ii) if the amount remaining in the Indemnification Escrow Account is insufficient to cover the full amount that is determined, agreed or deemed agreed to be owed to such Indemnified Party, then, subject to the limitations contained in Section 10.3, the Indemnified Party shall send notice to the Securityholder Representative within ten (10) days following the date such amount is determined, agreed or deemed agreed to be owed, and each Indemnifying Party shall thereafter promptly pay cash and/or forfeit shares of Parent Common Stock having a value (based on the Collared Stock Price) equal to such Indemnifying Party’s pro rata portion (based on his, her or its Applicable Percentage) of the amount of such shortfall to such Indemnified Party.
10.8   Release of Remaining Indemnification Escrow Account.   Parent and the Securityholder Representative shall instruct the Escrow Agent, subject to Section 10.9, to deliver to the Exchange Agent,

no later than eighteen (18) months from the Closing Date (the “Escrow Release Date”), for further distribution to each Indemnifying Party, based on the Applicable Percentages of such Indemnifying Party, such Indemnifying Party’s pro rata share of the remaining funds and shares of Parent Common Stock in the Indemnification Escrow Account (if any), in each case in the same proportion of cash and shares as comprise such Indemnifying Party’s Indemnification Escrow Contribution Amount, in excess of any amounts in the Indemnification Escrow Account that, as determined in good faith, are reasonably necessary (such amount, the “Held Back Amount”) to satisfy all unresolved, unsatisfied or disputed Claims for Damages specified in any Notice of Claim delivered to the Securityholder Representative before the Escrow Release Date. If any Claim is unresolved, unsatisfied or disputed as of the Escrow Release Date, then the Escrow Agent shall retain possession and custody of that portion of the Indemnification Escrow Account that equals the Held Back Amount to continue to serve as security for Damages then being claimed by the Indemnified Parties in all such unresolved, unsatisfied or disputed Claims, and as soon as all such Claims have been resolved, Parent and the Securityholder Representative shall instruct the Escrow Agent, subject to Section 10.9, to deliver to the Exchange Agent, for further distribution to each Indemnifying Party, based on the Applicable Percentage of such Indemnifying Party, such Party’s pro rata share of the Held Back Amount, in each case in the same proportion of cash and shares as comprise such Indemnifying Party’s Indemnification Escrow Contribution Amount.
10.9   Payment Conditions.   With respect to any amount to be released from the Indemnification Escrow Account or the Adjustment Escrow Account pursuant to Sections 10.8 or 10.13(c), any amounts to be paid to the Company Equity Holders pursuant to Section 3.5:
(a)   if any Indemnifying Party who held shares of Common Stock has not executed and delivered a properly completed Letter of Transmittal and surrendered such Person’s Certificate(s) or affidavits of loss relating thereto, if applicable, in each case, in accordance with Section 3.4 (the “Payment Conditions”) prior to the date on which any amount is to be distributed from the Indemnification Escrow Account or the Adjustment Escrow Account or to be paid to such Indemnifying Party, then any amount that would otherwise be released or paid to such Indemnifying Party shall be held by the Exchange Agent, without interest, until such Indemnifying Party satisfies all applicable Payment Conditions; and
(b)   unless the Securityholder Representative provides updated payment delivery instructions, each distribution to be made from the Indemnification Escrow Account or the Adjustment Escrow Account, and each payment to be made by Parent pursuant to Section 4.2, to a particular Indemnifying Party shall be effected in accordance with the payment delivery instructions set forth in such Person’s Letter of Transmittal.
10.10   Tax Consequences of Indemnification Payments.   All payments (if any) made to an Indemnified Party pursuant to any indemnification, compensation or reimbursement obligations under this Article X will be treated as adjustments to the purchase price for Tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by Law.
10.11   No Right of Contribution.   Except for the rights of the D&O Indemnified Individuals pursuant to Section 7.6, no Indemnifying Party or the Securityholder Representative acting on their behalf shall make any claim for indemnification, compensation, reimbursement or contribution from Parent, the Company, the Surviving Company or any Affiliate, assign or successor of any of the foregoing with respect to any indemnification, compensation or reimbursement claims arising under or in connection with this Agreement to the extent that the Company, the Surviving Company or any Indemnified Party is determined to be entitled to indemnification, compensation or reimbursement hereunder for such claim, it being acknowledged and agreed that the representations, warranties, covenants and agreements of the Company are solely for the benefit of the Indemnified Parties.
10.12   Exclusive Remedy.   Following the Closing, except for (i) claims for Individual Fraud against the Person that committed such Fraud, or (ii) the right to specific performance or injunctive relief as contemplated by Section 12.16, the rights to indemnification, compensation or reimbursement provided by Section 10.2 shall be the sole and exclusive remedy for any Damages of any Indemnified Party with respect to any breach of this Agreement by the Company or with respect to any of the matters set forth in Section 10.2. For the avoidance of doubt, the Parties acknowledge that the Securityholder Representative acts hereunder and otherwise in connection with the transactions contemplated hereby solely in its capacity as the

Securityholder Representative on behalf of the Company Equity Holders, not in its individual capacity, and therefore the Securityholder Representative shall have no obligation to pay indemnity or otherwise.
ARTICLE XI
TAX MATTERS
11.1   Transfer Taxes.   Parent shall timely pay all transfer, documentary, sales, use, stamp, registration, value added and similar non-income Taxes imposed with respect to the transactions contemplated by this Agreement (collectively, “Transfer Taxes”); provided, however, fifty percent (50%) of all Transfer Taxes shall be included as Transaction Expenses. All necessary Tax Returns and other documentation with respect to Transfer Taxes will be prepared and filed by Parent unless a Common Stockholder is required to file such Tax Returns under applicable Law. Parent, the Company and the Securityholder Representative shall reasonably cooperate in the preparation of such Tax Returns and to minimize or eliminate any Transfer Taxes.
11.2   Termination of Tax-Sharing Agreements.   All Tax sharing agreements or arrangements with respect to or involving the Company (other than commercial agreements entered into in the ordinary course of business and the principal purpose of which is unrelated to Tax) shall be terminated prior to the Closing and, after the Closing, the Company shall not be bound thereby or have any liability thereunder.
11.3   Treatment of Certain Payments.   The Parties agree to treat any payments made pursuant to Section 3.5 as an adjustment to the purchase price for income Tax purposes, except to the extent otherwise required by applicable Law.
11.4   Tax Returns.   For as long as amounts remain in the Adjustment Escrow Account, in the case of any income Tax Returns of the Company for taxable periods ending on or prior to the Closing Date that have not been filed on or prior to the Closing Date (“Parent Prepared Tax Returns”), such Parent Prepared Tax Returns shall be prepared in a manner consistent with prior tax accounting practices and methods of the Company (except as otherwise required by Law). Parent shall provide to the Securityholder Representative, for the Securityholder Representative’s review and approval, copies of all such Parent Prepared Tax Returns (including all relevant work papers) at least 30 days prior to their due date and (or if such Parent Prepared Tax Return is due in fewer than 30 days after the Closing Date, then as soon after the Closing Date as is reasonably practicable). Parent and the Securityholder Representative will attempt in good faith to resolve any disagreements regarding any such Parent Prepared Tax Return prior to the due date thereof. If the Securityholder Representative and Parent are unable to resolve any such disagreement prior to their due date, such disagreement will be resolved by an independent certified public accounting firm mutually acceptable to Securityholder Representative and Parent. The fees and expenses of such accounting firm will be borne equally by the Company Equity Holders, on the one hand, and Parent, on the other hand. If any such dispute with respect to such Parent Prepared Tax Return is not resolved prior to the due date thereof, such Parent Prepared Tax Return will be filed in the manner which Parent deems correct and promptly amended following resolution of such dispute in accordance with the results of such resolution.
11.5   Post-Closing Actions.   Except as otherwise required by Law, without the prior written consent of the Securityholder Representative (such consent not to be unreasonably withheld, conditioned or delayed), for as long as amounts remain in the Adjustment Escrow Account, Parent shall not take (and following the Closing, Parent shall prevent the Company, the Surviving Company and any of its Affiliates from taking) the following actions: (i) amend or cause the amendment of any income Tax Return of the Company for any taxable period ending on or prior to the Closing Date; or (ii) make any income Tax election of the Company with retroactive effect on any taxable period ending on or prior to the Closing Date.
11.6   Cooperation and Tax Contests. Parent and the Securityholder Representative shall cooperate, as and to the extent reasonably requested by the other party, in connection with (i) the filing of any Tax Returns of or with respect to the Company and (ii) any Action or other Proceeding with respect to Taxes of the Company (a “Tax Contest”). Such cooperation shall include retaining and providing records and information that are reasonably relevant to any such Tax Return or Tax Contest and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. Notwithstanding Section 10.4 and Section 10.5, (i) in the event that Parent or any of its Affiliates (including the Surviving Company or any Subsidiary after the Closing) receives written notice of any Tax Contest that would reasonably be expected to result in a demand for indemnification in respect of Taxes pursuant to this Agreement, Parent shall promptly notify the Securityholder Representative of such Tax Contest (an “Indemnifiable Tax Contest”), provided that no delay on the part of Parent in giving the Securityholder Representative such notice shall relieve the Securityholder Representative or any Indemnifying Party from any of their respective obligations under this Agreement unless (and then only to the extent that) the Securityholder Representative or the Indemnifying Parties are materially prejudiced thereby in terms of the amount of Damages for which the Indemnifying Parties are obligated to indemnify the Indemnified Party, (ii) the Securityholder Representative shall have the right to consult with Parent, participate in and attend with its own counsel any meetings and proceedings, regarding any Indemnifiable Tax Contest (provided that Parent shall control such Indemnifiable Tax Contest and any related proceedings and meetings) and (iii) Parent shall not settle or compromise an Indemnifiable Tax Contest without the consent of the Securityholder Representative, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Agreement, the Securityholder Representative shall have no obligation to prepare or file any Tax Returns of the Company.
11.7   Tax Treatment of the Mergers.   Provided that the aggregate Fair Market Value of the Parent Common Stock payable to the Common Stockholders and Preferred Stockholders pursuant to Section 3.1 (including from the Adjustment Escrow Amount, the Indemnification Escrow Amount and the Representative Holdback Amount and taking into account any releases thereof to Parent) is at least forty percent (40%) of the sum of the aggregate Fair Market Value of the Parent Common Stock and the cash payable to the Common Stockholders and Preferred Stockholders pursuant to Section 3.1 (including from the Adjustment Escrow Amount, the Indemnification Escrow Amount and the Representative Holdback Amount and taking into account any releases thereof to Parent), then (a) the Parties shall adopt this Agreement as a plan of reorganization within the meaning of Section 1.368-2(g) of the Treasury Regulations and Section 354(a)(1) of the Code and (b) Parent, Borrower, the Company and the Surviving Company shall report the Mergers, taken together, for income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code, including the filing of the statement required by Treasury Regulations Section 1.368-3, unless otherwise required by Law or a Tax Authority pursuant to a “determination” within the meaning of Section 1313(a) of the Code. For purposes of the immediately preceding sentence, “Fair Market Value” means the average of the high and low trading prices of the Parent Common Stock on the Closing Date. Neither Parent nor the Company shall take any action prior to the Closing, and Parent shall not take any action or fail to take any reasonable action (and shall prevent the Surviving Company from taking any action or failing to take any reasonable action) following the Closing, that would reasonably be expected to cause the Mergers, taken together, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. For the avoidance of doubt, any and all changes in the trading price of the Parent Common Stock shall be disregarded in determining whether any Party has complied with its obligations pursuant to this Section 11.7.
ARTICLE XII
MISCELLANEOUS AND GENERAL
12.1   Securityholder Representative.
(a)   By the approval and adoption of this Agreement in the Company Stockholder Approval pursuant to Delaware law and without any further action of any of the Company Equity Holders or the Company, the Company Equity Holders are hereby deemed to irrevocably appoint, and by participating in the Merger and receiving the benefits thereof, each Company Equity Holder is hereby deemed to and hereby does irrevocably appoint Fortis Advisors LLC, a Delaware limited liability company, as the Securityholder Representative to act as the true and lawful attorney-in-fact, exclusive agent and representative of the Company Equity Holders for all purposes under this Agreement or under any other agreement contemplated hereby. Without limiting the generality of the foregoing, the Securityholder Representative has full power and authority, on behalf of each Company Equity Holder and his, her or its successors and assigns, to (i) interpret the terms and provisions of this Agreement and the documents to be executed and delivered by the Company Equity Holders in connection herewith, including the Escrow Agreement, (ii) execute and deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement, including the Escrow Agreement, (iii) receive service of process in connection with any claims under this Agreement, the Escrow Agreement, (iv) agree to, negotiate and enter into settlements and compromises of, and assume the defense of, claims, and demand arbitration and comply with Orders of courts and awards of arbitrators with respect to such claims, and take all actions necessary or appropriate in the judgement of the Securityholder Representative for the accomplishment of the foregoing, (v) give and receive notices and communications, (vi) take all actions necessary or appropriate in the judgment of the Securityholder Representative on behalf of the Company Equity Holders in connection with this Agreement, (vii) make any determinations and settle any matters in connection with the adjustments in Section 3.5, (viii) authorize delivery to Parent of the Deficiency Amount or any portion thereof pursuant to Section 3.5, (ix) distribute the Representative Holdback Amount, (x) pay any expenses of the Company Equity Holders or the Securityholder Representative from the Representative Holdback Amount, (xi) deduct, hold back or redirect any funds which may be payable to any Company Equity Holder pursuant to the terms of this Agreement, the Escrow Agreement, or any agreements or documents executed and delivered in connection herewith in order to pay, or establish a reserve for, any amount that may be payable by such Company Equity Holder hereunder, and (xii) do or refrain from doing the foregoing and any further act or deed on behalf of the Company Equity Holders which the Securityholder Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement and the Escrow Agreement. Notwithstanding the foregoing, the Securityholder Representative shall have no obligation to act on behalf of the Company Equity Holders, except as expressly provided herein, in the Escrow Agreement and in the Securityholder Representative Engagement Agreement, and for purposes of clarity, there are no obligations of the Securityholder Representative in any ancillary agreement, schedule, exhibit or the Company Disclosure Letter.
(b)   The Securityholder Representative requires that the Representative Holdback Amount be withheld and wire transferred at Closing by Borrower to the Securityholder Representative, on behalf of the Company Equity Holders, to satisfy potential future obligations of the Company Equity Holders, as further described herein. The Representative Holdback Amount shall be retained by the Securityholder Representative in a non-interest bearing account for such time as the Securityholder Representative shall determine in its sole discretion. The Representative Holdback Amount shall be used (i) for the purposes of paying directly or reimbursing the Securityholder Representative for any Securityholder Representative Expenses incurred pursuant to this Agreement, the Escrow Agreement or any Securityholder Representative Engagement Agreement, or (ii) as otherwise determined by the Advisory Group. The Securityholder Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Representative Holdback Amount other than as a result of its gross negligence or willful misconduct. The Securityholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Representative Holdback Amount and has no tax reporting or income distribution obligations, in connection therewith. The Company Equity Holders will not receive any interest on the Representative Holdback Amount and assign to the Securityholder Representative any such interest. Subject to Advisory Group approval, the Securityholder Representative may contribute funds to the Representative Holdback Amount from any consideration otherwise distributable to the Company Equity Holders. As soon as reasonably determined by the Securityholder Representative that the Representative Holdback Amount is no longer required to be withheld, the Securityholder Representative shall distribute any remaining amounts from the Representative Holdback Amount to the Exchange Agent for further distribution to the Company Equity Holders.
(c)   In the event that the Securityholder Representative becomes unable to perform its responsibilities hereunder or resigns from such position, the Company Equity Holders (or, if applicable, their respective heirs, legal representatives, successors and assigns) who held a majority of the voting power represented by the capital stock of the Company issued and outstanding immediately prior to the Effective Time shall select another representative to fill such vacancy, and such substituted representative shall be deemed to be the Securityholder Representative for all purposes of this Agreement.
(d)   Parent and the Surviving Company shall be able to rely conclusively on any instructions given and actions taken by the Securityholder Representative as the instruction and decision of each Company Equity Holder in all matters referred to herein, and no Party or Company Equity Holder shall have any cause of action against Parent or the Surviving Company for any action taken by Parent or the Surviving Company in reliance upon the written instructions or decisions of the Securityholder Representative. The Securityholder Representative shall be entitled to: (i) rely upon the Allocation Schedule, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Company Equity Holder or other party.

(e)   Certain Company Equity Holders have entered into an engagement agreement (the “Securityholder Representative Engagement Agreement”) with the Securityholder Representative to provide direction to the Securityholder Representative in connection with its services under this Agreement, the Escrow Agreement and the Securityholder Representative Engagement Agreement (such Company Equity Holders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). Neither the Securityholder Representative nor its members, managers, directors, officers, contractors, agents and employees, nor any member of the Advisory Group (collectively, the “Securityholder Representative Group”) will be liable for any act done or omitted in connection with the acceptance or administration of the Securityholder Representative’s responsibilities under this Agreement, under the Escrow Agreement or under the Securityholder Representative Engagement Agreement while acting in good faith, except and only to the extent such action or omission constitutes gross negligence or intentional misconduct. Parent agrees that it will not look to the personal assets of the Securityholder Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the Company (pre-Closing) or the Company Equity Holders or otherwise. In performing any of its duties under this Agreement or any agreements or documents executed and delivered in connection herewith, the Securityholder Representative will not be liable to the Company Equity Holders for any losses that any Person may incur as a result of any act, or failure to act, by the Securityholder Representative under this Agreement or any agreements or documents executed and delivered in connection herewith. All actions taken by the Securityholder Representative under this Agreement, the Escrow Agreement or the Securityholder Representative Engagement Agreement shall be binding upon each Company Equity Holder and such Company Equity Holder’s successors as if expressly confirmed and ratified in writing by such Company Equity Holder, and all defenses which may be available to any Company Equity Holder to contest, negate or disaffirm the action of the Securityholder Representative taken in good faith under this Agreement, the Escrow Agreement or the Securityholder Representative Engagement Agreement are waived. The Company Equity Holders shall indemnify, defend and hold harmless the Securityholder Representative Group from and against any and all losses, claims, damages, liabilities, fees, costs, expenses (including reasonable, documented out of pocket fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers), judgments, fines or amounts paid in settlement (collectively, the “Securityholder Representative Expenses”) incurred without gross negligence or willful misconduct on the part of the Securityholder Representative and arising out of or in connection with the acceptance or administration of its duties hereunder, under the Escrow Agreement or under the Securityholder Representative Engagement Agreement. The Company Equity Holders acknowledge that the Securityholder Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Escrow Agreement, the Securityholder Representative Engagement Agreement or the transactions contemplated hereby or thereby. Furthermore, the Securityholder Representative shall not be required to take any action unless the Securityholder Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Securityholder Representative against the costs, expenses and liabilities which may be incurred by the Securityholder Representative in performing such actions. The limitation of liability, immunities and rights to indemnification provisions of this Section 12.1 will survive the Closing, the termination of this Agreement and the resignation or removal of the Securityholder Representative or any member of the Advisory Group.
(f)   All Securityholder Representative Expenses shall be paid by the Company Equity Holders on a pro rata basis. The Securityholder Representative shall first make payment of or recover, as applicable, such Securityholder Representative Expenses from the Representative Holdback Amount, second, from any distribution made to the Company Equity Holders from the Adjustment Escrow Amount, the Indemnity Escrow Amount or other amounts that may be distributable to the Company Equity Holders, and third, directly from the Company Equity.
(g)   The provisions of this Section 12.1 are independent and severable, are irrevocable (subject to the Securityholder Representative’s right to resign) and coupled with an interest, shall survive the death, incompetence, bankruptcy or liquidation of any Company Equity Holder and shall be binding on any successor thereto, shall survive the delivery of an assignment by any Company Equity Holder of the whole or any fraction of his, her or its interest in any amounts held pursuant to the Escrow Agreement, and shall be enforceable notwithstanding any rights or remedies that any Company Equity Holder may have in connection with the transactions contemplated by this Agreement.

12.2   Expenses.   Except as otherwise set forth in this Agreement, each Party shall be solely responsible for and shall bear all of its own costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby, regardless of whether the transactions contemplated by this Agreement are consummated; provided, that if the Closing occurs, Parent shall pay or cause to be paid the Transaction Expenses.
12.3   Successors and Assigns.   This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns but is not assignable by any Party without the prior written consent of the other Parties.
12.4   Third Party Beneficiaries.   Except as set forth in Section 7.6, each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.
12.5   Further Assurances.   The Parties shall execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement and the transactions contemplated hereby. Each Party shall cooperate affirmatively with the other Parties, to the extent reasonably requested by such other parties, to enforce rights and obligations herein provided.
12.6   Notices.   Any notice or other communication provided for herein or given hereunder to a Party must be in writing and: (a) sent by electronic mail; (b) delivered in person; (c) mailed by first class registered or certified mail, postage prepaid; or (d) sent by Federal Express or other overnight courier of national reputation, in each case, addressed as follows:
If to the Surviving Company, Parent, Borrower, Merger Sub I or Merger Sub II:
Skillsoft Corp.
300 Innovative Way, Suite 201
Nashua, NH 03062
Attention: Sarah Hilty
Email: sarah.hilty@skillsoft.com
with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Jackie Cohen
Email: jackie.cohen@weil.com
If to the Company (only prior to the Closing):
Ryzac, Inc.
575 Broadway, 5th Floor
New York, New York 10012
Attention: Zachary Sims
Email: zach@codecademy.com
with a copy (which shall not constitute notice) to:
Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, California 94025
Attention: Mark W. Seneca, Leah Recht
Email: mseneca@orrick.com, lrecht@orrick.com
If to the Securityholder Representative:
Fortis Advisors LLC
Attention: Notices Department (Project Salus)

Facsimile No.: (858) 408-1843
Email: notices@fortisrep.com
or to such other address with respect to a Party as such Party notifies the other Parties in writing as above provided. Each such notice or communication will be effective: (i) if given by electronic mail, then when confirmation of successful transmission is received; or (ii) if given by any other means specified in the first sentence of this Section 12.6, then upon delivery or refusal of delivery at the address specified in this Section 12.6.
12.7   Captions.   The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.
12.8   Amendment; Waiver.   This Agreement may be amended or modified only by an instrument in writing duly executed by the Parties; provided, however, after the Company Stockholder Approval has been obtained, there shall not be any amendment that by Law requires further approval by the stockholders of the Company without such further approval of such stockholders. At any time, the Company or Parent may: (a) extend the time for the performance of any of the obligations or other acts of the Parties; (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or (c) subject to the proviso of the first sentence of this Section 12.8, waive compliance with any of the other Party’s covenants, agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by such Party on the part of such Party. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. The failure of any party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of such rights.
12.9   Governing Law.   THIS AGREEMENT IS TO BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS.
12.10   Consent to Jurisdiction and Service of Process.   THE PARTIES HERETO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, THEN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND WAIVE, AND WILL NOT ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT, THAT THEY ARE NOT SUBJECT TO THE COURTS’ JURISDICTION OR THAT THE ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR RESPECTIVE PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON THE PARTIES HERETO BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THAT PARTY AT THE APPLICABLE ADDRESS PROVIDED IN SECTION 12.6.
12.11   Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
12.12   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

12.13   Construction.   The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder; (b) all references to the preamble, recitals, Sections, Articles, Exhibits or Schedules are to the preamble, recitals, Sections, Articles, Exhibits, Company Disclosure Letter or Parent Disclosure Letter of or to this Agreement; (c) the words “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender shall also include the feminine and neutral genders and vice versa; (e) words importing the singular shall also include the plural and vice versa; (f) the words “include,” “including” and “or” shall mean without limitation by reason of enumeration; (g) all references to “$” or dollar amounts are to lawful currency of the United States of America; and (h) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” References to any information or document being “made available” or “provided” (and words of similar import) to Parent shall mean such information or document has been posted to the online data room hosted on behalf of the Company by Box at www.box.com as of one (1) Business Day prior to the date of this Agreement.
12.14   Counterparts; Electronic Transmission.   This Agreement may be executed in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including in Adobe PDF format) will be effective as delivery of a manually executed counterpart to this Agreement.
12.15   Complete Agreement.   This Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and Exhibits attached hereto and the other documents delivered by the Parties in connection herewith, together with the Confidentiality Agreement, contain the complete agreement between the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the Parties with respect thereto.
12.16   Specific Performance.   The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event any of the provisions of this Agreement were not performed (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Article IX, it is accordingly agreed that each Party shall be entitled to an injunction, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 12.16, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with this Section 12.16 on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Each Party further agrees that neither the other Parties nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12.16, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If any Party brings an Action to enforce specifically the performance of the terms and provisions of this Agreement by the other Party, the Termination Date shall automatically be extended for so long as the party bringing such Action is actively seeking a court order for an injunction or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.
12.17   Financing Parties.   Notwithstanding anything in this Agreement to the contrary, each respective Party hereto on behalf of itself, its Subsidiaries and each of its controlled Affiliates hereby: (a) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement, the Financing or any of the agreements entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and each Party irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Financing, (c) agrees not to bring or support or permit any of its Affiliates to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Party in any way arising out of or relating to, this Agreement, the Financing, the Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon the Company, its Subsidiaries or its controlled Affiliates in any such Proceeding shall be effective if notice is given in accordance with Section 12.6, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (f) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY PROCEEDING BROUGHT AGAINST THE FINANCING PARTIES IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT, THE FINANCING, THE COMMITMENT LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER, (g) agrees that none of the Financing Parties will have any liability to the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives (in each case, other than Parent, the Merger Subs or their respective Subsidiaries) relating to or arising out of this Agreement, the Commitment Letter, the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (h) hereby waives any and all claims and causes of action against the Financing Parties relating to or arising out of this Agreement, the Commitment Letter, the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (i) agrees not to commence (and if commenced agree not to assist) any Proceeding against any Financing Party under this Agreement, the Financing, the Commitment Letter or the transactions contemplated hereby or thereby, (j) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 12.17, and (k) agrees that the provisions of this Section 12.17 and the definitions of “Financing Entities” and “Financing Parties” (and any other provisions of this Agreement to the extent a modification thereof would affect the substance of any of the foregoing) shall not be amended or waived in any manner adverse to the Financing Parties without the prior written consent of the Financing Entities. Notwithstanding the foregoing, nothing in this Section 12.17 shall in any way limit or modify the rights and obligations of Parent and the Merger Subs under this Agreement or any Financing Entity’s obligations to Parent and the Merger Subs under the Commitment Letter.
12.18   Waiver of Conflicts Regarding Representations; Non-Assertion of Attorney-Client Privilege.
(a)   Conflicts of Interest.   Each of Parent and the Merger Subs acknowledges that Orrick, Herrington & Sutcliffe LLP (“Prior Counsel”) has, on or prior to the Closing Date, represented one or more of the Company or one or more of its Subsidiaries, the Company Equity Holders and the Securityholder Representative, and their respective officers, employees and directors (each such Person, other than the Company and its Subsidiaries, a “Designated Person”), in each case, with respect to this Agreement and the other agreements or transactions contemplated hereby (including any matter that may be related to a litigation, claim or dispute arising under or related to this Agreement or such other agreements or in connection with such transactions) (each, an “Existing Representation”), and that, in the event of any post-Closing matters (x) relating to this Agreement or any other agreements or transactions contemplated hereby (including any matter that may be related to a litigation, claim or dispute arising under or related to this Agreement or such other agreements or in connection with such transactions) and (y) in which Parent, the Merger Subs or any of their Affiliates (including the Company and its Subsidiaries), on the one hand, and one or more Designated Persons, on the other hand, are or may be adverse to each other (each, a “Post-Closing Matters”), Prior Counsel may represent a Designated Person in connection with such matters. Accordingly, each of Parent and the Company (on its own behalf and on behalf of its Subsidiaries) hereby (i) waives and shall not assert, and agrees after the Closing to cause its Affiliates to waive and to not assert, any conflict of interest arising out of or relating to the representation by Prior Counsel of one or more Designated Persons in connection with one or more Post-Closing Matters (the “Post-Closing Representations”), and (ii) agrees that, in the event that a Post-Closing Matter arises, Prior Counsel may represent one or more Designated Persons in such Post-Closing Matter even though the interests of such Person(s) may be directly adverse to Parent or any of its Affiliates (including the Company and its Subsidiaries), and even though Prior Counsel may have represented the Company or its Subsidiaries in a matter substantially related to such dispute. Without limiting the foregoing, each of Parent, the Merger Subs and the Company (each on behalf of itself and its Affiliates) consents to the disclosure by Prior Counsel, in connection with one or more Post-Closing Representations, to the Designated Persons of any information learned by Prior Counsel in the course of one or more Existing Representations, whether or not such information is subject to the attorney-client privilege (or other privilege or protections) of the Company or any of its Subsidiaries or Prior Counsel’s duty of confidentiality as to the Company and its Subsidiaries and whether or not such disclosure is made before or after the Closing.
(b)   Attorney-Client Privilege.   Each of Parent, the Merger Subs and the Company waives and shall not assert, and agrees after the Closing to cause its Affiliates to waive and to not assert, any attorney-client privilege, attorney work-product protection or expectation of client confidence with respect to any communication prior to the Closing between Prior Counsel, on the one hand, and any Designated Person or the Company or any of its Subsidiaries (collectively, the “Pre-Closing Designated Persons”), on the other hand, or any advice given to any Pre-Closing Designated Person by Prior Counsel, in each case occurring during the Existing Representations (collectively, “Pre-Closing Privileges”) in connection with any Post-Closing Representation, including in connection with a dispute between any Designated Person and one or more of Parent, the Merger Subs, the Company and their respective Affiliates, it being the intention of the Parties that all rights to such Pre-Closing Privileges, and all rights to waiver or otherwise control such Pre-Closing Privilege, shall be retained by the Company Equity Holders and the Securityholder Representative, and shall not pass to or be claimed or used by Parent or the Company, except as expressly provided in the last sentence of this Section 12.18(b). Furthermore, each of Parent and the Company (each on behalf of itself and its Affiliates) acknowledges and agrees that any advice given to or communication with any of the Designated Persons shall not be subject to any joint privilege (whether or not the Company also received such advice or communication) and shall be owned solely by such Designated Persons. Notwithstanding the foregoing, (i) in the event that a dispute arises between Parent or the Surviving Company, on the one hand, and a third party other than a Designated Person, on the other hand, the Surviving Company may assert the Pre-Closing Privileges on behalf of the Designated Persons to prevent disclosure of any materials subject to the Pre-Closing Privileges (including any books and records and other documents of the Company containing any advice or communication that is subject to any Pre-Closing Privilege) to such third party and (ii) the foregoing provisions of this Section 12.18 shall not extend to any communication or materials not involving the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any claims brought in connection with such transactions or this Agreement.
12.19   No Recourse.   Notwithstanding anything that may be expressed or implied in this Agreement (other than, for the avoidance of doubt, the obligations, waivers and acknowledgments of the Company Equity Holders set forth in Article X and Section 12.1), this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties hereto, and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a named Party to this Agreement (and then only to the extent of the specific obligations undertaken by such named Party in this Agreement) and subject to the parenthetical in the preceding sentence, (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Parent, Borrower, Merger Sub I or Merger Sub II under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. The provisions of this Section 12.19 are intended to be for the benefit of, and enforceable by the former, current and future direct or indirect equityholders, controlling Persons, stockholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns, of each Party, and each such Person shall be a third-party beneficiary of this Section 12.19. This Section 12.19 shall be binding on all successors and assigns of the Parties.
12.20   Disclosure Letters and Exhibits.   The Company Disclosure Letter and Parent Disclosure Letter shall each be arranged in separate parts corresponding to the numbered and lettered sections and subsections in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular provision set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or Parent Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of the disclosure (without any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another provision in this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter and Parent Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or Parent Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement. The inclusion of any item in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to constitute an acknowledgment by the Company or Parent, as applicable, that the matter is required to be disclosed by the terms of this Agreement, nor shall such disclosure be deemed (i) an admission of any breach or violation of any Contract or Law, (ii) an admission of any liability or obligation to any third party, or (iii) to establish a standard of materiality.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement or caused this Agreement to be executed as of the date first above written.
PARENT:
SKILLSOFT CORP.
By:
/s/ Jeffrey R. Tarr

Name: Jeffrey R. Tarr
Title:  Chief Executive Officer
BORROWER:
SKILLSOFT FINANCE II, INC.
By:
/s/ Jeffrey R. Tarr

Name: Jeffrey R. Tarr
Title:  President
MERGER SUB I:
SKILLSOFT NEWCO I, INC.
By:
/s/ Jeffrey R. Tarr

Name: Jeffrey R. Tarr
Title:  President
MERGER SUB II:
SKILLSOFT NEWCO II, LLC
By:
/s/ Jeffrey R. Tarr

Name: Jeffrey R. Tarr
Title:  President
THE COMPANY:
RYZAC, INC.
By:
/s/ Zachary Sims

Name: Zachary Sims
Title:  Chief Executive Officer, President
[Signature Page to Agreement and Plan of Merger]

SECURITYHOLDER REPRESENTATIVE:
FORTIS ADVISORS LLC, solely in its capacity as Securityholder Representative
By:
/s/ Richard Fink

Name: Richard Fink
Title:  Managing Director
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
Form of Accredited Investor Questionnaire
[See attached.]

Exhibit A
ACCREDITED INVESTOR QUESTIONNAIRE1
Part I
Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person.
The undersigned (the “Accredited Investor”) has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Accredited Investor and under which the Accredited Investor accordingly qualifies as an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
Entities:
☐   Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
☐   Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;
☐   Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;
☐   Any investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;
☐   Any insurance company as defined in section 2(a)(13) of the Securities Act;
☐   Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or a business development company as defined in section 2(a)(48) of the Investment Company Act;
☐   Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;
☐   Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
☐   Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐   Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (i) if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or (ii) if the employee benefit plan has total assets in excess of $5,000,000 or, (iii) if such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;
☐   Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;
☐   Any organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

1
For purposes hereof, the “Company” means Skillsoft Corp., a Delaware corporation.

☐   Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act;
☐   Any entity in which all of the equity owners are “accredited investors”;
☐   Any entity of a type not listed above, that is not formed for the specific purpose of acquiring the securities offered and owns investments in excess of $5,000,000; or
☐   Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of $5,000,000; (ii) is not formed for the specific purpose of acquiring the securities offered and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment (clauses (i) through (iii), collectively, the “Family Office Requirements”).
Natural Persons:
☐   Any director, executive officer, or general partner of the Company, or any director, executive officer, or general partner of a general partner of the Company;
☐   Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent2, exceeds $1,000,0003;
☐   Any natural person who had an individual income4 in excess of $200,000 in each of the two most recent years, or joint income5 with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

2
For purposes of this item “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

3
For purposes of this item, “net worth” means the excess of total assets at fair market value (excluding the value of the primary residence of such natural person) over total liabilities (excluding (i) the amount of indebtedness secured by the primary residence of such natural person up to such primary residence’s estimated fair market value at the time of the sale of securities, except that if the amount of such indebtedness outstanding at the time of investment in the Company exceeds the amount outstanding 60 days before such time (the “additional indebtedness”), other than as a result of the acquisition of the primary residence, the amount of such additional indebtedness shall be included as a liability and (ii) indebtedness that is secured by such natural person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities).

4
For purposes of this item, “individual income” means adjusted gross income as reported for U.S. federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under §103 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Code §611 et seq., and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Code §1202 prior to its repeal by the Tax Reform Act of 1986.

5
For purposes of this item, “joint income” means adjusted gross income as reported for U.S. federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under §103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Code §611 et seq., and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Code §1202 prior to its repeal by the Tax Reform Act of 1986.

☐   Any natural person who holds, in good standing, one or more of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65); or
☐   Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the Family Office Requirements and whose prospective investment in the Company is directed by that family office pursuant to clause (iii) of the Family Office Requirements.
IN WITNESS WHEREOF, the Accredited Investor has executed this Accredited Investor Questionnaire on the date set forth below.
Dated                         , 2021
For Accredited Investors That Are Natural Persons:
Name:
(print or type)
Signature:
(signature)
Spouse’s Signature:
(only required if issuance is being made to a married couple as joint tenants)	(signature)
For Accredited Investors That Are Alter-Egos of Natural Persons (e.g., individual retirement accounts, self-directed retirement plans and certain revocable grantor trusts):
Name:
(print or type)
By:
(signature of authorized representative)
Name:
(print or type name of authorized representative)
Title:
(print or type title of authorized representative)
For Accredited Investors That Are Entities:
Name:
(print or type)
By:
(signature of authorized signatory)
Name:
(print or type name of authorized signatory)
Title:
(print or type title of authorized signatory)

EXHIBIT B
Form of Registration Rights Agreement
[See Annex II.]

ANNEX A
Allocation Schedule
Intentionally Omitted.

Annex II
FORM OF REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2022, is made and entered into by and among Skillsoft Corp., a Delaware corporation (the “Company”), and the undersigned parties under Holder on the signature pages hereto (together with any person or entity who hereafter becomes a party to this Agreement, the “Holders”, and each individually, a “Holder”).
RECITALS
WHEREAS, the Company is party to that certain Agreement and Plan of Merger, dated as of December 22, 2021 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Skillsoft Finance II, Inc., a Delaware corporation, Skillsoft Newco I, Inc., a Delaware corporation (“Merger Sub I”), Skillsoft Newco II, LLC, a Delaware limited liability company (“Merger Sub II”), Ryzac, Inc., a Delaware corporation (“Ryzac”), and Fortis Advisors LLC, solely in its capacity as the representative of the Company Equity Holders (as defined in the Merger Agreement), pursuant to which, among other things, (i) Merger Sub I will merge with and into Ryzac (the “First Merger”), with Ryzac being the surviving corporation of the First Merger (the “Initial Surviving Company”), and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Initial Surviving Company will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger;
WHEREAS, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Holders shall receive shares of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), and, if applicable, cash, in each case, in such amounts as set forth in the Merger Agreement;
WHEREAS, the Merger Agreement provides that, at the Closing (as defined in the Merger Agreement), the parties hereto shall enter into this Agreement; and
WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.
NOW,THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1   Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.
“Affiliate” shall mean, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person. As used in this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” shall have the meaning given in the Preamble.
“Board” shall mean the Board of Directors of the Company.
“Bookings” shall mean (i) subscription renewals, upgrades, churn, and downgrades to existing customers, (ii) non-subscription services, and (iii) sales to new customers. Bookings generally represent a customer’s annual obligation (versus the life of the contract), and, for the subscription business, revenue is recognized for such Bookings over the twelve (12) months following such Bookings.
“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.
“Commission” shall mean the United States Securities and Exchange Commission.
“Common Stock” shall have the meaning given in the Recitals hereto.
“Company” shall have the meaning given in the Preamble.
“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.3.3.
“Demanding Holder” shall have the meaning given in subsection 2.1.1.
“Demand Registration” shall have the meaning given in subsection 2.1.1.
“Effectiveness Deadline” shall have the meaning given in subsection 2.3.1.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“First Merger” shall have the meaning given in the Recitals hereto.
“Form S-1 Shelf” shall have the meaning given in subsection 2.3.1.
“Form S-3 Shelf” shall have the meaning given in subsection 2.3.1.
“Founder Holder” shall mean Zachary Sims or his spouse, including any life partner or similar statutorily-recognized domestic partner, child (natural or adopted), or any other immediate family member of Mr. Sims (or his spouse, including any life partner or similar statutorily-recognized domestic partner), or any trust, partnership or limited liability company controlled by or formed for the benefit of, or the ownership interests of which are owned wholly by, Mr. Sims or any such immediate family member.
“Holders” shall have the meaning given in the Preamble.
“Initial Surviving Company” shall have the meaning given in the Recitals hereto.
“Lock-Up Period” shall mean: (i) with respect to the Common Stock held by the Holders other than the Founder Holder, the period beginning on the Closing Date and ending on the date that is 180 days following the Closing Date; and (ii) with respect to the Common Stock held by the Founder Holder, the period beginning on the Closing Date and ending on the earlier of (r) the second anniversary of the Closing Date and (s) a Change of Control, as defined in the Company’s 2020 Omnibus Incentive Plan; provided, however, that (A) if Bookings directly attributable to Ryzac product offerings meet or exceed the Bookings target for the Ryzac product offerings for the fiscal year ending January 31, 2023 or (B) Bookings for the Company’s Tech & Dev business (including Bookings directly attributable to Ryzac product offerings) meet or exceed the Bookings target for the Company’s Tech & Dev business established by the Board in its sole discretion for the fiscal year ending January 31, 2023, then, upon the later to occur of (x) the twelve (12) month anniversary of the Closing Date and (y) April 15, 2023, then the Lock-Up Period shall be deemed to have ended with respect to fifty percent (50%) of all Registrable Securities then held by the Founder Holder;

provided, further, that in the event that the applicable Bookings in clause (A) or (B) above are (I) at least ninety-seven percent (97%) but less than one hundred percent (100%) of the applicable target, the Lock-Up Period shall be deemed to have ended with respect to forty-five percent (45%) of all Registrable Securities then held by the Founder Holder or (II) at least ninety-four percent (94%) but less than ninety-seven percent (97%) of the applicable target, the Lock-Up Period shall be deemed to have ended with respect to twenty-five percent (25%) of all Registrable Securities then held by the Founder Holder; provided, further, that if (x) the Founder Holder’s employment with the Company or its Affiliates is terminated without Cause or by Founder Holder for Good Reason, as such terms are defined in Founder Holder’s Offer Letter in effect at the time or (y) the Founder Holder no longer reports directly to Jeffrey Tarr, then the Lock-Up Period shall be deemed to have ended with respect to twenty-five percent (25%) of all Registrable Securities then held by the Founder Holder. For purposes of determining whether the conditions described in clause (ii) of this paragraph have been met, with respect to multi-year contracts, only one (1) year of Bookings will be considered. For the avoidance of doubt there is no employment condition to the releases as set forth in clause (ii) of this paragraph.
“Lock-Up Provisions” shall have the meaning given in subsection 3.6.1.
“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.
“Merger Agreement” shall have the meaning given in the Recitals hereto.
“Mergers” shall have the meaning given in the Recitals hereto.
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“Permitted Transferees” shall mean, prior to the expiration of the applicable Lock-Up Period, (a) in the case of any Holder that is not an individual, any Affiliate of such Holder (including existing affiliated investment funds or vehicles that at all times remain Affiliates) and (b) in the case of any Holder who is an individual, (i) any successor by death or (ii) any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants; provided that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of the transferred Registrable Securities.
“Person” means any natural person, general or limited partnership, corporation, company, trust, limited liability company, limited liability partnership, firm, association or organization or other legal entity.
“Piggyback Registration” shall have the meaning given in subsection 2.2.1.
“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“Registrable Security” shall mean (a) any outstanding shares of Common Stock held by a Holder as of the date of this Agreement issued in connection with the transactions contemplated by the Merger Agreement, and (b) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates or book entries for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated by the Commission); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:
(A)   all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;
(B)   fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C)   printing, messenger, telephone and delivery expenses;
(D)   reasonable fees and disbursements of counsel for the Company;
(E)   reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and
(F)   reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.
“Registration Statement” shall mean any registration statement that covers the Registrable Securities required to be filed pursuant Article II of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Requesting Holder” shall have the meaning given in subsection 2.1.1.
“Rule 415” shall have the meaning given in subsection 2.3.1.
“Ryzac” shall have the meaning given in the Recitals hereto.
“Sale Event” shall have the meaning given in subsection 3.6.1.
“Second Merger” shall have the meaning given in the Recitals hereto.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Shelf Registration Statement” shall mean a Registration Statement filed with the Commission on either (a) Form S-3 or Form F-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3 or Form F-3, an evergreen Registration Statement on Form S-1 or Form F-1 (or any successor form or other appropriate form under the Securities Act), in each case, for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.
“Shelf Takedown Notice” shall have the meaning given in subsection 2.3.3.
“Shelf Underwritten Offering” shall have the meaning given in subsection 2.3.3.
“Staff” shall have the meaning given in Section 2.5.
“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
ARTICLE II
REGISTRATIONS
2.1   Demand Registration.
2.1.1   Request for Registration. Following expiration of the Lock-Up Period and subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time, the Holders of at least 10% in interest of the then-outstanding number of Registrable Securities (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Within three (3) Business Days of the Company’s receipt of the Demand Registration, if the Company has not already caused such Registrable Securities to be registered on a Shelf Registration Statement that the Company then has on file with, and has been declared effective by, the Commission and that remains in effect and not subject to any stop order, injunction or other order or requirement of the Commission (in which event the Company shall be deemed to have satisfied its registration obligation under this subsection 2.1.1), the Company shall notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) Business Days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of five (5) Registrations pursuant to a Demand Registration under this subsection 2.1.1 with respect to any or all Registrable Securities ; provided, however, that a Registration shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Registration Statement have been sold, in accordance with Section 3.1 of this Agreement.
2.1.2   Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated. Notwithstanding anything to the contrary set forth herein, the Company is not obligated to take any action to effect any Demand Registration upon receipt of a Demand Registration if a Piggyback Registration was declared effective or a Shelf Underwritten Offering was consummated within the preceding ninety (90) days.

2.1.3   Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder and Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein; provided that the Company shall not be under any obligation pursuant to this subsection 2.1.3, unless such Demanding Holder(s) (a) reasonably expect aggregate gross proceeds in excess of $25,000,000 from such Underwritten Offering or (b) reasonably expects to sell all of the Registrable Securities held by such Demanding Holder(s) in such Underwritten Offering. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.
2.1.4   Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) holds prior to such Underwritten Registration) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.
2.1.5   Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.
2.2   Piggyback Registration.
2.2.1   Piggyback Rights. If, at any time following expiration of the Lock-Up Period, (x) the Company has not already caused such Registrable Securities to be registered on a Shelf Registration Statement that the Company then has on file with, and has been declared effective by, the Commission and that remains in effect and not subject to any stop order, injunction or other order or requirement of the Commission (in which event the Company shall be deemed to have satisfied its registration obligation under this subsection 2.2.1) and (y) the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) for a rights offering, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than five (5) Business Days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Form S-3, the applicable “red herring” prospectus or prospectus supplement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) Business Days after receipt of such written notice (such Registration a “Piggyback Registration”). Subject to subsection 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.
2.2.2   Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:
(a)   If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof and Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company (pro rata based on the respective number of Registrable Securities that each stockholder holds prior to such Underwritten Registration), which can be sold without exceeding the Maximum Number of Securities; or
(b)   If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 and Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities (pro rata based on the respective number of Registrable Securities that each stockholder holds prior to such Underwritten Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.
2.2.3   Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.
2.2.4   Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.
2.3   Shelf Registration.
2.3.1   Initial Registration. The Company shall, as soon as practicable, but in any event within one hundred and twenty (120) days after the date hereof, file a Shelf Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (“Rule 415”) on the terms and conditions specified in this subsection 2.3.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) sixty (60) days following the filing deadline (or ninety (90) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission) and (ii) ten (10) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall be a shelf registration statement on Form S-3 (a “Form S-3 Shelf”) or, if Form S-3 is not then available to the Company, on Form S-1 (a “Form S-1 Shelf”) or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.3.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this subsection 2.3.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.3.1, but in any event within five (5) Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this subsection 2.3.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).
2.3.2   Form S-3 Shelf. If the Company files a Form S-1 Shelf and thereafter the Company becomes eligible to use Form S-3 for secondary sales, the Company shall use its reasonable best efforts to file a Form S-3 Shelf as promptly as practicable but in any event within ninety (90) days after the date of eligibility to replace the shelf registration statement that is a Form S-1 Shelf and have the Form S-3 Shelf declared effective as promptly as practicable and to cause such Form S-3 Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.
2.3.3   Shelf Takedown. At any time and from time to time following the effectiveness of the shelf registration statement required by subsection 2.3.1 or 2.3.2, any Holder may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such shelf registration statement, if the Company files a Form S-3 Shelf and is eligible to use Form S-3 for secondary sales (a “Shelf Underwritten Offering”); provided that such Holder(s) (a) reasonably expect aggregate gross proceeds in excess of $25,000,000 from such Shelf Underwritten Offering or (b) reasonably expects to sell all of the Registrable Securities held by such Holder in such Shelf Underwritten Offering. All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Within five (5) Business Days after receipt of any Shelf Takedown Notice, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of subsection 2.1.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Holders after consultation with the Company and shall take all such other commercially reasonable actions as are requested by the managing Underwriter or Underwriters to expedite or facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.3.3, subject to subsection 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling stockholders as are customary in underwritten offerings of securities by the Company.
2.4   Holder Information Required for Participation in Shelf Registration. At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement pursuant to this Article II, the Company shall use reasonable efforts to notify each Holder in writing (which may be by email) of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the fifth (5th) Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Article II.
2.5   Restrictions on Registration Rights. If: (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of a Company-initiated Registration, the Company has initiated a Registration and provided that the Company has delivered written notice regarding such Registration to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period. Notwithstanding anything to the contrary contained in this Agreement, in the event the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the Commission do not permit such Registration Statement to become effective due to limitations on the use of Rule 415 under the Securities Act and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the stockholders participating therein (or as otherwise may be acceptable to each participating Holder) without being named therein as an “underwriter,” and notwithstanding that the Company used diligent efforts to advocate with the Staff for the registration of all or a greater part of the shares, then the Company shall reduce the number of shares to be included in such Registration Statement by all stockholders participating therein until such time as the Staff and the Commission shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all such selling holders on a pro rata basis (based upon the number of shares otherwise required to be included for each stockholder) unless the inclusion of shares by a particular stockholder or a particular set of stockholders are resulting in the Staff or the Commission’s “by or on behalf of the Company” offering position, in which event the shares held by such stockholder or set of stockholders shall be the only shares subject to reduction (and if by a set of stockholders on a pro rata basis by such stockholders or on such other basis as would result in the exclusion of the least number of shares by all such stockholders); provided that, with respect to such pro rata portion allocated to any Holder, such Holder may elect the allocation of such pro rata portion among the Registrable Securities of such Holder, and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such additional shares and cause such amendment or Registration Statement to become effective as promptly as practicable. In addition, in the event that the Staff or the Commission requires any Holder seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Holder does not consent to being so named as an underwriter in such Registration Statement, then, such Holder will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company or to reduce the total number of Registrable Securities to be registered on behalf of such Holder, until such time as the Staff or the Commission does not require such identification.
ARTICLE III
COMPANY PROCEDURES
3.1   General Procedures. If at any time the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:
3.1.1   prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;
3.1.2   prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
3.1.3   prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
3.1.4   prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.5   cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
3.1.6   provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.7   advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.8   at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, use commercially reasonable efforts to furnish a copy thereof to each seller of such Registrable Securities or its counsel to the extent practical;
3.1.9   notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;
3.1.10   permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.11   obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;
3.1.12   on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain, and deliver to the Holders a copy of, an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;
3.1.13   in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;
3.1.14   make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);
3.1.15   if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and
3.1.16   otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration, including, without limitation, making available senior executives of the Company to participate in any due diligence sessions that may be reasonably requested by the Underwriter in any Underwritten Offering.
3.2   Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.
3.3   Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements (subject to Section 3.6), underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.
3.4   Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.
3.5   Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions.
3.6   Lock-Up Provisions. During the applicable Lock-Up Period, each Holder hereby agrees that it shall not (i) offer, sell, contract to sell (including any short sale), pledge, grant any option to purchase, transfer or otherwise dispose of (including sales pursuant to Rule 144 or Section 1145 of the Bankruptcy Code), directly or indirectly, any shares of Common Stock (including shares of Common Stock that may be deemed to be owned beneficially by such Holder in accordance with the rules and regulations of the Commission), (ii) enter into a transaction that would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any shares of Common Stock, whether such transaction is to be settled by delivery of such shares of Common Stock, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Event”), or (iv) publicly disclose the intention to enter into any Sale Event, in each case of clauses (i) through (iv), except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee (the restrictions provided for in this subsection 3.6.1, collectively, the “Lock-Up Provisions”). The Company hereby agrees that it will use reasonable best efforts to enforce the Lock-Up Provisions during the Lock-Up Period, including through the issuance of stop-transfer instructions to the Company’s transfer agent with respect to any transaction the Company can reasonably demonstrate would constitute a breach of such Lock-Up Provisions.
3.7   Rule 144 and Legend Removal. After the applicable Lock-Up Period, the Company shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. In connection with any transfer of Registrable Securities as a result of which such Registrable Securities cease to be restricted securities (as such term is used in Rule 144), the Company agrees that it will use its reasonable best efforts to issue and cause its counsel to issue, as promptly as practicable, instruction letters to the Company’s transfer agent and registrar authorizing and directing the removal of any restrictive transfer legends or other restrictions on transfer borne on such Registrable Securities.
ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION
4.1   Indemnification.
4.1.1   The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto or (iv) any registration or qualification of securities under applicable blue sky laws (including any failure to register or qualify securities under such laws where the Company has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification); except with respect to clauses (i) and (ii), insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.
4.1.2   In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
4.1.3   Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5   If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.
ARTICLE V
MISCELLANEOUS
5.1   Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to 300 Innovative Way, Suite 201, Nashua, NH 03062, Attention: Sarah Hilty, Chief Legal Officer, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.
5.2   Assignment; No Third Party Beneficiaries.
5.2.1   Except as set forth in subsection 5.2.2., this Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
5.2.2   A Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to a Permitted Transferee who agrees to become bound by the transfer restrictions set forth in this Agreement.
5.2.3   This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.
5.2.4   This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.
5.2.5   No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.
5.3   Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.
5.4   Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN WILMINGTON COUNTY IN THE STATE OF DELAWARE.
EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE VENUE SET FORTH IN THIS SECTION ABOVE SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A COURT DESCRIBED IN THE SECTION ABOVE, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.
EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
5.5   Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
5.6   Other Registration Rights. The Company represents and warrants that other than pursuant to that certain Amended and Restated Registration Rights Agreement, dated as of October 12, 2020, by and among Churchill Capital Corp. II, Churchill Sponsor II LLC, Software Luxembourg S.A. and the holders party thereto, no person, other than a Holder of Registrable Securities has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
5.7   Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5, Article IV and this Article V (other than Section 5.6) shall survive any termination.
[Signature Pages Follow]
IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.
SKILLSOFT CORP.
By:	Name: Title:
[Signature Page to Registration Rights Agreement]

HOLDERS:
[HOLDER]
By:	Name: Title:
[Signature Page to Registration Rights Agreement]

JOINDER TO REGISTRATION RIGHTS AGREEMENT
This Joinder to Registration Rights Agreement (this “Joinder”) is executed pursuant to that certain Registration Rights Agreement, dated as of [•], 2022 and as further amended from time to time (the “Registration Rights Agreement”), by and among Skillsoft Corp., a Delaware corporation, and the undersigned parties under Holder on the signature pages thereto (together with any person or entity who becomes a party to the Registration Rights Agreement, the “Holders”, and each individually, a “Holder”), in connection with the undersigned’s acquisition of shares of Common Stock, and/or warrants to purchase shares of Common Stock (the “Registrable Securities”). Capitalized terms used but not defined herein shall have the meanings set forth in the Registration Rights Agreement.
The undersigned acknowledges that it has been given a copy of the Registration Rights Agreement and afforded ample opportunity to read it, and the undersigned is thoroughly familiar with its terms.
NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned does hereby (a) acknowledge and agree that (i) the undersigned has been given a copy of the Registration Rights Agreement and ample opportunity to read it, and the undersigned is thoroughly familiar with its terms and (ii) the Registrable Securities acquired by the undersigned shall be bound by and subject to the terms of the Registration Rights Agreement and (b) adopt the Registration Rights Agreement with the same force and effect as if the undersigned were originally a party thereto.
[Remainder of the Page Left Intentionally Blank]

This       day of       2022.
[HOLDER]

Name:
Title:
Address:

Annex III
745 Seventh Avenue New York, NY 10019 United States
CONFIDENTIAL
December 21, 2021
Board of Directors
Skillsoft Corp.
300 Innovative Way, Suite 201
Nashua, NH 03062
Members of the Board of Directors:
We understand that Skillsoft Corp., a Delaware corporation (“Parent”), intends to enter into a transaction (the “Proposed Transaction”) by and among Parent, Skillsoft Finance II Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Borrower”), Skillsoft Newco I, Inc., a Delaware corporation and direct wholly owned subsidiary of Borrower (“Merger Sub I”), Skillsoft Newco II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Borrower (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Ryzac, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC (the “Securityholder Representative”), pursuant to which, among other things, Merger Sub I will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the “Initial Surviving Company”) and, immediately thereafter, the Initial Surviving Company will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger (the “Surviving Company”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger among Parent, Borrower, the Merger Subs, the Company and the Securityholder Representative (the “Agreement”). In connection with the First Merger, at the effective time of the First Merger, Parent will pay to the (a) holders of issued and outstanding Common Stock, par value $0.00001 per share, of the Company (the “Common Stock”), (b) holders of issued and outstanding Series A Preferred Stock, par value $0.0001 per share, of the Company, Series B Preferred Stock, par value $0.0001 per share, of the Company, Series C Preferred Stock, par value $0.0001 per share, of the Company and Series D Preferred Stock, par value $0.0001 per share, of the Company and (c) holders of outstanding options to purchase shares of Common Stock, in the aggregate, (i) a number of shares of Class A Common Stock of Parent, par value $0.0001 per share (“Parent Common Stock”), equal to (x) the Adjusted Share Consideration Value (as defined in the Agreement), divided by (y) the Collared Stock Price (as defined in the Agreement) and (ii) an amount of cash equal to $204,943,210, subject to adjustments (as to which we express no opinion) pursuant to Section 3.5 of the Agreement and estimated and finally determined pursuant to Section 3.5 of the Agreement ((i) and (ii), collectively, the “Total Consideration”). In connection with the Second Merger, at the effective time of the Second Merger, each share of common stock of the Initial Surviving Company issued and outstanding shall be cancelled and cease to exist without any conversion thereof or payment therefor and the membership interest of Merger Sub II outstanding shall be converted into and become the membership interest of the Surviving Company. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.
We have been requested by the Board of Directors of Parent to render our opinion with respect to the fairness, from a financial point of view, to Parent of the Total Consideration to be paid by Parent in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, Parent’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration paid in the Proposed Transaction or otherwise. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

III-1

In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of December 21, 2021 and the specific terms of the Proposed Transaction, (2) publicly available information concerning Parent that we believe to be relevant to our analysis, including its registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2021 and subsequently amended, its registration statement on Form S-4 with respect to the business combination between Churchill Capital Corp II and Software Luxembourg Holding S.A. filed with the SEC on January 22, 2021 and subsequently amended, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2021 and July 31, 2021, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including certain audited balance sheets of the Company and the related audited statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020, certain unaudited balance sheet of the Company and the unaudited statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows as of and for the nine (9) months ended September 30, 2021 and financial projections with respect to the future financial performance of the Company and its subsidiaries prepared by management of the Company, (4) financial and operating information with respect to the business, operations and prospects of the Company, including financial projections with respect to the future financial performance of the Company and its subsidiaries prepared by management of the Company and reviewed and revised by management of Parent and approved for our use by Parent and net operating loss projections for the Company prepared by management of Parent and approved for our use by Parent, and financial and operating information with respect to the business, operations and prospects of Parent and its subsidiaries, including financial projections with respect to the future financial performance of Parent and its subsidiaries stand alone and pro forma for the Proposed Transactions, in each case prepared by management of Parent and approved for our use by Parent (collectively, the “Projections”), (5) certain operating synergies projected by the management of Parent to result from the Proposed Transaction, as approved for our use by Parent (the “Synergies”), (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, and (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant. In addition, we have had discussions with the management of Parent concerning the business, operations, assets, liabilities, financial condition and prospects of the Company and its subsidiaries and with the management of Parent concerning the business, operations, assets, liabilities, financial condition and prospects of Parent and its subsidiaries standalone and pro forma for the Proposed Transaction and have undertaken such other studies, analyses and investigations as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of Parent that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections, upon the advice of Parent, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Parent as to the future financial performance of the Company and Parent and that the Company and Parent will perform substantially in accordance with such projections. Furthermore, upon the advice of Parent, we have assumed that the amounts and timing of the Synergies are reasonable and that the Synergies will be realized in accordance with such estimates. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Parent and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Parent. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the prices at which shares of Parent Common Stock would trade following the announcement of the Proposed Transaction.

III-2

We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of Parent, that all material governmental, regulatory and third-party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Parent has obtained such advice as it deemed necessary from qualified professionals. We also do not express any opinion as to any ongoing obligations of the Company or Parent under the Agreement, the allocation of the Total Consideration among shares of Parent Common Stock and cash, the separate or relative fairness of the portion of the Total Consideration comprised of Parent Common Stock and the portion of the Total Consideration comprised of cash, or the allocation of the Total Consideration among the various equity interests of the Company.
Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Total Consideration to be paid by Parent in the Proposed Transaction is fair to Parent.
We have acted as financial advisor to Parent in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for Parent in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we acted as capital markets advisor to Software Luxembourg Holding S.A. (“Skillsoft”) in connection with its business combination with Churchill Capital Corp II. In addition, Parent has requested and one of our affiliates is providing a commitment for the funds necessary to finance a portion of the Total Consideration and we will receive customary fees in connection therewith.
In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Prosus N.V. (“Prosus”), a significant shareholder of Parent and the Company, and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services.
Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management, and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Parent, the Company and Prosus for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of Parent and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of Parent as to how such stockholder should vote with respect to the Proposed Transaction.
Very truly yours,
BARCLAYS CAPITAL INC.

III-3

Annex IV
Ryzac, Inc. (D.B.A. Codecademy)

Ryzac, Inc. (D.B.A. Codecademy)
Balance Sheets
September 30, 2021 and 2020
(Unaudited)
	September 30, 2021	September 30, 2020
Assets
Current assets
Cash and cash equivalents	$50,591,267	$19,639,417
Contract assets, net	272,259	351,759
Prepaid expenses and other current assets	2,169,191	1,595,695
Total current assets	53,032,717	21,586,871
Restricted cash	766,025	766,025
Property and equipment, net	461,466	339,884
Intangible assets, net	1,919,772	582,896
Digital content, net	1,894,358	1,120,169
	$58,074,338	$24,395,845
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses, and other current liabilities	$3,219,398	$2,154,027
Contract liabilities	14,737,207	11,084,146
Deferred rent, current portion	90,185	89,944
Total current liabilities	18,046,790	13,328,117
Deferred rent, net of current portion	—	90,185
Stockholders’ equity
Series A Convertible Preferred stock, $.00001 par value, 2,231,860 shares authorized, issued and outstanding: liquidation preference $2,530,929	22	22
Series B Convertible Preferred stock, $.00001 par value, 2,710,028 shares authorized, 2,705,259 shares issued and outstanding: liquidation preference $9,982,406	27	27
Series C Convertible Preferred stock, $.00001 par value, 6,390,000 shares authorized, 6,389,639 shares issued and outstanding: liquidation preference $31,038,949	64	64
Series D Convertible Preferred stock, $.00001 par value, 3,131,432 shares authorized, 3,132,432 shares issued and outstanding: liquidation preference $39,999,973	32	—
Common stock, $.00001 par value, 33,000,000 shares authorized, 10,862,675 and 10,367,638 shares issued and outstanding as of September 30, 2021 and 2020	109	104
Paid-in capital	90,680,226	47,778,061
Accumulated deficit	(50,652,932)	(36,800,735)
Total stockholders’ equity	40,027,548	10,977,543
	$58,074,338	$24,395,845
The Notes to Financial Statements are an integral part of these statements.

Ryzac, Inc. (D.B.A. Codecademy)
Statements of Operations
Nine Months Ended September 30, 2021 and 2020
(Unaudited)
	Nine Months Ended 9/30/2021	Nine Months Ended 9/30/2020
Revenue, net	$30,676,222	$23,360,970
Cost of revenue	3,947,525	2,557,422
Gross margin	26,728,697	20,803,548
Operating expenses
Research and development	14,414,113	9,588,617
Sales and marketing	12,914,153	5,678,107
Content	3,363,063	2,161,997
General and administrative	8,391,646	6,740,168
Total operating expenses	39,082,975	24,168,889
Loss from operations	(12,354,278)	(3,365,341)
Other income (expense)
Other income	20,799	2,392
Interest income	1,903	57,808
Dividend income	469	12,442
Other expense	(246,658)	(191,226)
	(223,487)	(118,584)
Loss before provision for (benefit from) state income taxes	(12,577,765)	(3,483,925)
Provision for (benefit from) state income taxes	48,539	48,539
Net loss	$(12,626,304)	$(3,532,464)
Weighted Average Fully Diluted Shares Outstanding	10,573,049	10,351,960
Net Loss per Share Attributable to Common Stockholders – Basic and Diluted	$(1.19)	$(0.34)
The Notes to Financial Statements are an integral part of these statements.

Ryzac, Inc. (D.B.A. Codecademy)
Statements of Cash Flows
Nine Months Ended September 30, 2021 and 2020
(Unaudited)
	Nine Months Ended 9/30/2021	Nine Months Ended 9/30/2020
Operating activities
Net loss	$(12,626,304)	$(3,532,464)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,230,552	592,521
Stock-based compensation	2,159,050	2,340,126
Changes in operating assets and liabilities
Accounts receivable	(56,597)	(144,072)
Other current assets	(675,848)	(784,536)
Accounts payable and accrued expenses	298,385	1,257,682
Security deposits	—	(66,150)
Deferred revenue	2,793,856	4,181,462
Deferred rent	(71,963)	(45,131)
Net cash provided by (used in) operating activities	(6,948,869)	3,799,438
Investing activities
Purchases of property and equipment	(239,411)	(214,350)
Proceeds from sale of equipment	(11,129)	—
Capitalization of internal use software	(1,661,790)	(266,946)
Capitalization of digital content	(1,106,747)	(896,186)
Net cash used in investing activities	(3,019,077)	(1,377,482)
Financing activities
Proceeds from issuance of common stock	597,738	53,095
Net cash provided by financing activities	597,738	53,095
Net change in cash, cash equivalents and restricted cash	(9,370,208)	2,475,051
Cash, cash equivalents and restricted cash
Beginning of year	60,727,500	17,930,391
End of year	$51,357,292	$20,405,442
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$50,591,267	$19,639,417
Restricted cash	766,025	766,025
Total cash, cash equivalents and restricted cash	$51,357,292	$20,405,442
Supplemental disclosure of cash flow information
Cash paid for income taxes	$49,223	$25,390
The Notes to Financial Statements are an integral part of these statements.

INDEPENDENT AUDITOR’S REPORT
To the Stockholders,
Ryzac, Inc. (D.B.A. Codecademy):
We have audited the accompanying financial statements of Ryzac, Inc. (D.B.A. Codecademy) (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information
Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information on page 19 is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.
August 10, 2021

Ryzac, Inc. (D.B.A. Codecademy)
Balance Sheets
December 31, 2020 and 2019
	2020	2019
Assets
Current assets
Cash and cash equivalents	$59,961,475	$17,097,927
Contract assets, net	215,662	207,684
Prepaid expenses and other current assets	1,493,343	811,159
Total current assets	61,670,480	18,116,770
Restricted cash	766,025	832,464
Property and equipment, net	412,283	276,521
Intangible assets, net	727,718	563,840
Digital content, net	1,347,066	417,626
	$64,923,572	$20,207,221
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses, and other current liabilities	$2,921,013	$896,345
Security deposit payable	—	66,150
Contract liabilities	11,943,351	6,902,684
Deferred rent, current portion	98,954	69,105
Total current liabilities	14,963,318	7,934,284
Deferred rent, net of current portion	63,194	156,155
Stockholders’ equity
Series A Convertible Preferred stock, $.00001 par value, 2,231,860 shares authorized, issued and outstanding: liquidation preference $2,530,929	22	22
Series B Convertible Preferred stock, $.00001 par value, 2,710,028 shares authorized, 2,705,259 shares issued and outstanding: liquidation preference $9,982,406	27	27
Series C Convertible Preferred stock, $.00001 par value, 6,390,000 shares authorized, 6,389,639 shares issued and outstanding: liquidation preference $31,038,949	64	64
Series D Convertible Preferred stock, $.00001 par value, 3,131,432 shares authorized, 3,132,432 shares issued and outstanding: liquidation preference $39,999,973	32	—
Common stock, $.00001 par value, 33,000,000 shares authorized, 10,473,028 and 10,328,616 shares issued and outstanding as of December 31, 2020 and 2019, respectively	105	103
Paid-in capital	87,923,438	45,384,841
Accumulated deficit	(38,026,628)	(33,268,275)
Total stockholders’ equity	49,897,060	12,116,782
	$64,923,572	$20,207,221
The Notes to Financial Statements are an integral part of these statements.

Ryzac, Inc. (D.B.A. Codecademy)
Statements of Operations
Years Ended December 31, 2020 and 2019
	2020	2019
Revenue, net	$32,841,335	$19,038,859
Cost of revenue	3,573,750	3,063,950
Gross margin	29,267,585	15,974,909
Operating expenses
Research and development	13,075,616	7,831,587
Sales and marketing	8,724,411	2,210,050
Content	2,857,076	2,800,523
General and administrative	9,121,106	5,847,365
Total operating expenses	33,778,209	18,689,525
Loss from operations	(4,510,624)	(2,714,616)
Other income (expense)
Other income	3,481	9,715
Interest income	58,677	344,372
Dividend income	12,710	14,207
Other expense	(257,878)	(154,414)
	(183,010)	213,880
Loss before provision for (benefit from) state income taxes	(4,693,634)	(2,500,736)
Provision for (benefit from) state income taxes	64,719	(130,719)
Net loss	$(4,758,353)	$(2,370,017)
Weighted Average Fully Diluted Shares Outstanding	10,366,438	10,301,720
Net Loss per Share Attributable to Common Stockholders – Basic and Diluted	$(0.46)	$(0.23)
The Notes to Financial Statements are an integral part of these statements.

Ryzac, Inc. (D.B.A. Codecademy)
Statements of Changes in Stockholders’ Equity
Years Ended December 31, 2020 and December 31, 2019
	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Common Stock				Total Stockholders’ Equity
	No. of Shares	Amount	No. of Shares	Amount	No. of Shares	Amount	No. of Shares	Amount	No. of Shares	Amount	Paid-in Capital	Accumulated Deficit
January 1, 2019	2,231,860	$22	2,705,259	$27	6,389,639	$64	—	$—	10,284,153	$103	$44,863,717	$(30,898,258)	$13,965,675
Issuance of common stock for cash	—	—	—	—	—	—	—	—	44,463	—	48,832	—	48,832
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	472,292	—	472,292
Net loss	—	—	—	—	—	—	—	—	—	—	—	(2,370,017)	(2,370,017)
December 31, 2019	2,231,860	22	2,705,259	27	6,389,639	64	—	—	10,328,616	103	45,384,841	(33,268,275)	12,116,782
Issuance of Series D preferred stock for cash, net of expenses	—	—	—	—	—	—	3,131,432	32	—	—	39,847,189	—	39,847,221
Issuance of common stock for cash	—	—	—	—	—	—	—	—	144,412	2	194,250	—	194,252
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	2,497,158	—	2,497,158
Net loss	—	—	—	—	—	—	—	—	—	—	—	(4,758,353)	(4,758,353)
December 31, 2020	2,231,860	$22	2,705,259	$27	6,389,639	$64	3,131,432	$32	10,473,028	$105	$87,923,438	$(38,026,628)	$49,897,060
The Notes to Financial Statements are an integral part of these statements.

Ryzac, Inc. (D.B.A. Codecademy)
Statements of Cash Flows
Years Ended December 31, 2020 and 2019
	2020	2019
Operating activities
Net loss	$(4,758,353)	$(2,370,017)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	871,420	522,251
Stock-based compensation	2,497,158	472,292
Changes in operating assets and liabilities
Accounts receivable	(7,978)	(207,684)
Other current assets	(682,184)	(430,502)
Accounts payable and accrued expenses	2,024,668	379,761
Security deposits	(66,150)	—
Deferred revenue	5,040,667	4,636,801
Deferred rent	(63,112)	(28,059)
Net cash provided by operating activities	4,856,136	2,974,843
Investing activities
Purchases of property and equipment	(342,412)	(165,396)
Proceeds from sale of equipment	522	5,806
Capitalization of internal use software	(511,910)	(420,491)
Capitalization of digital content	(1,246,700)	(305,782)
Net cash used in investing activities	(2,100,500)	(885,863)
Financing activities
Proceeds from issuance of Series D preferred stock, net of issuance costs	39,847,221	—
Proceeds from issuance of common stock	194,252	48,832
Net cash provided by financing activities	40,041,473	48,832
Net change in cash, cash equivalents and restricted cash	42,797,109	2,137,812
Cash, cash equivalents and restricted cash
Beginning of year	17,930,391	15,792,579
End of year	$60,727,500	$17,930,391
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$59,961,475	$17,097,927
Restricted cash	766,025	832,464
Total cash, cash equivalents and restricted cash	$60,727,500	$17,930,391
Supplemental disclosure of cash flow information
Cash paid for income taxes	$25,390	$6,780
The Notes to Financial Statements are an integral part of these statements.

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Ryzac, Inc. D.B.A. Codecademy (the “Company”), a Delaware corporation incorporated on May 27, 2011, is engaged in developing interactive software that allows users to learn computer programming in an online learning platform. The Company provides a curriculum catalog to teach computer programming on a subscription basis. The Company offers a “Pro” monthly and annual membership that provides access to the full catalog. This is referred to as Codecademy Pro. The Company also offers membership to organizations to help teams with customized curriculum guides and team progress reporting. This is referred to as Codecademy for Teams. The Company’s other offerings to organizations include reseller and distribution deals as well as sponsored content deals to develop and maintain dedicated courses that teach learners to code on particular products.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Significant estimates include deferred income taxes, capitalized costs for creation of curriculum content and website development cost, depreciation, and stock-based compensation. Actual results may differ from those estimates.
Cash and Cash Equivalents
The Company considers cash equivalents to be those investments which are highly liquid, readily convertible to cash and which have a maturity date within ninety days from the date of purchase. The Company considers balances held in money market accounts to be cash equivalents. As of December 31, 2020 and 2019, the Company maintained $5,484,278 and $2,666,966 of its cash balance with a financial institution, respectively. As of December 31, 2020 and 2019, the Company maintained $54,479,253 and $14,430,961 of its cash equivalents balance with a financial institution, respectively.
Property and Equipment
Property and equipment are carried at cost less depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method at the following rates:
Description	Estimated Life (Years)
Machinery and equipment	3
Furniture and fixtures	5
Leasehold improvements	5*

*
Lesser of useful live or life of the lease.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment and furniture and fixtures are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.
Intangible Assets
Intangible assets are carried at amortized cost, less any impairment recognized. Intangible assets that have finite useful lives are amortized over the estimated useful life of the assets. The Company evaluates the

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
remaining useful life of an intangible asset that is being amortized each reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization.
If the estimate of the remaining life is changed, the remaining carrying amount of the intangible assets will be amortized prospectively over the revised remaining useful life.
The Company capitalizes qualifying website development costs during the application development stage. Capitalized costs are amortized on a straight-line basis over the expected useful lives, which approximates three years. Costs related to preliminary project activities and post-implementation operational activities, including training and maintenance, are expensed as incurred. For the years ended December 31, 2020 and 2019, the Company capitalized software of $511,910 and $420,491, respectively.
Digital Content
The Company produces digital content in order to offer members unlimited use of its interactive coding catalog in various programming languages. The Company capitalizes costs associated with the production of such content, including development costs and direct costs. These amounts are included in digital content, net on the balance sheets.
Based on factors including historical and estimated relevance of the course’s subject matter, the Company amortizes the digital content on the statements of operations over the shorter of each title’s contractual window of availability or estimated period of use of approximately three years, beginning with the month of first availability. The Company’s business model is subscription based as opposed to a model generating revenues at a specific title level; therefore, as a result, capitalized content is amortized on a straight-line basis. Each course is reviewed for when an event or change in circumstances indicates a change in the expected usefulness of the digital content. The Company reviews factors impacting the amortization of the digital content on an ongoing basis. The Company’s estimates related to these factors require considerable management judgment. To date, the Company has not identified any such event or changes in circumstances. In addition, unamortized costs for assets that have been, or are expected to be, abandoned are written off. For the years ended December 31, 2020 and 2019, the Company capitalized digital production of $1,246,700 and $305,782, respectively.
Stock-Based Compensation
Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense, ratably over the vesting period of the award. In addition, the pronouncement dealing with stock-based compensation requires additional accounting related to the income tax effects and disclosures regarding the cash flow effects resulting from stock-based payment arrangements.
Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, volatility, dividend yield, and risk-free rates. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. The Company has elected to account for forfeitures as they occur and utilizes a practical expedient to estimate the expected term of all awards. The Company elected to account for its graded vesting options on a straight-line basis over the requisite service period.
Revenue Recognition
In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps: (i) identify contracts with customers; (ii) identify performance obligations; (iii) determine the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC Topic 606. The Company’s performance obligations primarily consist of subscriptions to the Company’s online platform, including Codecademy Pro and Codecademy for Teams. Pro access is charged to customers on a recurring basis for monthly and twelve-month subscriptions, each at different price points. Codecademy for Teams, typically a twelve-month subscription, is offered to help teams with customized curriculum guides and team progress reporting.
Reseller/distribution deals are recognized when invoiced and sponsored content deals are recognized when the associated content has gone live in the Company’s course catalog.
As part of the accounting for these arrangements, the Company must develop assumptions that require judgment to determine the stand-alone selling price of each performance obligation identified in the contracts. Each contract is based on the customer’s location and plan subscribed for. The total transaction prices for the contracts is based on the total fixed consideration offered in the contracts, consisting of fees for each of the Codecademy Pro or Codecademy for Teams subscription, with discounts being available during advertised promotions for the former and for high volume seat purchases of the latter. The performance obligations have a pricing structure within the preexisting contracts that define the pricing for those services. Therefore, the Company uses the observable selling price method for these performance obligations. Pricing for Codecademy Pro is based upon set terms on the Company’s website, while pricing for Codecademy for Teams would be based on individual agreements.
The Company’s revenue is primarily generated from the following sources:
Subscription Revenue
The Company provides a curriculum catalog to teach computer programming on a subscription basis through Codecademy Pro and Codecademy for Teams. Revenues related to the subscription revenues are recognized ratably over the remaining term of the applicable contract based on the output of value transferred to the customer. The time period of the subscription is the measurement method. Contract liabilities arise when contracts are billed and/or paid in advance and represent the unearned portion of fees from the monthly and annual subscriptions.
Subscription revenue amounted to approximately $32,452,000 and $18,861,000 for the years ended December 31, 2020 and 2019, respectively. Contract liabilities amounted to approximately $11,940,000 and $6,900,000 as of December 31, 2020 and 2019, respectively.
Sponsored Content Revenue
The Company develops custom course content for third parties. Development of the course is the Company’s sole performance obligation. These projects are short-term in duration. Revenue is recognized at the point in time in which the relevant courses have gone live. Sponsored content revenue approximated $135,000 and $74,000 for the years ended December 31, 2020 and 2019, respectively.
Other revenue streams represent less than 1% of the Company’s total revenues.
Contract Assets and Liabilities
A contract asset or liability is generated when either party to a contract performs, depending on the relationship between the Company’s performance and the customer’s payment. If a customer pays consideration before the Company transfers goods or services, the amount of consideration is presented as a contract liability (deferred revenue). A contract asset is the Company’s right to consideration in exchange for goods or services that the Company has transferred to a customer but has not yet billed or received payment. For the years ended December 31, 2020 and 2019, the Company does not have contract assets. Contract liabilities are presented on the accompanying balance sheets.

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
Costs to Obtain or Fulfill a Contract
The Company has elected to apply the practical expedient to expense costs to fulfill a contract as incurred for any arrangements where the expected amortization period is twelve months or less.
Cost of Revenue
Cost of revenue represents infrastructure costs; payments to coaches for platform support; salaries, payroll taxes, and benefits for particular departments; and subscription / payment processing fees.
Research and Development
Costs incurred for research and development (which consist primarily of salaries, benefits, and taxes for particular departments; outside services; web services; and other technology costs) are expensed as incurred except for costs incurred in during the application development stage, which are capitalized in accordance with accounting for website development costs.
Advertising
The Company expenses the cost of advertising and marketing as incurred. For the years ended December 31, 2020 and 2019, advertising expense charged to operations totaled $5,454,957 and $588,292, respectively, and is included in marketing expenses.
Concentration of Credit Risk
The Company periodically maintains cash balances in excess of the FDIC insurance limit of its financial institutions. The Company has had no losses related to these financial institutions.
Income Taxes
The Company accounts for its income taxes using the asset and liability method. Under the asset and liability method, deferred taxes are determined for differences between the carrying values of assets and liabilities for financial and tax reporting purposes. Deferred income taxes are recognized as assets for net operating loss carryforwards that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.
The accounting pronouncement dealing with uncertain tax positions clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.
The pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company had no uncertain tax positions as of December 31, 2020 and 2019. There are no income tax related penalties or interest included in the financial statements presented. The Company is required to file tax returns in the U.S. federal jurisdiction and various state jurisdictions.
Reclassifications
Certain amounts from the prior year have been reclassed to the conform to the current year presentation. There was no effect on net loss or stockholders’ equity.
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases, which requires lessees to recognize most leases on the balance sheet as a right of use asset.

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this ASU on its financial statements.
In May 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses. This ASU requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU 2016-13 was amended by ASU 2019-10 and is effective for entities (other than public business entities) for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of this pronouncement.
2.
PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31:
	2020	2019
Machinery and equipment	$854,580	$530,119
Furniture and fixtures	119,961	109,278
Leasehold improvements	304,649	297,903
	1,279,190	937,300
Accumulated depreciation and amortization	(866,907)	(660,779)
Property and equipment, net	$412,283	$276,521
Depreciation and amortization expense charged to operations was $206,128 and $153,335 for the years ended December 31, 2020 and 2019, respectively.
3.
INTANGIBLE ASSETS AND DIGITAL CONTENT

Capitalized website development costs consisted of the following as of December 31:
	2020	2019
Capitalized software costs	$1,423,308	$911,399
Accumulated amortization	(695,590)	(347,559)
Capitalized software, net	$727,718	$563,840
Amortization expense for the years ended December 31, 2020 and 2019 was $348,032 and $236,980, respectively.
Estimated future amortization expense for each of the four years ending December 31 is as follows:
2021	$202,109
2022	219,749
2023	152,930
2024	152,930
$727,718

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
Digital content consists of the following as of December 31:
	2020	2019
Capitalized course content	$1,814,124	$567,423
Accumulated amortization	(467,058)	(149,797)
Capitalized course content, net	$1,347,066	$417,626
Amortization expense for the years ended December 31, 2020 and 2019 was $317,260 and $131,936, respectively.
Estimated future amortization expense for each of the four years ending December 31 is as follows:
2021	$173,742
2022	429,552
2023	371,886
2024	371,886
$1,347,066

4.
COMMITMENTS AND CONTINGENCIES

Commitments
The Company entered into a new lease agreement expiring June 2022. The lease provides for minimum rent of $127,671 per month, with nominal increases over the term of the lease. As part of the lease, the Company is required to maintain a letter of credit with a financial institution in the amount of $766,025 and the financial institution required the Company to maintain an amount of cash on deposits equivalent to the letter of credit; this cash is reported as restricted cash in the accompanying balance sheet.
At December 31, 2020, future minimum lease payments are as follows:
2021	$1,628,799
2022	828,117
$2,456,916
Rent expense for the years ended December 31, 2020 and 2019 was $1,530,149 and $1,222,918, respectively.
Contingencies
The Company has estimated a liability for unpaid sales tax of approximately $828,000. This amount is recorded in accounts payable, accrued expenses, and other current liabilities on the accompanying balance sheet and is expected to be settled in 2021.
COVID-19 Risk
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, and results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
5.
INCOME TAXES

The Company’s current tax expense (benefit) is as follows for the years ended December 31:
	2020	2019
State	$64,719	$(130,719)
During 2013, the Company was awarded $500,000 from the State of New York through the “Excelsior Job Creation Program” as an incentive to increase jobs within the State of New York. The award is payable ratably over a ten-year period; however, each year the amount to be paid to the Company is contingent upon the Company attaining specified job creation criteria. Credits to be received under this program as of December 31, 2020 and 2019 resulted in the approximate $66,000 and $130,000 state income tax benefit, respectively, which has been recorded in other current assets.
The Company’s deferred income tax assets (liabilities) are as follows at December 31:
	2020	2019
Federal and state net operating loss carryforwards	$7,100,213	$6,450,585
State net operating loss carryforwards	2,464,907	2,691,333
Tax credits	—	102,139
Stock-based compensation	153,287	123,708
Deferred rent	41,893	57,768
Accrued expenses	6,533	12,142
Property and equipment	61,133	50,851
Total deferred tax assets	9,827,966	9,488,526
Deferred tax liabilities – intangible assets	(536,050)	(251,698)
	9,291,916	9,236,828
Valuation allowance	(9,291,916)	(9,236,828)
Net deferred tax assets	$—	$—
The Company has provided for a full valuation allowance as of December 31, 2020 and 2019 on its deferred income tax assets as the realization of sufficient future taxable income during the expiration period of the net operating loss carryforwards is uncertain. The valuation allowance increased by $55,088 from December 31, 2019 to December 31, 2020.
As of December 31, 2020, the Company had approximately $20,919,000 in federal net operating loss carryforwards available to offset future taxable income that will begin to expire in 2031 and approximately $12,892,000 in federal net operating loss carryforwards available to offset future taxable income that have an indefinite life. The Company had approximately $36,468,000 in state net operating loss carryforwards available to offset future taxable income. Some of these state net operating losses follow the Federal Tax Cuts and Jobs Act and are indefinite life and others are definite life with various expiration dates.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. Previously, NOLs generated after December 31, 2017 were limited to 80% of taxable income in future years.
In addition, the CARES Act allows NOLs incurred in 2018, 2019 and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company evaluated the various aspects of the CARES Act and determined it did not impact the Company’s income tax provision.

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
On December 27, 2020, the Consolidations Appropriations Act, 2021 (“CAA” or the “Act”) was signed into law and included government appropriations and additional economic stimulus. Notable provisions of the CAA included changes to the Paycheck Protection Program including legislation concluding that expenses used to obtain loan forgiveness are tax deductible, as well as extension and expansion of other COVID-19 relief programs and payroll tax credits. The Company evaluated the various aspects of the Act and determined it did not meet criteria to benefit from the relief measures.
6.
STOCKHOLDERS’ EQUITY

The authorized capital of the Company consists of 33,000,000 shares of Common Stock with a $0.00001 par value. The Company also authorized 14,463,320 shares of Preferred Stock with a $0.00001 par value, of which 2,231,860 shares have been designated as Series A Preferred Stock (“Series A”), 2,710,028 shares have been designated Series B Preferred Stock (“Series B”), 6,390,000 shares have been designated Series C Preferred Stock (“Series C”), and 3,131,432 shares have been designated Series D Preferred Stock (“Series D”).
During December 2020, the Company issued 3,131,432 shares of Series D shares raising approximately $40,000,000 and incurred approximately $152,000 of direct issuance costs.
Voting
Preferred shareholders are entitled to one vote for each share of Common Stock into which such Preferred Stock could then be converted into and shall have voting rights and powers equal to the voting rights of the Common Stock (except as otherwise expressly provided in the Amended and Restated Certificate of Incorporation or as required by law, voting together with the Common Stock as a single class). Additionally, (i) the Series A and Series B, voting together, are entitled to elect one director of the Board of Directors, (ii) the Series C, voting separately, is entitled to elect one director of the Board of Directors, and (iii) the Series D, voting separately, is entitled to elect one director of the Board of Directors.
Dividends
The holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefore, any dividends as may be declared from time to time by the Board of Directors. No dividend may be declared or paid on the Common Stock (other than dividends payable in shares of Common Stock) unless any and all such dividends or distributions are distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at the then effective conversion rate (as defined below).
Liquidation
In the event of any liquidation, dissolution, winding up or sale of the Company, whether voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Common Stock, an amount equal to the sum of the Original Issue Price ($1.13, $3.69 and $4.86, and $12.77 per share for each share of Series A, Series B, Series C, and Series D Preferred Stock, respectively) (as adjusted for dividends, combinations, subdivisions or splits) plus any and all declared and unpaid dividends as of the date of payment. Upon completion of the distributions to holders of Preferred Stock, all remaining proceeds legally available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each shareholder.
In the event of any liquidation, for the purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive, each holder shall be deemed to have converted their shares into Common

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
Stock immediately prior to the liquidation event if, as a result of an actual conversion, the shareholder will receive an amount greater than the amount that would be distributed to that shareholder if they did not convert their shares.
If a shareholder has been deemed to have converted their shares into Common Stock, then they shall not be entitled to receive any distribution that would have been made to holders of Preferred Stock that have not converted.
Anti-Dilution
If the Company issues additional stock (as defined in the Amended and Restated Certificate of Incorporation) without consideration or for consideration per share less than the conversion price applicable to the Series A, Series B, Series C, or Series D Preferred Stock, the conversion price for said Series A, Series B, Series C, or Series D Preferred Stock shall be adjusted.
The adjusted price will be determined by multiplying the conversion price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such conversion price. The denominator of which shall be the number of shares of Common Stock (as defined in the Amended and Restated Certificate of Incorporation) outstanding immediately prior to such issuance plus the number of shares of such additional stock.
Conversion
Each share of Preferred Stock shall be convertible into Common Stock, at the option of the holder, at any time after the date of issuance. The number of common shares is determined by dividing the applicable original issue price for such series by the applicable conversion price for such series. The initial conversion price for each series will be the original issue price subject to adjustment as set forth in the Amended and Restated Certificate of Incorporation. As of December 31, 2020, the Series A, Series B, Series C, and Series D Preferred Stock are convertible into 2,231,860, 2,705,259, 6,389,639, and 3,131,432 shares of Common Stock, respectively. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the conversion rate at the time in effect for each series immediately upon (i) the consummation of a Qualified IPO (as defined in the Amended and Restated Certificate of Incorporation) or (ii) the date specified by written consent or agreement of the holders of (iii) at least a majority of the outstanding shares of Series B Preferred Stock, (iv) a majority of the then outstanding shares of Series C and (v) a majority of the then outstanding shares of Series D.
Protective Provisions
So long as 2,831,689 shares of Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the shares of Preferred Stock: (i) consummate a liquidation event or effect any merger or consolidation, (ii) amend the Certificate of Incorporation or its bylaws so as to adversely affect the preferences and rights of the shares of Preferred Stock or any series thereof, (iii) increase or decrease the total number of authorized shares of Preferred or Common Stock, (iv) authorize or issue any class or series of shares of capital stock or equity security having any rights or privileges senior to the existing shares of Series A, Series B, Series C, and Series D, (v) redeem purchase, or otherwise acquire any shares of stock, (vi) change the authorized number of directors of the Company, (vii) declare or pay any dividends on any shares of Preferred Stock, (viii) establish any stock option plan (or any similar plan) or increase the total number of shares of Common Stock reserved for issuance under any such plan, (ix) create or hold capital stock in any subsidiary that is not wholly owned by the Company or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue any shares of capital stock, or sell, transfer or otherwise dispose of any capital stock

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
of any direct or indirect subsidiary of the Company or permit any direct or indirect subsidiary to sell, lease, exclusively license or otherwise dispose of all or substantially all of the assets of such subsidiary or (x) increase or decrease the authorized number of directors of the Company.
So long as 676,314 shares of Series B Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the Series B: (i) take any action or amend the Certificate of Incorporation so as to adversely affect the preferences and rights of the Series B Preferred Stock holders without similarly affecting the entire class of Preferred Stock, or (ii) increase or decrease the total number of authorized shares of Series B Preferred Stock.
So long as 1,597,409 shares of Series C Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the Series C: (i) take any action or amend the Certificate of Incorporation so as to adversely affect the preferences and rights of the Series C Preferred Stock holders without similarly affecting the entire class of Preferred Stock, or (ii) increase or decrease the total number of authorized shares of Series C Preferred Stock.
So long as 782,858 shares of Series D Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the Series D: (i) amend this corporation’s Restated Certificate of Incorporation or Bylaws so as to adversely affect the powers, rights of the shares of Preferred Stock, or any series thereof; or (ii) increase or decrease other than by conversion the total number of authorized shares of Series D Preferred Stock.
7.
STOCK-BASED COMPENSATION

The Company has a stock option plan (the “Plan”) for certain employees and officers which provides for the granting of options at the discretion of the Board. The option price is determined by the Board at the date of grant. Under the Plan, the total number of shares that may be granted is 6,928,346 shares of Common Stock. Option agreements generally expire in 10 years, with options vesting between one and four years from the date of grant.
The fair value of each option award is estimated on the date of the grant using the Black-Scholes option valuation model based on the assumptions noted in the following table. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding.
The risk- free interest rate for periods related to the expected life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant.
The expected volatility is based on historical volatilities noted within the Company’s industry. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future.
Stock-based compensation expense recognized under the plan during the years ended December 31, 2020 and 2019 was $622,005 and $472,292, respectively. As of December 31, 2020, the total unrecognized stock- based compensation balance for unvested options under the plan was approximately $1,296,390, which is expected to be recognized ratably through December 2023.
The weighted average grant date fair value of options granted during the year ended December 31, 2020 was $2.73 per share and the weighted average vesting period of remaining options as of December 31, 2020 is 3 years.

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
The following assumptions were used to determine stock-based compensation for the years ended December 31:
	2020	2019
Expected term	6	6
Volatility	41% – 42%	41% – 44%
Risk-free interest rate	1.69% – 1.98%	2.70% – 3.09%
Dividend yield	0%	0%
Expected term:   The Company’s expected term represents the period that the awards are expected to be outstanding and was determined as a function of contractual terms of the stock-based awards and vesting schedules. The Company used the simplified method of calculation for estimating expected term.
Expected volatility:   The volatility factor for the Company’s stock options was estimated using the average volatility of comparable publicly traded companies as a proxy for what would have been the Company’s volatility had the Company been public.
Risk-free interest rate:   The Company bases the risk-free interest rate used in the Black-Scholes model on implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term.
Expected dividend yield:   The Company does not anticipate that dividends will be distributed in the near future.
The following summarizes the Company’s stock option plan as of December 31, 2020 and the related activity for the year then ended:
	Options Outstanding	Weighted Average Exercise Price	Aggregate Intrinsic Value
Balance at January 1, 2020	3,472,039	$1.61	$429,257
Options forfeited	(375,523)	$1.63
Options exercised	(144,412)	$1.35
Options granted	1,023,384	$1.73
Balance at December 31, 2020	3,975,488	$1.65	$9,400,283
Exercisable at December 31, 2020	1,633,258	$1.57	$5,059,712
In 2020, the Company approved the exchange of 268,182 shares of common stock on a one-to-one basis. The fair value of the shares was $1,075,410; however, the sales price amounted to $2,950,002. The difference of the excess over fair market value was recorded as compensation expense in the Company’s financial statements. This amount is included in general and administrative in the statement of operations.
8.
RETIREMENT PLAN

The Company has a savings plan pursuant to Section 401(k) of the Internal Revenue Code (the “Code”) under which all employees meeting eligibility requirements are able to participate. Subject to certain limits set forth in the Code, employees are permitted to make contributions to the plan on a pre-tax salary reduction basis. The Company’s contributions are made at the discretion of management and there were no employer contributions for the years ended December 31, 2020 and 2019.

Ryzac, Inc. (D.B.A. Codecademy)
Notes to Financial Statements
December 31, 2020 and 2019
9.
SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 10, 2021, the date the financial statements were available to be issued. Based on this evaluation, the Company has determined that except for the events disclosed below, there are no other subsequent events that require adjustment to or disclosure in the financial statements.
On June 29, 2021, the Company initiated a tender offer (the “Offer”) allowing eligible stock and option holders to sell a portion of eligible shares to two existing investors. The Offer expired on July 27, 2021 and settled on August 10, 2021; the maximum size of the offering was $14,625,907 of which approximately $12,385,000 was tendered.

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SKILLSOFT CORP.
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